Exhibit 10.10

$5,755,000,000

CREDIT AGREEMENT

Dated as of May 30, 2007

among

KINDER MORGAN, INC. and
KNIGHT ACQUISITION CO.
(to be merged with and into KINDER MORGAN, INC.),
as the Borrower

The Several Lenders
from Time to Time Parties Hereto

CITIBANK, N.A.,
as Administrative Agent and Collateral Agent

GOLDMAN SACHS CREDIT PARTNERS L.P. and
CITIGROUP GLOBAL MARKETS INC.,
as Tranche A Co-Lead Arrangers

GOLDMAN SACHS CREDIT PARTNERS L.P. and
CITIGROUP GLOBAL MARKETS INC.,
as Tranche B Co-Lead Arrangers

GOLDMAN SACHS CREDIT PARTNERS L.P. and
DEUTSCHE BANK SECURITIES INC.,
as Tranche C Co-Lead Arrangers

GOLDMAN SACHS CREDIT PARTNERS L.P. and
WACHOVIA CAPITAL MARKETS, LLC,
as Revolving Credit Facility Co-Lead Arrangers

GOLDMAN SACHS CREDIT PARTNERS L.P.,
CITIGROUP GLOBAL MARKETS INC.,
DEUTSCHE BANK SECURITIES INC.,
WACHOVIA CAPITAL MARKETS, LLC and
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
as Joint Bookrunners

GOLDMAN SACHS CREDIT PARTNERS L.P. and
DEUTSCHE BANK SECURITIES INC.,
as Co-Syndication Agents

and

WACHOVIA BANK, NATIONAL ASSOCIATION and
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
as Co-Documentation Agents

Cahill Gordon & Reindel LLP

80 Pine Street

New York, NY  10005

i

SCHEDULES

Schedule 1.1(a)	Existing Letters of Credit
Schedule 1.1(b)	Mortgaged Properties
Schedule 1.1(c)	Commitments and Addresses of Lenders
Schedule 1.1(d)	Excluded Subsidiaries
Schedule 1.1(e)	Pari Passu Notes
Schedule 1.1(f)	Existing Notes
Schedule 1.1(g)	Non-Core Asset Sale
Schedule 1.1(h)	Debt Repayment
Schedule 1.1(i)	Hedge Banks
Schedule 6.3	Local Counsel Jurisdictions
Schedule 8.12	Subsidiaries
Schedule 9.9	Closing Date Affiliate Transactions
Schedule 9.14(c)	Post Closing Actions
Schedule 10.1	Closing Date Indebtedness
Schedule 10.2	Closing Date Liens
Schedule 10.5	Closing Date Investments
Schedule 14.2	Notice Addresses

EXHIBITS

Exhibit A	[Reserved]
Exhibit B	[Reserved]
Exhibit C	Form of Guarantee
Exhibit D	Form of Mortgage (Real Property)
Exhibit E	Form of Perfection Certificate
Exhibit F	Form of Pledge Agreement
Exhibit G	Form of Security Agreement
Exhibit H	Form of Letter of Credit Request
Exhibit I-1	Form of Legal Opinion of Simpson Thacher & Bartlett LLP
Exhibit I-2	Form of Legal Opinion of General Counsel
Exhibit J	Form of Closing Certificate
Exhibit K	Form of Assignment and Acceptance
Exhibit L-1	Form of Promissory Note (Tranche A Term Loans)
Exhibit L-2	Form of Promissory Note (Tranche B Term Loans)
Exhibit L-3	Form of Promissory Note (Tranche C Term Loans)
Exhibit L-4	Form of Promissory Note (Revolving Credit Loans and Swingline Loans)
Exhibit M	Form of New Loan Increase Joinder

v

CREDIT AGREEMENT dated as of May 30, 2007, among KINDER MORGAN, INC., a Kansas corporation (the “Company”), KNIGHT ACQUISITION CO., a Kansas corporation (“MergerCo”), the lending institutions from time to time parties hereto (each a “Lender” and, collectively, the “Lenders”), CITIBANK, N.A., as Administrative Agent and as Collateral Agent, GOLDMAN SACHS CREDIT PARTNERS L.P., CITIGROUP GLOBAL MARKETS INC., DEUTSCHE BANK SECURITIES INC. and WACHOVIA CAPITAL MARKETS, LLC, as Co-Lead Arrangers, GOLDMAN SACHS CREDIT PARTNERS L.P., CITIGROUP GLOBAL MARKETS INC., DEUTSCHE BANK SECURITIES INC., WACHOVIA CAPITAL MARKETS, LLC, and MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as Joint Bookrunners, GOLDMAN SACHS CREDIT PARTNERS L.P. and DEUTSCHE BANK SECURITIES INC., as Co-Syndication Agents (such term and each other capitalized term used but not defined in this introductory statement having the meaning provided in Section 1.1), WACHOVIA BANK, NATIONAL ASSOCIATION and MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as Co-Documentation Agents, and CITIBANK, N.A., as Letter of Credit Issuer.

WHEREAS, pursuant to the Agreement and Plan of Merger (as amended from time to time in accordance therewith, the “Merger Agreement”), dated as of August 28, 2006, among Knight Holdco LLC (“Holdings”), MergerCo and the Company, MergerCo will merge with and into the Company with the Company continuing as the surviving corporation (the “Merger”; as used herein, the “Borrower” refers to (i) on the Closing Date immediately prior to giving effect to the Merger, MergerCo and (ii) thereafter, the Company as the corporation surviving the Merger);

WHEREAS, to fund, in part, the Merger, the Sponsors and certain other investors will contribute an amount in cash to the Borrower and/or a direct or indirect parent thereof in exchange for Stock (other than Disqualified Equity Interests) (which cash, if received by a parent company, will be contributed to the Borrower in exchange for common Stock), which together with the amount of any rollover equity issued to existing shareholders of the Company (such contribution and rollover, collectively, the “Equity Investments”), Loans borrowed hereunder and cash on hand shall be sufficient to consummate the Merger and the Debt Repayment and to pay related fees and expenses;

WHEREAS, in connection with the foregoing, (I) the Borrower has requested that the Lenders extend credit in the form of (a) Tranche A Term Loans, in an aggregate principal amount of $1,000,000,000, (b) Tranche B Term Loans, in an aggregate principal amount of $3,300,000,000, (c) Tranche C Term Loans, in an aggregate principal amount of $455,000,000 and (D) Revolving Credit Loans made available to the Borrower at any time and from time to time prior to the Revolving Credit Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $1,000,000,000 less the sum of (i) the aggregate Letters of Credit Outstanding at such time and (ii) the aggregate principal amount of all Swingline Loans outstanding at such time; (II) the Borrower has requested (a) the Letter of Credit Issuer to issue Letters of Credit at any time and from time to time prior to the L/C Maturity Date, in an aggregate face amount at any time outstanding not in excess of $300,000,000 and (b) to deem the letters of credit identified on Schedule 1.1(a) hereto (the “Existing Letters of Credit”) to be Letters of Credit for all purposes under this Agreement; and (III) the Borrower has requested the Swingline Lender to extend credit in the form of Swingline Loans at any time and from time to time prior to the Swingline Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $50,000,000;

WHEREAS, the proceeds of the Term Loans and up to $250,000,000 of Revolving Credit Loans will be used by the Borrower, together with the net proceeds of the Equity Investments, on the Closing Date solely to effect the Merger and to pay Transaction Expenses.  Proceeds of Revolving Credit Loans and Swingline Loans will be used by the Borrower on or after the Closing Date for general corporate purposes (including Permitted Acquisitions).  Letters of Credit will be used by the Borrower for general corporate purposes; and

WHEREAS, the Lenders and the Letter of Credit Issuer are willing to make available to the Borrower such term loans, revolving credit and letter of credit facilities upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

SECTION 1.           Definitions

1.1.          Defined Terms.  As used herein, the following terms shall have the meanings specified in this Section 1.1 unless the context otherwise requires (it being understood that defined terms in this Agreement shall include in the singular number the plural and in the plural the singular):

“ABR” shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the U.S. Prime Rate in effect on such day or (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1%.  Any change in the ABR due to a change in the U.S. Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the U.S. Prime Rate or the Federal Funds Effective Rate, respectively.

“ABR Loan” shall mean each Loan bearing interest at the rate provided in Section 2.8(a) and, in any event, shall include all Swingline Loans.

“Acquired EBITDA” shall mean, with respect to any Acquired Entity or Business or any Converted Restricted Subsidiary (any of the foregoing, a “Pro Forma Entity”) for any period, the amount for such period of Consolidated EBITDA of such Pro Forma Entity (determined using such definitions as if references to the Borrower and its Restricted Subsidiaries therein were to such Pro Forma Entity and its Restricted Subsidiaries), all as determined on a consolidated basis for such Pro Forma Entity in accordance with GAAP.

“Acquired Entity or Business” shall have the meaning provided in the definition of the term “Consolidated EBITDA”.

“Adjusted LIBOR Rate” means, with respect to any LIBOR Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBOR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Adjusted Total Revolving Credit Commitment” shall mean at any time the Total Revolving Credit Commitment less the aggregate Revolving Credit Commitments of all Defaulting Lenders.

“Adjusted Total Term Loan Commitment” shall mean at any time the Total Term Loan Commitment less the Term Loan Commitments of all Defaulting Lenders.

“Administrative Agent” shall mean Citibank N.A., as the administrative agent for the Lenders under this Agreement and the other Credit Documents, or any successor administrative agent pursuant to Section 13.

“Administrative Agent’s Office” shall mean, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 14.2 with respect to such currency, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Questionnaire” shall have the meaning provided in Section 14.6(b)(iii).

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person.  A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

“Agent Parties” shall have the meaning provided in Section 14.18(c).

“Agents” shall mean each Co-Lead Arranger, each Joint Bookrunner, the Administrative Agent, the Collateral Agent, each Co-Syndication Agent and each Co-Documentation Agent.

“Aggregate Revolving Credit Outstandings” shall have the meaning provided in Section 5.2(b).

“Agreement” shall mean this Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Applicable ABR Margin” shall mean at any date, with respect to each ABR Loan that is a Tranche A Term Loan, Tranche B Term Loan, Tranche C Term Loan, Revolving Credit Loan or a Swingline Loan, the applicable percentage per annum set forth below based upon the Status in effect on such date:

Type of Loan	Level I Status	Level II Status	Level III Status

Revolving Credit Loans and Swingline Loans	0.375%	0.250%	0.125%
Tranche A Term Loans	0.375%	0.250%	0.125%
Tranche B Term Loans	0.500%	0.375%	0.375%
Tranche C Term Loans	0.375%	0.375%	0.375%

Notwithstanding the foregoing, Level I Status shall apply during the period from and including the Closing Date to but excluding the Trigger Date.

“Applicable Amount” shall mean, at any time (the “Reference Time”), an amount equal to (a) the sum, without duplication, of:

(i)          an amount equal to (A) the cumulative amount of Excess Cash Flow for all fiscal years completed after the Closing Date (commencing with and including the fiscal year ending December 31, 2007) and prior to the Reference Time, minus (B) the portion of such Excess Cash Flow that has been (or will be) applied after the Closing Date and prior to the Reference Time to the prepayment of Loans in accordance with Section 5.2(a)(ii), provided that, for the purposes of Sections 10.6(c)(ii) and 10.7(a)(i)(B) only, the amount in this clause (i) shall only be available if the Consolidated Total Debt to Consolidated EBITDA Ratio for the most recently ended Test Period is less than 6.00:1.00, determined on a Pro Forma Basis after giving effect to any dividend or prepayment, repurchase or redemption actually made pursuant to Section 10.6(c)(ii) or 10.7(a)(i); and

(ii)           the amount of any capital contributions (other than (A) the Equity Investments, (B) any Cure Amount, (C) any amount added back in the definition of Consolidated EBITDA pursuant to clause (a)(ix) thereof, (D) any contributions in respect of Disqualified Equity Interests and (E) any amount applied to redeem Stock or Stock Equivalents of the Borrower pursuant to Section 10.6(a)) made in cash to, or any proceeds of an equity issuance received by, the Borrower from and including the Business Day immediately following the Closing Date through and including the Reference Time, including proceeds from the issuance of Stock or Stock Equivalents of any direct or indirect parent of the Borrower, minus (b) the sum, without duplication, of:

(i)           the aggregate amount of Investments made pursuant to Section 10.5(g)(ii)(y) or 10.5(i)(ii)(y) since the Closing Date and prior to the Reference Time;

(ii)           the aggregate amount of dividends pursuant to Section 10.6(c)(ii) since the Closing Date and prior to the Reference Time; and

(iii)           the aggregate amount of prepayments, repurchases and redemptions of Subordinated Indebtedness pursuant to Section 10.7(a)(i)(B) since the Closing Date and prior to the Reference Time.

Notwithstanding the foregoing, in making any calculation or other determination under this Agreement involving the Applicable Amount, if the Applicable Amount at such time is less than zero, then the Applicable Amount shall be deemed to be zero for purposes of such calculation or determination.

“Applicable LIBOR Margin” shall mean at any date, with respect to each LIBOR Loan that is a Tranche A Term Loan, Tranche B Term Loan, Tranche C Term Loan or Revolving Credit Loan, the applicable percentage per annum set forth below based upon the Status in effect on such date:

Type of Loan	Level I Status	Level II Status	Level III Status

Revolving Credit Loans and Swingline Loans	1.375%	1.250%	1.125%
Tranche A Term Loans	1.375%	1.250%	1.125%
Tranche B Term Loans	1.500%	1.375%	1.375%
Tranche C Term Loans	1.375%	1.375%	1.375%

Notwithstanding the foregoing, Level I Status shall apply during the period from and including the Closing Date to but excluding the Trigger Date.

“Applicable Margin” shall mean, as the case may be, the Applicable ABR Margin or the Applicable LIBOR Margin.

“Approved Fund” shall mean, with respect to any Lender, any Fund that is administered or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of an entity that administers or manages such Lender.

“Asset Sale Prepayment Event” shall mean any Disposition of any business units, assets or other property of the Borrower or any of the Restricted Subsidiaries not in the ordinary course of business (including any Specified Disposition and any Disposition of any Stock or Stock Equivalents of any

Subsidiary of the Borrower owned by the Borrower or a Restricted Subsidiary and any issuance of Stock or Stock Equivalents by any Restricted Subsidiary).  Notwithstanding the foregoing, the term “Asset Sale Prepayment Event” shall not include:  (i) any Specified Tranche C Prepayment Event; provided that (x) if at the time of such Specified Tranche C Prepayment Event, no Tranche C Term Loans are outstanding, then the term “Asset Sale Prepayment Event” shall include such Specified Tranche C Prepayment Event and (y) if as a result of such Specified Tranche C Prepayment Event, the Net Cash Proceeds therefrom exceed the amount needed to prepay all outstanding Tranche C Term Loans in accordance with the terms of this Agreement, an Asset Sale Prepayment Event shall be deemed to have occurred resulting in such excess Net Cash Proceeds; or (ii) any transaction permitted by Section 10.4, other than transactions permitted by Sections 10.4(b), (e), (j) and (k).

“Assignment and Acceptance” shall mean an assignment and acceptance substantially in the form of Exhibit K or such other form as may be approved by the Administrative Agent.

“Authorized Officer” shall mean the Chairman, the Vice Chairman, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, the Controller, any Vice President or any other senior officer of the Borrower designated as such in writing to the Administrative Agent by the Borrower.

“Auto-Extension Letter of Credit” shall have the meaning provided in Section 3.2(c).

“Available Commitment” shall mean an amount equal to the excess, if any, of (a) the amount of the Total Revolving Credit Commitment over (b) the sum of (i) the aggregate principal amount of all Revolving Credit Loans (but not Swingline Loans) then outstanding and (ii) the aggregate Letters of Credit Outstanding at such time.

“Bankruptcy Code” shall have the meaning provided in Section 11.5.

“benefited Lender” shall have the meaning given in Section 14.8(a).

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower” shall have the meaning provided in the preamble to this Agreement.

“Borrower Materials” shall have the meaning provided in Section 14.18(d).

“Borrowing” shall mean and include (a) the incurrence of Swingline Loans from the Swingline Lender on a given date, (b) the incurrence of one Type of Term Loan on the Closing Date (or resulting from conversions on a given date after the Closing Date) having, in the case of LIBOR Term Loans, the same Interest Period (provided that ABR Loans incurred pursuant to Section 2.10(b) shall be considered part of any related Borrowing of LIBOR Term Loans) and (c) the incurrence of one Type of Revolving Credit Loan on a given date (or resulting from conversions on a given date) having, in the case of LIBOR Revolving Credit Loans, the same Interest Period (provided that ABR Loans incurred pursuant to Section 2.10(b) shall be considered part of any related Borrowing of LIBOR Revolving Credit Loans).

“Business Day” shall mean any day excluding Saturday, Sunday and any day that in the City of New York is a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close; provided, however, that when used in connection with a LIBOR Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealing in dollar deposits in the London interbank market.

“Capital Expenditures” shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capital Leases) by the Borrower and the Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as capital expenditures on a consolidated statement of cash flows of the Borrower and its Subsidiaries.

“Capital Lease” shall mean, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is, or is required to be, accounted for as a capital lease on the balance sheet of that Person.

“Capitalized Lease Obligations” shall mean, as applied to any Person, all obligations under Capital Leases of such Person or any of its Subsidiaries, in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

“Cash Collateralize” shall have the meaning provided in Section 3.8(b).

“Cash Management Agreement” shall mean any agreement or arrangement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“Cash Management Bank” shall mean any Person that, at the time it enters into a Cash Management Agreement, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Cash Management Agreement.

“Casualty Event” shall mean, with respect to any property of any Person, any loss of or damage to, or any condemnation or other taking by a Governmental Authority of, such property for which such Person or any of its Restricted Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation.

“CGMI” shall mean Citigroup Global Markets Inc.

“Change in Law” shall mean (a) the adoption of any law, treaty, order, policy, rule or regulation after the date of this Agreement, (b) any change in any law, treaty, order, policy, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by the Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law).

“Change of Control” shall mean and be deemed to have occurred if (a) the Sponsors, the Kinder Shareholders and the Management Investors shall at any time not own, in the aggregate, directly or indirectly, beneficially and of record, at least 35% of the voting power of the outstanding Voting Stock of the Borrower (other than as the result of one or more widely distributed public offerings of the common Stock of the Borrower or any direct or indirect parent thereof, in each case whether by the Borrower, such parent, the Sponsors, the Kinder Shareholders or the Management Investors); or (b) any person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) shall at any time have acquired direct or indirect beneficial ownership of a percentage of the voting power of the outstanding Voting Stock of the Borrower that exceeds the percentage of the voting power of such Voting Stock then beneficially owned, in the aggregate, by the Sponsors, the Kinder Shareholders and the Management Investors, unless, in the case of either clause (a) or (b) above, the Sponsors, the Kinder Shareholders and the Management Investors have, at such time, the right or the ability by voting power, contract or otherwise to elect or designate for election at least a majority of the board of directors of the Borrower; or (c) Continuing Directors shall not constitute at least a majority of the board of directors of the Borrower; or (d) the Borrower shall fail to own, directly or indirectly, at least 80% of the Stock and Stock Equivalents of KM Delaware or shall not have the right or ability by voting power, contract or otherwise to (i) elect or designate for election at least a majority of the board of directors of KM Delaware or (ii) cause KM Delaware to pay dividends or make distributions on its Stock and Stock Equivalents; or (e) the Borrower shall fail to own, directly or indirectly, at least 80% of the Stock and Stock Equivalents of KMGP or shall not have the right or ability by voting power, contract or otherwise to elect or designate for election at least a majority of the board of directors of KMGP , or the partnership agreement of KMP (as in effect on the Closing Date) shall be amended in a manner that is materially adverse to the interests of the Lenders .

“Class” when used in reference to any Loans or Borrowing shall refer to whether such Loans or the Loans comprising such Borrowing are Revolving Credit Loans, Tranche A Term Loans, Tranche B Term Loans, Tranche C Term Loans or New Term Loans (that are not Tranche A Loans, Tranche B Loans or Tranche C Loans) and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Credit Commitment, Swingline Commitment, Tranche A Term Loan Commitment, Tranche B Term Loan Commitment, Tranche C Term Loan Commitment or New Term Loan Commitment (unless the Loans in respect thereof are to be of an existing Class).

“Closing Date” shall mean May 30, 2007, the date of the initial Borrowing hereunder.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.  Section references to the Code are to the Code, as in effect at the date of this Agreement, and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

“Co-Documentation Agents” shall mean each of Wachovia Bank and MLPF&S, in their respective capacities as Co-Documentation Agents under this Agreement and the other Credit Documents.

“Co-Lead Arrangers” shall mean, collectively, the Tranche A Co-Lead Arrangers, the Tranche B Co-Lead Arrangers, the Tranche C Co-Lead Arrangers and the Revolving Credit Facility Co-Lead Arrangers.

“Collateral” shall mean all assets pledged to secure Obligations, including all assets pledged pursuant to the Pledge Agreement, the Security Agreement, any Mortgage or any other Security Document, as applicable.

“Collateral Account” shall mean a cash collateral account established with the Administrative Agent for the benefit of the Lenders on terms and conditions reasonably satisfactory to the Administrative Agent.

“Collateral Agent” shall mean Citibank, N.A., as collateral agent for the Lenders and the other Secured Parties.

“Commitment Fee Rate” shall mean, with respect to the Available Commitment on any day, the rate per annum set forth below opposite the Status in effect on such day:

Status	Commitment Fee Rate

Level I Status	0.35%
Level II Status	0.25%
Level III Status	0.25%

Notwithstanding the foregoing, the term “Commitment Fee Rate” shall mean 0.35% during the period from and including the Closing Date to but excluding the Trigger Date.

“Commitments” shall mean, with respect to each Lender (to the extent applicable), such Lender’s Tranche A Term Loan Commitment, Tranche B Term Loan Commitment, Tranche C Term Loan Commitment, Revolving Credit Commitment, New Revolving Credit Commitment and New Term Loan Commitment.

“Communications” shall have the meaning provided in Section 14.18(a).

“Company” shall have the meaning provided in the preamble to this Agreement.

“Confidential Information” shall have the meaning provided in Section 14.17.

“Confidential Information Memorandum” shall mean the Confidential Information Memorandum of the Borrower dated April 2007, made available to certain of the Lenders in connection with this Agreement.

“Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period, plus:

(a)           without duplication and to the extent already deducted (and not added back) in arriving at such Consolidated Net Income, the sum of the following amounts for the Borrower and its Restricted Subsidiaries for such period:

(i)           total interest expense and to the extent not reflected in such total interest expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such hedging obligations, and costs of surety bonds in connection with financing activities,

(ii)           provision for taxes based on income, profits or capital, including federal, foreign, state, franchise and similar taxes and foreign withholding taxes paid or accrued during such period,

(iii)           depreciation and amortization,

(iv)           Non-Cash Charges,

(v)          extraordinary losses and unusual or non-recurring charges, severance, relocation costs and curtailments or modifications to pension and post-retirement employee benefit plans,

(vi)           restructuring charges or reserves (including restructuring costs related to acquisitions after the date hereof and to closure and/or consolidation of facilities),

(vii)           the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly-Owned Subsidiary (excluding KMP and KMR),

(viii)           the amount of management, monitoring, consulting and advisory fees and related expenses paid to the Sponsors,

(ix)           any costs or expenses incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Borrower or net cash proceeds of an issuance of Stock or Stock Equivalents (other than Disqualified Equity Interests) of the Borrower (provided such capital contributions are not included in the Cure Amount and have not been applied to increase the Applicable Amount pursuant to clause (ii) of the definition thereof), and

(x)           the amount of net cost savings projected by the Borrower in good faith to be realized as a result of specified actions taken by the Borrower and its Restricted Subsidiaries (calculated on a Pro Forma Basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions, provided that (A) such cost savings are reasonably identifiable and factually supportable, (B) such actions are taken on or prior to the third anniversary of the Closing Date, (C) no cost savings shall be added pursuant to this clause (x) to the extent duplicative of any expenses or charges relating to such cost savings that are included in clause (vi) above with respect to such period and (D) the aggregate amount of cost savings added pursuant to this clause (x) shall not exceed $150,000,000 for any period consisting of four consecutive quarters, less

(b)           without duplication and to the extent included in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(i)           extraordinary gains and unusual or non-recurring gains,

(ii)           non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA (directly or through a reduction to Consolidated Net Income) in any prior period),

(iii)           gains on asset sales (other than asset sales in the ordinary course of business),

(iv)           any net after-tax income from the early extinguishment of Indebtedness or hedging obligations or other derivative instruments, and

(v)          the amount of any minority interest income consisting of Subsidiary losses attributable to minority equity interests of third parties in any non-Wholly-Owned Subsidiary (excluding KMP and KMR), in each case, as determined on a consolidated basis for the Borrower and the Restricted Subsidiaries in accordance with GAAP; provided that,

(i)           to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA currency translation gains and losses related to currency remeasurements of Indebtedness or intercompany balances (including the net loss or gain resulting from Hedge Agreements for currency exchange risk),

(ii)            to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA for any period any adjustments resulting from the application of Statement of Financial Accounting Standards No. 133,

(iii)            there shall be included in determining Consolidated EBITDA for any period (to the extent not included in Consolidated Net Income), without duplication, (A) the Acquired EBITDA of any Person, property, business or asset acquired by the Borrower or any Restricted Subsidiary during such period (but not the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired) to the extent not subsequently sold, transferred, abandoned or otherwise disposed by the Borrower or such Restricted Subsidiary (each such Person, property, business or asset acquired and not subsequently so disposed of, an “Acquired Entity or Business”) and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each, a “Converted Restricted Subsidiary”), based on the actual Acquired EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such acquisition or conversion) and (B) an adjustment in respect of each Acquired Entity or Business equal to the amount of the Pro Forma Adjustment with respect to such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition) as specified in a Pro Forma Adjustment Certificate and delivered to the Administrative Agent, and

(iv)            to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business or asset (other than an Unrestricted Subsidiary) sold, transferred, abandoned or otherwise disposed of, closed or classified as discontinued operations by the Borrower or any Restricted Subsidiary during such period (each such Person, property, business or asset so sold or disposed of, a “Sold Entity or Business”), and the Disposed EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each, a “Converted Unrestricted Subsidiary”) based on the actual Disposed EBITDA of such Sold Entity or Business or Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer or disposition or conversion).

“Consolidated Net Income” shall mean, for any period, the net income (loss) of the Borrower and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, excluding, without duplication,

(a)           extraordinary items for such period,

(b)           the cumulative effect of a change in accounting principles during such period to the extent included in Consolidated Net Income,

(c)           in the case of any period that includes a period ending prior to or during the fiscal quarter ending December 31, 2007, Transaction Expenses,

(d)           any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, investment, recapitalization, asset disposition, issuance or repayment of debt, issuance of equity securities, refinancing transaction or amendment or other modification of any debt instrument (in each case, including any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction,

(e)           any income (loss) for such period attributable to the early extinguishment of Indebtedness or Hedge Agreements, and

(f)            accruals and reserves required to be established or adjusted as a result of the Transactions in accordance with GAAP or changes as a result of adoption of or modification of accounting policies in each case, within twelve months after the Closing Date.

There shall be excluded from Consolidated Net Income for any period the purchase accounting effects of adjustments to inventory, property and equipment, software and other intangible assets and deferred revenue in component amounts required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Borrower and the Restricted Subsidiaries), as a result of the Transactions, any consummated acquisition whether consummated before or after the Closing Date, or the amortization or write-off of any amounts thereof.

“Consolidated Total Assets” shall mean, as of any date of determination, the amount that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries at such date.

“Consolidated Total Debt” shall mean, as of any date of determination, (a) the sum of (i) all Indebtedness of the types described in clause (a) and clause (e) of the definition thereof actually owing by the Borrower and the Restricted Subsidiaries on such date to the extent appearing on the consolidated balance sheet of the Borrower determined on a consolidated basis in accordance with GAAP (provided that the amount of any Capitalized Lease Obligations or any such Indebtedness issued at a discount to its face value shall be determined in accordance with GAAP) minus (b) the aggregate cash included in the cash accounts listed on the consolidated balance sheet of the Borrower and the Restricted Subsidiaries as at such date to the extent the use thereof for application to payment of Indebtedness is not prohibited by law or any contract to which the Borrower or any of the Restricted Subsidiaries is a party.

“Consolidated Total Debt to Consolidated EBITDA Ratio” shall mean, as of any date of determination, the ratio of (a) Consolidated Total Debt as of the last day of the relevant Test Period to (b) Consolidated EBITDA for such Test Period.

“Consolidated Working Capital” shall mean, at any date, the excess of (a) the sum of all amounts (other than cash and Permitted Investments) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries at such date over (b) the sum of all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries on such date, including deferred revenue but excluding, without duplication, (i) the current portion of any Funded Debt and (ii) all Indebtedness consisting of Loans and Letter of Credit Exposure to the extent otherwise included therein.

“Continuing Director” shall mean, at any date, an individual (a) who is a member of the board of directors of the Borrower on the date hereof, (b) who, as at such date, has been a member of such board of directors for at least the twelve preceding months, (c) who has been nominated to be a member of such board of directors, directly or indirectly, by a Permitted Holder or Persons nominated by a Permitted Holder or (d) who has been nominated to be a member of such board of directors by a majority of the other Continuing Directors then in office.

“Contract Consideration” shall have the meaning provided in the definition of the term “Excess Cash Flow”.

“Contractual Obligations” shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Controlled Investment Affiliate” shall mean, as to any person, any other person which directly or indirectly is in Control of, is Controlled by, or is under common Control with, such person and is organized by such person (or any person Controlling such person) primarily for making equity or debt investments in Holdings or other portfolio companies.  For purposes of this definition, “Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Converted Restricted Subsidiary” shall have the meaning provided in the definition of the term “Consolidated EBITDA”.

“Converted Unrestricted Subsidiary” shall have the meaning provided in the definition of the term “Consolidated EBITDA”.

“Co-Syndication Agents” shall mean each of GSCP and DBSI, in their respective capacities as Co-Syndication Agents for the Lenders under this Agreement and the other Credit Documents.

“Credit Documents” shall mean this Agreement, the Security Documents, each Letter of Credit and any promissory notes issued by the Borrower hereunder.

“Credit Event” shall mean and include the making (but not the conversion or continuation) of a Loan and the issuance of a Letter of Credit.

“Credit Facilities” shall mean, collectively, each category of Commitments and each extension of credit hereunder.

“Credit Facility” shall mean a category of Commitments and extensions of credit thereunder.

“Credit Party” shall mean the Borrower, the Guarantors and each other Subsidiary of the Borrower that is a party to a Credit Document.

“Cure Amount” shall have the meaning provided in Section 12.

“Cure Right” shall have the meaning provided in Section 12.

“DBSI” shall mean Deutsche Bank Securities Inc.

“Debt Incurrence Prepayment Event” shall mean any issuance or incurrence by the Borrower or any of the Restricted Subsidiaries of any Indebtedness, excluding any Indebtedness permitted to be issued or incurred under Section 10.1 other than Section 10.1(o).

“Debt Repayment” shall mean the repayment, prepayment, repurchase or defeasance of the Indebtedness of the Borrower or any Subsidiary that is identified on Schedule 1.1(h) that is to be repaid, prepaid, repurchased or defeased on the Closing Date.

“Default” shall mean any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.

“Defaulting Lender” shall mean any Lender with respect to which a Lender Default is in effect.

“Deferred Net Cash Proceeds” shall have the meaning provided such term in the definition of “Net Cash Proceeds”.

“Designated Non-Cash Consideration” shall mean the fair market value of non-cash consideration received by the Borrower or a Restricted Subsidiary in connection with a Disposition pursuant to Section 10.4(b) and Section 10.4(c) that is designated as Designated Non-Cash Consideration pursuant to a certificate of an Authorized Officer of the Borrower, setting forth the basis of such valuation (which amount will be reduced by the fair market value of the portion of the non-cash consideration converted to cash within 180 days following the consummation of the applicable Disposition).

“Designated Obligations” shall mean all obligations of the Borrower with respect to (a) principal of and interest on the Loans, (b) Unpaid Drawings and interest thereon and (c) accrued and unpaid fees under the Credit Documents.

“Disposed EBITDA” shall mean, with respect to any Sold Entity or Business or any Converted Unrestricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary (determined as if references to the Borrower and the Restricted Subsidiaries in the definition of Consolidated EBITDA were references to such Sold Entity or Business or Converted Unrestricted Subsidiary and its Restricted Subsidiaries), all as determined on a consolidated basis for such Sold Entity or Business or Converted Unrestricted Subsidiary, as the case may be, in accordance with GAAP.

“Disposition” shall have the meaning provided in Section 10.4.

“Disqualified Equity Interests” shall mean any Stock or Stock Equivalent which, by its terms (or by the terms of any security or other Stock or Stock Equivalent into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition, (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provides for the scheduled payments of dividends in cash or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Stock or Stock Equivalent that would constitute Disqualified Equity Interests, in each case, prior to the date that is 180 days after the Final Maturity Date.

“Dividends” or “dividends” shall have the meaning provided in Section 10.6.

“Dollar Equivalent” shall mean, on any date of determination, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Foreign Currency, the equivalent in Dollars of such amount, determined by the Administrative Agent using the applicable Exchange Rate.

“Dollars” and “$” shall mean dollars in lawful currency of the United States of America.

“Domestic Subsidiary” shall mean each Subsidiary of the Borrower that is organized under the laws of the United States, any state or territory thereof, or the District of Columbia.

“Drawing” shall have the meaning provided in Section 3.4(b).

“Effective Date” shall have the meaning provided in the definition of the term “Status”.

“Environmental Claims” shall mean any and all actions, suits, orders, decrees, demands, demand letters, claims, liens, notices of noncompliance, violation or potential responsibility or investigation (other than internal reports prepared by the Borrower or any of the Subsidiaries (a) in the ordinary course of such Person’s business or (b) as required in connection with a financing transaction or an acquisition or disposition of real estate) or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereinafter, “Claims”), including, without limitation, (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief relating to the presence, release or threatened release of Hazardous Materials or arising from alleged injury or threat of injury to property or to health or safety (to the extent relating to human exposure to Hazardous Materials), or the environment including, without limitation, ambient air, indoor air, surface water, groundwater, land surface and subsurface strata and natural resources such as wetlands.

“Environmental Law” shall mean any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code and rule of common law now or hereafter in effect and in each case as amended, and any binding judicial or administrative interpretation thereof, including any binding judicial or administrative order, consent decree or judgment, relating to pollution or the protection of the environment, including, without limitation, ambient air, indoor air, surface water, groundwater, land surface and subsurface strata and natural resources such as wetlands, or human health or safety (to the extent relating to human exposure to Hazardous Materials), or Hazardous Materials.

“Equity Investments” shall have the meaning provided in the preamble to this Agreement.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.  Section references to ERISA are to ERISA as in effect at the date of this Agreement and any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” shall mean each person (as defined in Section 3(9) of ERISA) that together with the Borrower or a Subsidiary would be deemed to be a “single employer” within the meaning of Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“Event of Default” shall have the meaning provided in Section 11.

“Excess Cash Flow” shall mean, for any period, an amount equal to the excess of

(a)           the sum, without duplication, of

(i)           Consolidated Net Income for such period,

(ii)           an amount equal to the amount of all non-cash charges to the extent deducted in arriving at such Consolidated Net Income,

(iii)           an amount equal to the provision for taxes based on income, profits or capital of the Borrower and the Restricted Subsidiaries, including state, federal, foreign, franchise, excise and similar taxes and foreign withholding taxes paid or accrued during such period to the extent deducted in arriving at such Consolidated Net Income,

(iv)           decreases in Consolidated Working Capital and long-term accounts receivable for such period (other than any such decreases arising from acquisitions by the Borrower and the Restricted Subsidiaries completed during such period),

(v)          an amount equal to the aggregate net non-cash loss on the sale, lease, transfer or other disposition of assets by the Borrower and the Restricted Subsidiaries during such period (other than sales in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income, and

(vi)           cash receipts in respect of Hedge Agreements during such fiscal year to the extent not otherwise included in Consolidated Net Income, over

(b)           the sum, without duplication, of

(i)           an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income and cash charges included in clauses (a) through (g) of the definition of Consolidated Net Income (other than cash charges in respect of Transaction Expenses paid on or about the Closing Date to the extent financed with the proceeds of Indebtedness incurred on the Closing Date or the Equity Investments),

(ii)           [Reserved]

(iii)           without duplication of amounts deducted pursuant to clause (xii) below in prior years, the amount of Capital Expenditures made in cash during such period, except to the extent that such Capital Expenditures were financed with the proceeds of Indebtedness of the Borrower or the Restricted Subsidiaries,

(iv)           the aggregate amount of all principal payments of Indebtedness of the Borrower and the Restricted Subsidiaries made during such period (including (A) the principal component of payments in respect of Capitalized Leases, (B ) principal payments in respect of any Existing Notes having a final maturity (as of the Closing Date) prior to the Final Maturity Date, (C) principal payments in respect of any Existing Notes excluded from Net Cash Proceeds as a result of the operation of clause (b)(vi) of the definition of Net Cash Proceeds to the extent that the Specified Disposition relating to NGPL resulted in an increase to Consolidated Net Income and not in excess of the amount of such increase, (D) the amount of any repayment of Term Loans pursuant to Section 2.5 and (E) the amount of a mandatory prepayment of Term Loans pursuant to Section 5.2(a) to the extent required due to a Disposition that resulted in an increase to Consolidated Net Income and not in excess of the amount of such increase, but excluding (w) all other prepayments of Term Loans, (x) all prepayments of Revolving Credit Loans and Swingline Loans, (y) prepayments in respect of any other revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder and (z) all other principal payments in respect of the Existing Notes), except to the extent financed with the proceeds of other Indebtedness of the Borrower or the Restricted Subsidiaries,

(v)          an amount equal to the aggregate net non-cash gain on the sale, lease, transfer or other disposition of assets by the Borrower and the Restricted Subsidiaries during such period (other than sales in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income,

(vi)           increases in Consolidated Working Capital for such period and long-term accounts receivable for such period (other than any such increases arising from acquisitions by the Borrower and the Restricted Subsidiaries completed during such period),

(vii)           payments by the Borrower and the Restricted Subsidiaries during such period in respect of long-term liabilities of the Borrower and the Restricted Subsidiaries other than Indebtedness,

(viii)           without duplication of amounts deducted pursuant to clause (xii) below in prior fiscal years, the aggregate amount of cash consideration paid by the Borrower and the Restricted Subsidiaries (on a consolidated basis) in connection with Investments (including acquisitions) made during such period pursuant to Section 10.5 (other than Section 10.5(b)) to the extent that such Investments were financed with internally generated cash flow of the Borrower and the Restricted Subsidiaries,

(ix)           the amount of dividends paid during such period (on a consolidated basis) by the Borrower to the extent such dividends were financed with internally generated cash flow of the Borrower and the Restricted Subsidiaries,

(x)           the aggregate amount of expenditures actually made by the Borrower and the Restricted Subsidiaries in cash during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such period,

(xi)           the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Borrower and the Restricted Subsidiaries during such period that are required to be made in connection with any prepayment of Indebtedness,

(xii)            without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate consideration required to be paid in cash by the Borrower or any of the Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to Permitted Acquisitions, other Investments or Capital Expenditures to be consummated or made during the period of four consecutive fiscal quarters of the Borrower following the end of such period, provided that to the extent the aggregate amount of internally generated cash actually utilized to finance such Permitted Acquisitions, other Investments or Capital Expenditures during such period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters,

(xiii)            the amount of taxes (including penalties and interest) paid in cash in such period, and

(xiv)           cash expenditures in respect of Hedge Agreements during such fiscal year to the extent not deducted in arriving at such Consolidated Net Income.

“Exchange Rate” shall mean on any day with respect to any Foreign Currency, the rate at which such Foreign Currency may be exchanged into Dollars, as set forth at approximately 11:00 a.m. (London time) on such day on the Reuters World Currency Page for such Foreign Currency; in the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower, or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such Foreign Currency are then being conducted, at or about 10:00 a.m. (New York City time) on such date for the purchase of Dollars for delivery two Business Days later.

“Excluded Subsidiary” shall mean (a) each Subsidiary listed on Schedule 1.1(d) hereto, (b) any Subsidiary that is not a Wholly-Owned Subsidiary, (c) any Subsidiary that is prohibited by any applicable Requirement of Law from guaranteeing the Obligations, (d) any Domestic Subsidiary that is a Subsidiary of a Foreign Subsidiary, (e) any Domestic Subsidiary that is treated as a disregarded entity for U.S. tax purposes and substantially all of the assets of which consists of Stock or Stock Equivalents of Foreign Subsidiaries, (f) any Subsidiary acquired pursuant to a Permitted Acquisition financed with secured Indebtedness incurred pursuant to Section 10.1(j) or Section 10.1(k) and each Restricted Subsidiary thereof that guarantees such Indebtedness to the extent and so long as the financing documentation relating to such Permitted Acquisition to which such Restricted Subsidiary is a party prohibits such Restricted Subsidiary from guaranteeing, or granting a Lien on any of its assets to secure, the Obligations, (g) any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent (confirmed in writing by notice to the Borrower), the cost or other consequences (including any adverse tax consequences) of providing a Guarantee shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (h) each Unrestricted Subsidiary and (i) any Receivables Subsidiary.

“Excluded Taxes” shall mean, with respect to any Agent or any Lender, (a) (i) net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on any Agent or any Lender, (ii) any taxes imposed on any Agent or Lender as a result of any current or former connection between such Agent or Lender and the jurisdiction or Governmental Authority imposing such tax (other than any such connection arising from such Agent or Lender having executed, delivered, or performed its obligations or received a payment under, or having been a party to or having enforced, this Agreement or any other Credit Documents) and (iii) any branch profits tax under Section 884 of the Code, or any similar tax, imposed by a jurisdiction described in clause (ii) and (b) in the case of a Non-U.S. Lender (i) any U.S. federal withholding tax that is imposed on amounts payable to such Non-U.S. Lender under the law in effect at the time such Non-U.S. Lender becomes a party to this Agreement (or, in the case of a Non-U.S. Participant, on the date such Non-U.S. Participant became a Participant hereunder); provided that this clause (b)(i) shall not apply to the extent that (x) the indemnity payments or additional amounts any Lender (or Participant) would be entitled to receive (without regard to this clause (b)(i)) do not exceed the indemnity payment or additional amounts that the person making the assignment, participation or transfer to such Lender (or Participant) would have been entitled to receive in the absence of such assignment, participation or transfer or (y) any Tax is imposed on a Lender in connection with an interest or participation in any Loan or other obligation that such Lender was required to acquire pursuant to Section 14.8(a) or that such Lender acquired pursuant to Section 14.7 (it being understood and agreed, for the avoidance of doubt, that any withholding tax imposed on a Lender as a result of a Change in Law occurring after the time such Lender became a party to this Agreement (or designates a new lending office) shall not be an Excluded Tax) or (ii) any Tax to the extent attributable to such Lender’s failure to comply with Section 5.4(d) or Section 5.4(e).

“Existing Letters of Credit” shall have the meaning provided in the preamble to this Agreement, and shall in any event include amendments, extensions and renewals thereof.

“Existing Notes” shall mean each series of notes listed on Schedule 1.1(f).

“Existing Notes Indentures” shall mean the indentures pursuant to which the Existing Notes were issued.

“Federal Funds Effective Rate” means, for any day, the weighted average of the rates (rounded upwards, if necessary, to the nearest 1/100th of 1%) on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York; provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate for such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published for any day that is a Business Day, the Federal Funds Rate for such day shall be the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

“Fees” shall mean all amounts payable pursuant to, or referred to in, Section 4.1.

“Final Maturity Date” shall mean the latest of the Revolving Credit Maturity Date, the Swingline Maturity Date, the Tranche A Term Loan Maturity Date, the Tranche B Term Loan Maturity Date and Tranche C Maturity Date.

“Foreign Asset Sale” shall have the meaning provided in Section 5.2(h).

“Foreign Currencies” shall mean any currency other than Dollars.

“Foreign Plan” shall mean any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by the Borrower or any of its Subsidiaries with respect to employees employed outside the United States.

“Foreign Subsidiary” shall mean each Subsidiary of the Borrower that is not a Domestic Subsidiary.

“Fronting Fee” shall have the meaning provided in Section 4.1(c).

“Fund” shall mean any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.

“Funded Debt” shall mean all indebtedness of the Borrower and the Restricted Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date and is renewable or extendable, at the option of the Borrower or any Restricted Subsidiary, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including all amounts of Funded Debt required to be paid or prepaid within one year from the date of its creation and, in the case of the Borrower, Indebtedness in respect of the Loans.

“GAAP” shall mean generally accepted accounting principles in the United States of America, as in effect from time to time; provided, however, that if there occurs after the date hereof any change in GAAP that affects in any respect the calculation of any covenant contained in Section 10, the Lenders and the Borrower shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such covenant with the intent of having the respective positions of the Lenders and the Borrower after such change in GAAP conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, the covenants in Section 10 shall be calculated as if no such change in GAAP has occurred.

“Governmental Authority” shall mean any nation, sovereign or government, any state, province, territory or other political subdivision thereof, and any entity or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including a central bank or stock exchange.

“GSCP” shall mean Goldman Sachs Credit Partners L.P.

“Guarantee” shall mean, collectively, (a) the Guarantee, made by each Guarantor in favor of the Administrative Agent for the benefit of the Secured Parties, substantially in the form of Exhibit C, and (b) any other guarantee of the Obligations made by a Restricted Subsidiary in form and substance reasonably acceptable to the Administrative Agent, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

“Guarantee Obligations” shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (a) to purchase any such Indebtedness or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such Indebtedness or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such Indebtedness of the ability of the primary obligor to make payment of such Indebtedness or (d) otherwise to assure or hold harmless the owner of such Indebtedness against loss in respect thereof; provided, however, that the term “Guarantee Obligations” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness).  The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Guarantors” shall mean (a) each Domestic Subsidiary (other than an Excluded Subsidiary) existing on the Closing Date and (b) each Domestic Subsidiary that becomes a party to the Guarantee after the Closing Date pursuant to Section 9.11 or otherwise.

“Hazardous Materials” shall mean (a) any petroleum or petroleum products, natural gas, natural gas liquids, radioactive materials, asbestos, asbestos containing material, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing regulated levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances”, “hazardous waste”, “hazardous materials”, “extremely hazardous waste”, “restricted hazardous waste”, “toxic substances”, “toxic pollutants”, “contaminants”, or “pollutants”, or words of similar import, under any applicable Environmental Law; and (c) any other waste, pollutant, contaminant, chemical, material compound or substance in any form, which is prohibited, limited or regulated by any Environmental Law.

“Hedge Agreements” shall mean interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, commodity price protection agreements or other commodity price hedging agreements, and other similar agreements entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business (and not for speculative purposes) for the primary purpose of protecting the Borrower or any of the Restricted Subsidiaries against fluctuations in interest rates, currency exchange rates or commodity prices.

“Hedge Bank” shall mean (a) any Person that, at the time it enters into a Hedge Agreement, is a Lender or an Affiliate of a Lender , (b) solely with respect to any commodity Hedge Agreement in effect on the Closing Date, the counterparties listed on Schedule 1.1(i) or (c) with respect to any Hedge Agreement entered into prior to the Closing Date, any person that is a Lender or an Affiliate of a Lender on the Closing Date.

“Historical Financial Statements” shall mean as of the Closing Date, the audited financial statements of the Company and its Subsidiaries, for the immediately preceding three fiscal years, consisting of balance sheets and the related consolidated statements of income, stockholders’ equity and cash flows for such fiscal years.

“Holdings” shall have the meaning provided in the preamble to this Agreement.

“Increased Amount Date” shall have the meaning provided in Section 2.14(a).

“Indebtedness” of any Person shall mean (a) all indebtedness of such Person for borrowed money, (b) the deferred purchase price of assets or services that in accordance with GAAP would be included as a liability in the balance sheet of such Person, (c) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (d) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such Indebtedness has been assumed, (e) the principal component of all Capitalized Lease Obligations of such Person, (f) all obligations of such Person under interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, commodity price protection agreements or other commodity price hedging agreements, and other similar agreements, (g) all obligations of such Person in respect of Disqualified Equity Interests and (h) without duplication, all Guarantee Obligations of such Person, provided that Indebtedness shall not include (i) trade and other ordinary-course payables and accrued expenses, in each case (A) (1) payable directly or through a bank clearing arrangement or (2) payable by the Borrower or a Subsidiary to the Borrower or any other Subsidiary and (B) arising in the ordinary course of business, (ii) deferred or prepaid revenue, (iii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller and (iv) all Indebtedness of the Borrower or a Restricted Subsidiary owing to the Borrower or a Restricted Subsidiary having a term not exceeding 364 days (inclusive of any rollover or extension of terms) and made in the ordinary course of business .

“indemnified liabilities” shall have the meaning provided in Section 14.5.

“Indemnified Taxes” shall mean all Taxes (including Other Taxes) other than (a) Excluded Taxes and (b) any interest, penalties, or expenses caused by an Agent’s or Lender’s gross negligence or willful misconduct.

“Interest Period” shall mean, with respect to any LIBOR Loan, the interest period applicable thereto, as determined pursuant to Section 2.9.

“Investment” shall mean, for any Person:  (a) the acquisition (whether for cash, property, services or securities or otherwise) of Stock, Stock Equivalents (or any other capital contribution), bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person) , but excluding (i) any such advance, loan or extension or credit of the Borrower or a Restricted Subsidiary owing to the Borrower or a Restricted Subsidiary having a term not exceeding 364 days arising in the ordinary course of business and (ii) any ordinary course trade or other payables and ordinary course accrued expenses in each case not constituting Indebtedness; (c) the entering into of any guarantee of, or other contingent obligation with respect to, Indebtedness; or (d) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person.

“Investors” shall mean the Sponsors, the Management Investors and each other investor providing a portion of the Equity Investments on the Closing Date.

“ISP” shall mean, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” shall mean, with respect to any Letter of Credit, the Letter of Credit Request, and any other document, agreement and instrument entered into by the Letter of Credit Issuer and the Borrower (or any Restricted Subsidiary) or in favor of the Letter of Credit Issuer and relating to such Letter of Credit.

“Joint Bookrunners” shall mean each of GSCP, CGMI, DBSI, Wachovia Capital Markets and MLPF&S, in their respective capacities as Joint Bookrunners.

“Judgment Currency” shall have the meaning set forth in Section 14.20.

“Kinder Shareholders” shall mean (i) Richard D. Kinder and any executor, administrator, guardian, conservator or similar legal representative thereof, (ii) any member of the immediate family of Richard D. Kinder, (iii) any person directly or indirectly controlled by one or more of the immediate family members of Richard D. Kinder, and (iv) any Person acting as agent for any Person described in the foregoing clauses (i) through (iii).

“KM Delaware” shall mean Kinder Morgan (Delaware), Inc.

“KMGP” shall mean Kinder Morgan G.P., Inc.

“KMP” shall mean Kinder Morgan Energy Partners, L.P., a Delaware limited partnership.

“KMR” shall mean Kinder Morgan Management, LLC, a Delaware limited liability company.

“L/C Borrowing” shall mean an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing.  All L/C Borrowings shall be denominated in Dollars.

“L/C Maturity Date” shall mean the date that is five Business Days prior to the Revolving Credit Maturity Date.

“L/C Obligations” shall mean, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unpaid Drawings, including all L/C Borrowings.

“L/C Participant” shall have the meaning provided in Section 3.3(a).

“L/C Participation” shall have the meaning provided in Section 3.3(a).

“Lender” shall have the meaning provided in the preamble to this Agreement.

“Lender Default” shall mean (a) the failure (which has not been cured) of a Lender to make available its portion of any Borrowing or to fund its portion of any unreimbursed payment under Section 3.3, (b) a Lender having notified the Administrative Agent and/or the Borrower that it does not intend to comply with the obligations under Section 2.1(a), 2.1(b), 2.1(d) or 3.3, or (c) a Lender being deemed insolvent or becoming the subject of a bankruptcy or insolvency proceeding.

“Letter of Credit” shall mean each letter of credit issued pursuant to Section 3.1 and shall include the Existing Letters of Credit.

“Letter of Credit Commitment” shall mean $300,000,000, as the same may be reduced from time to time pursuant to Section 3.1.

“Letter of Credit Exposure” shall mean, with respect to any Lender, at any time, the sum of (a) the amount of any Unpaid Drawings in respect of which such Lender has made (or is required to have made) payments to the Letter of Credit Issuer pursuant to Section 3.4(a) at such time and (b) such Lender’s Revolving Credit Commitment Percentage of the Letters of Credit Outstanding at such time (excluding the portion thereof consisting of Unpaid Drawings in respect of which the Lenders have made (or are required to have made) payments to the Letter of Credit Issuer pursuant to Section 3.4(a)).

“Letter of Credit Fee” shall have the meaning provided in Section 4.1(b).

“Letter of Credit Issuer” shall mean (a) Citibank, N.A., any of its Affiliates or any replacement or successor pursuant to Section 3.6, (b) in the case of Existing Letters of Credit, the letter of credit issuers identified on Schedule 1.1(a) and (c) any letter of credit issuer added by the Borrower pursuant to Section 3.6.  The Letter of Credit Issuer may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Letter of Credit Issuer, and in each such case the term “Letter of Credit Issuer” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.  In the event that there is more than one Letter of Credit Issuer at any time, references herein and in the other Credit Documents to the Letter of Credit Issuer shall be deemed to refer to the Letter of Credit Issuer in respect of the applicable Letter of Credit or to all Letter of Credit Issuers, as the context requires.

“Letter of Credit Request” shall have the meaning provided in Section 3.2.

“Letters of Credit Outstanding” shall mean, at any time, the sum of, without duplication, (a) the aggregate Stated Amount of all outstanding Letters of Credit and (b) the aggregate amount of all Unpaid Drawings in respect of all Letters of Credit.

“Level I Status” shall mean, on any date, the Consolidated Total Debt to Consolidated EBITDA Ratio is greater than or equal to 5.50 to 1.00 as of such date.

“Level II Status” shall mean, on any date, the circumstance that Level I Status does not exist and the Consolidated Total Debt to Consolidated EBITDA Ratio is greater than or equal to 4.50 to 1.00 as of such date.

“Level III Status” shall mean, on any date, the circumstance that neither Level I Status nor Level II Status exists.

“LIBOR Loan” shall mean any LIBOR Term Loan or LIBOR Revolving Credit Loan.

“LIBOR Rate” shall mean, with respect to any LIBOR Loan for any Interest Period the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for Dollar deposits with a maturity comparable to such Interest Period.  In the event that such rate is not available at such time for any reason, then the “LIBOR Rate” with respect to such LIBOR Loan for such Interest Period shall be the rate supplied to the Administrative Agent at its request quoted by the Reference Lenders in the London interbank market as of the day two Business Days prior to the commencement of such Interest Period as the rate for Dollar deposits with a maturity comparable to such Interest Period.

“LIBOR Revolving Credit Loan” shall mean any Revolving Credit Loan bearing interest at a rate determined by reference to the Adjusted LIBOR Rate.

“LIBOR Term Loan” shall mean any Term Loan bearing interest at a rate determined by reference to the Adjusted LIBOR Rate.

“Lien” shall mean any mortgage, pledge, security interest, hypothecation, assignment, lien (statutory or other) or similar encumbrance (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

“Loan” shall mean any Revolving Credit Loan, Swingline Loan, Term Loan, New Revolving Loan or New Term Loan made by any Lender hereunder.

“Management Investors” shall mean the directors, management officers and employees of the Borrower and its Subsidiaries who are investors in the Borrower (or any direct or indirect parent thereof) on the Closing Date; provided that “Management Investors” shall not include the Kinder Shareholders.

“Mandatory Borrowing” shall have the meaning provided in Section 2.1(d).

“Material Adverse Change” shall mean any event or circumstance which has resulted or is reasonably likely to result in a material adverse change in the business, assets, operations, properties or financial condition of the Borrower and its Subsidiaries, taken as a whole or that would materially adversely affect the ability of the Borrower and the other Credit Parties, taken as a whole, to perform their respective payment obligations under this Agreement or any of the other Credit Documents.

“Material Adverse Effect” shall mean (a) any event or circumstance which has resulted or is reasonably likely to result in a material adverse change in the business, assets, operations, properties or financial condition of the Borrower and its Subsidiaries, taken as a whole or (b) a circumstance or condition affecting the business, assets, operations, properties or financial condition of the Borrower and the Subsidiaries, taken as a whole, that would materially adversely affect (i) the ability of the Borrower and the other Credit Parties, taken as a whole, to perform their respective payment obligations under this Agreement or any of the other Credit Documents or (ii) the rights and remedies of the Administrative Agent and the Lenders under this Agreement or any of the other Credit Documents.

“Material Subsidiary” shall mean, at any date of determination, (a) each Restricted Subsidiary of the Borrower (i) whose total assets at the last day of the Test Period ending on the last day of the most recent fiscal period for which Section 9.1 Financials have been delivered were equal to or greater than 5% of the consolidated total assets of the Borrower and the Restricted Subsidiaries at such date or (ii) whose gross revenues during such Test Period were equal to or greater than 5% of the consolidated gross revenues of the Borrower and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP and (b) for the purpose of Sections 11.5, 11.7, 11.8 and 11.9, each other Restricted Subsidiary that is the subject of an Event of Default under one or more of such Sections and that, when such Restricted Subsidiary’s total assets and revenues are aggregated with the total assets or revenues, as applicable, of each other Restricted Subsidiary that is the subject of an Event of Default under one or more of such Sections, would constitute a Material Subsidiary under clause (i) above.

“Maturity Date” shall mean the Tranche A Term Loan Maturity Date, the Tranche B Term Loan Maturity Date, the Tranche C Term Loan Maturity Date, the Revolving Credit Maturity Date or the Swingline Maturity Date, as applicable.

“Merger” shall have the meaning provided in the preamble to this Agreement.

“Merger Agreement” shall have the meaning provided in the preamble to this Agreement.

“MergerCo” shall have the meaning provided in the preamble to this Agreement.

“Minimum Borrowing Amount” shall mean (a) with respect to a Borrowing of Term Loans, $5,000,000, (b) with respect to a Borrowing of Revolving Credit Loans, $1,000,000, and (c) with respect to a Borrowing of Swingline Loans, $500,000.

“MLPF&S” shall mean Merrill Lynch, Pierce, Fenner & Smith Incorporated.

“Moody’s” shall mean Moody’s Investors Service, Inc. or any successor by merger or consolidation to its business.

“Mortgage” shall mean a Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement or other security document entered into by the owner of a Mortgaged

Property and the Collateral Agent for the benefit of the Secured Parties in respect of that Mortgaged Property, substantially in the form of Exhibit D, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

“Mortgaged Property” shall mean, initially, each parcel of real estate and the improvements thereto owned by a Credit Party and identified on Schedule 1.1(b), and includes each other parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 9.14.

“Net Cash Proceeds” shall mean, with respect to any Prepayment Event, (a) the gross cash proceeds (including payments from time to time in respect of installment obligations, if applicable) received by or on behalf of the Borrower or any of the Restricted Subsidiaries in respect of such Prepayment Event, less (b) the sum of:

(i)           the amount, if any, of all taxes paid or estimated to be payable by the Borrower or any of the Restricted Subsidiaries in connection with such Prepayment Event,

(ii)           the amount of any reasonable reserve established in accordance with GAAP against any liabilities (other than any taxes deducted pursuant to clause (i) above) (x) associated with the assets that are the subject of such Prepayment Event and (y) retained by the Borrower or any of the Restricted Subsidiaries, provided that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Cash Proceeds of such a Prepayment Event occurring on the date of such reduction,

(iii)           the amount of any Indebtedness secured by a Lien on the assets that are the subject of such Prepayment Event to the extent that the instrument creating or evidencing such Indebtedness requires that such Indebtedness be repaid upon consummation of such Prepayment Event,

(iv)           in the case of any Asset Sale Prepayment Event (other than a transaction permitted by Section 10.4(e)(ii)), Casualty Event or Permitted Sale Leaseback, the amount of any proceeds of such Prepayment Event that the Borrower or any Restricted Subsidiary has reinvested (or intends to reinvest within the Reinvestment Period or has entered into a binding commitment prior to the last day of the Reinvestment Period to reinvest) in the business of the Borrower or any of the Restricted Subsidiaries (subject to Section 10.10), provided that any portion of such proceeds that has not been so reinvested within such Reinvestment Period (with respect to such Prepayment Event, the “Deferred Net Cash Proceeds”) shall, unless the Borrower or a Restricted Subsidiary has entered into a binding commitment prior to the last day of such Reinvestment Period to reinvest such proceeds, (x) be deemed to be Net Cash Proceeds of an Asset Sale Prepayment Event, Casualty Event or Permitted Sale Leaseback occurring on the last day of such Reinvestment Period or 180 days after the date the Borrower or such Restricted Subsidiary has entered into such binding commitment, as applicable, and (y) be applied to the repayment of Term Loans in accordance with Section 5.2(a)(i),

(v)          [Reserved],

(vi)           in the case of any Specified Disposition relating to NGPL , the amount of any proceeds applied toward the payment, prepayment, repurchase or redemption of Existing Notes (A) with a stated final maturity (as of the Closing Date) prior to the Final Maturity Date or (B) which the board of directors of the Borrower determines in good faith would require the Borrower’s transferee or successor resulting from such Specified Disposition to assume the obligations under such Existing Notes (in each case, including principal, accrued interest and any fees or premiums paid in connection therewith),

(vii)           in the case of any Asset Sale Prepayment Event, Casualty Event or Permitted Sale Leaseback by a non-Wholly-Owned Restricted Subsidiary, the pro rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause (vii)) attributable to minority interests and not available for distribution to or for the account of the Borrower or a Wholly-Owned Restricted Subsidiary as a result thereof, and

(viii)           reasonable and customary fees paid by the Borrower or a Restricted Subsidiary in connection with any of the foregoing,

in each case only to the extent not already deducted in arriving at the amount referred to in clause (a) above.

“New Loan Commitments” shall have the meaning provided in Section 2.14(a).

“New Loan Increase Joinder” shall have the meaning provided in Section 2.14(e).

“New Revolving Credit Commitments” shall have the meaning provided in Section 2.14(a).

“New Revolving Loan” shall have the meaning provided in Section 2.14(b).

“New Revolving Loan Lender” shall have the meaning provided in Section 2.14(b).

“New Term Loan” shall have the meaning provided in Section 2.14(c).

“New Term Loan Commitments” shall have the meaning provided in Section 2.14(a).

“New Term Loan Lender” shall have the meaning provided in Section 2.14(c).

“New Term Loan Maturity Date” shall mean the date on which a New Term Loan matures.

“New Term Loan Repayment Amount” shall have the meaning provided in Section 2.5(d).

“New Term Loan Repayment Date” shall have the meaning provided in Section 2.5(d).

“NGPL” shall mean Natural Gas Pipeline Company of America, a Colorado corporation.

“Non-Cash Charges” shall mean (a) losses on asset sales, disposals or abandonments, (b) any impairment charge or asset write-off related to intangible assets (including goodwill), long-lived assets, and investments in debt and equity securities pursuant to GAAP, (c) all losses from investments recorded using the equity method, (d) stock-based awards compensation expense (including any such charges arising from stock options, restricted stock grants or other equity incentive grants, and any cash compensation charges associated with the rollover or acceleration of stock-based awards or payment of stock options in connection with the Transactions), and (e) other non-cash charges (provided that if any non-cash charges referred to in this clause (e) represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from

Consolidated EBITDA to such extent), excluding amortization of a prepaid cash item that was paid in a prior period.

“Non-Consenting Lender” shall have the meaning provided in Section 14.7(b).

“Non-Core Asset Sales” shall mean the potential Dispositions described in Schedule 1.1(g).

“Non-Defaulting Lender” shall mean and include each Lender other than a Defaulting Lender.

“Non-Extension Notice Date” shall have the meaning provided in Section 3.2(c).

“Non-U.S. Lender” shall mean any Agent or Lender that is not, for United States federal income tax purposes, (a) a citizen or resident of the United States, (b) a corporation or partnership or entity treated as a corporation or partnership created or organized in or under the laws of the United States, or any political subdivision thereof, (c) an estate whose income is subject to U.S. federal income taxation regardless of its source or (d) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust or a trust that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

“Non-U.S. Participant” shall mean any Participant that if it were a Lender would qualify as a Non-U.S. Lender.

“Notice of Borrowing” shall have the meaning provided in Section 2.3(a).

“Notice of Conversion or Continuation” shall have the meaning provided in Section 2.6.

“Obligations” shall means all advances to, and debts, liabilities, obligations, covenants and duties of, any Credit Party arising under any Credit Document or otherwise with respect to any Loan or Letter of Credit or under any Secured Cash Management Agreement or Secured Hedge Agreement, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Credit Party or any Affiliate thereof of any proceeding under any bankruptcy or insolvency law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Organization Documents” shall mean, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Taxes” shall mean any and all present or future stamp, documentary or any other excise, property or similar taxes (including interest, fines, penalties, additions to tax and related expenses with regard thereto) arising directly from any payment made or required to be made under this Agreement or from the execution or delivery of, registration or enforcement of, consummation or administration of, or otherwise with respect to, this Agreement or any other Credit Document.

“Pari Passu Liens” shall mean any Lien on the Collateral granted for the benefit of the holders of the Pari Passu Notes.

“Pari Passu Notes” shall mean each series of notes listed on Schedule 1.1(e).

“Participant” shall have the meaning provided in Section 14.6(c).

“Patriot Act” shall have the meaning provided in Section 14.19.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

“Perfection Certificate” shall mean a certificate of the Borrower in the form of Exhibit E or any other form approved by the Administrative Agent.

“Permitted Acquisition” shall mean the acquisition, by merger or otherwise, by the Borrower or any of the Restricted Subsidiaries of assets or Stock or Stock Equivalents, so long as (a) such acquisition and all transactions related thereto shall be consummated in accordance with applicable law; (b) such acquisition shall result in the issuer of such Stock or Stock Equivalents becoming a Restricted Subsidiary and a Guarantor, to the extent required by Section 9.11; (c) such acquisition shall result in the Administrative Agent, for the benefit of the applicable Lenders, being granted a security interest in any Stock, Stock Equivalent or any assets so acquired, to the extent required by Sections 9.11, 9.12 and/or 9.14; (d) after giving effect to such acquisition, no Default or Event of Default shall have occurred and be continuing; (e) the aggregate fair market value (as determined in good faith by the Borrower) of all Investments funded or financed in any Persons that do not become Guarantors in connection with all such acquisitions following the Closing Date in reliance on Section 10.5(h) shall not exceed $1,000,000,000 (it being understood that additional Investments in Persons that are not Credit Parties may be made in connection with Permitted Acquisitions in reliance on any exception in Section 10.5 other than clause (h) thereof); and (f) the Borrower shall be in compliance, on a Pro Forma Basis after giving effect to such acquisition (including any Indebtedness assumed or permitted to exist or incurred pursuant to Sections 10.1(j) and 10.1(k), respectively, and any related Pro Forma Adjustment), with the covenant set forth in Section 10.9, as such covenant is recomputed as at the last day of the most recently ended Test Period under such Section as if such acquisition had occurred on the first day of such Test Period.

“Permitted Additional Debt” shall mean senior unsecured or senior subordinated notes, or other Indebtedness or, subject to compliance with Section 10.2, second lien secured notes or other second lien secured Indebtedness, issued by the Borrower or a Guarantor, (a) the terms of which (i) do not provide for any scheduled repayment, mandatory redemption or sinking fund obligation prior to the date that is six months and one day after the Final Maturity Date (other than customary offers to purchase upon a change of control, asset sale or event of loss and customary acceleration rights after an event of default) and (ii) to the extent the same are senior subordinated notes, provide for customary subordination to the Obligations under the Credit Documents, (b) the covenants, events of default, guarantees, collateral and other terms of which (other than interest rate and redemption premiums), taken as a whole, are not more restrictive to the Borrower and the Subsidiaries than those contained herein; provided that a certificate of an Authorized Officer of the Borrower is delivered to the Administrative Agent at least five Business Days (or such shorter period as the Administrative Agent may reasonably agree) prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower prior to such incurrence that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees) and (c) of which no Subsidiary of the Borrower (other than a Guarantor) is an obligor.

“Permitted Holders” shall mean the Sponsors and the Kinder Shareholders.

“Permitted Investments” shall mean:

(a)           securities issued or unconditionally guaranteed by the United States government or any agency or instrumentality thereof, in each case having maturities of not more than 24 months from the date of acquisition thereof;

(b)           securities issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than 24 months from the date of acquisition thereof and, at the time of acquisition, having an investment grade rating generally obtainable from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, then from another nationally recognized rating service);

(c)           commercial paper issued by any Lender or any bank holding company owning any Lender;

(d)           commercial paper maturing no more than 12 months after the date of creation thereof and, at the time of acquisition, having a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);

(e)           domestic and LIBOR certificates of deposit or bankers’ acceptances maturing no more than two years after the date of acquisition thereof issued by any Lender or any other bank having combined capital and surplus of not less than $250,000,000 in the case of domestic banks and $100,000,000 (or the Dollar Equivalent thereof) in the case of foreign banks;

(f)            repurchase agreements with a term of not more than 30 days for underlying securities of the type described in clauses (a), (b) and (e) above entered into with any bank meeting the qualifications specified in clause (e) above or securities dealers of recognized national standing;

(g)           marketable short-term money market and similar funds (i) either having assets in excess of $250,000,000 or (ii) having a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);

(h)           shares of investment companies that are registered under the Investment Company Act of 1940 and substantially all the investments of which are one or more of the types of securities described in clauses (a) through (g) above; and

(i)            in the case of Investments by any Restricted Foreign Subsidiary, other customarily utilized high-quality Investments in the country where such Restricted Foreign Subsidiary is located.

“Permitted Liens” shall mean:

(a)           Liens for taxes, assessments or governmental charges or claims not yet due or which are being contested in good faith and by appropriate proceedings for which appropriate reserves have been established in accordance with GAAP;

(b)           Liens in respect of property or assets of the Borrower or any of the Subsidiaries imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business, in each case so long as such Liens arise in the ordinary course of business and do not individually or in the aggregate have a Material Adverse Effect;

(c)           Liens arising from judgments or decrees in circumstances not constituting an Event of Default under Section 11.11;

(d)           Liens incurred or deposits made in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business;

(e)           ground leases in respect of real property on which facilities owned or leased by the Borrower or any of its Subsidiaries are located;

(f)            easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of the Borrower and its Subsidiaries, taken as a whole;

(g)           any interest or title of a lessor or secured by a lessor’s interest under any lease permitted by this Agreement;

(h)           Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(i)            Liens on goods the purchase price of which is financed by a documentary letter of credit issued for the account of the Borrower or any of its Subsidiaries, provided that such Lien secures only the obligations of the Borrower or such Subsidiaries in respect of such letter of credit to the extent permitted under Section 10.1;

(j)            leases or subleases granted to others not interfering in any material respect with the business of the Borrower and its Subsidiaries, taken as a whole;

(k)           Liens arising from precautionary UCC financing statement or similar filings made in respect of operating leases entered into by the Borrower or any of its Subsidiaries; and

(l)            Liens created in the ordinary course of business in favor of banks and other financial institutions over credit balances of any bank accounts of the Borrower and the Restricted Subsidiaries held at such banks or financial institutions, as the case may be, to facilitate the operation of cash pooling and/or interest set-off arrangements in respect of such bank accounts in the ordinary course of business.

“Permitted Receivables Financing” shall have the meaning provided in Section 10.4(e)(ii).

“Permitted Sale Leaseback” shall mean any Sale Leaseback consummated by the Borrower or any of the Restricted Subsidiaries after the Closing Date, provided that any such Sale Leaseback not between (i) a Credit Party and another Credit Party or (ii) a Restricted Subsidiary that is not a Credit Party Subsidiary and another Restricted Subsidiary that is not a Credit Party, is consummated for fair value as determined at the time of consummation in good faith by (a) the Borrower or such Restricted Subsidiary and (b) in the case of any Sale Leaseback (or series of related Sales Leasebacks) the aggregate proceeds of which exceed $100,000,000, the board of directors of the Borrower or such Restricted Subsidiary (which such determination may take into account any retained interest or other Investment of the Borrower or such Restricted Subsidiary in connection with, and any other material economic terms of, such Sale Leaseback).

“Person” shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any Governmental Authority.

“Plan” shall mean any multiemployer or single-employer plan, as defined in Section 4001 of ERISA and subject to Title IV of ERISA, that is or was within any of the preceding six plan years maintained or contributed to by (or to which there is or was an obligation to contribute or to make payments to) the Borrower, a Subsidiary or an ERISA Affiliate.

“Platform” shall have the meaning provided in Section 14.18(b).

“Pledge Agreement” shall mean, collectively, (a) the Pledge Agreement, entered into by the relevant pledgors party thereto and the Collateral Agent for the benefit of the Lenders and other Secured Parties, substantially in the form of Exhibit F, on the Closing Date and (b) any other pledge agreement delivered pursuant to Section 9.12, in each case, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

“Post-Acquisition Period” shall mean, with respect to any Permitted Acquisition, the period beginning on the date such Permitted Acquisition is consummated and ending on the last day of the sixth full consecutive fiscal quarter immediately following the date on which such Permitted Acquisition is consummated.

“Prepayment Event” shall mean any Asset Sale Prepayment Event, Specified Tranche C Prepayment Event, Debt Incurrence Prepayment Event, Casualty Event or any Permitted Sale Leaseback.

“Pro Forma Adjustment” shall mean, for any Test Period that includes all or any part of a fiscal quarter included in any Post-Acquisition Period, with respect to the Acquired EBITDA of the applicable Acquired Entity or Business or the Consolidated EBITDA of the Borrower, the pro forma increase or decrease in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, projected by the Borrower in good faith as a result of (a) actions taken during such Post-Acquisition Period for the purposes of realizing reasonably identifiable and factually supportable cost savings or (b) any additional costs incurred during such Post-Acquisition Period, in each case in connection with the combination of the operations of such Acquired Entity or Business with the operations of the Borrower and the Restricted Subsidiaries; provided that, so long as such actions are taken during such Post-Acquisition Period or such costs are incurred during such Post-Acquisition Period, as applicable, it may be assumed, for purposes of projecting such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, that such cost savings will be realizable during the entirety of such Test Period, or such additional costs, as applicable, will be incurred during the entirety of such Test Period; provided further that any such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, shall be without duplication for cost savings or additional costs already included in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, for such Test Period.

“Pro Forma Adjustment Certificate” shall mean any certificate of an Authorized Officer of the Borrower delivered pursuant to Section 9.1(d) or Section 9.1(h).

“Pro Forma Basis”, “Pro Forma Compliance” and “Pro Forma Effect” shall mean, with respect to compliance with any test or covenant hereunder, that (A) to the extent applicable, the Pro Forma Adjustment shall have been made and (B) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such test or covenant:  (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a sale, transfer or other disposition of all or substantially all Stock in any Subsidiary of the Borrower or any division, product line, or facility used for operations of the Borrower or any of its Subsidiaries, shall be excluded, and (ii) in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction”, shall be included, (b) any retirement of Indebtedness, and (c) any Indebtedness incurred or assumed by the Borrower or any of the Restricted Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination; provided that, without limiting the application of the Pro Forma Adjustment pursuant to (A) above (but without duplication thereof), the foregoing pro forma adjustments may be applied to any such test or covenant solely to the extent that such adjustments are consistent with the definition of Consolidated EBITDA and give effect to events (including operating expense reductions) that are (i) (x) directly attributable to such transaction, (y) expected to have a continuing impact on the Borrower and the Restricted Subsidiaries and (z) factually supportable or (ii) otherwise consistent with the definition of Pro Forma Adjustment.

“Pro Forma Entity” shall have the meaning provided in the definition of the term “Acquired EBITDA”.

“Qualified Equity Interest” shall mean any Stock or Stock Equivalent that does not constitute a Disqualified Equity Interest.

“Real Estate” shall have the meaning provided in Section 9.1(f).

“Receivables Subsidiary” shall mean any Subsidiary established in connection with a Permitted Receivables Financing that is not permitted by the terms of such Permitted Receivables Financing to guarantee the Obligations.

“Reference Lender” shall mean:

(a)           in connection with the initial syndication of the Loans and Commitments, in respect of the LIBOR Rate, the principal London office of Citibank, N.A.; and

(b)           in respect of the LIBOR Rate in all other cases, the principal London office of Citibank, N.A. and such two other banks as may be appointed by the Administrative Agent in consultation with the Borrower.

“Reference Time” shall have the meaning provided in the definition of the term “Applicable Amount”.

“Refinanced Term Loans” shall have the meaning provided in Section 14.1.

“Register” shall have the meaning provided in Section 14.6(b)(iv).

“Regulation D” shall mean Regulation D of the Board as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Reimbursement Date” shall have the meaning provided in Section 3.4(a).

“Reinvestment Period” shall mean 15 months following the date of an Asset Sale Prepayment Event or Casualty Event.

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the directors, officers, employees, agents, trustees, advisors of such Person and any Person that possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise.

“Repayment Amount” shall mean a Tranche A Repayment Amount, a Tranche B Repayment Amount, a Tranche C Repayment Amount or a New Term Loan Repayment Amount with respect to any Series, as applicable.

“Replacement Term Loans” shall have the meaning provided in Section 14.1.

“Reportable Event” shall mean an event described in Section 4043 of ERISA and the regulations thereunder.

“Required Lenders” shall mean, at any date, (a) Non-Defaulting Lenders having or holding a majority of the sum of (i) the Adjusted Total Revolving Credit Commitment at such date, (ii) the Adjusted Total Term Loan Commitment at such date and (iii) the outstanding principal amount of the Term Loans (excluding Term Loans held by Defaulting Lenders) at such date or (b) if the Total Revolving Credit Commitment and the Total Term Loan Commitment have been terminated or for the purposes of acceleration pursuant to Section 11, the holders (excluding Defaulting Lenders) of a majority of the outstanding principal amount of the Loans and Letter of Credit Exposure (excluding the Loans and Letter of Credit Exposure of Defaulting Lenders) in the aggregate at such date.

“Required Revolving Lenders” shall mean, at any date, Non-Defaulting Lenders having or holding a majority of the Adjusted Total Revolving Credit Commitment at such date (or, if the Total Revolving Credit Commitment has been terminated at such time, a majority of the Revolving Credit Exposure (excluding Revolving Credit Exposure of Defaulting Lenders) at such time).

“Required Tranche A Term Loan Lenders” shall mean, at any date, Non-Defaulting Lenders having or holding a majority of the sum of (a) the portion of the Adjusted Total Term Loan Commitment that relates to Tranche A Term Loan Commitments at such date and (b) the outstanding principal amount of the Tranche A Term Loans (excluding Tranche A Term Loans held by Defaulting Lenders) in the aggregate at such date.

“Required Tranche B Term Loan Lenders” shall mean, at any date, Non-Defaulting Lenders having or holding a majority of the sum of (a) the portion of the Adjusted Total Term Loan Commitment that relates to Tranche B Term Loan Commitments at such date and (b) the outstanding principal amount of the Tranche B Term Loans (excluding Tranche B Term Loans held by Defaulting Lenders) in the aggregate at such date.

“Required Tranche C Term Loan Lenders” shall mean, at any date, Non-Defaulting Lenders having or holding a majority of the sum of (a) the portion of the Adjusted Total Term Loan Commitment that relates to Tranche C Term Loan Commitments at such date and (b) the outstanding principal amount of the Tranche C Term Loans (excluding Tranche C Term Loans held by Defaulting Lenders) in the aggregate at such date.

“Requirement of Law” shall mean, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or assets or to which such Person or any of its property or assets is subject.

“Restricted Foreign Subsidiary” shall mean a Foreign Subsidiary that is a Restricted Subsidiary.

“Restricted Subsidiary” shall mean any Subsidiary of the Borrower other than an Unrestricted Subsidiary.

“Revolving Credit Commitment” shall mean, (a) with respect to each Lender that is a Lender on the date hereof, the amount set forth opposite such Lender’s name on Schedule 1.1(c) as such Lender’s “Revolving Credit Commitment” and (b) in the case of any Lender that becomes a Lender after the date hereof, the amount specified as such Lender’s “Revolving Credit Commitment” in the Assignment and Acceptance pursuant to which such Lender assumed a portion of the Total Revolving Credit Commitment, in each case of the same may be changed from time to time pursuant to terms hereof.  The aggregate amount of the Revolving Credit Commitment as of the Closing Date is $1,000,000,000.

“Revolving Credit Commitment Percentage” shall mean at any time, for each Lender, the percentage obtained by dividing (a) such Lender’s Revolving Credit Commitment by (b) the amount of the Total Revolving Credit Commitment, provided that at any time when the Total Revolving Credit Commitment shall have been terminated, each Lender’s Revolving Credit Commitment Percentage shall be the percentage obtained by dividing (a) such Lender’s Revolving Credit Exposure by (b) the Revolving Credit Exposure of all Lenders.

“Revolving Credit Exposure” shall mean, with respect to any Lender at any time, the sum of (a) the aggregate principal amount of the Revolving Credit Loans of such Lender then outstanding, (b) such Lender’s Letter of Credit Exposure at such time and (c) such Lender’s Revolving Credit Commitment Percentage of the aggregate principal amount of all outstanding Swingline Loans.

“Revolving Credit Facility Co-Lead Arrangers” shall mean each of GSCP and Wachovia Capital Markets, in their respective capacities as Revolving Credit Facility Co-Lead Arrangers.

“Revolving Credit Lender” shall mean, at any time, any Lender that has a Revolving Credit Commitment at such time.

“Revolving Credit Loans” shall have the meaning provided in Section 2.1(b).

“Revolving Credit Maturity Date” shall mean the date that is six years after the Closing Date, or, if such date is not a Business Day, the next preceding Business Day.

“Revolving Credit Termination Date” shall mean the date on which the Revolving Credit Commitments shall have terminated, no Revolving Credit Loans shall be outstanding and the Letters of Credit Outstanding shall have been reduced to zero.

“S&P” shall mean Standard & Poor’s Ratings Services or any successor by merger or consolidation to its business.

“Sale Leaseback” shall mean any transaction or series of related transactions pursuant to which the Borrower or any of the Restricted Subsidiaries (a) sells, transfers or otherwise disposes of any property, real or personal, whether now owned or hereafter acquired, and (b) as part of such transaction, thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold, transferred or disposed.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Section 9.1 Financials” shall mean the financial statements delivered, or required to be delivered, pursuant to Section 9.1(a) or (b) together with the accompanying officer’s certificate delivered, or required to be delivered, pursuant to Section 9.1(d).

“Secured Cash Management Agreement” shall mean any Cash Management Agreement that is entered into by and between the Borrower or any Restricted Subsidiary and any Cash Management Bank.

“Secured Hedge Agreement” shall mean any Hedge Agreement that is entered into by and between the Borrower or any Restricted Subsidiary and any Hedge Bank; provided that in the case of a Hedge Bank that is considered a Hedge Bank solely as a result of the operation of clause (b) of the definition thereof, the only Hedge Agreements with such Hedge Bank that shall be considered Secured Hedge Agreements are those set forth on Schedule 1.1(i) except as such Hedge Bank may otherwise be considered a Hedge Bank after the Closing Date in accordance with clause (a) of the definition thereof .

“Secured Parties” shall mean the Administrative Agent, the Collateral Agent, the Letter of Credit Issuer, each Lender, each Hedge Bank that is party to any Secured Hedge Agreement, each Cash Management Bank that is party to a Secured Cash Management Agreement and each sub-agent pursuant to Section 13 appointed by the Administrative Agent with respect to the Credit Facilities or the Collateral Agent with respect to any Security Document.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Security Agreement” shall mean the Security Agreement entered into by the Borrower, the other grantors party thereto and the Collateral Agent for the benefit of the Lenders, substantially in the form of Exhibit G, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

“Security Documents” shall mean, collectively, (a) the Guarantee, (b) the Pledge Agreement, (c) the Security Agreement, (d) the Mortgages and (e) each other security agreement or other instrument or document executed and delivered pursuant to Section 9.11, 9.12 or 9.14 or pursuant hereto or to any of the Security Documents to secure any of the Obligations.

“Series” shall have the meaning as provided in Section 2.14(a).

“Sold Entity or Business” shall have the meaning provided in the definition of the term “Consolidated EBITDA”.

“Solvent” shall mean, with respect to the Company as of the Closing Date, that as of the Closing Date, both (a) (i) the sum of the Company’s debt (including contingent liabilities) does not exceed the present fair saleable value of the Company’s present assets; (ii) the Company’s capital is not unreasonably small in relation to its business as contemplated on the such date; and (iii) the Company has not incurred and does not intend to incur, or believe that it will incur, debts including current obligations beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (b) the Company is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances.  For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Specified Disposition” shall mean any of:

(i)                                     an underwritten public offering of the common Stock of NGPL;

(ii)                                  a distribution of the common Stock of NGPL thereof to the holders of the Stock of the Borrower; or

(iii)                               the sale of all or any portion of the Stock or assets of NGPL.

“Specified Tranche C Prepayment Event” shall mean the consummation, whether in whole or in part, of any Non-Core Asset Sale.

“Specified Transaction” shall mean, with respect to any period, any Investment, any sale, transfer or other Disposition of assets that would constitute an Asset Sale Prepayment Event or a Specified Tranche C Prepayment Event, incurrence or repayment of Indebtedness, Dividend, Subsidiary designation, New Term Loan, New Revolving Credit Commitment or other event that by the terms of this Agreement requires “Pro Forma Compliance” with a test or covenant hereunder or requires such test or covenant to be calculated on a “Pro Forma Basis”.

“Sponsor” shall mean any of American International Group, Inc., Goldman Sachs Capital Partners, Riverstone Holdings LLC and The Carlyle Group and their respective Controlled Investment Affiliates.

“Stated Amount” of any Letter of Credit shall mean the maximum amount from time to time available to be drawn thereunder, determined without regard to whether any conditions to drawing could then be met; provided, however, that with respect to any Letter of Credit that by its terms or the terms of any Issuer Document provides for one or more automatic increases in the stated amount thereof, the Stated Amount shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

“Status” shall mean, as to the Borrower as of any date, the existence of Level I Status, Level II Status or Level III Status, as the case may be on such date.  Changes in Status resulting from changes in the Consolidated Total Debt to Consolidated EBITDA Ratio shall become effective (the date of such effectiveness, the “Effective Date”) as of the first day following each date that (a) Section 9.1 Financials are delivered to the Administrative Agent under Section 9.1 and (b) an officer’s certificate is delivered by the Borrower to the Administrative Agent setting forth, with respect to such Section 9.1 Financials, the then-applicable Status, and shall remain in effect until the next change to be effected pursuant to this definition, provided that each determination of the Consolidated Total Debt to Consolidated EBITDA Ratio pursuant to this definition shall be made with respect to the Test Period ending at the end of the fiscal period covered by the relevant financial statements.

“Statutory Reserve Rate” shall mean for any day as applied to any LIBOR Loan, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages that are in effect on that day (including any marginal, special, emergency or supplemental reserves), expressed as a decimal, as prescribed by the Board and to which the Administrative Agent is subject, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board).  Such reserve percentages shall include those imposed pursuant to such Regulation D.  LIBOR Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Stock” shall mean shares of capital stock or shares in the capital, as the case may be (whether denominated as common stock or preferred stock or ordinary shares or preferred shares, as the case may be), beneficial, partnership or membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or non-voting.

“Stock Equivalents” shall mean all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable.

“Subordinated Indebtedness” shall mean Indebtedness of a Credit Party that is by its terms subordinated in right of payment to the obligations of such Credit Party under this Agreement.

“Subsidiary” of any Person shall mean and include (a) any corporation more than 50% of whose Stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time Stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency)

is at the time owned by such Person directly or indirectly through Subsidiaries and (b) any limited liability company, partnership, association, joint venture or other entity of which such Person (i) directly or indirectly through Subsidiaries owns or controls more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partner interests or (ii) is a controlling general partner or otherwise controls such entity at such time.  Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Borrower.

“Successor Borrower” shall have the meaning provided in Section 10.3(a).

“Swingline Commitment” shall mean $50,000,000.

“Swingline Lender” shall mean Citibank, N.A. in its capacity as lender of Swingline Loans hereunder or any replacement or successor pursuant to Section 14.9.

“Swingline Loans” shall have the meaning provided in Section 2.1(c).

“Swingline Maturity Date” shall mean, with respect to any Swingline Loan, the date that is five Business Days prior to the Revolving Credit Maturity Date.

“Taxes” shall mean any and all present or future taxes, duties, levies, imposts, assessments, deductions, withholdings or other similar charges imposed by any Governmental Authority whether computed on a separate, consolidated, unitary, combined or other basis and any and all interest, fines, penalties or additions to tax with respect to the foregoing.

“Term Loan Commitment” shall mean, with respect to each Lender, such Lender’s Tranche A Term Loan Commitment, Tranche B Term Loan Commitment, Tranche C Term Loan Commitment and, if applicable, New Term Loan Commitment with respect to any Series.

“Term Loans” shall mean the Tranche A Term Loans, the Tranche B Term Loans, Tranche C Term Loans and any New Term Loans, collectively.

“Test Period” shall mean, for any determination under this Agreement, the four consecutive fiscal quarters of the Borrower then last ended.

“Total Commitment” shall mean the sum of the Total Term Loan Commitment and the Total Revolving Credit Commitment.

“Total Credit Exposure” shall mean, at any date, the sum of (a) the Total Revolving Credit Commitment at such date, (b) the Total Term Loan Commitment at such date and (c) the outstanding principal amount of all Term Loans at such date.

“Total Revolving Credit Commitment” shall mean the sum of the Revolving Credit Commitments of all the Lenders.

“Total Term Loan Commitment” shall mean the sum of the Tranche A Term Loan Commitments, the Tranche B Term Loan Commitments, the Tranche C Term Loan Commitments and New Term Loan Commitments, if applicable, of all the Lenders.

“Tranche A Co-Lead Arrangers” shall mean each of GSCP and CGMI, in their respective capacities as Tranche A Co-Lead Arrangers.

“Tranche A Repayment Amount” shall have the meaning provided in Section 2.5(b).

“Tranche A Repayment Date” shall have the meaning provided in Section 2.5(b).

“Tranche A Term Loan” shall have the meaning provided in Section 2.1(a).

“Tranche A Term Loan Commitment” shall mean (a) in the case of each Lender that is a Lender on the date hereof, the amount set forth opposite such Lender’s name on Schedule 1.1(c) as such Lender’s “Tranche A Commitment” and (b) in the case of any Lender that becomes a Lender after the date hereof, the amount specified as such Lender’s “Tranche A Commitment” in the Assignment and Acceptance pursuant to which such Lender assumed a portion of the total Tranche A Term Loan Commitments, in each case as the same may be changed from time to time pursuant to the terms hereof.  The aggregate amount of the Tranche A Term Loan Commitments as of the Closing Date is $1,000,000,000.

“Tranche A Term Loan Maturity Date” shall mean the date that is six and one-half years after the Closing Date or, if such date is not a Business Day, the first Business Day thereafter.

“Tranche B Co-Lead Arrangers” shall mean each of GSCP and CGMI, in their respective capacities as Tranche B Co-Lead Arrangers.

“Tranche B Repayment Amount” shall have the meaning provided in Section 2.5(c).

“Tranche B Repayment Date” shall have the meaning provided in Section 2.5(c).

“Tranche B Term Loan” shall have the meaning provided in Section 2.1(a).

“Tranche B Term Loan Commitment” shall mean, (a) in the case of each Lender that is a Lender on the date hereof, the amount set forth opposite such Lender’s name on Schedule 1.1(c) as such Lender’s “Tranche B Commitment” and (b) in the case of any Lender that becomes a Lender after the date hereof, the amount specified as such Lender’s “Tranche B Term Loan Commitment” in the Assignment and Acceptance pursuant to which such Lender assumed a portion of the total Tranche B Term Loan Commitments, in each case as the same may be changed from time to time pursuant to the terms hereof.  The aggregate amount of the Tranche B Term Loan Commitments as of the Closing Date is $3,300,000,000.

“Tranche B Term Loan Maturity Date” shall mean the date that is seven years after the Closing Date or, if such date is not a Business Day, the first Business Day thereafter.

“Tranche C Co-Lead Arrangers” shall mean each of GSCP and DBSI, in their respective capacities as Tranche C Co-Lead Arrangers.

“Tranche C Term Loan” shall have the meaning provided in Section 2.1(a).

“Tranche C Term Loan Commitment” shall mean, (a) in the case of each Lender that is a Lender on the date hereof, the amount set forth opposite such Lender’s name on Schedule 1.1(c) as such Lender’s “Tranche C Commitment” and (b) in the case of any Lender that becomes a Lender after the date hereof, the amount specified as such Lender’s “Tranche C Term Loan Commitment” in the Assignment and Acceptance pursuant to which such Lender assumed a portion of the total Tranche C Term Loan Commitments, in each case as the same may be changed from time to time pursuant to the terms hereof.  The aggregate amount of the Tranche C Term Loan Commitments as of the Closing Date is $455,000,000.

“Tranche C Term Loan Maturity Date” shall mean the date which is three years after the Closing Date or, if such date is not a Business Day, the first Business Day thereafter.

“Transaction Expenses” shall mean any fees or expenses incurred or paid by the Borrower or any of its Subsidiaries in connection with the Transactions, this Agreement and the other Credit Documents and the transactions contemplated hereby and thereby.

“Transactions” shall mean, collectively, the transactions contemplated by this Agreement, the Merger, the Debt Repayment and the Equity Investments.

“Transferee” shall have the meaning provided in Section 14.6(e).

“Trigger Date” shall mean the date on which Section 9.1 Financials are delivered under Section 9.1 for the fiscal quarter ending on September 30, 2007.

“Trust Indenture Act” shall have the meaning provided in Section 13.11.

“Type” shall mean (a) as to any Term Loan, its nature as an ABR Loan or a LIBOR Term Loan and (b) as to any Revolving Credit Loan, its nature as an ABR Loan or a LIBOR Revolving Credit Loan.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time (except as otherwise specified) in any applicable state or jurisdiction.

“Unfunded Current Liability” of any Plan shall mean the amount, if any, by which the Accumulated Benefit Obligation (as defined under Statement of Financial Accounting Standards No. 87 (“SFAS 87”) under the Plan as of the close of its most recent plan year, determined in accordance with SFAS 87 as in effect on the date hereof, exceeds the fair market value of the assets allocable thereto.

“Unpaid Drawing” shall have the meaning provided in Section 3.4(a).

“Unrestricted Subsidiary” shall mean (a) any Subsidiary of the Borrower that is formed or acquired after the Closing Date, provided that at such time (or promptly thereafter) the Borrower designates such Subsidiary an Unrestricted Subsidiary in a written notice to the Administrative Agent, (b) any Restricted Subsidiary subsequently re-designated as an Unrestricted Subsidiary by the Borrower in a written notice to the Administrative Agent, provided that in the case of (b), no Restricted Subsidiary may be designated as an Unrestricted Subsidiary if it previously had been designated as an Unrestricted Subsidiary; and provided, further, in the case of (a) and (b), (x) such designation or re-designation shall be deemed to be an Investment on the date of such re-designation in an Unrestricted Subsidiary in an amount equal to the sum of (i) the Borrower’s direct or indirect equity ownership percentage of the net worth of such designated or re-designated Restricted Subsidiary immediately prior to such designation or re-designation (such net worth to be calculated without regard to any guarantee provided by such designated or re-designated Restricted Subsidiary) and (ii) without duplication, the aggregate principal amount of any Indebtedness owed by such designated or re-designated Restricted Subsidiary to the Borrower or any other Restricted Subsidiary immediately prior to such designation or re-designation, all calculated, except as set forth in the parenthetical to clause (i), on a consolidated basis in accordance with GAAP and (y) no Default or Event of Default would result from such designation or re-designation after giving Pro Forma Effect thereto and the Borrower shall be in compliance with the covenant set forth in Section 10.9 determined on a Pro Forma Basis after giving effect to such designation and (c) each Subsidiary of an Unrestricted Subsidiary; provided, however, that at the time of any written designation or re-designation by the Borrower to the Administrative Agent that any Unrestricted Subsidiary shall no longer constitute an Unrestricted Subsidiary, such Unrestricted Subsidiary shall cease to be an Unrestricted Subsidiary to the extent no Default or Event of Default would result from such designation or re-designation.  On the Closing Date, each of KMP and KMR and each of their respective Subsidiaries shall be deemed Unrestricted Subsidiaries and no Investment in KMP or KMR shall be deemed to have been made on the Closing Date as a result thereof.  On or promptly after the date of its formation, acquisition, designation or re-designation, as applicable, each Unrestricted Subsidiary (other than an Unrestricted Subsidiary that is a Foreign Subsidiary) shall have entered into a tax sharing agreement containing terms that, in the reasonable judgment of the Administrative Agent, provide for an appropriate allocation of tax liabilities and benefits.

“U.S. Prime Rate” shall mean the rate of interest per annum publicly announced from time to time by Citibank, N.A. as its reference rate in effect at its principal office in New York City (the U.S. Prime Rate not being intended to be the lowest rate of interest charged by Citibank, N.A. in connection with extensions of credit to debtors) (any change in such rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change).

“Voting Stock” shall mean, with respect to any Person, such Person’s Stock or Stock Equivalents having the right to vote for the election of directors of such Person under ordinary circumstances.

“Wachovia Bank” shall mean Wachovia Bank, National Association.

“Wachovia Capital Markets” shall mean Wachovia Capital Markets, LLC.

“Wholly-Owned” shall mean, with respect to the ownership by a Person of a Subsidiary, that all of the Equity Interests of such Subsidiary (other than directors’ qualifying shares or nominee or other similar shares required pursuant to applicable law) are owned by such Person or another Wholly-Owned Subsidiary of such Person.

1.2.                              Other Interpretive Provisions.  With reference to this Agreement and each other Credit Document, unless otherwise specified herein or in such other Credit Document:

(a)                                  The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)                                 The words “herein”, “hereto”, “hereof” and “hereunder” and words of similar import when used in any Credit Document shall refer to such Credit Document as a whole and not to any particular provision thereof.

(c)                                  Article, Section, Exhibit and Schedule references are to the Credit Document in which such reference appears.

(d)                                 The term “including” is by way of example and not limitation.

(e)                                  The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(f)                                    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”.

(g)                                 Section headings herein and in the other Credit Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Credit Document.

1.3.                              Accounting Terms.

(a)                                  All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP.

(b)                                 Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test or covenant contained in this Agreement with respect to any period during which any Specified Transaction occurs, the Consolidated Total Debt to Consolidated EBITDA Ratio shall be calculated with respect to such period and such Specified Transaction on a Pro Forma Basis.

1.4.                              Rounding.  Any financial ratios required to be maintained by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.5.                              References to Agreements, Laws, etc.  Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Credit Documents) and other Contractual Obligations shall be deemed to include all subsequent amendments, restatements, amendment and restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, amendment and restatements, extensions, supplements and other modifications are permitted by any Credit Document; and (b) references to any Requirement of Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Requirement of Law.

1.6.                              Exchange Rates.  For purposes of determining compliance under Sections 10.4, 10.5 (other than with respect to determining the amount of any Indebtedness), 10.6 and 10.9 with respect to any amount in a Foreign Currency, such amount shall be deemed to equal the Dollar Equivalent thereof based on the average Exchange Rate for a Foreign Currency for the most recent twelve-month period immediately prior to the date of determination determined in a manner consistent with that used in calculating Consolidated EBITDA for the related period.  For purposes of determining compliance with Sections 10.1, 10.2 and 10.5, with respect to any amount of Indebtedness in a Foreign Currency, compliance will be determined at the time of incurrence or advancing thereof using the Dollar Equivalent thereof at the Exchange Rate in effect at the time of such incurrence or advancement.

1.7.                              Classification of Loans and Borrowings.  For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Credit Loan”) or by Type (e.g., a “LIBOR Loan”) or by Class and Type (e.g., a “LIBOR Revolving Credit Loan”).  Borrowings also may be classified and referred to by Class (e.g., a “Revolving Credit Borrowing”, “Borrowing of Tranche A Term Loans”) or by Type (e.g., a “LIBOR Borrowing”) or by Class and Type (e.g., a “LIBOR Revolving Credit Borrowing”).  A Credit Facility also may be classified by Type (e.g., the “Tranche A Term Loan Credit Facility”).

SECTION 2.                                Amount and Terms of Credit

2.1.                              Commitments.

(a)                                  Subject to and upon the terms and conditions herein set forth,

(i)                  each Lender having a Tranche A Term Loan Commitment severally agrees to make a loan or loans (each a “Tranche A Term Loan”) on the Closing Date to the Borrower in Dollars, which Tranche A Term Loans shall not exceed for any such Lender the Tranche A Term Loan Commitment of such Lender and in the aggregate shall not exceed $1,000,000,000;

(ii)               each Lender having a Tranche B Term Loan Commitment severally agrees to make a loan or loans (each a “Tranche B Term Loan”) on the Closing Date to the Borrower in Dollars, which Tranche B Term Loans shall not exceed for any such Lender the Tranche B Term Loan Commitment of such Lender and in the aggregate shall not exceed $3,300,000,000; and

(iii)            each Lender having a Tranche C Term Loan Commitment severally agrees to make a loan or loans (each a “Tranche C Term Loan”) on the Closing Date to the Borrower in Dollars, which Tranche C Term Loans shall not exceed for any such Lender the Tranche C Term Loan Commitment of such Lender and in the aggregate shall not exceed $455,000,000.

The Term Loans described above:  (A) shall be made on the Closing Date; (B) may at the option of the Borrower be incurred and maintained as, and/or converted into, ABR Term Loans or LIBOR Term Loans; provided that all such Term Loans made by each of the Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Term Loans of the same Type; (C) may be repaid or prepaid in accordance with the provisions hereof, but once repaid or prepaid, may not be reborrowed; (D) shall not exceed for any such Lender the Tranche A Term Loan Commitment, Tranche B Term Loan Commitment or Tranche C Term Loan Commitment, as applicable, of such Lender; and (E) shall not exceed in the aggregate the total of all Tranche A Term Loan Commitments, Tranche B Term Loan Commitments or Tranche C Term Loan Commitments, as applicable.

On the Tranche A Term Loan Maturity Date, all then unpaid Tranche A Term Loans shall be repaid in full.  On the Tranche B Term Loan Maturity Date, all then unpaid Tranche B Term Loans shall be repaid in full.  On the Tranche C Term Loan Maturity Date, all then unpaid Tranche C Term Loans shall be repaid in full.

(b)                                 (i)  Subject to and upon the terms and conditions herein set forth, each Lender having a Revolving Credit Commitment severally agrees to make a loan or loans denominated in Dollars (each a “Revolving Credit Loan” and, collectively, the “Revolving Credit Loans”) to the Borrower which Revolving Credit Loans:  (A) shall be made at any time and from time to time on and after the Closing Date and prior to the Revolving Credit Maturity Date; (B) may, at the option of the Borrower be incurred and maintained as, and/or converted into, ABR Revolving Credit Loans or LIBOR Revolving Credit Loans, provided that all Revolving Credit Loans made by each of the Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Revolving Credit Loans of the same Type; (C) may be repaid and reborrowed in accordance with the provisions hereof; (D) shall not, for any such Lender at any time, after giving effect thereto and to the application of the proceeds thereof, result in such Lender’s Revolving Credit Exposure at such time exceeding such Lender’s Revolving Credit Commitment at such time; and (E) shall not, after giving effect thereto and to the application of the proceeds thereof, result at any time in the aggregate amount of the Lenders’ aggregate Revolving Credit Exposures at such time exceeding the Total Revolving Credit Commitment then in effect.

(ii)                                  Each Lender may at its option make any LIBOR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that (A) any exercise of such option shall not affect the obligation of the Borrower to repay such Loan and (B) in exercising such option, such Lender shall use its reasonable efforts to minimize any increased costs to the Borrower resulting therefrom (which obligation of the Lender shall not require it to take, or refrain from taking, actions that it determines would result in increased costs for which it will not be compensated hereunder or that it determines would be otherwise disadvantageous to it and in the event of such request for costs for which compensation is provided under this Agreement, the provisions of Section 3.5 shall apply).  On the Revolving Credit Maturity Date, all Revolving Credit Loans shall be repaid in full.

(c)                                  Subject to and upon the terms and conditions herein set forth, the Swingline Lender in its individual capacity agrees, at any time and from time to time on and after the Closing Date and prior to the Swingline Maturity Date, to make a loan or loans (each a “Swingline Loan” and, collectively, the “Swingline Loans”) to the Borrower in Dollars, which Swingline Loans:  (i) shall be ABR Loans; (ii) shall have the benefit of the provisions of Section 2.1(d); (iii) shall not exceed at any time outstanding the Swingline Commitment; (iv) shall not, after giving effect thereto and to the application of the proceeds thereof, result at any time in the aggregate amount of the Lenders’ aggregate Revolving Credit Exposures at such time exceeding the Total Revolving Credit Commitment then in effect; and (v) may be repaid and reborrowed in accordance with the provisions hereof.  Each outstanding Swingline Loan shall be repaid in full on the Swingline Maturity Date.  The Swingline Lender shall not make any Swingline Loan after receiving a written notice from the Borrower or any Lender stating that a Default or Event of Default exists and is continuing until such time as the Swingline Lender shall have received written notice of (i) rescission of all such notices from the party or parties originally delivering such notice or (ii) the waiver of such Default or Event of Default in accordance with the provisions of Section 14.1.

(d)                                 On any Business Day, the Swingline Lender may, in its sole discretion, give notice to the Lenders with a Revolving Credit Commitment that all then-outstanding Swingline Loans shall be funded with a Borrowing of Revolving Credit Loans, in which case Revolving Credit Loans constituting ABR Loans (each such Borrowing, a “Mandatory Borrowing”, and each such Borrowing shall be deemed to have been made by the Borrower) shall be made on the immediately succeeding Business Day by all Lenders with a Revolving Credit Commitment pro rata based on each Lender’s Revolving Credit Commitment Percentage, and the proceeds thereof shall be applied directly to the Swingline Lender to repay the Swingline Lender for such outstanding Swingline Loans.  Each Lender with a Revolving Credit Commitment hereby irrevocably agrees to make such Revolving Credit Loans upon one Business Day’s notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified to it in writing by the Swingline Lender notwithstanding (i) that the amount of the Mandatory Borrowing may not comply with the minimum amount for each Borrowing specified in Section 2.2, (ii) whether any conditions specified in Section 7 are then satisfied, (iii) whether a Default or an Event of Default has occurred and is continuing, (iv) the date of such Mandatory Borrowing or (v) any reduction in the Total Commitment after any such Swingline Loans were made.  In the event that, in the sole judgment of the Swingline Lender, any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including as a result of the commencement of a proceeding under the Bankruptcy Code in respect of the Borrower), each Lender with a Revolving Credit Commitment hereby agrees that it shall forthwith purchase from the Swingline Lender (without recourse or warranty) such participation of the outstanding Swingline Loans as shall be necessary to cause the Lenders to share in such Swingline Loans ratably based upon their respective Revolving Credit Commitment Percentages; provided that all principal and interest payable on such Swingline Loans shall be for the account of the Swingline Lender until the date the respective participation is purchased and, to the extent attributable to the purchased participation, shall be payable to the Lender purchasing same from and after such date of purchase.

2.2.                              Minimum Amount of Each Borrowing; Maximum Number of Borrowings.  The aggregate principal amount of each Borrowing of Term Loans or Revolving Credit Loans shall be in a multiple of $1,000,000 and Swingline Loans shall be in a multiple of $100,000 and, in each case, shall not be less than the Minimum Borrowing Amount with respect thereto (except that Mandatory Borrowings shall be made in the amounts required by Section 2.1(d)).

2.3.                              Notice of Borrowing.

(a)                                  The Borrower shall give the Administrative Agent at the Administrative Agent’s Office (i) prior to 12:00 Noon (New York City time) at least three Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) of the Borrowing of Term Loans if all or any of such Term Loans are to be initially LIBOR Loans, and (ii) prior written notice (or telephonic notice promptly confirmed in writing) prior to 10:00 a.m. (New York City time) on the date of the Borrowing of Term Loans if all such Term Loans are to be ABR Loans.  Such notice (together with each notice of a Borrowing of Revolving Credit Loans pursuant to Section 2.3(b) and each notice of a Borrowing of Swingline Loans pursuant to Section 2.3(c), a “Notice of Borrowing”) shall specify (i) the aggregate principal amount of the Term Loans to be made, (ii) the date of the Borrowing (which shall be the Closing Date) and (iii) whether the Term Loans shall consist of ABR Loans and/or LIBOR Term Loans and, if the Term Loans are to include LIBOR Term Loans, the Interest Period to be initially applicable thereto.  The Administrative Agent shall promptly give each Lender written notice (or telephonic notice promptly confirmed in writing) of the proposed Borrowing of Term Loans, of such Lender’s proportionate share thereof and of the other matters covered by the related Notice of Borrowing.

(b)                                 Whenever the Borrower desires to incur Revolving Credit Loans (other than Mandatory Borrowings or borrowings to repay Unpaid Drawings), it shall give the Administrative Agent at the Administrative Agent’s Office, (i) prior to 12:00 Noon (New York City Time) at least three Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of LIBOR Revolving Credit Loans, and (ii) prior to 12:00 Noon (New York City time) at least one Business Day’s prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of ABR Loans.  Each such Notice of Borrowing, except as otherwise expressly provided in Section 2.10, shall specify (i) the aggregate principal amount of the Revolving Credit Loans to be made pursuant to such Borrowing, (ii) the date of Borrowing (which shall be a Business Day) and (iii) whether the respective Borrowing shall consist of ABR Loans or LIBOR Revolving Credit Loans and, if LIBOR Revolving Credit Loans, the Interest Period to be initially applicable thereto.  The Administrative Agent shall promptly give each Lender written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing of Revolving Credit Loans, of such Lender’s proportionate share thereof and of the other matters covered by the related Notice of Borrowing.

(c)                                  Whenever the Borrower desires to incur Swingline Loans hereunder, it shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Swingline Loans prior to 2:30 p.m. (New York City time) on the date of such Borrowing.  Each such notice shall specify (i) the aggregate principal amount of the Swingline Loans to be made pursuant to such Borrowing and (ii) the date of Borrowing (which shall be a Business Day).  The Administrative Agent shall promptly give the Swingline Lender written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing of Swingline Loans and of the other matters covered by the related Notice of Borrowing.

(d)                                 Mandatory Borrowings shall be made upon the notice specified in Section 2.1(d), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of Mandatory Borrowings as set forth in such Section.

(e)                                  Borrowings to reimburse Unpaid Drawings shall be made upon the notice specified in Section 3.4(a).

(f)                                    Without in any way limiting the obligation of the Borrower to confirm in writing any notice it may give hereunder by telephone, the Administrative Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Administrative Agent in good faith to be from an Authorized Officer of the Borrower.  In each such case, the Borrower hereby waives the right to dispute the Administrative Agent’s record of the terms of any such telephonic notice.

2.4.                              Disbursement of Funds.

(a)                                  No later than 12:00 Noon (New York City time) on the date specified in each Notice of Borrowing (including Mandatory Borrowings), each Lender will make available its pro rata portion, if any, of each Borrowing requested to be made on such date in the manner provided below; provided that all Swingline Loans shall be made available in the full amount thereof by the Swingline Lender no later than 3:00 p.m. (New York City time) on the date requested.

(b)                                 Each Lender shall make available all amounts it is to fund to the Borrower under any Borrowing for its applicable Commitments, and in immediately available funds to the Administrative Agent at the Administrative Agent’s Office and the Administrative Agent will (except in the case of Mandatory Borrowings and Borrowings to repay Unpaid Drawings) make available to the Borrower, by depositing to an account designated by the Borrower to the Administrative Agent the aggregate of the amounts so made available in Dollars.  Unless the Administrative Agent shall have been notified by any Lender prior to the date of any such Borrowing that such Lender does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount.  If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made available same to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Lender.  If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent.  The Administrative Agent shall also be entitled to recover from such Lender or the Borrower interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if paid by such Lender, the Federal Funds Effective Rate or (ii) if paid by the Borrower, the then-applicable rate of interest or fees, calculated in accordance with Section 2.8, for the respective Loans.

(c)                                  Nothing in this Section 2.4 shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to fulfill its commitments hereunder).

2.5.                              Repayment of Loans; Evidence of Debt.

(a)                                  The Borrower shall repay to the Administrative Agent, for the benefit of the Lenders, (i) on the Tranche A Term Loan Maturity Date, the then-unpaid Tranche A Term Loans, in Dollars, (ii) on the Tranche B Term Loan Maturity Date, the then-unpaid Tranche B Term Loans, in Dollars, and (iii) on the Tranche C Term Loan Maturity Date, the then-unpaid Tranche C Term Loans, in Dollars.  The Borrower shall repay to the Administrative Agent in Dollars, for the benefit of the applicable Lenders, on the Revolving Credit Maturity Date, the then-unpaid Revolving Credit Loans made to the Borrower.  The Borrower shall repay to the Administrative Agent in Dollars, for the account of the Swingline Lender, on the Swingline Maturity Date, the then-unpaid Swingline Loans.

(b)                                 The Borrower shall repay to the Administrative Agent, in Dollars, for the benefit of the Lenders of Tranche A Term Loans, on each date set forth below (each, a “Tranche A Repayment Date”), the principal amount of the Tranche A Term Loans equal to (x) the outstanding principal amount of Tranche A Term Loans immediately after closing on the Closing Date multiplied by (y) the percentage set forth below opposite such Tranche A Repayment Date (each, a “Tranche A Repayment Amount”)(1):

Date	Tranche A Repayment Amount
September 30, 2007	0.25%
December 31, 2007	0.25%
March 31, 2008	0.25%
June 30, 2008	0.25%
September 30, 2008	0.25%
December 31, 2008	0.25%
March 31, 2009	0.25%
June 30, 2009	0.25%
September 30, 2009	0.25%
December 31, 2009	0.25%
March 31, 2010	0.25%
June 30, 2010	0.25%
September 30, 2010	0.25%
December 31, 2010	0.25%
March 31, 2011	0.25%
June 30, 2011	0.25%
September 30, 2011	0.25%
December 31, 2011	0.25%
March 31, 2012	0.25%
June 30, 2012	0.25%
September 30, 2012	0.25%
December 31, 2012	0.25%
March 31, 2013	23.625%
June 30, 2013	23.625%
September 30, 2013	23.625%
Tranche A Term Loan Maturity Date	23.625%

(c)                                  The Borrower shall repay to the Administrative Agent, in Dollars, for the benefit of the Lenders of Tranche B Term Loans, on each date set forth below (each a “Tranche B Repayment Date”), the principal amount of the Tranche B Term Loans equal to (x) the outstanding principal amount

(1)                                  Table to be finalized based on actual Closing Date.

of Tranche B Term Loans immediately after closing on the Closing Date multiplied by (y) the percentage set forth below opposite such Tranche B Repayment Date (each a “Tranche B Repayment Amount”):

Date	Tranche B Repayment Amount
September 30, 2007	0.25%
December 31, 2007	0.25%
March 31, 2008	0.25%
June 30, 2008	0.25%
September 30, 2008	0.25%
December 31, 2008	0.25%
March 31, 2009	0.25%
June 30, 2009	0.25%
September 30, 2009	0.25%
December 31, 2009	0.25%
March 31, 2010	0.25%
June 30, 2010	0.25%
September 30, 2010	0.25%
December 31, 2010	0.25%
March 31, 2011	0.25%
June 30, 2011	0.25%
September 30, 2011	0.25%
December 31, 2011	0.25%
March 31, 2012	0.25%
June 30, 2012	0.25%
September 30, 2012	0.25%
December 31, 2012	0.25%
March 31, 2013	0.25%
June 30, 2013	0.25%
September 30, 2013	0.25%
December 31, 2013	0.25%
March 31, 2014	0.25%
Tranche B Term Loan Maturity Date	93.25%

(d)                                 In the event that any New Term Loans are made, such New Term Loans shall, subject to Section 2.14(d), be repaid by the borrower thereof in the amounts (each, a “New Term Loan Repayment Amount”) and on the dates (each a “New Term Loan Repayment Date”) set forth in the applicable New Loan Increase Joinder.

(e)                                  Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to the appropriate lending office of such Lender resulting from each Loan made by such lending office of such Lender from time to time, including the amounts of principal and interest payable and paid to such lending office of such Lender from time to time under this Agreement.

(f)                                    The Administrative Agent shall maintain the Register pursuant to Section 14.6(b), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each Loan made hereunder, whether such Loan is a Term Loan, a Revolving Credit Loan or a Swingline Loan, as applicable, the Type of each Loan made and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender or the Swingline Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.

(g)                                 The entries made in the Register and accounts and subaccounts maintained pursuant to paragraphs (e) and (f) of this Section 2.5 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

(h)                                 Any Lender by written notice to the Borrower (with a copy to the Administrative Agent) may request that Loans of any Class made by it be evidenced by a promissory note.  In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in the form of Exhibit L-1, L-2, L-3 or L-4, as the case may be.  Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 14.6) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

2.6.                              Conversions and Continuations.

(a)                                  The Borrower shall have the option on any Business Day to convert all or a portion equal to at least the Minimum Borrowing Amount of the outstanding principal amount of Term Loans or Revolving Credit Loans made to the Borrower (as applicable) of one Type into a Borrowing or Borrowings of another Type and the Borrower shall have the option on any Business Day to continue the outstanding principal amount of any LIBOR Term Loans or LIBOR Revolving Credit Loans as LIBOR Term Loans or LIBOR Revolving Credit Loans, as the case may be, for an additional Interest Period, provided that (i) no partial conversion of LIBOR Term Loans or LIBOR Revolving Credit Loans shall reduce the outstanding principal amount of LIBOR Term Loans or LIBOR Revolving Credit Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount, (ii) ABR Loans may not be converted into LIBOR Term Loans or LIBOR Revolving Credit Loans if a Default or Event of Default is in existence on the date of the conversion and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such conversion, (iii) LIBOR Loans may not be continued as LIBOR Loans for an additional Interest Period if an Event of Default is in existence on the date of the proposed continuation and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuation and (iv) Borrowings resulting from conversions pursuant to this Section 2.6 shall be limited in number as provided in Section 2.2.  Each such conversion or continuation shall be effected by the Borrower by giving the Administrative Agent at the Administrative Agent’s Office prior to 12:00 Noon (New York City time) at least three Business Days’ (or one Business Day’s notice in the case of a conversion into ABR Loans) prior written notice (or telephonic notice promptly confirmed in writing) (each, a “Notice of Conversion or Continuation”) specifying the Term Loans or Revolving Credit Loans to be so converted or continued, the Type of Term Loans or Revolving Credit Loans to be converted or continued into and, if such Term Loans or Revolving Credit Loans are to be converted into or continued as LIBOR Loans, the Interest Period to be initially applicable thereto.  The Administrative Agent shall give each Lender notice as promptly as practicable of any such proposed conversion or continuation affecting any of its Term Loans or Revolving Credit Loans.

(b)                                 If any Default or Event of Default is in existence at the time of any proposed continuation of any LIBOR Loans and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuation, such LIBOR Loans shall be automatically converted on the last day of the current Interest Period into ABR Loans.  If upon the expiration of any Interest Period in respect of LIBOR Loans the Borrower has failed to elect a new Interest Period to be applicable thereto as provided in paragraph (a) above, the Borrower shall be deemed to have elected to continue such Borrowing of LIBOR Loans into a Borrowing of ABR Loans, effective as of the expiration date of such current Interest Period.

(c)                                  No Loan may be converted into or continued as a Loan denominated in a different currency.

2.7.                              Pro Rata Borrowings.  Each Borrowing of Tranche A Term Loans, Tranche B Term Loans and Tranche C Term Loans under this Agreement shall be made by the Lenders pro rata on the basis of their then-applicable Tranche A Term Loan Commitments, Tranche B Term Loan Commitments and Tranche C Term Loan Commitments, respectively.  Each Borrowing of Revolving Credit Loans under this Agreement shall be made by the Lenders pro rata on the basis of their then-applicable Revolving Credit Commitments.  Each Borrowing of New Term Loans under this Agreement shall be made by the Lenders pro rata on the basis of their then-applicable New Term Loan Commitments.  It is understood that (a) no Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder and (b) other than as expressly provided herein with respect to a Defaulting Lender, failure by a Lender to perform any of its obligations under any of the Credit Documents shall not release any Person from performance of its obligation under any Credit Document.

2.8.                              Interest.

(a)                                  The unpaid principal amount of each ABR Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum that shall at all times be the Applicable ABR Margin plus the ABR in effect from time to time.

(b)                                 The unpaid principal amount of each LIBOR Loan shall bear interest from the date of the Borrowing thereof until maturity thereof (whether by acceleration or otherwise) at a rate per annum that shall at all times be the Applicable LIBOR Margin in effect from time to time plus the relevant Adjusted LIBOR Rate.

(c)                                  If all or a portion of (i) the principal amount of any Loan or (ii) any interest payable thereon shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum that is (x) in the case of overdue principal, the rate that would otherwise be applicable thereto plus 2% or (y) in the case of any overdue interest, to the extent permitted by applicable law, the rate described in Section 2.8(a) plus 2% from and including the date of such non-payment to but excluding the date on which such amount is paid in full (after as well as before judgment).

(d)                                 Interest on each Loan shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable (i) in respect of each ABR Loan, quarterly in arrears on the last Business Day of each March, June, September and December, (ii) in respect of each LIBOR Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three-month intervals after the first day of such Interest Period, (iii) in respect of each Loan (except, other than in the case of prepayments, any ABR Loan), on any prepayment (on the amount prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

(e)                                  All computations of interest hereunder shall be made in accordance with Section 5.5.

(f)                                    The Administrative Agent, upon determining the interest rate for any Borrowing of LIBOR Loans, shall promptly notify the Borrower and the relevant Lenders thereof.  Each such determination shall, absent clearly demonstrable error, be final and conclusive and binding on all parties hereto.

(g)                                 In the event that any financial statement or officer’s certificate delivered pursuant to Section 9.1 is shown to be inaccurate, and such inaccuracy, if corrected, would have led to the application of a higher Applicable ABR Margin or Applicable LIBOR Margin for any period (an “Applicable Period”) than the Applicable ABR Margin or Applicable LIBOR Margin applied for such Applicable Period, then (i) the Borrower shall as soon as practicable deliver to the Administrative Agent a correct officer’s certificate for such Applicable Period, (ii) the Applicable ABR Margin or Applicable LIBOR Margin, as the case may be, shall be determined as if the correct officer’s certificate had been delivered for such Applicable Period and (iii) the Borrower shall within 15 days of the delivery of such officer’s certificate pay to the Administrative Agent the accrued additional interest owing as a result of such increased Applicable Rate for such Applicable Period.  This Section 2.8(g) shall not limit the rights of the Administrative Agent and Lenders with respect to Section 2.8(c) or Section 11.

2.9.                              LIBOR Interest Periods.  At the time the Borrower gives a Notice of Borrowing or Notice of Conversion or Continuation in respect of the making of, or conversion into or continuation as, a Borrowing of LIBOR Loans in accordance with Section 2.3(a) or Section 2.6(a), the Borrower shall have the right to elect, by giving the Administrative Agent written notice (or telephonic notice promptly confirmed in writing), the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of the Borrower be a one, two, three, six or (if available to all the Lenders making such Loans as determined by such Lenders in good faith), nine or twelve month period; provided that the initial Interest Period may be for a period of less than one month if agreed upon by the Borrower and the Administrative Agent.

Notwithstanding anything to the contrary contained above:

(a)                                  the initial Interest Period for any Borrowing of LIBOR Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of ABR Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

(b)                                 if any Interest Period relating to a Borrowing of LIBOR Loans begins on the last Business Day of a calendar month or begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period;

(c)                                  if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period in respect of a LIBOR Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day; and

(d)                                 the Borrower shall not be entitled to elect any Interest Period in respect of any LIBOR Loan if such Interest Period would extend beyond the applicable Maturity Date of such Loan.

2.10.                        Increased Costs, Illegality, etc.

(a)                                  In the event that (x) in the case of clause (i) below, the Administrative Agent or (y) in the case of clauses (ii) and (iii) below, any Lender shall have reasonably determined (which determination shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto):

(i)                           on any date for determining the Adjusted LIBOR Rate for any Interest Period that (x) deposits in the principal amounts of the Loans comprising such LIBOR Borrowing are not generally available in the relevant market or (y) by reason of any changes arising on or after the Closing Date affecting the interbank LIBOR market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Adjusted LIBOR Rate; or

(ii)                        at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any LIBOR Loans (other than any such increase or reduction attributable to Taxes) because of (x) any change since the date hereof in any applicable law, governmental rule, regulation, guideline or order (or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline or order), such as, for example, without limitation, a change in official reserve requirements, and/or (y) other circumstances affecting the interbank LIBOR market or the position of such Lender in such market; or

(iii)                     at any time, that the making or continuance of any LIBOR Loan has become unlawful by compliance by such Lender in good faith with any law, governmental rule, regulation, guideline or order (or would conflict with any such governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or has become impracticable as a result of a contingency occurring after the date hereof that materially and adversely affects the interbank LIBOR market;

then, and in any such event, such Lender (or the Administrative Agent, in the case of clause (i) above) shall within a reasonable time thereafter give notice (if by telephone, confirmed in writing) to the Borrower and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders).  Thereafter (x) in the case of clause (i) above, LIBOR Term Loans and LIBOR Revolving Credit Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist (which notice the Administrative Agent agrees to give at such time when such circumstances no longer exist), and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to LIBOR Term Loans or LIBOR Revolving Credit Loans that have not yet been incurred shall be deemed rescinded by the Borrower (y) in the case of clause (ii) above, the Borrower shall pay to such Lender, promptly after receipt of written demand therefor such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its reasonable discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts receivable hereunder (it being agreed that a written notice as to the additional amounts owed to such Lender, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Lender shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 2.10(b) as promptly as possible and, in any event, within the time period required by law.

(b)                                 At any time that any LIBOR Loan is affected by the circumstances described in Section 2.10(a)(ii) or (iii), the Borrower may (and in the case of a LIBOR Loan affected pursuant to Section 2.10(a)(iii) shall) either (x) if the affected LIBOR Loan is then being made pursuant to a Borrowing, cancel said Borrowing by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower was notified by a Lender pursuant to Section 2.10(a)(ii) or (iii) or (y) if the affected LIBOR Loan is then outstanding, upon at least three Business Days’ notice to the Administrative Agent, require the affected Lender to convert each such LIBOR Revolving Credit Loan and LIBOR Term Loan into an ABR Loan, provided that if more than one Lender is affected at any time, then all affected Lenders must be treated in the same manner pursuant to this Section 2.10(b).

(c)                                  If, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, the National Association of Insurance Commissioners, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by a Lender or its parent with any request or directive made or adopted after the date hereof regarding capital adequacy (whether or not having the force of law) of any such authority, association, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender’s or its parent’s or its Affiliate’s capital or assets as a consequence of such Lender’s commitments or obligations hereunder to a level below that which such Lender or its parent or its Affiliate could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender’s or its parent’s policies with respect to capital adequacy), then from time to time, promptly after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or its parent for such reduction, it being understood and agreed, however, that a Lender shall not be entitled to such compensation as a result of such Lender’s compliance with, or pursuant to any request or directive to comply with, any such law, rule or regulation as in effect on the date hereof.  Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this Section 2.10(c), will give prompt written notice thereof to the Borrower which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts, although the failure to give any such notice shall not, subject to Section 2.13, release or diminish the Borrower’s obligations to pay additional amounts pursuant to this Section 2.10(c) upon receipt of such notice.

(d)                                 It is understood that this Section 2.10 shall not apply to (i) Taxes indemnifiable under Section 5.4, (ii) net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on any Agent or Lender or (iii) Taxes included under clause (b) of the definition of Excluded Taxes.

2.11.                        Compensation.  If (a) any payment of principal of any LIBOR Loan is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such LIBOR Loan as a result of a payment or conversion pursuant to Section 2.5, 2.6, 2.10, 5.1, 5.2 or 14.8, as a result of acceleration of the maturity of the Loans pursuant to Section 11 or for any other reason, (b) any Borrowing of LIBOR Loans is not made as a result of a withdrawn Notice of Borrowing, (c) any ABR Loan is not converted into a LIBOR Loan as a result of a withdrawn Notice of Conversion or Continuation, (d) any LIBOR Loan is not continued as an LIBOR Loan, as the case may be, as a result of a withdrawn Notice of Conversion or Continuation or (e) any prepayment of principal of any LIBOR Loan is not made as a result of a withdrawn notice of prepayment pursuant to Section 5.1 or 5.2, the Borrower shall, after receipt of a written request by such Lender (which request shall set forth in reasonable detail the basis for requesting such amount), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that such Lender may reasonably incur as a result of such payment, failure to convert, failure to continue or failure to prepay, including any loss, cost or expense (excluding loss of anticipated profits) actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such LIBOR Loan.

2.12.                        Change of Lending Office.  Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.10(a)(ii), 2.10(a)(iii), 2.10(b), 3.5 or 5.4 with respect to such Lender, it will, if requested by the Borrower use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event, provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section.  Nothing in this Section 2.12 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Section 2.10, 3.5 or 5.4.

2.13.                        Notice of Certain Costs.  Notwithstanding anything in this Agreement to the contrary, to the extent any notice required by Section 2.10, 2.11, 3.5 or 5.4 is given by any Lender more than 180 days after such Lender has knowledge (or should have had knowledge) of the occurrence of the event giving rise to the additional cost, reduction in amounts, loss, tax or other additional amounts described in such Sections, such Lender shall not be entitled to compensation under Section 2.10, 2.11, 3.5 or 5.4, as the case may be, for any such amounts incurred or accruing prior to the 181st day prior to the giving of such notice to the Borrower.

2.14.                        Incremental Facilities.

(a)                                  The Borrower may by written notice to Administrative Agent elect to request the establishment of one or more (x) additional tranches of term loans (the commitments thereto, the “New Term Loan Commitments”) and/or (y) increases in Revolving Credit Commitments (the “New Revolving Credit Commitments” and, together with the New Term Loan Commitments, the “New Loan Commitments”), by an aggregate amount not in excess of $1,500,000,000 in the aggregate and not less than $50,000,000 individually (or such lesser amount which shall be approved by Administrative Agent or such lesser amount that shall constitute the difference between $1,500,000,000 and all such New Loan Commitments obtained prior to such date).  Each such notice shall specify the date (each, an “Increased Amount Date”) on which the Borrower proposes that the New Loan Commitments shall be effective, which shall be a date not less than ten Business Days after the date on which such notice is delivered to Administrative Agent; provided that any Lender offered or approached to provide all or a portion of the New Loan Commitments may elect or decline, in its sole discretion, to provide a New Loan Commitment.  Such New Loan Commitments shall become effective, as of such Increased Amount Date; provided that (i) no Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to such New Loan Commitments, as applicable; (ii) both before and after giving effect to the making of any Series of New Term Loans or New Revolving Loans, each of the conditions set forth in Section 7 shall be satisfied; (iii) the Borrower shall be in Pro Forma Compliance with the covenant set forth in Section 10.9 as of the last day of the most recently ended fiscal quarter after giving effect to such New Loan Commitments and any Investment to be consummated in connection therewith; (iv) the New Loan Commitments shall be effected pursuant to one or more New Loan Increase Joinders executed and delivered by the Borrower and Administrative Agent, and each of which shall be recorded in the Register and shall be subject to the requirements set forth in Section 5.4(d) and (e); (v) the Borrower shall make any payments required pursuant to Section 2.11 in connection with the New Loan Commitments, as applicable; (vi) any New Loan Commitments and any New Term Loans and New Revolving Loans shall be denominated in Dollars; and (vii) the Borrower shall deliver or cause to be delivered any legal opinions or other documents reasonably requested by Administrative Agent in connection with any such transaction. Any

New Term Loans made on an Increased Amount Date shall be designated a separate series (a “Series”) of New Term Loans for all purposes of this Agreement.

(b)                                 On any Increased Amount Date on which New Revolving Loan Commitments are effected, subject to the satisfaction of the foregoing terms and conditions, (a) each of the Lenders with Revolving Credit Commitments shall assign to each Lender with a New Revolving Credit Commitment (each, a “New Revolving Loan Lender”) and each of the New Revolving Loan Lenders shall purchase from each of the Lenders with Revolving Credit Commitments, at the principal amount thereof (together with accrued interest), such interests in the Revolving Credit Loans outstanding on such Increased Amount Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Credit Loans will be held by existing Lenders with Revolving Credit Loans and New Revolving Loan Lenders ratably in accordance with their Revolving Credit Commitments after giving effect to the addition of such New Revolving Credit Commitments to the Revolving Credit Commitments, (b) each New Revolving Credit Commitment shall be deemed for all purposes a Revolving Credit Commitment and each Loan made thereunder (a “New Revolving Loan”) shall be deemed, for all purposes, a Revolving Credit Loan and (c) each New Revolving Loan Lender shall become a Lender with respect to the New Revolving Loan Commitment and all matters relating thereto.

(c)                                  On any Increased Amount Date on which any New Term Loan Commitments of any Series are effective, subject to the satisfaction of the foregoing terms and conditions, (i) each Lender with a New Term Loan Commitment (each, a “New Term Loan Lender”) of any Series shall make a Loan to the Borrower (a “New Term Loan”) in an amount equal to its New Term Loan Commitment of such Series, and (ii) each New Term Loan Lender of any Series shall become a Lender hereunder with respect to the New Term Loan Commitment of such Series and the New Term Loans of such Series made pursuant thereto.

(d)                                 The terms and provisions of the New Term Loans and New Term Loan Commitments of any Series shall be, except as otherwise set forth herein or in the applicable New Loan Increase Joinder, identical to the existing Tranche B Term Loans; provided that (i) the applicable New Term Loan Maturity Date of each Series shall be no earlier than the Tranche B Term Loan Maturity Date and mandatory prepayment and other payment rights (other than scheduled amortization) of the New Term Loans and the existing Tranche B Term Loans shall be identical, (ii) the rate of interest and the amortization schedule applicable to the New Term Loans of each Series shall be determined by the Borrower and the applicable new Lenders and shall be set forth in each applicable New Loan Increase Joinder and (iii) all other terms applicable to the New Term Loans of each Series that differ from the existing Tranche B Term Loans shall be reasonably acceptable to the Administrative Agent (as evidenced by its execution of the applicable New Loan Increase Joinder).  The terms and provisions of the New Revolving Loans and New Revolving Credit Commitments shall be identical to the Revolving Credit Loans and the Revolving Credit Commitments.

(e)                                  The New Loan Commitments shall be effected by a joinder agreement (the “New Loan Increase Joinder”) substantially in the form of Exhibit M executed by the Borrower, the Administrative Agent and each Lender making such New Loan Commitment, in form and substance reasonably satisfactory to each of them.  Each New Loan Increase Joinder may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provision of this Section 2.14.

SECTION 3.                                Letters of Credit

3.1.                              Letters of Credit.

(a)                                  Subject to and upon the terms and conditions herein set forth, at any time and from time to time after the Closing Date and prior to the L/C Maturity Date, the Letter of Credit Issuer agrees, in reliance upon the agreements of the Revolving Credit Lenders set forth in this Section 3, to issue from time to time from the Closing Date through the L/C Maturity Date upon the request of, and for the benefit of the Borrower and the Restricted Subsidiaries a letter of credit or letters of credit in Dollars (the “Letters of Credit” and each, a “Letter of Credit”) in such form as may be approved by the Letter of Credit Issuer in its reasonable discretion; provided that the Borrower shall be a co-applicant, and jointly and severally liable with respect to, each Letter of Credit issued for the account of a Restricted Subsidiary.

(b)                                 Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letters of Credit Outstanding at such time, would exceed the Letter of Credit Commitment then in effect; (ii) no Letter of Credit shall be issued the Stated Amount of which would cause the aggregate amount of the Lenders’ Revolving Credit Exposures at such time to exceed the Revolving Credit Commitment then in effect; (iii) each Letter of Credit shall have an expiration date occurring no later than one year after the date of issuance thereof, unless otherwise agreed upon by the Administrative Agent and the Letter of Credit Issuer, provided that in no event shall such expiration date occur later than the L/C Maturity Date; (iv) each Letter of Credit shall be denominated in Dollars; (v) no Letter of Credit shall be issued if it would be illegal under any applicable law for the beneficiary of the Letter of Credit to have a Letter of Credit issued in its favor; and (vi) no Letter of Credit shall be issued by the Letter of Credit Issuer after it has received a written notice from any Credit Party, the Administrative Agent or the Required Lenders stating that a Default or Event of Default has occurred and is continuing until such time as the Letter of Credit Issuer shall have received a written notice of (x) rescission of such notice from the party or parties originally delivering such notice or (y) the waiver of such Default or Event of Default in accordance with the provisions of Section 14.1.

(c)                                  Upon at least one Business Day’s prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent and the Letter of Credit Issuer (which notice the Administrative Agent shall promptly transmit to each of the applicable Lenders), the Borrower shall have the right, on any day, permanently to terminate or reduce the Letter of Credit Commitment in whole or in part, provided that, after giving effect to such termination or reduction, the Letters of Credit Outstanding shall not exceed the Letter of Credit Commitment.

(d)                                 The parties hereto agree that the Existing Letters of Credit shall be deemed Letters of Credit for all purposes under this Agreement, without any further action by the Borrower.

3.2.                              Letter of Credit Requests.

(a)                                  Whenever the Borrower desires that a Letter of Credit be issued for its account, it shall give the Administrative Agent and the Letter of Credit Issuer at least five (or such lesser number as may be agreed upon by the Administrative Agent and the Letter of Credit Issuer) Business Days’ written notice thereof.  Each notice shall be executed by the Borrower and shall be in the form of Exhibit H (each a “Letter of Credit Request”).  The Administrative Agent shall promptly transmit copies of each Letter of Credit Request to each Lender.

(b)                                 The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that the Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 3.1(b).

(c)                                  If the Borrower so requests in any applicable Letter of Credit Request, the Letter of Credit Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the Letter of Credit Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued.  Unless otherwise directed by the Letter of Credit Issuer, the Borrower shall not be required to make a specific request to the Letter of Credit Issuer for any such extension.  Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the Letter of Credit Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the L/C Maturity Date; provided, however, that the Letter of Credit Issuer shall not permit any such extension if the Letter of Credit Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (b) of Section 3.1 or otherwise pursuant to the terms hereof).

(d)                                 Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit (including any Existing Letter of Credit) to an advising bank with respect thereto or to the beneficiary thereof, the Letter of Credit Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.  On the last Business Day of each March, June, September and December, the Letter of Credit Issuer shall provide the Administrative Agent a list of all Letters of Credit (including any Existing Letter of Credit) issued by it that are outstanding at such time.

3.3.                              Letter of Credit Participations.

(a)                                  Immediately upon the issuance by the Letter of Credit Issuer of any Letter of Credit, the Letter of Credit Issuer shall be deemed to have sold and transferred to each other Lender that has a Revolving Credit Commitment (each such other Lender, in its capacity under this Section 3.3, an “L/C Participant”), and each such L/C Participant shall be deemed irrevocably and unconditionally to have purchased and received from the Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation (each an “L/C Participation”), to the extent of such L/C Participant’s Revolving Credit Commitment Percentage in such Letter of Credit, each substitute letter of credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto; provided that the Letter of Credit Fees will be paid directly to the Administrative Agent for the ratable account of the L/C Participants as provided in Section 4.1(b) and the L/C Participants shall have no right to receive any portion of any Fronting Fees.

(b)                                 In determining whether to pay under any Letter of Credit, the Letter of Credit Issuer shall have no obligation relative to the L/C Participants other than to confirm that any documents required to be delivered under such Letter of Credit have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit.  Any action taken or omitted to be taken by the Letter of Credit Issuer under or in connection with any Letter of Credit issued by it, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for the Letter of Credit Issuer any resulting liability.

(c)                                  In the event that the Letter of Credit Issuer makes any payment under any Letter of Credit issued by it and the Borrower shall not have repaid such amount in full to the Letter of Credit Issuer pursuant to Section 3.4(a), the Letter of Credit Issuer shall promptly notify the Administrative Agent and each applicable L/C Participant of such failure, and each such L/C Participant shall promptly and unconditionally pay to the Administrative Agent for the account of the Letter of Credit Issuer, the amount of such L/C Participant’s Revolving Credit Commitment Percentage of such unreimbursed payment in Dollars and in immediately available funds; provided, however, that no L/C Participant shall be obligated to pay to the Administrative Agent for the account of the Letter of Credit Issuer its Revolving Credit Commitment Percentage of such unreimbursed amount arising from any wrongful payment made by the Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Letter of Credit Issuer.  If the Letter of Credit Issuer so notifies, prior to 11:00 a.m. (New York City time) on any Business Day, any L/C Participant required to fund a payment under a Letter of Credit, such L/C Participant shall make available to the Administrative Agent for the account of the Letter of Credit Issuer such L/C Participant’s Revolving Credit Commitment Percentage of the amount of such payment on such Business Day in immediately available funds.  If and to the extent such L/C Participant shall not have so made its Revolving Credit Commitment Percentage of the amount of such payment available to the Administrative Agent for the account of the Letter of Credit Issuer, such L/C Participant agrees to pay to the Administrative Agent for the account of the Letter of Credit Issuer, forthwith on demand, such amount, together with interest thereon for each day from such date until the date such amount is paid to the Administrative Agent for the account of the Letter of Credit Issuer at the Federal Funds Effective Rate plus any administrative, processing or similar fees customarily charged by the Letter of Credit Issuer in connection with the foregoing.  The failure of any L/C Participant to make available to the Administrative Agent for the account of the Letter of Credit Issuer its Revolving Credit Commitment Percentage of any payment under any Letter of Credit shall not relieve any other L/C Participant of its obligation hereunder to make available to the Administrative Agent for the account of the Letter of Credit Issuer its Revolving Credit Commitment Percentage of any payment under such Letter of Credit on the date required, as specified above, but no L/C Participant shall be responsible for the failure of any other L/C Participant to make available to the Administrative Agent such other L/C Participant’s Revolving Credit Commitment Percentage of any such payment.

(d)                                 Whenever the Letter of Credit Issuer receives a payment in respect of an unpaid reimbursement obligation as to which the Administrative Agent has received for the account of the Letter of Credit Issuer any payments from the L/C Participants pursuant to paragraph (c) above, the Letter of Credit Issuer shall pay to the Administrative Agent and the Administrative Agent shall promptly pay to each L/C Participant that has paid its Revolving Credit Commitment Percentage of such reimbursement obligation, in Dollars and in immediately available funds, an amount equal to such L/C Participant’s share (based upon the proportionate aggregate amount originally funded by such L/C Participant to the aggregate amount funded by all L/C Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective L/C Participations.

(e)                                  The obligations of the L/C Participants to make payments to the Administrative Agent for the account of the Letter of Credit Issuer with respect to Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including under any of the following circumstances:

(i)                  any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

(ii)               the existence of any claim, set-off, defense or other right that the Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, the Letter of Credit Issuer, any Lender or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any such Letter of Credit);

(iii)            any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(iv)           the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

(v)              the occurrence of any Default or Event of Default;

provided, however, that no L/C Participant shall be obligated to pay to the Administrative Agent for the account of the Letter of Credit Issuer its Revolving Credit Commitment Percentage of any unreimbursed amount arising from any wrongful payment made by the Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Letter of Credit Issuer.

3.4.                              Agreement to Repay Letter of Credit Drawings.

(a)                                  The Borrower hereby agrees to reimburse the Letter of Credit Issuer, by making payment in Dollars to the Administrative Agent in immediately available funds for any payment or disbursement made by the Letter of Credit Issuer under any Letter of Credit (each such amount so paid until reimbursed, an “Unpaid Drawing”) no later than the date that is one Business Days after the date on which the Borrower receives notice of such payment or disbursement (the “Reimbursement Date”), with interest on the amount so paid or disbursed by the Letter of Credit Issuer, to the extent not reimbursed prior to 5:00 p.m. (New York City time) on the Reimbursement Date, from and including the Reimbursement Date to but excluding the date the Letter of Credit Issuer is reimbursed therefor at a rate per annum that shall at all times be the Applicable ABR Margin plus the ABR Rate as in effect from time to time, provided that, notwithstanding anything contained in this Agreement to the contrary, (i) unless the Borrower shall have notified the Administrative Agent and the Letter of Credit Issuer prior to 10:00 a.m. (New York City time) on the Reimbursement Date that the Borrower intends to reimburse the Letter of Credit Issuer for the amount of such drawing with funds other than the proceeds of Loans, the Borrower shall be deemed to have given a Notice of Borrowing requesting that, with respect to Letters of Credit, the Lenders with Revolving Credit Commitments make Revolving Credit Loans (which shall be ABR Loans) on the Reimbursement Date in the amount of such drawing and (ii) the Administrative Agent shall promptly notify each relevant L/C Participant of such drawing and the amount of its Revolving Credit Loan to be made in respect thereof, and each L/C Participant shall be irrevocably obligated to make a Revolving Credit Loan to the Borrower in the manner deemed to have been requested in the amount of its Revolving Credit Commitment Percentage of the applicable Unpaid Drawing by 12:00 noon (New York City time) on such Reimbursement Date by making the amount of such Revolving Credit Loan available to the Administrative Agent.  Such Revolving Credit Loans shall be made without regard to the Minimum Borrowing Amount.  The Administrative Agent shall use the proceeds of such Revolving Credit Loans solely for purpose of reimbursing the Letter of Credit Issuer for the related Unpaid Drawing.  In the event that the Borrower fails to Cash Collateralize any Letter of Credit that is outstanding on the L/C Maturity Date, the full amount of the Letters of Credit Outstanding in respect of such Letter of Credit shall be deemed to be an Unpaid Drawing subject to the provisions of this Section 3.4 except that the Letter of Credit Issuer shall hold the proceeds received from the L/C Participants as contemplated above as cash collateral for such Letter of Credit to reimburse any Drawing under such Letter of Credit and shall use such proceeds:  first, to reimburse itself for any Drawings made in respect of such Letter of Credit following the L/C Maturity Date; second, to the extent such Letter of Credit expires or is returned undrawn while any such cash collateral remains, to the repayment of obligations in respect of any Revolving Credit Loans that have not paid at such time; and third, to the Borrower or as otherwise directed by a court of competent jurisdiction.  Nothing in this Section 3.4(a) shall affect the Borrower’s obligation to repay all outstanding Revolving Credit Loans when due in accordance with the terms of this Agreement.

(b)                                 The obligations of the Borrower under this Section 3.4 to reimburse the Letter of Credit Issuer with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment that the Borrower or any other Person may have or have had against the Letter of Credit Issuer, the Administrative Agent or any Lender (including in its capacity as an L/C Participant), including any defense based upon the failure of any drawing under a Letter of Credit (each a “Drawing”) to conform to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such Drawing, provided that the Borrower shall not be obligated to reimburse the Letter of Credit Issuer for any wrongful payment made by the Letter of Credit Issuer under the Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Letter of Credit Issuer.

3.5.                              Increased Costs.  If after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or actual compliance by the Letter of Credit Issuer or any L/C Participant with any request or directive made or adopted after the date hereof (whether or not having the force of law), by any such authority, central bank or comparable agency shall either (a) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by the Letter of Credit Issuer, or any L/C Participant’s L/C Participation therein, or (b) impose on the Letter of Credit Issuer or any L/C Participant any other conditions affecting its obligations under this Agreement in respect of Letters of Credit or L/C Participations therein or any Letter of Credit or such L/C Participant’s L/C Participation therein, and the result of any of the foregoing is to increase the cost to the Letter of Credit Issuer or such L/C Participant of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by the Letter of Credit Issuer or such L/C Participant hereunder (other than any such increase or reduction attributable to (i) taxes indemnified under Section 5.4, (ii) net income taxes and franchise and excise taxes (imposed in lieu of net income taxes) imposed on any Agent or Lender or (iii) Taxes included under clause (b) of the definition of Excluded Taxes) in respect of Letters of Credit or L/C Participations therein, then, promptly after receipt of written demand to the Borrower by the Letter of Credit Issuer or such L/C Participant, as the case may be, (a copy of which notice shall be sent by the Letter of Credit Issuer or such L/C Participant to the Administrative Agent (with respect to Letter of Credit issued on account of the Borrower)) the Borrower shall pay to the Letter of Credit Issuer or such L/C Participant such additional amount or amounts as will compensate the Letter of Credit Issuer or such L/C Participant for such increased cost or reduction, it being understood and agreed, however, that the Letter of Credit Issuer or a L/C Participant shall not be entitled to such compensation as a result of such Person’s compliance with, or pursuant to any request or directive to comply with, any such law, rule or regulation as in effect on the date hereof.  A certificate submitted to the Borrower by the Letter of Credit Issuer or a L/C Participant, as the case may be, (a copy of which certificate shall be sent by the Letter of Credit Issuer or such L/C Participant to the Administrative Agent (with respect to Letters of Credit issued on account of the Borrower)) setting forth in reasonable detail the basis for the determination of such additional amount or amounts necessary to compensate the Letter of Credit Issuer or such L/C Participant as aforesaid shall be conclusive and binding on the Borrower absent clearly demonstrable error.

3.6.                              New or Successor Letter of Credit Issuer.

(a)                                  The Letter of Credit Issuer may resign as a Letter of Credit Issuer upon 60 days’ prior written notice to the Administrative Agent, the Lenders and the Borrower. The Borrower may replace the Letter of Credit Issuer for any reason upon written notice to the Administrative Agent and the Letter of Credit Issuer.  The Borrower may add Letter of Credit Issuers at any time upon notice to the Administrative Agent.  If the Letter of Credit Issuer shall resign or be replaced, or if the Borrower shall decide to add a new Letter of Credit Issuer under this Agreement, then the Borrower may appoint from among the Lenders a successor issuer of Letters of Credit or a new Letter of Credit Issuer, as the case may be, or, with the consent of the Administrative Agent (such consent not to be unreasonably withheld), another successor or new issuer of Letters of Credit, whereupon such successor issuer shall succeed to the rights, powers and duties of the replaced or resigning Letter of Credit Issuer under this Agreement and the other Credit Documents, or such new issuer of Letters of Credit shall be granted the rights, powers and duties of the Letter of Credit Issuer hereunder, and the term “Letter of Credit Issuer” shall mean such successor or such new issuer of Letters of Credit effective upon such appointment.  At the time such resignation or replacement shall become effective, the Borrower shall pay to the resigning or replaced Letter of Credit Issuer all accrued and unpaid fees pursuant to Sections 4.1(c) and (d).  The acceptance of any appointment as a Letter of Credit Issuer hereunder whether as a successor issuer or new issuer of Letters of Credit in accordance with this Agreement, shall be evidenced by an agreement entered into by such new or successor issuer of Letters of Credit, in a form satisfactory to the Borrower and the Administrative Agent and, from and after the effective date of such agreement, such new or successor issuer of Letters of Credit shall become a “Letter of Credit Issuer” hereunder.  After the resignation or replacement of the Letter of Credit Issuer hereunder, the resigning or replaced Letter of Credit Issuer shall remain a party hereto and shall continue to have all the rights and obligations of a Letter of Credit Issuer under this Agreement and the other Credit Documents with respect to Letters of Credit issued by it prior to such resignation or replacement, but shall not be required to issue additional Letters of Credit.  In connection with any resignation or replacement pursuant to this clause (a) (but, in case of any such resignation, only to the extent that a successor issuer of Letters of Credit shall have been appointed), either (i) the Borrower, the resigning or replaced Letter of Credit Issuer and the successor issuer of Letters of Credit shall arrange to have any outstanding Letters of Credit issued by the resigning or replaced Letter of Credit Issuer replaced with Letters of Credit issued by the successor issuer of Letters of Credit or (ii) the Borrower shall cause the successor issuer of Letters of Credit, if such successor issuer is reasonably satisfactory to the replaced or resigning Letter of Credit Issuer, to issue “back-stop” Letters of Credit naming the resigning or replaced Letter of Credit Issuer as beneficiary for each outstanding Letter of Credit issued by the resigning or replaced Letter of Credit Issuer, which new Letters of Credit shall have a face amount equal to the Letters of Credit being back-stopped and the sole requirement for drawing on such new Letters of Credit shall be a drawing on the corresponding back-stopped Letters of Credit.  After any resigning or replaced Letter of Credit Issuer’s resignation or replacement as Letter of Credit Issuer, the provisions of this Agreement relating to the Letter of Credit Issuer shall inure to its benefit as to any actions taken or omitted to be taken by it (A) while it was a Letter of Credit Issuer under this Agreement or (B) at any time with respect to Letters of Credit issued by such Letter of Credit Issuer.

(b)                                 To the extent that there are, at the time of any resignation or replacement as set forth in clause (a) above, any outstanding Letters of Credit, nothing herein shall be deemed to impact or impair any rights and obligations of any of the parties hereto with respect to such outstanding Letters of Credit (including, without limitation, any obligations related to the payment of Fees or the reimbursement or funding of amounts drawn), except that the Borrower, the resigning or replaced Letter of Credit Issuer and the successor issuer of Letters of Credit shall have the obligations regarding outstanding Letters of Credit described in clause (a) above.

3.7.                              Role of Letter of Credit Issuer.  Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the Letter of Credit Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.  None of the Letter of Credit Issuer, the Administrative Agent, any of their respective affiliates nor any correspondent, participant or assignee of the Letter of Credit Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Credit Lenders or the Required Revolving Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document.  The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement.  None of the Letter of Credit Issuer, the Administrative Agent, any of their respective affiliates nor any correspondent, participant or assignee of the Letter of Credit Issuer shall be liable or responsible for any of the matters described in Section 3.3(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the Letter of Credit Issuer, and the Letter of Credit Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the Letter of Credit Issuer’s willful misconduct or gross negligence or the Letter of Credit Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit.  In furtherance and not in limitation of the foregoing, the Letter of Credit Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the Letter of Credit Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

3.8.                              Cash Collateral.

(a)                                  Upon the request of the Administrative Agent, if, as of the L/C Maturity Date, there are any Letters of Credit Outstanding, the Borrower shall immediately Cash Collateralize the then Letters of Credit Outstanding.

(b)                                 For purposes hereof, “Cash Collateralize” shall mean to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Letter of Credit Issuer and the Revolving Credit Lenders, as collateral for the L/C Obligations, cash or deposit account balances in an amount equal to 100% of the amount of the Letters of Credit Outstanding required to be Cash Collateralized pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the Letter of Credit Issuer (which documents are hereby consented to by the Lenders).  Derivatives of such term have corresponding meanings.  The Borrower hereby grants to the Administrative Agent, for the benefit of the Letter of Credit Issuer and the Revolving Credit Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing.  Cash Collateral shall be maintained in blocked accounts with the Administrative Agent and may be invested in Permitted Investments at the option and sole discretion of (and at the direction of) (i) for so long as an Event of Default shall be continuing, the Administrative Agent and (ii) at any other time, the Borrower, in each case, at the risk and expense of the Borrower.

3.9.                              Applicability of ISP and UCP.  Unless otherwise expressly agreed by the Letter of Credit Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.

3.10.                        Conflict with Issuer Documents.  In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

3.11.                        Letters of Credit Issued for Restricted Subsidiaries.  Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Restricted Subsidiary, the Borrower shall be obligated to reimburse the Letter of Credit Issuer hereunder for any and all drawings under such Letter of Credit.  The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Restricted Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Restricted Subsidiaries.

SECTION 4.                                Fees; Commitments

4.1.                              Fees.

(a)                                  (i)  The Borrower agrees to pay to the Administrative Agent in Dollars, for the account of each Lender having a Revolving Credit Commitment (in each case pro rata according to the respective Revolving Credit Commitments of all such Lenders), a commitment fee for each day from and including the Closing Date to but excluding the Revolving Credit Termination Date.  Such commitment fee shall be payable in arrears (x) on the last Business Day of each March, June, September and December (for the three-month period (or portion thereof) ended on such day for which no payment has been received) and (y) on the Revolving Credit Termination Date (for the period ended on such date for which no payment has been received pursuant to clause (x) above), and shall be computed for each day during such period at a rate per annum equal to the Commitment Fee Rate in effect on such day on the Available Commitments in effect on such day.

(ii)                                 Notwithstanding the foregoing, the Borrower shall not be obligated to pay any amounts to any Defaulting Lender pursuant to this Section 4.1.

(b)                                 The Borrower agrees to pay to the Administrative Agent in Dollars for the account of the Lenders pro rata on the basis of their respective Letter of Credit Exposure, a fee in respect of each Letter of Credit (the “Letter of Credit Fee”), for the period from and including the date of issuance of such Letter of Credit to but excluding the termination date of such Letter of Credit computed at the per annum rate for each day equal to the Applicable LIBOR Margin for Revolving Credit Loans, minus the Fronting Fee, on the average daily Stated Amount of such Letter of Credit.  Such Letter of Credit Fees shall be due and payable quarterly in arrears on the last day of each March, June, September and December and on the date upon which the Total Revolving Credit Commitment terminates and the Letters of Credit Outstanding shall have been reduced to zero.

(c)                                  The Borrower agrees to pay to the Administrative Agent in Dollars for the account of the Letter of Credit Issuer a fee in respect of each Letter of Credit issued by it (the “Fronting Fee”), for the period from and including the date of issuance of such Letter of Credit to but excluding the termination date of such Letter of Credit, computed at the rate for each day equal to 0.125% per annum on the average daily Stated Amount of such Letter of Credit.  Such Fronting Fees shall be due and payable quarterly in arrears on the last day of each March, June, September and December and on the date upon which the Total Revolving Credit Commitment terminates and the Letters of Credit Outstanding shall have been reduced to zero.

(d)                                 The Borrower agrees to pay directly to the Letter of Credit Issuer in Dollars upon each issuance of, drawing under, and/or amendment of, a Letter of Credit issued by it such amount as the Letter of Credit Issuer and the Borrower shall have agreed upon for issuances of, drawings under or amendments of, letters of credit issued by it.

4.2.                              Voluntary Reduction of Revolving Credit Commitments.  Upon at least one Business Day’s prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent at the Administrative Agent’s Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower (on behalf of itself) shall have the right, without premium or penalty, on any day, permanently to terminate or reduce the Revolving Credit Commitments in whole or in part, provided that (a) any such reduction shall apply proportionately and permanently to reduce the Revolving Credit Commitment of each of the Lenders, (b) any partial reduction pursuant to this Section 4.2 shall be in the amount of at least $5,000,000 and (c) after giving effect to such termination or reduction and to any prepayments of the Loans made on the date thereof in accordance with this Agreement, the aggregate amount of the Lenders’ Revolving Credit Exposures shall not exceed the Total Revolving Credit Commitment.

4.3.                              Mandatory Termination of Commitments.

(a)                                  (i)  The Tranche A Term Loan Commitments shall terminate at 5:00 p.m. (New York City time) on the Closing Date.

(ii)                                 The Tranche B Term Loan Commitments shall terminate at 5:00 p.m. (New York City time) on the Closing Date.

(iii)                                  The Tranche C Term Loan Commitments shall terminate at 5:00 p.m. (New York City time) on the Closing Date.

(b)                                 The Total Revolving Credit Commitment shall terminate at 5:00 p.m. (New York City time) on the Revolving Credit Maturity Date.

(c)                                  The Swingline Commitment shall terminate at 5:00 p.m. (New York City time) on the Swingline Maturity Date.

(d)                                 The New Term Loan Commitment for any Series shall terminate at 5:00 p.m. (New York City time) on the Increased Amount Date for such Series (unless otherwise provided in the applicable New Loan Increase Joinder).

SECTION 5.                                Payments

5.1.                              Voluntary Prepayments.  The Borrower shall have the right to prepay Term Loans, Revolving Credit Loans and Swingline Loans, in each case, without premium or penalty, in whole or in part from time to time on the following terms and conditions:  (a) the Borrower shall give the Administrative Agent at the Administrative Agent’s Office written notice (or telephonic notice promptly confirmed in writing) of its intent to make such prepayment, the amount of such prepayment and (in the case of LIBOR Loans) the specific Borrowing(s) pursuant to which made, which notice shall be given by the Borrower no later than (i) in the case of LIBOR Loans, 10:00 a.m. (New York City time) three Business Days prior to, (ii) in the case of ABR Loans (other than Swingline Loans), 10:00 a.m. (New York City time) one Business Day prior to, or (iii) in the case of Swingline Loans, 10:00 a.m. (New York City time) on, the date of such prepayment and shall promptly be transmitted by the Administrative Agent to each of the Lenders or the Swingline Lender, as the case may be; (b) each partial prepayment of any Borrowing of Term Loans or Revolving Credit Loans shall be in a multiple of $1,000,000 and in an aggregate principal amount of at least $10,000,000 and each partial prepayment of Swingline Loans shall be in a multiple of $100,000 and in an aggregate principal amount of at least $500,000, provided that no partial prepayment of LIBOR Term Loans or LIBOR Revolving Credit Loans made pursuant to a single Borrowing shall reduce the outstanding LIBOR Term Loans or LIBOR Revolving Credit Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount for LIBOR Term Loans or LIBOR Revolving Credit Loans; and (c) any prepayment of LIBOR Term Loans or LIBOR Revolving Credit Loans pursuant to this Section 5.1 on any day other than the last day of an Interest Period applicable thereto shall be subject to compliance by the Borrower with the applicable provisions of Section 2.11.  Each prepayment in respect of any tranche of Term Loans pursuant to this Section 5.1 shall be (x) applied to Term Loans in such manner as the Borrower may determine and (y) applied to reduce Tranche A Repayment Amounts, Tranche B Repayment Amounts, Tranche C Repayment Amounts and/or any New Term Loan Repayment Amounts, as the case may be, in such order as the Borrower may determine.  At the Borrower’s election in connection with any prepayment pursuant to this Section 5.1, such prepayment shall not be applied to any Term Loan or Revolving Credit Loan of a Defaulting Lender.

5.2.                              Mandatory Prepayments.

(a)                                  Term Loan Prepayments.  (i)  On each occasion that a Prepayment Event occurs, the Borrower shall, within one Business Day after the occurrence of a Debt Incurrence Prepayment Event and within five Business Days after the occurrence of any other Prepayment Event (or, in the case of Deferred Net Cash Proceeds, within five Business Days after the Reinvestment Period relating to such Prepayment Event or 180 days thereafter, as applicable), prepay, in accordance with paragraphs (c) and (h) below, the principal amount of Term Loans in an amount equal to 100% of the Net Cash Proceeds from such Prepayment Event; provided that, at the option of the Borrower, all or any portion the Net Cash Proceeds of any Permitted Receivables Financing may be used to make a reduction in the Revolving Credit Commitments in an amount equal to such Net Cash Proceeds (or such lesser amount equal to the amount of outstanding Revolving Credit Commitments so long as any remaining Net Cash Proceeds are used to prepay Term Loans in accordance with this paragraph (a)).

(ii)                                 Not later than the date that is ninety days after the last day of any fiscal year (commencing with and including the fiscal year ending December 31, 2008), the Borrower shall prepay, in accordance with paragraph (c) below, the Term Loans in the principal amount equal to (x) 50% of Excess Cash Flow for such fiscal year, provided that (A) the percentage in this Section 5.2(a)(ii) shall be reduced to 25% if the ratio of Consolidated Total Debt on the date of prepayment (prior to giving effect thereto and as certified by an Authorized Officer of the Borrower) to Consolidated EBITDA for such fiscal year is no greater than 5.50 to 1.00 but greater than 5.00 to 1.00 and (B) no payment of any Term Loans shall be required under this Section 5.2(a)(ii) if the ratio of Consolidated Total Debt on the date of prepayment (prior to giving effect thereto and as certified by an Authorized Officer of the Borrower) to Consolidated EBITDA for such fiscal year is no greater than 5.00 to 1.00), minus (y) the principal amount of Term Loans voluntarily prepaid pursuant to Section 5.1 during such fiscal year.

(b)                                 Repayment of Revolving Credit Loans.  If on any date the aggregate amount of the Lenders’ Revolving Credit Exposures (all the foregoing, collectively, the “Aggregate Revolving Credit Outstandings”) for any reason exceeds 100% of the Total Revolving Credit Commitment as then in effect, the Borrower shall forthwith repay on such date the principal amount of Swingline Loans and, after all Swingline Loans have been paid in full, Revolving Credit Loans in an amount equal to such excess.  If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Credit Loans, the Aggregate Revolving Credit Outstandings exceed the Total Revolving Credit Commitment then in effect, the Borrower shall Cash Collateralize the L/C Obligations.

(c)                                  Application to Repayment Amounts.  (i)  Each prepayment of Term Loans required by Section 5.2(a) (other than as a result of a Specified Tranche C Repayment Event unless and until such event becomes an Asset Sale Prepayment Event) shall be allocated as directed by the Borrower among the Term Loans and, in the case of any prepayments of Tranche A Term Loans or Tranche B Term Loans, shall be applied as directed by the Borrower to reduce the applicable Repayment Amounts.  With respect to each such prepayment, the Borrower shall, not later than the date specified in Section 5.2(a) for making such prepayment, give the Administrative Agent telephonic notice (promptly confirmed in writing) requesting that the Administrative Agent provide notice of such prepayment to each Term Loan Lender, as applicable.

(ii)                                 Each prepayment of Term Loans required by Section 5.2(a)(i) as a result of a Specified Tranche C Repayment Event unless and until such event becomes an Asset Sale Prepayment Event shall be allocated to the Tranche C Term Loans.  With respect to each such prepayment, the Borrower shall, not later than the date specified in Section 5.2(a) for making such prepayment, give the Administrative Agent telephonic notice (promptly confirmed in writing) requesting that the Administrative Agent provide notice of such prepayment to each Term Loan Lender, as applicable.

(d)                                 Application to Term Loans.  With respect to each prepayment of Loans required by Section 5.2(a), the Borrower may, if applicable, designate the Types of Loans that are to be prepaid and the specific Borrowing(s) pursuant to which made.  In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.11.

(e)                                  Application to Revolving Credit Loans.  With respect to each prepayment of Revolving Credit Loans elected by the Borrower pursuant to Section 5.2(a) or required by Section 5.2(b), the Borrower may designate (i) the Types of Loans that are to be prepaid and the specific Borrowing(s) pursuant to which made and (ii) the Revolving Credit Loans to be prepaid, provided that (y) each prepayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans, and (z) notwithstanding the provisions of the preceding clause (y), no prepayment of Revolving Credit Loans made pursuant to Section 5.2(a) or Section 5.2(b) shall be applied to the Revolving Credit Loans of any Defaulting Lender unless otherwise consented to by the Borrower.  In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.11.

(f)                                    LIBOR Interest Periods.  In lieu of making any payment pursuant to this Section 5.2 in respect of any LIBOR Loan other than on the last day of the Interest Period therefor so long as no Event of Default shall have occurred and be continuing, the Borrower at its option may deposit with the Administrative Agent an amount equal to the amount of the LIBOR Loan to be prepaid and such LIBOR Loan shall be repaid on the last day of the Interest Period therefor in the required amount.  Such deposit shall be held by the Administrative Agent in a corporate time deposit account established on terms reasonably satisfactory to the Administrative Agent, earning interest at the then customary rate for accounts of such type.  Such deposit shall constitute cash collateral for the Obligations, provided that the Borrower may at any time direct that such deposit be applied to make the applicable payment required pursuant to this Section 5.2.

(g)                                 Minimum Amount.  No prepayment shall be required pursuant to Section 5.2(a)(i) unless and until the amount at any time of Net Cash Proceeds from Prepayment Events required to be applied at or prior to such time pursuant to such Section and not yet applied at or prior to such time to prepay Term Loans pursuant to such Section exceeds (i) $10,000,000 for a single Prepayment Event or (ii) $50,000,000 in the aggregate for all such Prepayment Events.

(h)                                 Foreign Asset Sales.  Notwithstanding any other provisions of this Section 5.2, to the extent that any or all of the Net Cash Proceeds from a Casualty Event or any asset sale by a Restricted Foreign Subsidiary giving rise to an Asset Sale Prepayment Event (a “Foreign Asset Sale”) or any amount included in Excess Cash Flow and attributable to Restricted Foreign Subsidiaries are prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in this Section 5.2 but may be retained by the applicable Restricted Foreign Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the United States (the Borrower hereby agreeing to cause the applicable Restricted Foreign Subsidiary to promptly take all actions required by the applicable local law to permit such repatriation), and once such repatriation of any of such affected Net Cash Proceeds or Excess Cash Flow is permitted under the applicable local law, such repatriation will be immediately effected and such repatriated Net Cash Proceeds or Excess Cash Flow will be promptly (and in any event not later than two Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Term Loans pursuant to this Section 5.2 and (ii) to the extent that the Borrower has determined in good faith that repatriation of any of or all the Net Cash Proceeds of any Foreign Asset Sale or Excess Cash Flow would have a material adverse tax consequence, the Net Cash Proceeds or Excess Cash Flow so affected may be retained by the applicable Restricted Foreign Subsidiary, provided that, in the case of this clause (ii), on or before the date on which any Net Cash Proceeds or Excess Cash Flow so retained would otherwise have been required to be applied to reinvestments or prepayments pursuant to Section 5.2(a), (x) the Borrower applies an amount equal to such Net Cash Proceeds or Excess Cash Flow to such reinvestments or prepayments as if such Net Cash Proceeds or Excess Cash Flow had been received by the Borrower rather than such Restricted Foreign Subsidiary, less the amount of additional taxes that would have been payable or reserved against if such Net Cash Proceeds or Excess Cash Flow had been repatriated (or, if less, the Net Cash Proceeds or Excess Cash Flow that would be calculated if received by such Restricted Foreign Subsidiary) or (y) such Net Cash Proceeds or Excess Cash Flow are applied to the repayment of Indebtedness of a Restricted Foreign Subsidiary.

5.3.                              Method and Place of Payment.

(a)                                  Except as otherwise specifically provided herein, all payments under this Agreement shall be made by the Borrower, without set-off, counterclaim or deduction of any kind, to the Administrative Agent for the ratable account of the Lenders entitled thereto, the Letter of Credit Issuer or the Swingline Lender entitled thereto, as the case may be, not later than 12:00 Noon (New York City time) on the date when due and shall be made in immediately available funds at the Administrative Agent’s Office or at such other office as the Administrative Agent shall specify for such purpose by notice to the Borrower, it being understood that written or facsimile notice by the Borrower to the Administrative Agent to make a payment from the funds in the Borrower’s account at the Administrative Agent’s Office shall constitute the making of such payment to the extent of such funds held in such account.  All repayments or prepayments of Loans (whether of principal, interest or otherwise) hereunder shall be made in the currency in which such amounts are denominated and all other payments under each Credit Document shall be made in Dollars.  The Administrative Agent will thereafter cause to be distributed on the same day (if payment was actually received by the Administrative Agent prior to 2:00 p.m. (New York City time) on such day) like funds relating to the payment of principal or interest or Fees ratably to the Lenders entitled thereto and, if not made by such time, on the immediately following Business Day.

(b)                                 Any payments under this Agreement that are made later than 2:00 p.m. (New York City time) shall be deemed to have been made on the next succeeding Business Day.  Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

5.4.                              Net Payments.

(a)                                  Any and all payments made by or on behalf of the Borrower or any Guarantor under this Agreement or any other Credit Document shall be made free and clear of, and without deduction or withholding for or on account of, the Indemnified Taxes; provided that if the Borrower or any Guarantor shall be required by applicable Requirements of Law to deduct or withhold any Indemnified Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions or withholdings applicable to additional sums payable under this Section 5.4) any Agent or any Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the Borrower or any Guarantor shall make such deductions or withholdings and (iii) the Borrower or any Guarantor shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Requirements of Law.  Whenever any Indemnified Taxes are payable by the Borrower or such Guarantor, as promptly as possible thereafter, the Borrower or such Guarantor shall send to the Administrative Agent for its own account or for the account of any Agent or Lender, as the case may be, a certified copy of an original official receipt (or other evidence acceptable to such Lender, acting reasonably) received by the Borrower or such Guarantor showing payment thereof.

(b)                                 The Borrower shall timely pay and shall indemnify and hold harmless each Agent and each Lender (whether or not such Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority) with regard to any Other Taxes.

(c)                                  The Borrower shall indemnify and hold harmless each Agent and each Lender within 15 Business Days after written demand therefor, for the full amount of any Indemnified Taxes imposed on such Agent or Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower or any Guarantor hereunder or under any other Credit Document (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.4) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate setting forth in reasonable detail the amount of such payment or liability delivered to the Borrower by a Lender or by an Agent on its own behalf or on behalf of a Lender shall be conclusive absent manifest error.

(d)                                 Each Non-U.S. Lender shall to the extent it may lawfully do so:

(i)                  deliver to the Borrower and the Administrative Agent two copies of either (x) in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, United States Internal Revenue Service Form W-8BEN (together with a certificate representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), or (y) Internal Revenue Service Form W-8BEN or Form W-8ECI, in each case properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or reduced rate of, U.S. Federal withholding tax on payments by the Borrower under this Agreement; and

(ii)               deliver to the Borrower and the Administrative Agent two further copies of any such form or certification (or any applicable successor form) on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower;

unless in any such case any Change in Law has occurred prior to the date on which any such delivery would otherwise be required that renders any such form inapplicable or would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent.  Each Person that shall become a Participant pursuant to Section 14.6 or a Lender pursuant to Section 14.6 shall, upon the effectiveness of the related transfer, be required to provide all the forms and statements required pursuant to this Section 5.4(d), provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

(e)                                  Each Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the laws of the jurisdiction in which the Borrower or any Guarantor is organized, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement or any other Credit Document by the Borrower or such Guarantor shall deliver to the Borrower or such Guarantor (with a copy to the Administrative Agent), as applicable, at the time or times prescribed by applicable law and reasonably requested by the Borrower, such Guarantor or the Administrative Agent, as applicable, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without such withholding or at such reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and such documentation is necessary in order for such exemption or reduction to apply.

(f)                                    If any Lender or Agent determines, in its sole discretion, that it had received a refund of an Indemnified Tax or Other Tax for which a payment has been made by the Borrower pursuant to this Agreement, which refund in the good faith judgment of such Lender or Agent, as the case may be, is attributable to such payment made by the Borrower, then the Lender or Agent, as the case may be, shall reimburse the Borrower for such amount (together with any interest received thereon) as the Lender or Agent, as the case may be, determines in its sole discretion to be the proportion of the refund as will leave it, after such reimbursement, in no better or worse position (taking into account expenses or any taxes imposed on the refund) than it would have been in if the payment had not been required; provided that the Borrower, upon the request of the Lender or Agent, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to  the Lender or Agent in the event the Lender or Agent is required to repay such refund to such Governmental

Authority.  A Lender or Agent shall claim any refund that it determines is available to it, unless it concludes in its sole discretion that it would be adversely affected by making such a claim.  Neither any Lender nor any Agent shall be obliged to disclose any information regarding its tax affairs or computations or any other information it reasonably deems confidential to any Credit Party in connection with this paragraph (f) or any other provision of this Section 5.4.

(g)                                 If the Borrower determines that a reasonable basis exists for contesting an Indemnified Tax or Other Tax, each Lender or Agent, as the case may be, shall use reasonable efforts to cooperate with the Borrower as it may reasonably request in challenging such Indemnified Tax or Other Tax.  Subject to the provisions of Section 2.12, each Lender and Agent agrees to use reasonable efforts to cooperate with the Borrower as it may reasonably request to minimize any amount payable by the Borrower or any Guarantor pursuant to this Section 5.4.  The Borrower shall indemnify and hold each Lender and Agent harmless against any out-of-pocket expenses incurred by such Person in connection with any request made by the Borrower pursuant to this Section 5.4(g).  Nothing in this Section 5.4(g) shall obligate any Lender or Agent to take any action that such Person, in its sole judgment, determines may result in a material detriment to such Person.

(h)                                 To the extent that it is legally entitled to do so, each Lender and Agent that is a United States Person under Section 7701(a)(30) of the Code shall, at the reasonable request of the Borrower or such Agent, deliver to the Borrower two United States Internal Revenue Service Forms W-9 (or substitute or successor form), properly completed and executed, certifying that such Lender or Agent is exempt from United States backup withholding; provided that, for the avoidance of doubt, the failure to deliver such forms shall not subject any Lender that may be treated as an exempt recipient based on the indicators described in Treasury Regulation 1.6049-4(c)(i)(ii) to backup withholding.

(i)                                     The agreements in this Section 5.4 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

5.5.                              Computations of Interest and Fees.

(a)                                  Interest on LIBOR Loans and, except as provided in the next succeeding sentence, ABR Loans shall be calculated on the basis of a 360-day year for the actual days elapsed.  Interest on ABR Loans in respect of which the rate of interest is calculated on the basis of the U.S. Prime Rate and interest on overdue interest shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed.

(b)                                 Fees and the average daily Stated Amount of Letters of Credit shall be calculated on the basis of a 360-day year for the actual days elapsed.

5.6.                              Limit on Rate of Interest.

(a)                                  No Payment Shall Exceed Lawful Rate.  Notwithstanding any other term of this Agreement, the Borrower shall not be obliged to pay any interest or other amounts under or in connection with this Agreement or otherwise in respect of the Obligations in excess of the amount or rate permitted under or consistent with any applicable law, rule or regulation.

(b)                                 Payment at Highest Lawful Rate.  If the Borrower is not obliged to make a payment which it would otherwise be required to make, as a result of Section 5.6(a), the Borrower shall make such payment to the maximum extent permitted by or consistent with applicable laws, rules and regulations.

(c)                                  Adjustment if Any Payment Exceeds Lawful Rate.  If any provision of this Agreement or any of the other Credit Documents would obligate the Borrower to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate which would be prohibited by any applicable law, rule or regulation, then notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law, such adjustment to be effected, to the extent necessary, by reducing the amount or rate of interest required to be paid by the Borrower to the affected Lender under Section 2.8.

Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if any Lender shall have received from the Borrower an amount in excess of the maximum permitted by any applicable law, rule or regulation, then the Borrower shall be entitled, by notice in writing to the Administrative Agent to obtain reimbursement from that Lender in an amount equal to such excess, and pending such reimbursement, such amount shall be deemed to be an amount payable by that Lender to the Borrower.

SECTION 6.                                Conditions Precedent to Initial Borrowing

The initial Borrowing under this Agreement is subject to the satisfaction of the following conditions precedent, except as otherwise agreed between the Borrower and the Administrative Agent.

6.1.                              Credit Documents.  The Administrative Agent shall have received:

(a)                                  this Agreement, executed and delivered by a duly authorized officer of Borrower and each Lender as of the Closing Date;

(b)                                 the Guarantee, executed and delivered by a duly authorized officer of each Guarantor;

(c)                                  the Pledge Agreement, executed and delivered by a duly authorized officer of each pledgor party thereto;

(d)                                 the Security Agreement, executed and delivered by a duly authorized officer of each grantor party thereto; and

(e)                                  a Mortgage in respect of each Mortgaged Property to be Mortgaged on the Closing Date, executed and delivered by a duly authorized officer of each mortgagor party thereto.

6.2.                              Collateral.

(a)                                  All outstanding equity interests in whatever form of each Restricted Subsidiary (directly owned by or on behalf of any Credit Party and required to be pledged pursuant to the Pledge Agreement shall have been pledged pursuant thereto (except that the Borrower and its Restricted Subsidiaries shall not be required to pledge more than 65% of the outstanding Voting Stock of any Foreign Subsidiary) and the Collateral Agent shall have received all certificates representing securities pledged under the Pledge Agreement to the extent certificated, accompanied by instruments of transfer and undated stock powers endorsed in blank.

(b)                                 All documents and instruments, including UCC or other applicable personal property and fixture security financing statements, reasonably requested by the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by any Security Document and perfect such Liens to the extent required by, and with the priority required by, such Security Document and each Mortgage, as applicable, shall have been filed, registered or recorded or delivered to the Collateral Agent for filing, registration or recording.

(c)                                  The Collateral Agent shall have received, in respect of each Mortgaged Property:  (i) a valid, issued and binding policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each Mortgage as a valid Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 10.2 or the Collateral Agent, together with such endorsements, coinsurance and reinsurance as the Collateral Agent may reasonably request and (ii) evidence reasonably acceptable to the Collateral Agent of payment of all title insurance premiums, search and examination charges, escrow charges and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgages and issuance of the title insurance policies referred to above, in each case except to the extent delivered pursuant to Section 9.14(c).

(d)                                 The Borrower shall deliver to the Collateral Agent a completed Perfection Certificate, executed and delivered by an Authorized Officer of the Borrower, together with all attachments contemplated.

6.3.                              Legal Opinions.  The Administrative Agent shall have received the executed legal opinions of (a) Simpson Thacher & Bartlett LLP, special New York counsel to the Borrower, substantially in the form of Exhibit I-1, (b) Joe Listengart, General Counsel to the Borrower, substantially in the form of Exhibit I-2, and (c) local counsels to the Borrower in the jurisdictions listed on Schedule 6.3 in form and substance reasonably satisfactory to the Administrative Agent.  The Borrower, the other Credit Parties and the Administrative Agent hereby instruct such counsel to deliver such legal opinions.

6.4.                              Debt Repayment.  The Debt Repayment shall have been consummated substantially contemporaneously with the initial Borrowing hereunder.

6.5.                              Equity Investments.  The Equity Investments shall have been consummated.

6.6.                              Closing Certificates.  The Administrative Agent shall have received a certificate of each Credit Party, dated the Closing Date, substantially in the form of Exhibit J, with appropriate insertions, executed by the President or any Vice President and the Secretary or any Assistant Secretary of such Credit Party, and attaching the documents referred to in Sections 6.7 and 6.8.

6.7.                              Corporate Proceedings of Each Credit Party.  The Administrative Agent shall have received a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the board of directors or other managers of each Credit Party (or a duly authorized committee thereof) authorizing (a) the execution, delivery and performance of the Credit Documents (and any agreements relating thereto) to which it is a party and (b) in the case of the Borrower, the extensions of credit contemplated hereunder.

6.8.                              Corporate Documents.  The Administrative Agent shall have received true and complete copies of the certificate of incorporation and by-laws (or equivalent organizational documents) of each Credit Party.

6.9.                              Fees.  The Agents and their Affiliates shall have received the fees in the amounts previously agreed in writing by the Agents and their Affiliates to be received on the Closing Date and all expenses (including the reasonable fees, disbursements and other charges of counsel) for which invoices have been presented prior to the Closing Date shall have been paid.

6.10.                        Representations and Warranties.  On the Closing Date, the representations and warranties made by the Credit Parties in Section 8.1, Section 8.2, Section 8.5 and Section 8.7, as they relate to the Credit Parties at such time, shall be true and correct in all material respects.

6.11.                        Related Agreements.  The Administrative Agent shall have received a fully executed or conformed copy of the Merger Agreement, which shall be in full force and effect.

6.12.                        Solvency Certificate.  On the Closing Date, the Administrative Agent shall have received a certificate from an Authorized Officer of the Borrower with appropriate attachments and demonstrating that after giving effect to the consummation of the Transactions, the Borrower on a consolidated basis with its Subsidiaries is Solvent.

6.13.                        Financial Statements.  The Administrative Agent shall have received the Historical Financial Statements.

6.14.                        Merger.  The Merger shall have been consummated, or substantially simultaneously with the initial Credit Event made hereunder shall be consummated, in accordance with the terms of the Merger Agreement (and no provision of the Merger Agreement shall have been waived, amended, supplemented or otherwise modified in a manner material and adverse to the Lenders without the reasonable consent of the Administrative Agent).

6.15.                        Insurance.  Certificates of insurance evidencing the existence of insurance to be maintained by the Borrower pursuant to Section 9.3 and the designation of the Collateral Agent as an additional insured and loss payee as its interest may appear thereunder, or solely as the additional insured, as the case may be, thereunder (provided that if such endorsement as additional insured cannot be delivered by the Closing Date, the Administrative Agent may consent to such endorsement being delivered at such later date as it deems appropriate in the circumstances).

6.16.                        Pro Forma Financial Statements.  The Administrative Agent shall have received (a) a pro forma consolidated balance sheet of the Company as of December 31, 2006 and (b) a pro forma statement of operations for the fiscal year ended December 31, 2006, in each case adjusted to give effect to the Transactions, the other transactions related thereto and any other transactions that would be required to be given pro forma effect by Regulation S-X promulgated under the Securities Act.

SECTION 7.                                Conditions Precedent to All Credit Events

The agreement of each Lender to make any Loan requested to be made by it on any date (excluding Mandatory Borrowings) and the obligation of the Letter of Credit Issuer to issue Letters of Credit on any date is subject to the satisfaction of the following conditions precedent:

7.1.                              No Default; Representations and Warranties.  At the time of each Credit Event and also after giving effect thereto (other than any Credit Event on the Closing Date) (a) no Default or Event of Default shall have occurred and be continuing and (b) all representations and warranties made by any Credit Party contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date).

7.2.                              Notice of Borrowing; Letter of Credit Request.

(a)                                  Prior to the making of each Term Loan, the Administrative Agent shall have received a Notice of Borrowing (whether in writing or by telephone) meeting the requirements of Section 2.3.

(b)                                 Prior to the making of each Revolving Credit Loan (other than any Revolving Credit Loan made pursuant to Section 3.4(a)) and each Swingline Loan, the Administrative Agent shall have received a Notice of Borrowing (whether in writing or by telephone) meeting the requirements of Section 2.3.

(c)                                  Prior to the issuance of each Letter of Credit, the Administrative Agent and the Letter of Credit Issuer shall have received a Letter of Credit Request meeting the requirements of Section 3.2(a).

The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by each Credit Party to each of the Lenders that all the applicable conditions specified above have been satisfied as of that time.

SECTION 8.                                Representations, Warranties and Agreements

In order to induce the Lenders to enter into this Agreement, to make the Loans and issue or participate in Letters of Credit as provided for herein, the Borrower makes the following representations and warranties to, and agreements with, the Lenders, all of which shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit:

8.1.                              Corporate Status; Compliance with Laws.  The Borrower and each Material Subsidiary (a) is a duly organized and validly existing corporation or other entity in good standing under the laws of the jurisdiction of its organization and has the corporate or other organizational power and authority to own its property and assets and to transact the business in which it is engaged, (b) has been duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified, except where the failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect and (c) is in compliance with all Requirements of Law, except to the extent that the failure to be in compliance could not reasonably be expected to result in a Material Adverse Effect.

8.2.                              Corporate Power and Authority.  Each Credit Party has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Credit Documents to which it is a party.  Each Credit Party has duly executed and delivered each Credit Document to which it is a party and each such Credit Document constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and subject to general principles of equity.

8.3.                              No Violation.  Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party nor compliance with the terms and provisions thereof nor the consummation of the Merger and the other Transactions will (a) contravene any applicable provision of any material law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (b) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Credit Party or any of the Restricted Subsidiaries

(other than Liens created under the Credit Documents) pursuant to, the terms of any material indenture (including the Existing Notes Indentures), loan agreement, lease agreement, mortgage, deed of trust, agreement or other material instrument to which such Credit Party or any of the Restricted Subsidiaries is a party or by which it or any of its property or assets is bound or (c) violate any provision of the certificate of incorporation, by-laws or other organizational documents of such Credit Party or any of the Restricted Subsidiaries.

8.4.                              Litigation.  There are no actions, suits or proceedings (including Environmental Claims) pending or, to the knowledge of the Borrower, threatened with respect to the Borrower or any of its Subsidiaries that could reasonably be expected to result in a Material Adverse Effect.

8.5.                              Margin Regulations.  Neither the making of any Loan hereunder nor the use of the proceeds thereof will violate the provisions of Regulation T, U or X of the Board.

8.6.                              Governmental Approvals.  The execution, delivery and performance of the Merger Agreement or any Credit Document does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for (i) such as have been obtained or made and are in full force and effect, (ii) filings and recordings in respect of the Liens created pursuant to the Security Documents and (iii) such licenses, approvals, authorizations or consents the failure to obtain or make could not reasonably be expected to have a Material Adverse Effect.

8.7.                              Investment Company Act.  The Borrower is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

8.8.                              True and Complete Disclosure.

(a)                                  None of the factual information and data (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Borrower, any of the Subsidiaries or any of their respective authorized representatives in writing to the Administrative Agent, any Co-Lead Arranger, any other Agent and/or any Lender on or before the Closing Date (including all information contained in (i) the Confidential Information Memorandum (as updated prior to the Closing Date and including the information incorporated therein by reference) and (ii) the Credit Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein contained any untrue statement of a material fact or omitted to state any material fact necessary to make such information and data (taken as a whole) not misleading at such time in light of the circumstances under which such information or data was furnished, it being understood and agreed that for purposes of this Section 8.8(a), such factual information and data shall not include projections (including financial estimates, forecasts and other forward-looking information) and information of a general economic or general industry nature.

(b)                                 The projections and pro forma financial information contained in the information and data referred to in paragraph (a) above were based on good faith estimates and assumptions believed by such Persons to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.

8.9.                              Financial Condition; Financial Statements.  The (a) unaudited historical consolidated financial information of the Company as set forth in the Confidential Information Memorandum, and (b) the Historical Financial Statements, in each case present fairly in all material respects the consolidated financial position of the Company and its Subsidiaries at the respective dates of said information, statements and results of operations for the respective periods covered thereby.  The financial statements referred to in clause (b) of this Section 8.9 have been prepared in accordance with GAAP consistently applied except to the extent provided in the notes to said financial statements.  After the Closing Date, there has been no Material Adverse Change since December 31, 2006.

8.10.                        Tax Returns and Payments.  The Borrower and each of its Subsidiaries has timely  filed all federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it (taking into account any applicable extensions) and all such tax returns are true and correct in all material respects and has paid all material Taxes payable by it that have become due, other than those (a) not yet delinquent or (b) contested in good faith as to which adequate reserves have been provided in accordance with GAAP and which could not reasonably be expected to result in a Material Adverse Effect.  The Borrower and each of the Subsidiaries have paid, or have provided adequate reserves (in the good faith judgment of the management of the Borrower) in accordance with GAAP for the payment of, all material federal, state, provincial and foreign income taxes applicable for all prior fiscal years and for the current fiscal year to the Closing Date.

8.11.                        Compliance with ERISA.

(a)                                  Each Plan is in compliance with ERISA, the Code and any applicable Requirement of Law; no Reportable Event has occurred (or is reasonably likely to occur) with respect to any Plan; no Plan is insolvent or in reorganization (or is reasonably likely to be insolvent or in reorganization), and no written notice of any such insolvency or reorganization has been given to the Borrower, any Subsidiary or any ERISA Affiliate; no Plan (other than a multiemployer plan) has a failure (or is reasonably likely to have a failure) to satisfy the minimum funding standard of Section 412 of the Code (whether or not waived); none of the Borrower, any Subsidiary or any ERISA Affiliate has incurred (or is reasonably likely expected to incur) any liability to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section 4971 or 4975 of the Code or has been notified in writing that it will incur any liability under any of the foregoing Sections with respect to any Plan; no proceedings have been instituted (or are reasonably likely to be instituted) to terminate or to reorganize any Plan or to appoint a trustee to administer any Plan, and no written notice of any such proceedings has been given to the Borrower, any Subsidiary or any ERISA Affiliate; and no lien imposed under the Code or ERISA on the assets of the Borrower or any Subsidiary or any ERISA Affiliate exists (or is reasonably likely to exist) nor has the Borrower, any Subsidiary or any ERISA Affiliate been notified in writing that such a lien will be imposed on the assets of the Borrower, any Subsidiary or any ERISA Affiliate on account of any Plan, except to the extent that a breach of any of the representations, warranties or agreements in this Section 8.11 would not result, individually or in the aggregate, in an amount of liability that would be reasonably likely to have a Material Adverse Effect.  No Plan (other than a multiemployer plan) has an Unfunded Current Liability that would, individually or when taken together with any other liabilities referenced in this Section 8.11, be reasonably likely to have a Material Adverse Effect.  With respect to Plans that are multiemployer plans (as defined in Section 3(37) of ERISA), the representations and warranties in this Section 8.11(a), other than any made with respect to (i) liability under Section 4201 or 4204 of ERISA or (ii) liability for termination or reorganization of such Plans under ERISA, are made to the best knowledge of the Borrower.

(b)                                 All Foreign Plans are in compliance with, and have been established, administered and operated in accordance with, the terms of such Foreign Plans and applicable law, except for any failure to so comply, establish, administer or operate the Foreign Plans as would not reasonably be expected to have a Material Adverse Effect.  All contributions or other payments which are due with respect to each Foreign Plan have been made in full and there are no funding deficiencies thereunder, except to the extent any such events would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

8.12.                        Subsidiaries.  Schedule 8.12 lists each Subsidiary of the Borrower (and the direct and indirect ownership interest of the Borrower therein), in each case existing on the Closing Date.  Each Material Subsidiary (under clause (a) of the definition thereof) as of the Closing Date has been so designated on Schedule 8.12.

8.13.                        Intellectual Property.  The Borrower and each of the Restricted Subsidiaries have obtained all intellectual property, free from burdensome restrictions, that is necessary for the operation of their respective businesses as currently conducted and as proposed to be conducted, except where the failure to obtain any such rights could not reasonably be expected to have a Material Adverse Effect.

8.14.                        Environmental Laws.

(a)                                  Except as could not reasonably be expected to have a Material Adverse Effect:  (i) the Borrower and each of the Subsidiaries and all Real Estate are in compliance with all Environmental Laws; (ii) neither the Borrower nor any of its Subsidiaries is subject to any Environmental Claim or any other liability under any Environmental Law; (iii) neither the Borrower nor any of its Subsidiaries is conducting any investigation, removal, remedial or other corrective action pursuant to any Environmental Law at any location; and (iv) no underground storage tank or related piping, or any impoundment or other disposal area containing Hazardous Materials is located at, on or under any Real Estate currently owned or leased by the Borrower or any of its Subsidiaries.

(b)                                 Neither the Borrower nor any of its Subsidiaries has treated, stored, transported, released or disposed or arranged for disposal or transport for disposal of Hazardous Materials at, on, under or from any currently or formerly owned or leased Real Estate or facility in a manner that could reasonably be expected to have a Material Adverse Effect.

8.15.                        Properties.

(a)                                  The Borrower and each of the Subsidiaries have good and marketable title to or leasehold interest in all properties that are necessary for the operation of their respective businesses as currently conducted and as proposed to be conducted, free and clear of all Liens (other than any Liens permitted by this Agreement) and except where the failure to have such good title could not reasonably be expected to have a Material Adverse Effect and (b) no Mortgage encumbers improved Real Estate that is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards within the meaning of the National Flood Insurance Act of 1968 unless flood insurance available under such Act has been obtained in accordance with Section 9.3.

8.16.                        Solvency.  On the Closing Date (after giving effect to the Transactions), immediately following the making of each Loan and after giving effect to the application of the proceeds of such Loans, the Borrower on a consolidated basis with its Subsidiaries will be Solvent.

SECTION 9.                                Affirmative Covenants

The Borrower hereby covenants and agrees that on the Closing Date and thereafter, until the Commitments, the Swingline Commitment and each Letter of Credit have terminated and the Loans and Unpaid Drawings, together with interest, Fees and all other Obligations (other than in respect of contingent indemnification and expense reimbursement obligations for which no claim has been made) accrued hereunder, are paid in full:

9.1.                              Information Covenants.  The Borrower will furnish to the Administrative Agent (which shall promptly make such information available to the Lenders in accordance with its customary practice):

(a)                                  Annual Financial Statements.  As soon as available and in any event on or before the date that is five days after the date on which such financial statements are required to be filed with the SEC (after giving effect to any permitted extensions) or delivered to the holders of any Existing Notes or Permitted Additional Debt (or, if such financial statements are not required to be filed with the SEC or delivered to the holders of any Existing Notes or Permitted Additional Debt, on or before the date that is 90 days after the end of each such fiscal year), the consolidated balance sheet of (i) the Borrower and its Restricted Subsidiaries and (ii) the Borrower and the Subsidiaries, in each case as at the end of such fiscal year, and the related consolidated statements of operations and cash flows for such fiscal year, setting forth comparative consolidated figures for the preceding fiscal year (or, in lieu of such audited financial statements of the Borrower and its Restricted Subsidiaries, (a) a detailed reconciliation reflecting such financial information for the Borrower and its Restricted Subsidiaries, on the one hand, and the Borrower and its Subsidiaries, on the other hand or (b) unaudited financial statements of the Borrower and its Restricted Subsidiaries certified by an Authorized Officer of the Borrower), and certified by independent certified public accountants of recognized national standing whose opinion shall not be qualified as to the scope of audit or as to the status of the Borrower or any of the Material Subsidiaries (or group of Subsidiaries that together would constitute a Material Subsidiary) as a going concern, together in any event with a certificate of such accounting firm stating that in the course of either (i) its regular audit of the consolidated business of the Borrower, which audit was conducted in accordance with generally accepted auditing standards or (ii) performing certain other procedures permitted by professional standards, such accounting firm has obtained no knowledge of any Default or Event of Default relating to Section 10.9 that has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof.

(b)                                 Quarterly Financial Statements.  As soon as available and in any event on or before the date that is five days after the date on which such financial statements are required to be filed with the SEC (after giving effect to any permitted extensions) or delivered to the holders of any Existing Notes or Permitted Additional Debt with respect to each of the first three quarterly accounting periods in each fiscal year of the Borrower (or, if such financial statements are not required to be filed with the SEC or delivered to the holders of any Existing Notes or Permitted Additional Debt, on or before the date that is 45 days after the end of each such quarterly accounting period), the consolidated balance sheet of (i) the Borrower and the Restricted Subsidiaries and (ii) the Borrower and its Subsidiaries, in each case as at the end of such quarterly period and the related consolidated statements of operations for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and the related consolidated statement of cash flows for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and setting forth comparative consolidated figures for the related periods in the prior fiscal year or, in the case of such consolidated balance sheet, for the last day of the prior fiscal year (or, in lieu of such unaudited financial statements of the Borrower and its Restricted Subsidiaries, a detailed reconciliation reflecting such financial information for the Borrower and its Restricted Subsidiaries, on the one hand, and the Borrower and its Subsidiaries, on the other hand), all of which shall be certified by an Authorized Officer of the Borrower, subject to changes resulting from normal year-end audit adjustments.

(c)                                  Budgets.  (i) Within 90 days after the commencement of each fiscal year of the Borrower, a budget of the Borrower and its Subsidiaries, in reasonable detail for such fiscal year as customarily prepared by management of the Borrower for its internal use consistent in scope with the financial statements provided pursuant to Section 9.1(a), setting forth the principal assumptions upon which such budget is based and (ii) promptly upon filing thereof with the SEC, copies of any budgets of KMP filed with the SEC (it being understood that the Borrower shall have no obligation to file any such budgets with the SEC) .

(d)                                 Officer’s Certificates.  At the time of the delivery of the financial statements provided for in Sections 9.1(a) and (b), a certificate of an Authorized Officer of the Borrower to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall set forth (i) the calculations required to establish whether the Borrower was in compliance with the provisions of Section 10.9 as at the end of such fiscal year or period, as the case may be, (ii) a specification of any change in the identity of the Restricted Subsidiaries and Unrestricted Subsidiaries as at the end of such fiscal year or period, as the case may be, from the Restricted Subsidiaries and Unrestricted Subsidiaries, respectively, provided to the Lenders on the Closing Date or the most recent fiscal year or period, as the case may be, (iii) the then applicable Status and (iv) the amount of any Pro Forma Adjustment not previously set forth in a Pro Forma Adjustment Certificate or any change in the amount of a Pro Forma Adjustment set forth in any Pro Forma Adjustment Certificate previously provided and, in either case, in reasonable detail, the calculations and basis therefor.  At the time of the delivery of the financial statements provided for in Section 9.1(a), (i) a certificate of an Authorized Officer of the Borrower setting forth in reasonable detail the Applicable Amount as at the end of the fiscal year to which such financial statements relate and (ii) a certificate of an Authorized Officer of the Borrower setting forth the information required pursuant to Section 1(a) of the Perfection Certificate or confirming that there has been no change in such information since the Closing Date or the date of the most recent certificate delivered pursuant to this clause (d)(ii), as the case may be.

(e)                                  Notice of Default or Litigation.  Promptly after an Authorized Officer of the Borrower or any of the Subsidiaries obtains knowledge thereof, notice of (i) the occurrence of any event that constitutes a Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Credit Parties propose to take with respect thereto and (ii) any litigation or governmental proceeding pending against the Borrower or any of its Subsidiaries that could reasonably be expected to result in a Material Adverse Effect.

(f)                                    Environmental Matters.  Promptly after obtaining knowledge of any one or more of the following environmental matters, unless such environmental matters would not, individually or when aggregated with all other such matters, be reasonably expected to result in a Material Adverse Effect notice of:

(i)                  any pending or threatened Environmental Claim against any Credit Party or any Real Estate;

(ii)               any condition or occurrence on any Real Estate that (x) could reasonably be expected to result in noncompliance by any Credit Party with any applicable Environmental Law or (y) could reasonably be anticipated to form the basis of an Environmental Claim against any Credit Party or any Real Estate;

(iii)            any condition or occurrence on any Real Estate that could reasonably be anticipated to cause such Real Estate to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Estate under any Environmental Law; and

(iv)           the conduct of any investigation, or any removal, remedial or other corrective action in response to the actual or alleged presence, release or threatened release of any Hazardous Material on, at, under or from any Real Estate.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the response thereto.  The term “Real Estate” shall mean land, buildings and improvements owned or leased by any Credit Party, but excluding all operating fixtures and equipment, whether or not incorporated into improvements.

(g)                                 Other Information.  Promptly upon filing thereof, copies of any filings (including on Form 10-K, 10-Q or 8-K) or registration statements with, and reports to, the SEC or any analogous Governmental Authority in any relevant jurisdiction by the Borrower or any of its Subsidiaries (other than amendments to any registration statement (to the extent such registration statement, in the form it becomes effective, is delivered to the Administrative Agent), exhibits to any registration statement and, if applicable, any registration statements on Form S-8) and copies of all financial statements, proxy statements, notices and reports that the Borrower or any of its Subsidiaries shall send to the holders of any publicly issued debt of the Borrower and/or any of its Subsidiaries in their capacity as such holders (in each case to the extent not theretofore delivered to the Administrative Agent pursuant to this Agreement) and, with reasonable promptness, such other information (financial or otherwise) as the Administrative Agent on its own behalf or on behalf of any Lender (acting through the Administrative Agent) may reasonably request in writing from time to time.

(h)                                 Pro Forma Adjustment Certificate.  Not later than each date on which financial statements are delivered with respect to any Test Period in which a Pro Forma Adjustment is made as a result of the consummation of the acquisition of any Acquired Entity or Business by the Borrower or any Restricted Subsidiary for which there shall be a Pro Forma Adjustment, a certificate of an Authorized Officer of the Borrower setting forth the amount of such Pro Forma Adjustment and, in reasonable detail, the calculations and basis therefor.

Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 9.1 may be satisfied with respect to financial information of the Borrower and the Subsidiaries (or the Restricted Subsidiaries, as applicable) by furnishing (A) the applicable financial statements of any direct or indirect parent of the Borrower or (B) the Borrower’s (or its direct or indirect parent’s, as applicable) Form 10-K or 10-Q, as applicable, filed with the SEC; provided that, with respect to each of clauses (A) and (B) above, to the extent such information relates to a parent of the Borrower, such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Borrower and the Subsidiaries (or the Restricted Subsidiaries, as applicable) on a standalone basis, on the other hand.

9.2.                              Books, Records and Inspections.  The Borrower (i) will maintain proper books of record and account of it and its Material Subsidiaries, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect and (ii) will, and will cause each of its Restricted Subsidiaries to, permit officers and designated representatives of the Administrative Agent or the Lenders to visit and inspect any of the properties or assets of the Borrower and any such Restricted Subsidiary in whomsoever’s possession to the extent that it is within such party’s control to permit such inspection, and to examine the books and records of the Borrower and any such Restricted Subsidiary and discuss the affairs, finances and accounts of the Borrower and of any such Restricted Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or the Lenders may desire; provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Required Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 9.2 and the Administrative Agent shall not exercise such rights more often than two times during any calendar year and only one such visit in any calendar year shall be at the Borrower’s expense; provided further that when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice.  The Administrative Agent and the Lenders shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants.

9.3.                              Maintenance of Insurance.  The Borrower will, and will cause each of the Material Subsidiaries to, at all times maintain in full force and effect, with insurance companies that the Borrower believes (in the good faith judgment of the management of the Borrower) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in at least such amounts and against at least such risks (and with such risk retentions) as are usually insured against in the same general area by companies engaged in the same or a similar business; and will furnish to the Administrative Agent, upon written request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried.

9.4.                              Payment of Taxes.  The Borrower will pay and discharge, and will cause each of the Subsidiaries to pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which material interest or penalties attach thereto, and all lawful material claims that, if unpaid, could reasonably be expected to become a material Lien upon any properties of the Borrower or any of the Restricted Subsidiaries, provided that neither the Borrower nor any of the Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings if it has maintained adequate reserves (in the good faith judgment of the management of the Borrower) with respect thereto in accordance with GAAP and the failure to pay could not reasonably be expected to result in a Material Adverse Effect.

9.5.                              Consolidated Corporate Franchises.  The Borrower will do, and will cause each Material Subsidiary to do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence, corporate rights and authority, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect; provided, however, that the Borrower and its Subsidiaries may consummate any transaction permitted under Section 10.3, 10.4 or 10.5.

9.6.                              Compliance with Statutes, Regulations, etc.  The Borrower will, and will cause each Subsidiary to, comply with all applicable laws, rules, regulations and orders applicable to it or its property, including all governmental approvals or authorizations required to conduct its business, and maintain all such governmental approvals or authorizations in full force and effect, in each case except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

9.7.                              ERISA.  Promptly after the Borrower or any Subsidiary or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following events that, individually or in the aggregate (including in the aggregate such events previously disclosed or exempt from disclosure hereunder, to the extent the liability therefor remains outstanding), would be reasonably likely to have a Material Adverse Effect, the Borrower will deliver to the Administrative Agent a certificate of an Authorized

Officer or any other senior officer of the Borrower setting forth details as to such occurrence and the action, if any, that the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices (required, proposed or otherwise) given to or filed with or by the Borrower, such Subsidiary, such ERISA Affiliate, the PBGC, a Plan participant (other than notices relating to an individual participant’s benefits) or the Plan administrator with respect thereto:  that a Reportable Event has occurred; that a failure to satisfy the minimum funding standard of Section 412 of the Code has occurred or an application is to be made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan; that a Plan having an Unfunded Current Liability has been or is to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA (including the giving of written notice thereof); that a Plan has an Unfunded Current Liability that has or will result in a lien under ERISA or the Code; that proceedings will be or have been instituted to terminate a Plan having an Unfunded Current Liability (including the giving of written notice thereof); that a proceeding has been instituted against the Borrower, a Subsidiary or an ERISA Affiliate pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that the PBGC has notified the Borrower, any Subsidiary or any ERISA Affiliate of its intention to appoint a trustee to administer any Plan; that the Borrower, any Subsidiary or any ERISA Affiliate has failed to make a required installment or other payment pursuant to Section 412 of the Code with respect to a Plan; or that the Borrower, any Subsidiary or any ERISA Affiliate has incurred or will incur (or has been notified in writing that it will incur) any liability (including any contingent or secondary liability) to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section 4971 or 4975 of the Code.

9.8.                              Maintenance of Properties.  The Borrower will, and will cause each of the Restricted Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except to the extent that the failure to do so could reasonably be expected to have a Material Adverse Effect.

9.9.                              Transactions with Affiliates.  The Borrower will conduct, and cause each of the Restricted Subsidiaries to conduct, all transactions with any of its Affiliates (other than the Borrower or the Restricted Subsidiaries) on terms that are substantially as favorable to the Borrower or such Restricted Subsidiary as it would obtain in a comparable arm’s-length transaction with a Person that is not an Affiliate, provided that the foregoing restrictions shall not apply to:

(a)                                  (i) the payment of customary fees to the Sponsors for management, consulting and financial services rendered to the Borrower and the Subsidiaries and (ii) customary investment banking fees paid to the Sponsors for services rendered to the Borrower and the Subsidiaries in connection with divestitures, acquisitions, financings and other transactions,

(b)                                 transactions permitted by Section 10.6,

(c)                                  the payment of Transaction Expenses,

(d)                                 the issuance of Stock or Stock Equivalents of the Borrower (or any direct or indirect parent company thereof) to the management of the Borrower (or any direct or indirect parent thereof) or any of its Subsidiaries in connection with the Transactions or pursuant to arrangements described in clause (f) of this Section 9.9,

(e)                                  loans and advances by the Borrower and the Restricted Subsidiaries to the extent permitted under Section 10,

(f)                                    employment and severance arrangements between the Borrower and the Restricted Subsidiaries and their respective officers and employees in the ordinary course of business,

(g)                                 payments by the Borrower (and any direct or indirect parent thereof) and the Restricted Subsidiaries pursuant to tax sharing agreements among the Borrower (and any such parent) and the Restricted Subsidiaries on customary terms to the extent attributable to the ownership or operation of the Borrower and the Restricted Subsidiaries, provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Borrower and/or the Restricted Subsidiaries, as applicable, would be required to pay in respect of federal, state and/or local taxes for such fiscal year were the Borrower and the Restricted Subsidiaries (to the extent described above) to pay such taxes separately from any such parent entity, less any taxes payable directly by the Borrower and/or its Restricted Subsidiaries,

(h)                                 the payment of customary fees and reasonable out of pocket costs to, and indemnities provided on behalf of, directors, managers, consultants, officers and employees of the Borrower and the Restricted Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of the Borrower and the Restricted Subsidiaries, and

(i)                                     transactions pursuant to agreements in existence on the Closing Date and set forth on Schedule 9.9 or any amendment thereto to the extent such an amendment is not adverse, taken as a whole, to the Lenders in any material respect.

9.10.                        End of Fiscal Years; Fiscal Quarters.  The Borrower will, for financial reporting purposes, cause (a) each of its, and each of its Subsidiaries’, fiscal years to end on December 31 of each year and (b) each of its, and each of its Subsidiaries’, fiscal quarters to end on dates consistent with such fiscal year-end and the Borrower’s past practice; provided, however, that the Borrower may, upon written notice to the Administrative Agent, change the financial reporting convention specified above to any other financial reporting convention reasonably acceptable to the Administrative Agent, in which case the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary in order to reflect such change in financial reporting.

9.11.                        Additional Guarantors and Grantors.  Except as set forth in Section 10.1(j) or 10.1(k) and subject to any applicable limitations set forth in the Security Documents, the Borrower shall cause each direct or indirect Domestic Subsidiary (other than any Excluded Subsidiary) formed or otherwise purchased or acquired after the date hereof (including pursuant to a Permitted Acquisition and each other Domestic Subsidiary that ceases to constitute an Excluded Subsidiary pursuant to any category set forth in the definition thereof) to execute a supplement to each of the Guarantee, the Pledge Agreement and the Security Agreement (in each case pursuant to the forms provided as exhibits thereto) in order to become a Guarantor under the Guarantee and a grantor and pledgor under the Security Documents or, to the extent reasonably requested by the Collateral Agent, enter into a new guarantee or Security Document in form and substance reasonably satisfactory to such Collateral Agent and take all other action required by the Security Agreement and Pledge Agreement or reasonably requested by the Collateral Agent to grant a perfected security interest in its assets to substantially the same extent as the Credit Parties on the Closing Date.

9.12.                        Pledges of Additional Stock and Evidence of Indebtedness.

(a)                                  Except as set forth in Section 10.1(j) or 10.1(k) and subject to any applicable limitations set forth in the Security Documents or with respect to which, in the reasonable judgment of the Administrative Agent and the Collateral Agent (confirmed in writing by notice to the Borrower), the cost or other consequences (including any adverse tax consequences) of doing so shall be excessive in view of the benefits to be obtained by the Lenders therefrom, to the extent permitted by applicable Requirements of Law, the Borrower will pledge, and, if applicable, will cause each Guarantor to pledge, to the Collateral Agent for the benefit of the Secured Parties, (i) all the Stock of each Wholly-Owned Domestic Subsidiary held by the Borrower or any Guarantor and the Stock of any Wholly-Owned Foreign Subsidiary held directly by the Borrower or any Guarantor (provided that in no event shall more than 65% of the issued and outstanding Voting Stock of any such Foreign Subsidiary or any Domestic Subsidiary described in clause (e) of the definition of Excluded Subsidiary be so pledged), in each case, formed or otherwise purchased or acquired after the date hereof, in each case pursuant to the Pledge Agreement (or a supplement thereto) in form and substance reasonably satisfactory to Administrative Agent and the Collateral Agent, (ii) all evidences of Indebtedness in excess of the Dollar Equivalent of $10,000,000 received by the Borrower or any of the Guarantors in connection with any Disposition of assets pursuant to Section 10.4(b), in each case pursuant to the Pledge Agreement (or a supplement thereto) in form and substance reasonably satisfactory to Administrative Agent and the Collateral Agent and (iii) any promissory notes executed after the date hereof evidencing Indebtedness of the Borrower and each Subsidiary that is owing to the Borrower or any Guarantor, in each case pursuant the Pledge Agreement (or a supplement thereto) in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent.

(b)                                 The Borrower agrees that all Indebtedness in excess of $10,000,000 of the Borrower and each Subsidiary that is owing to any Credit Party shall be evidenced by one or more promissory notes.

9.13.                        Use of Proceeds.

(a)                                  The Borrower will use the proceeds of all Term Loans and up to $250,000,000 of the proceeds of the Revolving Credit Loans to effect the Merger, Debt Repayment and the payment of Transaction Expenses; and

(b)                                 The Borrower will use Letters of Credit and the proceeds of all other Revolving Credit Loans and Swingline Loans for general corporate purposes (including Permitted Acquisitions).

9.14.                        Further Assurances.

(a)                                  The Borrower will, and will cause each other Credit Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, or which the Collateral Agent or the Required Lenders may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the Security Agreement, the Pledge Agreement or any Mortgage, all at the expense of the Borrower and the Restricted Subsidiaries.

(b)                                 Except with respect to which, in the reasonable judgment of the Administrative Agent and the Collateral Agent (confirmed in writing by written notice to the Borrower), the cost or other consequences (including any tax consequence) of doing so shall be excessive in view of the benefits to be obtained by the Lenders therefrom and subject to applicable limitations set forth in the Security Documents, if any assets (including any real estate or improvements thereto or any interest therein) with a book value or fair market value in excess of the Dollar Equivalent of $10,000,000 are acquired by the Borrower or any Guarantor after the Closing Date (other than assets constituting Collateral under the Security Agreement that become subject to the Lien of the Security Agreement upon acquisition thereof) that are of the nature secured by the Security Agreement or any Mortgage, as the case may be, the Borrower will notify the Collateral Agent, and, if requested by the Collateral Agent, the Borrower will cause such assets to be subjected to a Lien securing the applicable Obligations and will take, and cause the other Credit Parties to take, such actions as shall be necessary or reasonably requested by the Collateral Agent to grant and perfect such Liens consistent with the applicable requirements of the Security Documents, including actions described in clause (a) of this Section 9.14, all at the expense of the Borrower.  Any Mortgage delivered to the Collateral Agent in accordance with the preceding sentence shall be accompanied by (x) a policy or policies (or unconditional binding commitment therefor) of title insurance issued by a nationally recognized title insurance company insuring the Lien of each Mortgage as a valid Lien (with the priority described therein) on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 10.2, together with such endorsements, coinsurance and reinsurance as the Administrative Agent and the Collateral Agent may reasonably request and (y) an opinion of local counsel to the mortgagor in substantially the same form as the local mortgage-related opinions delivered on the Closing Date (as modified for local law considerations) or otherwise reasonably acceptable to the Administrative Agent.

(c)                                  Post-Closing Real Property Requirements.  The Borrower agrees that it will, or will cause its relevant Subsidiaries to, complete each of the actions described on Schedule 9.14(c).

SECTION 10.                          Negative Covenants

The Borrower hereby covenants and agrees that on the Closing Date (immediately after consummation of the Merger) and thereafter, until the Commitments, the Swingline Commitment and each Letter of Credit have terminated and the Loans and Unpaid Drawings, together with interest, Fees and all other Obligations (other than in respect of contingent indemnification and expense reimbursement obligations for which no claim has been made) accrued hereunder, are paid in full:

10.1.                        Limitation on Indebtedness.  The Borrower will not, and will not permit any of the Restricted Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, except:

(a)                                  Indebtedness arising under the Credit Documents;

(b)                                 subject to compliance with Section 10.5, Indebtedness of the Borrower or of any Restricted Subsidiary owed to the Borrower or any Restricted Subsidiary; provided that, in each case, all such Indebtedness of any Credit Party owed to any Person that is not a Credit Party shall be subordinated to the Obligations of such Credit Party on customary terms;

(c)                                  Indebtedness in respect of any bankers’ acceptance, bank guarantees, letter of credit, warehouse receipt or similar facilities entered into in the ordinary course of business (including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims);

(d)                                 subject to compliance with Section 10.5, Guarantee Obligations incurred by (i) Restricted Subsidiaries in respect of Indebtedness of the Borrower or other Restricted Subsidiaries that is permitted to be incurred under this Agreement, provided that, except as provided in clauses (j) and (k) below, there shall be no guarantee by a Restricted Subsidiary that is not a Guarantor of any Indebtedness of any Credit Party and (ii) the Borrower in respect of Indebtedness of the Restricted Subsidiaries that is permitted to be incurred under this Agreement;

(e)                                  Guarantee Obligations (i) incurred in the ordinary course of business in respect of obligations of (or to) suppliers, customers, franchisees, lessors and licensees or (ii) otherwise constituting Investments permitted by Section 10.5(d), (g), (i), (q), (r) or (s);

(f)                                    (i) Indebtedness (including Indebtedness arising under Capital Leases) incurred within 270 days of the acquisition, construction, expansion or improvement of fixed or capital assets to finance the acquisition, construction, expansion or improvement of such fixed or capital assets, (ii) Indebtedness arising under Capital Leases entered into in connection with Permitted Sale Leasebacks and (iii) Indebtedness arising under Capital Leases, other than Capital Leases in effect on the date hereof and Capital Leases entered into pursuant to subclauses (i) and (ii) above, provided that the aggregate amount of Indebtedness incurred pursuant to this subclause (iii) shall not exceed $300,000,000 at any time outstanding, and (iv) any modification, replacement, refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i), (ii) or (iii) above, provided that, except to the extent otherwise expressly permitted hereunder, the principal amount thereof does not exceed the principal amount thereof outstanding immediately prior to such modification, replacement, refinancing, refunding, renewal or extension, except by an amount equal to the unpaid accrued interest and premium thereon plus other reasonable amounts paid and fees and expenses incurred in connection with such modification, replacement, refinancing, refunding, renewal or extension;

(g)                                 (i) Indebtedness outstanding on the date hereof listed on Schedule 10.1 (other than Existing Notes with a stated final maturity (as of the Closing Date) prior to the Final Maturity Date) and any modification, replacement, refinancing, refunding, renewal or extension thereof, provided that, except to the extent otherwise expressly permitted hereunder, in the case of any such modification, replacement, refinancing, refunding, renewal or extension, (w) the principal amount thereof does not exceed the principal amount thereof outstanding immediately prior to such modification, replacement, refinancing, refunding, renewal or extension, except by an amount equal to the unpaid accrued interest and premium thereon plus other reasonable amounts paid and fees and expenses incurred in connection with such modification, replacement, refinancing, refunding, renewal or extension, (x) the direct and contingent obligors with respect to such Indebtedness are not changed, (y) no portion of such Indebtedness matures prior to the Final Maturity Date and (z) if the Indebtedness being refinanced, or any guarantee thereof, constituted Subordinated Indebtedness, then such replacement or refinancing Indebtedness, or such guarantee, respectively, shall be subordinated to the Obligations to substantially the same extent and (ii) Indebtedness in respect of Existing Notes with a stated final maturity (as of the Closing Date) prior to the Final Maturity Date and any modification, refinancing, refunding renewal or extension thereof; provided that in the case of any such modification, replacement, refinancing, refunding, renewal or extension (A) the principal amount thereof does not exceed the principal amount thereof outstanding immediately prior to such modification, replacement, refinancing, refunding, renewal or extension, except by an amount equal to the unpaid accrued interest and premium thereon plus other reasonable amounts paid and fees and expenses incurred in connection with such modification, replacement, refinancing, refunding, renewal or extension, (B) no portion of such Indebtedness matures prior to the stated final maturity of such Existing Notes as of the Closing Date, (C) the direct and contingent obligors with respect to such Indebtedness are not changed and (D) if the Indebtedness being refinanced, or any guarantee thereof, constituted Subordinated Indebtedness, then such replacement or refinancing Indebtedness, or such guarantee, respectively, shall be subordinated to the Obligations to substantially the same extent;

(h)                                 Indebtedness in respect of Hedge Agreements;

(i)                                     [Reserved];

(j)                                     (i)  Indebtedness of a Person or Indebtedness attaching to assets of a Person that, in either case, becomes a Restricted Subsidiary (or is a Restricted Subsidiary that survives a merger with such Person) or Indebtedness attaching to assets that are acquired by the Borrower or any Restricted Subsidiary, in each case after the Closing Date as the result of a Permitted Acquisition, provided that

(w)                               such Indebtedness existed at the time such Person became a Restricted Subsidiary or at the time such assets were acquired and, in each case, was not created in anticipation thereof, and

(x)                                   such Indebtedness is not guaranteed in any respect by the Borrower or any Restricted Subsidiary (other than by any such Person that so becomes a Restricted Subsidiary or is the survivor of a merger with such Person or any of its Subsidiaries), and

(y)                                 (A) the Stock and Stock Equivalents of such Person are pledged to secure the Obligations to the extent required under Section 9.12, and (B) such Person executes a supplement to the Guarantee and the Security Documents (or alternative guarantee and security agreements in relation to the Obligations reasonably acceptable to the Collateral Agent) to the extent required under Section 9.11 or 9.12, as applicable; provided that the requirements of this subclause (y) shall not apply to (I) an aggregate amount at any time outstanding of up to $250,000,000 of the sum of (1) such Indebtedness (and modifications, replacements, refinancings, refundings, renewals and extensions thereof pursuant to subclause (ii) below) and (2) all Indebtedness as to which the proviso to clause (k)(i)(y) below then applies and (II) any Indebtedness of the type that could have been incurred under subclause (i) or (ii) of Section 10.1(f); and

(z)                                   (A) after giving Pro Forma Effect to the incurrence of such Indebtedness and the application of proceeds thereof, the Borrower is in compliance with the covenant set forth in Section 10.9 for the most recently ended Test Period and (B) except for Indebtedness consisting of Capital Lease Obligations, revenue bonds, purchase money Indebtedness or mortgages on specific assets (1) no portion of such Indebtedness matures prior to the Final Maturity Date, and (2) no portion of such Indebtedness is issued or guaranteed by a Person that is, or as a result of such acquisition becomes, a Restricted Subsidiary that is not a Guarantor (except as permitted by subclause (y) above); and

(ii)                                  any modification, replacement, refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i) above, provided that, except to the extent otherwise expressly permitted hereunder, (x) the principal amount of any such Indebtedness does not exceed the principal amount thereof outstanding immediately prior to such modification, replacement, refinancing, refunding, renewal or extension except by an amount equal to the unpaid accrued interest and premium thereon plus other reasonable amounts paid and fees and expenses incurred in connection with such modification, replacement, refinancing, refunding, renewal or extension, (y) the direct and contingent obligors with respect to such Indebtedness are not changed and (z) if the Indebtedness being refinanced, or any guarantee thereof, constituted Subordinated Indebtedness, then such replacement or refinancing Indebtedness, or such guarantee, respectively, shall be subordinated to the Obligations to substantially the same extent;

(k)                                  (i)  (A) Permitted Additional Debt incurred to finance a Permitted Acquisition and (B) Indebtedness of the Borrower or any Restricted Subsidiary to finance a Permitted Acquisition as to which the proviso to subclause (y) below applies and that is not incurred or guaranteed in any respect by any Restricted Subsidiary (other than by any Person acquired as a result of such Permitted Acquisition or the Restricted Subsidiary incurring such Indebtedness) or, in the case of Indebtedness of any Restricted Subsidiary, by the Borrower; provided that

(y)                                 (A) the Borrower or another Credit Party pledges the Stock and Stock Equivalents of such acquired Person to secure the Obligations to the extent required under Section 9.12 and (B) such acquired Person executes a supplement to the applicable Guarantee and the Security Documents (or alternative guarantee and security arrangements in relation to the Obligations reasonably acceptable to the Collateral Agent) to the extent required under Section 9.11 or 9.12, as applicable; provided that the requirements of this subclause (y) shall not apply to (I) an aggregate amount at any time outstanding of up to $250,000,000 of the sum of (1) such Indebtedness (and modifications, replacements, refinancings, refundings, renewals and extensions thereof pursuant to subclause (ii) below) and (2) all Indebtedness as to which clause (I) of the proviso to clause (j)(i)(y) above then applies; and

(z)                                   (A) after giving Pro Forma Effect to the incurrence of such Indebtedness and the application of proceeds thereof, the Borrower is in compliance with the covenant set forth in Section 10.9 for the most recently ended Test Period, (B) except for Indebtedness permitted by the proviso to subclause (y) above, no portion of such Indebtedness matures prior to the Final Maturity Date, and (C) except for Indebtedness permitted by the proviso to subclause (y) above, no portion of such Indebtedness is issued or guaranteed by a Person that is, or as a result of such acquisition becomes, a Restricted Subsidiary that is not a Guarantor; and

(ii)                                  any modification, replacement, refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i) above, provided that, except to the extent otherwise expressly permitted hereunder, (w) the principal amount of any such Indebtedness does not exceed the principal amount thereof outstanding immediately prior to such modification, replacement, refinancing, refunding, renewal or extension except by an amount equal to the unpaid accrued interest and premium thereon plus other reasonable amounts paid and fees and expenses incurred in connection with such modification, replacement, refinancing, refunding, renewal or extension, (x) the direct and contingent obligors with respect to such Indebtedness are not changed, (y) there is no scheduled repayment, mandatory redemption or sinking fund obligation with respect to such Indebtedness prior to the Final Maturity Date (other than customary offers to purchase upon a change of control, asset sale or event of loss and customary acceleration rights after an event of default) and (z) such Indebtedness satisfies the definition of Permitted Additional Debt;

(l)                                     Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations not in connection with money borrowed, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

(m)                               (i) Indebtedness incurred in connection with any Permitted Sale Leaseback (provided that the Net Cash Proceeds thereof are promptly applied to the prepayment of the Term Loans to the extent required by Section 5.2) and (ii) any refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i) above, provided that, except to the extent otherwise permitted hereunder, (x) the principal amount of any such Indebtedness is not increased above the principal amount thereof outstanding immediately prior to such refinancing, refunding, renewal or extension and (y) the direct and contingent obligors with respect to such Indebtedness are not changed;

(n)                                 (i) additional Indebtedness and (ii) any refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i) above; provided that the aggregate amount of Indebtedness incurred and remaining outstanding pursuant to this clause (n) shall not at any time exceed $1,250,000,000 (of which amount no more than $500,000,000 shall be Indebtedness of any Restricted Subsidiary that is not a Guarantor);

(o)                                 Indebtedness in respect of (i) Permitted Additional Debt to the extent that the Net Cash Proceeds therefrom are, immediately after the receipt thereof, applied to the prepayment of Term Loans in accordance with Section 5.2 and (ii) any refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i) above, provided that, except to the extent otherwise permitted hereunder, (x) the principal amount of any such Indebtedness is not increased above the principal amount thereof outstanding immediately prior to such refinancing, refunding, renewal or extension and (y) such Indebtedness satisfies the definition of Permitted Additional Debt;

(p)                                 Indebtedness in respect of overdraft facilities, employee credit card programs, netting services, automatic clearinghouse arrangements and other cash management and similar arrangements in the ordinary course of business;

(q)                                 unsecured Indebtedness in respect of obligations of the Borrower or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services, provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business and not in connection with the borrowing of money or Hedge Agreements;

(r)                                    Indebtedness arising from agreements of the Borrower or any Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case entered into in connection with the Disposition of any business, assets or Stock permitted hereunder, other than Guarantee Obligations incurred by any Person acquiring all or any portion of such business, assets or Stock for the purpose of financing such acquisition, provided that (i) such Indebtedness is not reflected or required to be reflected on the balance sheet of the Borrower or any Restricted Subsidiary in accordance with GAAP (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this subclause (i)) and (ii) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds, including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value), actually received by the Borrower and the Restricted Subsidiaries in connection with such Disposition;

(s)                                  Indebtedness of the Borrower or any Restricted Subsidiary consisting of (i) obligations to pay insurance premiums or (ii) take or pay obligations contained in supply agreements, in each case arising in the ordinary course of business and not in connection with the borrowing of money or Hedge Agreements;

(t)                                    Indebtedness representing deferred compensation to employees of the Borrower (or any direct or indirect parent thereof) and the Restricted Subsidiaries incurred in the ordinary course of business;

(u)                                 Indebtedness in respect of Permitted Receivables Financings;

(v)                                 Indebtedness consisting of promissory notes issued by the Borrower or any Guarantor to current or former officers, managers, consultants, directors and employees (or their respective spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees) to finance the purchase or redemption of Stock or Stock Equivalents of the Borrower (or any direct or indirect parent thereof) permitted by Section 10.6(b);

(w)                               Indebtedness consisting of obligations of the Borrower or the Restricted Subsidiaries under deferred compensation or other similar arrangements incurred by such Person in connection with the Transactions and Permitted Acquisitions or any other Investment permitted hereunder; and

(x)                                   all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (w) above.

Notwithstanding the foregoing, in no event shall KMGP be permitted to create, incur, assume or suffer to exist any Indebtedness other than Indebtedness under the Credit Documents and Indebtedness in respect of overdraft facilities or similar overnight credit and other ordinary course cash management arrangements.

10.2.                        Limitation on Liens.  The Borrower will not, and will not permit any of the Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any property or assets of any kind (real or personal, tangible or intangible) of the Borrower or any Restricted Subsidiary, whether now owned or hereafter acquired, except:

(a)                                  Liens arising under the Credit Documents;

(b)                                 Permitted Liens;

(c)                                  (i) Liens securing Indebtedness permitted pursuant to Section 10.1(f), provided that (x) such Liens attach at all times only to the assets so financed except for accessions to such property and the proceeds and the products thereof and (y) that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender, and (ii) Liens on the assets of Restricted Subsidiaries that are not Guarantors securing Indebtedness permitted pursuant to Sections 10.1(n), (p), (w) and (x);

(d)                                 Liens existing on the date hereof and listed on Schedule 10.2;

(e)                                  the replacement, extension or renewal of any Lien permitted by clauses (a) through (d) above and clause (f) of this Section 10.2 upon or in the same assets (other than after acquired property that is affixed or incorporated into the property covered by such Lien) theretofore subject to such Lien or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor except to the extent otherwise permitted hereunder) of the Indebtedness secured thereby;

(f)                                    Liens existing on the assets of any Person that becomes a Restricted Subsidiary (or is a Restricted Subsidiary that survives a merger with such Person), or existing on assets acquired, pursuant to a Permitted Acquisition to the extent the Liens on such assets secure Indebtedness permitted by Section 10.1(j), provided that such Liens attach at all times only to the same assets to which such Liens attached (and after-acquired property that is affixed or incorporated into the property covered by such Lien and proceeds and products thereof), and secure only the same Indebtedness or obligations that such Liens secured, immediately prior to such Permitted Acquisition and any modification, replacement, refinancing, refunding, renewal or extension thereof permitted by Section 10.1(j);

(g)                                 (i) Liens placed upon the Stock and Stock Equivalents of any Restricted Subsidiary acquired pursuant to a Permitted Acquisition to secure Indebtedness incurred pursuant to Section 10.1(k) in connection with such Permitted Acquisition and (ii) Liens placed upon the assets of such Restricted Subsidiary to secure Indebtedness of such Restricted Subsidiary or a guarantee by such Restricted Subsidiary of any Indebtedness of the Borrower or any other Restricted Subsidiary, incurred pursuant to Section 10.1(k), in each case, in an aggregate amount not to exceed the amount permitted by the proviso to subclause (y) of such Section 10.1(k);

(h)                                 Liens securing Indebtedness or other obligations of (i) the Borrower or a Restricted Subsidiary in favor of the Borrower or any Guarantor and (ii) any Restricted Subsidiary that is not a Guarantor in favor of any Restricted Subsidiary that is not a Guarantor;

(i)                                     Liens (i) of a collection bank arising under Section 4-210 of the UCC on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business; and (iii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(j)                                     Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 10.5 to be applied against the purchase price for such Investment, and (ii) consisting of an agreement to sell, transfer, lease or otherwise dispose of any property in a transaction permitted under Section 10.4, in each case, solely to the extent such Investment or sale, disposition, transfer or lease, as the case may be, would have been permitted on the date of the creation of such Lien;

(k)                                  Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower or any of the Restricted Subsidiaries in the ordinary course of business permitted by this Agreement;

(l)                                     Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 10.5;

(m)                               Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(n)                                 Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and the Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any Restricted Subsidiary in the ordinary course of business;

(o)                                 Liens solely on any cash earnest money deposits made by the Borrower or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(p)                                 Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto incurred in the ordinary course of business;

(q)                                 Liens on accounts receivable and related assets in connection with Permitted Receivables Financings;

(r)                                    additional Liens so long as the aggregate principal amount of the obligations so secured does not exceed $1,250,000,000 at any time outstanding; and

(s)                                  Pari Passu Liens.

Notwithstanding the foregoing, in no event shall KMGP be permitted to create, incur, assume or suffer to exist any Lien upon any of its property or assets other than (x) Liens created pursuant to the Credit Documents, (y) Liens of the type permitted by Section 10.2(i)(i), (i)(iii), (n)(i) or (n)(ii), or (z) non-consensual Permitted Liens arising by operation of law and Liens of the type described in clause (l) of the definition of Permitted Liens.

10.3.                        Limitation on Fundamental Changes.  Except as expressly permitted by Section 10.4 or 10.5, the Borrower will not, and will not permit any of the Restricted Subsidiaries to, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all its business units, assets or other properties, except that:

(a)                                  so long as no Default or Event of Default would result therefrom, any Subsidiary of the Borrower or any other Person may be merged or consolidated with or into the Borrower, provided that (i) the Borrower shall be the continuing or surviving corporation or (ii) if the Person formed by or surviving any such merger or consolidation is not the Borrower (such other Person, a “Successor Borrower”), (A) the Successor Borrower shall be an entity organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof, (B) the Successor Borrower shall expressly assume all the obligations of the Borrower under this Agreement and the other Credit Documents pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (C) each Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Guarantee confirmed that its guarantee shall apply to the Successor Borrower’s obligations under this Agreement, (D) each Subsidiary grantor and each Subsidiary pledgor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Security Agreement and/or the Pledge Agreement, as applicable, confirmed that its obligations thereunder shall apply to the Successor Borrower’s obligations under this Agreement, (E) each mortgagor of a Mortgaged Property, unless it is the other party to such merger or consolidation, shall have by an amendment to or restatement of the applicable Mortgage confirmed that its obligations thereunder shall apply to the Successor Borrower’s obligations under this Agreement, (F) the Successor Borrower shall be in compliance, on a Pro Forma Basis after giving effect to such merger or consolidation, with the covenant set forth in Section 10.9 for the most recent Test Period, and (G) the Successor Borrower shall have delivered to the Administrative Agent (x) an officer’s certificate stating that such merger or consolidation and such supplements to this Agreement preserve the enforceability of the Guarantee and the perfection and priority of the Liens under the Security Documents and (y) if reasonably requested by the Administrative Agent, an opinion of counsel to the effect that such merger or consolidation does not violate this Agreement or any other Credit Document, and provided further that if the foregoing are satisfied, the Successor Borrower will succeed to, and be substituted for, the Borrower under this Agreement;

(b)                                 [Reserved.]

(c)                                  any Subsidiary of the Borrower or any other Person may be merged, amalgamated or consolidated with or into any one or more Subsidiaries of the Borrower, provided that (i) in the case of any merger, amalgamation or consolidation involving one or more Restricted Subsidiaries, (A) a Restricted Subsidiary shall be the continuing or surviving corporation or (B) the Borrower shall take all steps necessary to cause the Person formed by or surviving any such merger, amalgamation or consolidation (if other than a Restricted Subsidiary) to become a Restricted Subsidiary, (ii) in the case of any merger, amalgamation or consolidation involving one or more Guarantors, a Guarantor shall be the continuing or surviving corporation or the Person formed by or surviving any such merger, amalgamation or consolidation (if other than a Guarantor) shall execute a supplement to the Guarantee and the applicable Security Documents in form and substance reasonably satisfactory to the Administrative Agent in order to become a Guarantor and pledgor, mortgagor and grantor, as applicable, thereunder for the benefit of the Secured Parties, (iii) no Default or Event of Default would result from the consummation of such merger, amalgamation or consolidation, (iv) the Borrower shall be in compliance, on a Pro Forma Basis after giving effect to such merger, amalgamation or consolidation, with the covenant set forth in Section 10.9, as such covenant is recomputed as at the last day of the most recently ended Test Period under such Section as if such merger or consolidation had occurred on the first day of such Test Period, and (v) the Borrower shall have delivered to the Administrative Agent (x) an officer’s certificate stating that such merger, amalgamation or consolidation and such supplements to any Security Document preserve the enforceability of the Guarantee and the perfection and priority of the Liens under the Security Documents and (y) if reasonably requested by the Administrative Agent, an opinion of counsel to the effect that such merger or consolidation does not violate this Agreement or any other Credit Document;

(d)                                 any Restricted Subsidiary that is not a Credit Party may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower, a Guarantor or any other Restricted Subsidiary;

(e)                                  any Guarantor may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other Guarantor; and

(f)                                    any Restricted Subsidiary may liquidate or dissolve if (i) the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to any of the Lenders and (ii) to the extent such Restricted Subsidiary is a Guarantor, any assets or business not otherwise disposed of or transferred in accordance with Section 10.4 or 10.5, or, in the case of any such business, discontinued, shall be transferred to, or otherwise owned or conducted by, another Credit Party after giving effect to such liquidation or dissolution.

10.4.                        Limitation on Sale of Assets.  The Borrower will not, and will not permit any of the Restricted Subsidiaries to, (i) convey, sell, lease, assign, transfer or otherwise dispose (“Dispose”) of any of its property, business or assets (including receivables and leasehold interests), whether now owned or hereafter acquired (other than any such sale, transfer, assignment or other disposition resulting from any casualty or condemnation, of any assets of the Borrower or the Restricted Subsidiaries) or (ii) sell to any Person any shares owned by it of any Restricted Subsidiary’s Stock and Stock Equivalents (each a “Disposition”), except that:

(a)                                  the Borrower and the Restricted Subsidiaries may Dispose of (i) used or surplus equipment, vehicles, inventory and other assets in the ordinary course of business and (ii) Permitted Investments;

(b)                                 the Borrower and the Restricted Subsidiaries may Dispose of other assets (other than (i) accounts receivable, (ii) assets of KMGP or (iii) in connection with any Sale Leaseback) for fair value; provided that:

(i)                  with respect to any Disposition pursuant to this clause (b) for a purchase price in excess of $100,000,000, the Borrower or a Restricted Subsidiary shall receive not less than 75% of such consideration in the form of cash or Permitted Investments; provided that for the purposes of this subclause (i) the following shall be deemed to be cash:

(A)                              any liabilities (as shown on the Borrower’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to the applicable Disposition and for which the Borrower and all of the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing,

(B)                                any securities received by the Borrower or such Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of the applicable Disposition, and

(C)                                any Designated Non-Cash Consideration received by the Borrower or such Restricted Subsidiary in respect of such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this Section 10.4(b) and Section 10.4(c) that is at that time outstanding, not in excess of 1.5% of Consolidated Total Assets at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value;

(ii)               any non-cash proceeds received are pledged to the Collateral Agent to the extent required under Section 9.12;

(iii)            with respect to any such sale, transfer or disposition (or series of related sales, transfers or dispositions), the Borrower shall be in compliance, on a Pro Forma Basis after giving effect to such sale, transfer or disposition, with the covenant set forth in Section 10.9, as such covenant is recomputed as at the last day of the most recently ended Test Period under such Section as if such sale, transfer or disposition had occurred on the first day of such Test Period;

(iv)           to the extent applicable, the Net Cash Proceeds thereof to the Borrower and the Restricted Subsidiaries are promptly applied to the prepayment as provided for in Section 5.2; and

(v)              after giving effect to any such sale, transfer or disposition, no Default or Event of Default shall have occurred and be continuing;

(c)                                  the Borrower and the Restricted Subsidiaries may make Dispositions to the Borrower or to any Restricted Subsidiary, provided that (i) with respect to any such Disposition from Credit Parties to Restricted Subsidiaries that are not Credit Parties or from Restricted Subsidiaries that are not Credit Parties to Credit Parties, such Disposition shall be for fair value, (ii) with respect to any Disposition pursuant to this clause (c) for a purchase price in excess of $100,000,000, the seller shall receive not less than 75% of such consideration in the form of cash or Permitted Investments; provided that for the purposes of this subclause (ii) the following shall be deemed to be cash: (A) any liabilities (as shown on the Borrower’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to the applicable Disposition and for which the Borrower and all of the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, (B) any securities received by such seller from the purchaser that are converted by such seller into cash (to the extent of the cash received) within 180 days following the closing of the applicable Disposition, and (C) any Designated Non-Cash Consideration received by the seller in respect of such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this Section 10.4(c) and Section 10.4(b) that is at that time outstanding, shall not be in excess of 1.5% of Consolidated Total Assets at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value), and (iii) any non-cash proceeds received are pledged to the Collateral Agent to the extent required under Section 9.12;

(d)                                 the Borrower and any Restricted Subsidiary may effect any transaction permitted by Section 10.3, 10.5 or 10.6;

(e)                                  in addition to selling or transferring accounts receivable pursuant to the other provisions hereof, the Borrower and the Restricted Subsidiaries may (i) sell or discount without recourse accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof; provided that the Net Cash Proceeds thereof are promptly applied pursuant to Section 5.2(a) and (ii) sell or transfer accounts receivable and related rights pursuant to customary receivables financing facilities (a “Permitted Receivables Financing”) so long as the Net Cash Proceeds thereof are promptly applied to prepayment of Loans and/or reductions of Commitments (and not for reinvestment) pursuant to Section 5.2(a);

(f)                                   the Borrower and the Restricted Subsidiaries may lease, sublease, license or sublicense (on a non-exclusive basis with respect to any intellectual property) real, personal or intellectual property in the ordinary course of business;

(g)                                  sales, transfers and other dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property;

(h)                                 sales, transfers and other dispositions of property pursuant to Permitted Sale Leaseback transactions in an aggregate amount not to exceed $500,000,000;

(i)                                     sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(j)                                    the Borrower or any Restricted Subsidiary may consummate any Non-Core Asset Sale, provided that for so long as any Tranche C Term Loans are outstanding, the Net Cash Proceeds therefrom are applied to prepay Tranche C Term Loans (and not for reinvestment) in accordance with Section 5.2(a); and

(k)                                 the Borrower or any Restricted Subsidiary may consummate any Specified Disposition, provided that the Net Cash Proceeds therefrom are applied in accordance with Section 5.2(a), and provided further that the Borrower shall be in compliance, on a Pro Forma Basis after giving effect to such Specified Disposition, with the covenant set forth in Section 10.9, as such covenant is recomputed as at the last day of the most recently ended Test Period under such Section as if such Specified Disposition had occurred on the first day of such Test Period.

10.5.                     Limitation on Investments.  The Borrower will not, and will not permit any of the Restricted Subsidiaries to, make any Investment except:

(a)                                 extensions of trade credit and asset purchases in the ordinary course of business;

(b)                                 Permitted Investments;

(c)                                  loans and advances to officers, directors and employees of the Borrower (or any direct or indirect parent thereof) or any of its Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes (including employee payroll advances), (ii) in connection with such Person’s purchase of Stock or Stock Equivalents of the Borrower (or any direct or indirect parent thereof) to the extent that the amount of such loans and advances are contributed to the Borrower in cash and (iii) for purposes not described in the foregoing clauses (i) and (ii), in an aggregate principal amount outstanding not to exceed $15,000,000;

(d)                                 Investments existing on, or contemplated as of, the date hereof and listed on Schedule 10.5 and any extensions, renewals or reinvestments thereof, so long as the aggregate amount of all Investments pursuant to this clause (d) is not increased at any time above the amount of such Investments set forth on such Schedule;

(e)                                  Investments received in connection with the bankruptcy or reorganization of suppliers or customers and in settlement of delinquent obligations of, and other disputes with, customers arising in the ordinary course of business or upon foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(f)                                   Investments to the extent that payment for such Investments is made solely with Qualified Equity Interests of the Borrower (or any direct or indirect parent thereof);

(g)                                  Investments (i) (a) by the Borrower or any Restricted Subsidiary in any Credit Party and (b) between or among Restricted Subsidiaries that are not Credit Parties, (ii) (a) by Credit Parties in any Restricted Subsidiary that is not a Credit Party in an aggregate amount pursuant to this subclause (ii) that, at the time each such Investment is made, would not to exceed (x) the excess of (A) $1,500,000,000 over (B) the amount of Investments outstanding at such time in reliance on Section 10.5(i)(ii)(x) at such time plus (y) the Applicable Amount at such time and (iii) by Restricted Subsidiaries in Restricted Subsidiaries that are not Guarantors so long as such Investment is part of a series of simultaneous Investments by Restricted Subsidiaries in other Restricted Subsidiaries that result in all of the proceeds of the initial Investment being invested in one or more Guarantors;

(h)                                 Investments constituting Permitted Acquisitions;

(i)                                     (i) Investments (including Investments in Unrestricted Subsidiaries) and (ii) Investments in joint ventures or similar entities that do not constitute Restricted Subsidiaries, in each case, valued at the fair market value (determined by the Borrower acting in good faith) of such Investment at the time each such Investment is made, in an amount that, at the time such Investment is made, would not exceed the sum of (x) the excess of (A) $1,500,000,000 over (B) the amount of Investments outstanding at such time in reliance on Section 10.5(g)(ii), plus (y) the Applicable Amount at such time plus (z) an amount equal to any repayments, interest, returns, profits, distributions, income and similar amounts actually received in cash in respect of any such Investment (which amount shall not exceed the amount of such Investment valued at the fair market value of such Investment at the time such Investment was made);

(j)                                    Investments constituting non-cash proceeds of sales, transfers and other dispositions of assets to the extent permitted by Section 10.4;

(k)                                 Investments made to repurchase or retire Stock of the Borrower or any direct or indirect parent thereof owned by any employee stock ownership plan or key employee stock ownership plan of the Borrower (or any direct or indirect parent thereof);

(l)                                     Investments permitted under Section 10.6;

(m)                             loans and advance to any direct or indirect parent of the Borrower in lieu of, and not in excess of the amount of, dividends to the extent permitted to be made to such parent in accordance with Section 10.6; provided that the aggregate amount of such loans and advances shall reduce the ability of the Borrower and the Restricted Subsidiaries to make dividends under the applicable clause of Section 10.6 by such amount;

(n)                                 Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;

(o)                                 Investments in the ordinary course of business consisting of Article 3 endorsements for collection or deposit and Article 4 customary trade arrangements with customers consistent with past practices;

(p)                                 advances of payroll payments to employees in the ordinary course of business;

(q)                                 Guarantee Obligations of the Borrower or any Restricted Subsidiary of leases (other than Capitalized Leases) or of other obligations that do not constitute Indebtedness , in each case entered into in the ordinary course of business;

(r)                                    Investments arising as a result of Permitted Receivables Financings; and

(s)                                   Investments held by a Person acquired (including by way of merger or consolidation) after the Closing Date or of any Person merged into the Borrower or merged or consolidated with a Restricted Subsidiary in accordance with Section 10.3 after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation.

10.6.                     Limitation on Dividends.  The Borrower will not declare or pay any dividends or return any capital to its stockholders or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for consideration, any shares of any class of its Stock or Stock Equivalents or the Stock or Stock Equivalents of any direct or indirect parent now or hereafter outstanding, or set aside any funds for any of the foregoing purposes, or permit any of the Restricted Subsidiaries to purchase or otherwise acquire for consideration (other than in connection with an Investment permitted by Section 10.5) any Stock or Stock Equivalents of the Borrower, now or hereafter outstanding (all of the foregoing “dividends”), provided that, so long as no Default or Event of Default exists or would exist after giving effect thereto:

(a)                                 the Borrower may (or may make dividends to permit any direct or indirect parent thereof to) redeem in whole or in part any of its Stock or Stock Equivalents for another class of its (or such parent’s) Stock or Stock Equivalents or with proceeds from substantially concurrent equity contributions or issuances of new Stock or Stock Equivalents, provided that such new Stock or Stock Equivalents contain terms and provisions at least as advantageous to the Lenders in all respects material to their interests as those contained in the Stock or Stock Equivalents redeemed thereby;

(b)                                 the Borrower may (or may make dividends to permit any direct or indirect parent thereof to) repurchase shares of its (or such parent’s) Stock or Stock Equivalents held by officers, directors and employees of the Borrower and its Subsidiaries, so long as such repurchase is pursuant to, and in accordance with the terms of, management and/or employee stock plans, stock subscription agreements or shareholder agreements; provided that the aggregate amount of dividends made pursuant to this clause (b) shall not exceed $100,000,000 in any fiscal year of the Borrower;

(c)                                  the Borrower may pay dividends on its Stock or Stock Equivalents, provided that the amount of any such dividends pursuant to this clause (c), together with any amounts used to repay, prepay, repurchase, redeem or otherwise defease Subordinated Indebtedness in accordance with Section 10.7(a)(i), shall not exceed an amount equal to the sum of (i) $450,000,000 plus (ii) the Applicable Amount at such time;

(d)                                 the Borrower may pay dividends:

(i)                  the proceeds of which will be used to pay (or to make dividends to allow any direct or indirect parent of the Borrower to pay) the tax liability to each relevant jurisdiction in respect of consolidated, combined, unitary or affiliated income tax returns for the relevant jurisdiction of such parent attributable to the Borrower or its Restricted Subsidiaries determined as if the Borrower and its Restricted Subsidiaries filed separately; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Borrower and its Restricted Subsidiaries would be required to pay in respect of federal, state and/or local income taxes (as applicable) for such fiscal year were the Borrower and its Restricted Subsidiaries (to the extent described above) to pay such taxes separately from any such parent entity, less the amount of any such taxes payable directly by the Borrower or its Restricted Subsidiaries;

(ii)               the proceeds of which shall be used to allow any direct or indirect parent of the Borrower to pay (A) its operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses provided by third parties), which are reasonable and customary and incurred in the ordinary course of business, in all such cases only to the extent attributable to the ownership or operations of the Borrower and its Subsidiaries or the maintenance of existence of any such Parent of the Borrower , (B) any reasonable and customary indemnification claims made by directors or officers of the Borrower (or any parent thereof) attributable to the ownership or operations of the Borrower and its Subsidiaries or (C) fees and expenses otherwise (x) due and payable by the Borrower or any of its Subsidiaries and (y) permitted to be paid by the Borrower or such Subsidiary under this Agreement;

(iii)            the proceeds of which shall be used to pay franchise taxes and other fees, taxes and expenses required to maintain the corporate existence of any of its direct or indirect parent of the Borrower; and

(iv)           to any direct or indirect parent of the Borrower to finance any Investment permitted to be made by the Borrower or a Restricted Subsidiary pursuant to Section 10.5; provided that (A) such dividend shall be made substantially concurrently with the closing of such Investment, (B) such parent shall, immediately following the closing thereof, cause (1) all property acquired (whether assets, Stock or Stock Equivalents) to be contributed to the Borrower or such Restricted Subsidiary or (2) the merger (to the extent permitted in Section 10.5) of the Person formed or acquired into the Borrower or such Restricted Subsidiary in order to consummate such Permitted Acquisition and (C) the Borrower shall comply with Sections 9.11 and 9.12 to the extent applicable; and

(e)                                  the Borrower may consummate any Specified Disposition, provided that the Net Cash Proceeds therefrom are applied in accordance with Section 5.2(a), and provided further that the Borrower shall be in compliance, on a Pro Forma Basis after giving effect to such Specified Disposition, with the covenant set forth in Section 10.9, as such covenant is recomputed as at the last day of the most recently ended Test Period under such Section as if such Specified Disposition had occurred on the first day of such Test Period.

10.7.                     Limitations on Debt Payments and Amendments.

(a)                                 The Borrower will not, and will not permit any Restricted Subsidiary to, prepay, repurchase or redeem or otherwise defease or acquire any Subordinated Indebtedness; provided, however, that so long as no Default or Event of Default shall have occurred and be continuing at the date of such prepayment, repurchase, redemption or other defeasance or would result therefrom, the Borrower or any Restricted Subsidiary may prepay, repurchase or redeem Subordinated Indebtedness (i) for an aggregate price that, together with the amount of dividends paid pursuant to Section 10.6(c), does not exceed an amount equal to the sum of (A) $450,000,000 plus (B) the Applicable Amount at the time of such prepayment, repurchase or redemption or (ii) with the proceeds of Subordinated Indebtedness that (A) is permitted by Section 10.1 (other than Section 10.1(o)) and (B) has terms material to the interests of the Lenders not materially less advantageous to the Lenders than those of such Subordinated Indebtedness being refinanced.

(b)                                 The Borrower will not waive, amend, modify, terminate or release any Subordinated Indebtedness to the extent that any such waiver, amendment, modification, termination or release would be adverse to the Lenders in any material respect.

10.8.                     Limitations on Sale Leasebacks.  The Borrower will not, and will not permit any of the Restricted Subsidiaries to, enter into or effect any Sale Leasebacks, other than Permitted Sale Leasebacks.

10.9.                     Consolidated Total Debt to Consolidated EBITDA Ratio.  The Borrower will not permit the Consolidated Total Debt to Consolidated EBITDA Ratio for any Test Period ending during any period set forth below to be greater than the ratio set forth below opposite such period:

Period	Ratio
Test Period ending December 31, 2007	8.75 to 1.00
January 1, 2008 to December 31, 2008	8.00 to 1.00
January 1, 2009 to December 31, 2009	7.00 to 1.00
Thereafter	6.00 to 1.00

Any provision of this Agreement that contains a requirement for the Borrower to be in compliance with the covenant contained in this Section 10.9 prior to the time that this covenant is otherwise applicable shall be deemed to require that the Consolidated Total Debt to Consolidated EBITDA Ratio for the applicable Test Period not be greater than 8.75 to 1.00.

10.10.              Changes in Business.  The Borrower and the Subsidiaries, taken as a whole, will not fundamentally and substantively alter the character of their business, taken as a whole, from the business conducted by the Borrower and the Subsidiaries, taken as a whole, on the Closing Date and other business activities incidental or related to any of the foregoing.

SECTION 11.                     Events of Default

Upon the occurrence of any of the following specified events (each an “Event of Default”):

11.1.                     Payments.  The Borrower shall (a) default in the payment when due of any principal of the Loans or (b) default, and such default shall continue for five or more days, in the payment when due of any interest or stamping fees on the Loans or any Fees or any Unpaid Drawings or of any other amounts owing hereunder or under any other Credit Document; or

11.2.                     Representations, etc.  Any representation, warranty or statement made or deemed made by any Credit Party herein or in any Credit Document or any certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

11.3.                     Covenants.  Any Credit Party shall:

(a)                                 default in the due performance or observance by it of any term, covenant or agreement contained in Section 9.1(e) or Section 10; or

(b)                                 default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 11.1 or 11.2 or clause (a) of this Section 11.3)

contained in this Agreement or any other Credit Document and such default shall continue unremedied for a period of at least 30 days after receipt of written notice by the Borrower from the Administrative Agent or the Required Lenders; or

11.4.                     Default Under Other Agreements.  (a)  The Borrower or any of the Restricted Subsidiaries shall (i) default in any payment with respect to any Indebtedness (other than the Obligations) in excess of $75,000,000 in the aggregate, for the Borrower and such Restricted Subsidiaries, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist (other than, with respect to Indebtedness consisting of any Hedge Agreements, termination events or equivalent events pursuant to the terms of such Hedge Agreements), the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, any such Indebtedness to become due prior to its stated maturity; or (b) without limiting the provisions of clause (a) above, any such Indebtedness shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment or as a mandatory prepayment (and, with respect to Indebtedness consisting of any Hedge Agreements, other than due to a termination event or equivalent event pursuant to the terms of such Hedge Agreements), prior to the stated maturity thereof; or

11.5.                     Bankruptcy, etc.  The Borrower or any Material Subsidiary shall commence a voluntary case, proceeding or action concerning itself under (a) Title 11 of the United States Code entitled “Bankruptcy”, or (b) in the case of any Foreign Subsidiary that is a Material Subsidiary, any domestic or foreign law relating to bankruptcy, judicial management, insolvency reorganization or relief of debtors legislation of its jurisdiction of incorporation, in each case as now or hereafter in effect, or any successor thereto (collectively, the “Bankruptcy Code”); or an involuntary case, proceeding or action is commenced against the Borrower or any Material Subsidiary and the petition is not controverted within 10 days after commencement of the case, proceeding or action; or an involuntary case, proceeding or action is commenced against the Borrower or any Material Subsidiary and the petition is not dismissed within 60 days after commencement of the case, proceeding or action; or a custodian (as defined in the Bankruptcy Code), judicial manager, receiver, receiver manager, trustee or similar person is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any Material Subsidiary; or the Borrower or any Material Subsidiary commences any other proceeding or action under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any Material Subsidiary; or there is commenced against the Borrower or any Material Subsidiary any such proceeding or action that remains undismissed for a period of 60 days; or the Borrower or any Material Subsidiary is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding or action is entered; or the Borrower or any Material Subsidiary suffers any appointment of any custodian receiver, receiver manager, trustee or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Borrower or any Material Subsidiary makes a general assignment for the benefit of creditors; or any corporate action is taken by the Borrower or any Material Subsidiary for the purpose of effecting any of the foregoing; or

11.6.                     ERISA.  (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code; any Plan is or shall have been terminated or is the subject of termination proceedings under ERISA (including the giving of written notice thereof); an event shall have occurred or a condition shall exist in either case entitling the PBGC to terminate any Plan or to appoint a trustee to administer any Plan (including the giving of written notice thereof); the Borrower or any Subsidiary or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section 4971 or 4975 of the Code (including the giving of written notice thereof); (b) there could result from any event or events set forth in clause (a) of this Section 11.6 the imposition of a lien, the granting of a security interest, or a liability, or the reasonable likelihood of incurring a lien, security interest or liability; and (c) such lien, security interest or liability will or would be reasonably likely to have a Material Adverse Effect; or

11.7.                     Guarantee.  Any Guarantee provided by the Borrower or any Material Subsidiary or any material provision thereof shall cease to be in full force or effect (other than pursuant to the terms hereof or thereof or as a result of acts or omissions of the Collateral Agent or any Lender) or any such Guarantor thereunder or any Credit Party shall deny or disaffirm in writing any such Guarantor’s obligations under the Guarantee (or any of the foregoing shall occur with respect to a Guarantee provided by a Subsidiary that is not a Material Subsidiary and shall continue unremedied for a period of at least 30 days after receipt of written notice by the Borrower from the Administrative Agent, the Collateral Agent or the Required Lenders); or

11.8.                     Pledge Agreement.  The Pledge Agreement pursuant to which the Stock or Stock Equivalents of any Material Subsidiary are pledged or any material provision thereof shall cease to be in full force or effect (other than pursuant to the terms hereof or thereof or as a result of acts or omissions of the Collateral Agent or any Lender) or any pledgor thereunder or any Credit Party shall deny or disaffirm in writing any pledgor’s obligations under the Pledge Agreement (or any of the foregoing shall occur with respect to a pledge of the Stock or Stock Equivalents of a Subsidiary that is not a Material Subsidiary and shall continue unremedied for a period of at least 30 days after receipt of written notice by the Borrower from the Administrative Agent, the Collateral Agent or the Required Lenders); or

11.9.                     Security Agreement.  The Security Agreement pursuant to which the assets of the Borrower or any Material Subsidiary are pledged as Collateral or any material provision thereof shall cease to be in full force or effect (other than pursuant to the terms hereof or thereof or as a result of acts or omissions of the Collateral Agent or any Lender) or any grantor thereunder or any Credit Party shall deny or disaffirm in writing any grantor’s obligations under the Security Agreement (or any of the foregoing shall occur with respect to Collateral provided by a Subsidiary that is not a Material Subsidiary and shall continue unremedied for a period of at least 30 days after receipt of written notice by the Borrower from the Administrative Agent, the Collateral Agent or the Required Lenders); or

11.10.              Mortgages.  Any Mortgage or any material provision of any Mortgage relating to any material portion of the Collateral shall cease to be in full force or effect (other than pursuant to the terms hereof or thereof or as a result of acts or omissions of the Collateral Agent or any Lender) or any mortgagor thereunder or any Credit Party shall deny or disaffirm in writing any mortgagor’s obligations under any Mortgage; or

11.11.              Judgments.  One or more judgments or decrees shall be entered against the Borrower or any of the Restricted Subsidiaries involving a liability of $75,000,000 or more in the aggregate for all such judgments and decrees for the Borrower and the Restricted Subsidiaries (to the extent not paid or fully covered by insurance provided by a carrier not disputing coverage) and any such judgments or decrees shall not have been satisfied, vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof; or

11.12.              Change of Control.  A Change of Control shall occur;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall, upon the written request of the Required Lenders, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against the Borrower, except as otherwise specifically provided for in this Agreement (provided that, if an Event of Default specified in Section 11.5 shall occur with respect to the Borrower, KMP or KMGP, the result that would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i), (ii) and (iv) below shall occur automatically without the giving of any such notice):  (i) declare the Total Revolving Credit Commitment and the Swingline Commitment terminated, whereupon the Revolving Credit Commitments and Swingline Commitment, if any, of each Lender or the Swingline Lender, as the case may be, shall forthwith terminate immediately and any Fees theretofore accrued shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest and fees in respect of all Loans and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; (iii) terminate any Letter of Credit that may be terminated in accordance with its terms; and/or (iv) direct the Borrower to Cash Collateralize (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 11.5 with respect to the Borrower, KMP or KMGP, it will Cash Collateralize) all Letters of Credit issued and then outstanding.

Any amount received by the Administrative Agent or the Collateral Agent from any Credit Party following any acceleration of the Obligations under this Agreement or any Event of Default with respect to the Borrower under Section 11.5 shall be applied:

(i)                 first, to the payment of all reasonable and documented costs and expenses incurred by the Administrative Agent or Collateral Agent in connection with such collection or sale or otherwise in connection with any Credit Document, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent or the Collateral Agent hereunder or under any other Credit Document on behalf of any Credit Party and any other reasonable and documented costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Credit Document;

(ii)             second, to the Secured Parties, an amount equal to all interest and other amounts constituting Obligations owing to them on the date of any distribution (other than (x) principal, (y) reimbursements of Unpaid Drawings and (z) any obligation to Cash Collateralize all Letters of Credit Outstanding) on the date of any distribution, and any interest accrued thereon and any fees, premiums and scheduled periodic payments due under Secured Hedge Agreements or Secured Cash Management Agreements constituting Obligations and any interest accrued thereon, in each case equally and ratably in accordance with the respective amounts thereof then due and owing;

(iii)         third, to the Secured Parties, an amount (x) equal to the principal amount of all Obligations and premium thereon and any reimbursement obligations in respect of Unpaid Drawings, in each case owing to them on the date of any distribution, (y) sufficient to Cash Collateralize all Letters of Credit Outstanding on the date of any distribution, and, if such moneys shall be insufficient to pay such amounts in full and Cash Collateralize all Letters of Credit Outstanding, then ratably (without priority of any one over any other) to such Secured Parties in proportion to the unpaid amounts thereof and to Cash Collateralize the Letters of Credit Outstanding and

(z) any breakage, termination or other payments under Secured Hedge Agreements and Secured Cash Management Agreements constituting Obligations and any interest accrued thereon; and

(iv)           fourth, any surplus then remaining shall be paid to the applicable Credit Parties or their successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct;

provided that (x) the foregoing shall be subject to any obligation under the Security Documents to make payments to holders of Pari Passu Notes and (y) any amount applied to Cash Collateralize any Letters of Credit Outstanding that has not been applied to reimburse the Letter of Credit Issuer for Unpaid Drawings under the applicable Letters of Credit at the time of expiration of all such Letters of Credit shall be applied by the Administrative Agent in the order specified in clauses (i) through (iv) above.

SECTION 12.                     Investors’ Right to Cure

(a)                                 Notwithstanding anything to the contrary contained in Section 11.3(a), in the event that the Borrower fails to comply with the requirement of the covenant set forth in Section 10.9, until the expiration of the tenth day after the date on which Section 9.1 Financials with respect to the Test Period in which the covenant set forth in such Section is being measured are required to be delivered pursuant to Section 9.1, any of the Investors shall have the right to make a direct or indirect equity investment (other than in the form of Disqualified Equity Interests) in the Borrower in cash (the “Cure Right”), and upon the receipt by such Person of net cash proceeds pursuant to the exercise of the Cure Right (including through the capital contribution of any such net cash proceeds to such person, the “Cure Amount”), the covenant set forth in such Section shall be recalculated, giving effect to a pro forma increase to Consolidated EBITDA for such Test Period in an amount equal to such net cash proceeds; provided that such pro forma adjustment to Consolidated EBITDA shall be given solely for the purpose of determining the existence of a Default or an Event of Default under the covenant set forth in such Section with respect to any Test Period that includes the fiscal quarter for which such Cure Right was exercised and not for any other purpose under any Credit Document.

(b)                                 If, after the exercise of the Cure Right and the recalculations pursuant to clause (a) above, the Borrower shall then be in compliance with the requirements of the covenant set forth in Section 10.9 during such Test Period (including for purposes of Section 7.1), the Borrower shall be deemed to have satisfied the requirements of such covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable Default or Event of Default under Section 11.3 that had occurred shall be deemed cured; provided that (i) in each Test Period there shall be at least one fiscal quarter in which no Cure Right is exercised, and (ii) with respect to any exercise of the Cure Right, the Cure Amount shall be no greater than the amount required to cause the Borrower to be in compliance with the covenant set forth in Section 10.9.

SECTION 13.                     The Administrative Agent

13.1.                     Appointment.

(a)                                 Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Credit Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative

Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against the Administrative Agent.

(b)                                 The Administrative Agent, each Lender, the Swingline Lender and the Letter of Credit Issuer hereby irrevocably designate and appoint the Collateral Agent as its agent with respect to the Collateral, and each of the Administrative Agent, each Lender, the Swingline Lender and the Letter of Credit Issuer irrevocably authorizes the Collateral Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary elsewhere in this Agreement, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with the Administrative Agent, any Lender, the Swingline Lender or the Letter of Credit Issuer, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against the Collateral Agent.

(c)                                  Each of the Co-Syndication Agents, Co-Lead Arrangers, Joint Bookrunners and Co-Documentation Agents, each in its capacity as such, shall not have any obligations, duties or responsibilities under this Agreement but shall be entitled to all benefits of this Section 13.

13.2.                     Delegation of Duties.  The Administrative Agent and the Collateral Agent may each execute any of its duties under this Agreement and the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  Neither the Administrative Agent nor the Collateral Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

13.3.                     Exculpatory Provisions.  No Agent or any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Credit Document (except for its or such Person’s own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower, any Guarantor, any other Credit Party or any officer thereof contained in this Agreement or any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by such Agent under or in connection with, this Agreement or any other Credit Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document or for any failure of the Borrower, any Guarantor or any other Credit Party to perform its obligations hereunder or thereunder.  No Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of any Credit Party.  The Collateral Agent shall not be under any obligation to the Administrative Agent, any Lender, the Swingline Lender or the Letter of Credit Issuer to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of any Credit Party.

13.4.                     Reliance by Agents.  The Administrative Agent and the Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent or the Collateral Agent.  The Administrative Agent may deem and treat the Lender specified in the Register with respect to any amount owing hereunder as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent.  The Administrative Agent and the Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.  The Administrative Agent and the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

13.5.                     Notice of Default.  Neither the Administrative Agent nor the Collateral Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent or the Collateral Agent (as applicable) has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”.  In the event that the Administrative Agent receives such a notice, it shall give notice thereof to the Lenders and the Collateral Agent.  The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders, provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders (except to the extent that this Agreement requires that such action be taken only with the approval of the Required Lenders or each of the Lenders, as applicable).

13.6.                     Non-Reliance on Administrative Agent, Collateral Agent, Other Agents and Other Lenders.  Each Lender expressly acknowledges that neither the Administrative Agent nor the Collateral Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent or the Collateral Agent hereafter taken, including any review of the affairs of the Borrower, any Guarantor or any other Credit Party, shall be deemed to constitute any representation or warranty by the Administrative Agent or the Collateral Agent to any Lender, the Swingline Lender or the Letter of Credit Issuer.  Each Lender, Swingline Lender and Letter of Credit Issuer represents to the Administrative Agent and the Collateral Agent that it has, independently and without reliance upon the Administrative Agent, the Collateral Agent, any other Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower, each Guarantor and each other Credit Party and made its own decision to make its Loans hereunder and enter into this Agreement.  Each Lender also represents that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent, any other Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Credit Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower, any Guarantor and any other Credit Party.  Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, neither the Administrative Agent nor the Collateral Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, assets, operations, properties, financial condition, prospects or creditworthiness of the Borrower, any Guarantor or any other Credit Party that may come into the possession of the Administrative Agent or the Collateral Agent or any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.

13.7.                     Indemnification.  The Lenders agree to indemnify the Administrative Agent, the Collateral Agent and each other Agent, each in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective portions of the Total Credit Exposure in effect on the date on which indemnification is sought (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their respective portions of the Total Credit Exposure in effect immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (including at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent, the Collateral Agent or any other Agent in any way relating to or arising out of the Commitments, this Agreement, any of the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent, the Collateral Agent or any other Agent under or in connection with any of the foregoing, provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s, the Collateral Agent’s or any other Agent’s gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction.  The agreements in this Section 13.7 shall survive the payment of the Loans and all other amounts payable hereunder.

13.8.                     Agents in Their Individual Capacity.  The Administrative Agent, the Collateral Agent, each other Agent and their respective Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower, any Guarantor and any other Credit Party as though the Agents were not Agents hereunder and under the other Credit Documents.  With respect to the Loans made by it, each Agent shall have the same rights and powers under this Agreement and the other Credit Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include any Agent in its individual capacity.

13.9.                     Successor Agents.  Any Agent may resign at any time by notifying the other Agents, the Lenders, the Letter of Credit Issuer and the Borrower.  Upon any such resignation, the Required Lenders (with the consent of the Borrower, not to be unreasonably withheld or delayed) shall have the right to appoint a successor.  If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may (with the consent of the Borrower, not to be unreasonably withheld or delayed), on behalf of the Lenders and the Letter of Credit Issuer, appoint a successor Agent which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank; provided that if such Agent shall notify the Borrower and the Lenders that no qualifying person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (x) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents (except that in the case of any collateral security held by the Collateral Agent on behalf of the Secured Parties under any of the Credit Documents, the retiring Collateral Agent shall continue to hold such collateral security until such time as a successor Collateral Agent is appointed) and (y) all payments, communications and determinations provided to be made by, to or through such Agent shall instead be made by or to each Lender and the Letter of Credit Issuer directly, until such time as the Required Lenders with (except after the occurrence and during the continuation of a Default or Event of Default) the consent of the Borrower (not to be unreasonably withheld) appoint successor Agents as provided for above in this paragraph.  Upon the acceptance of any appointment as an Agent hereunder by such a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder.  After an Agent’s resignation hereunder, the provisions of this Section and Section 14.5 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as an Agent.

Without limitation to Sections 3.6(a) or 14.9, any resignation by Citibank, N.A. as Administrative Agent pursuant to this Section shall also constitute its resignation as the Letter of Credit Issuer and Swing Line Lender.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Letter of Credit Issuer and Swing Line Lender, (b) the retiring Letter of Credit Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Credit Documents, and (c) the successor Letter of Credit Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Letter of Credit Issuer to effectively assume the obligations of the retiring Letter of Credit Issuer with respect to such Letters of Credit.

13.10.              Withholding Tax.  To the extent required by any applicable law, the Administrative Agent may withhold from any interest payment to any Lender an amount equivalent to any applicable withholding tax.  If the Internal Revenue Service or any authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses.

13.11.              Trust Indenture Act.  In the event that Citibank, N.A. or any of its Affiliates shall be or become an indenture trustee under the Trust Indenture Act of 1939 (as amended, the “Trust Indenture Act”) in respect of any securities issued or guaranteed by any Credit Party, the parties hereto acknowledge and agree that any payment or property received in satisfaction of or in respect of any Obligation of such Credit Party hereunder or under any other Credit Document by or on behalf of Citibank, N.A. in its capacity as the Administrative Agent or the Collateral Agent for the benefit of any Lender under any Credit Document (other than Citibank, N.A. or an Affiliate of Citibank, N.A.) and which is applied in accordance with the Credit Documents shall be deemed to be exempt from the requirements of Section 311 of the Trust Indenture Act pursuant to Section 311(b)(3) of the Trust Indenture Act.

SECTION 14.                     Miscellaneous

14.1.                     Amendments and Waivers.  Neither this Agreement nor any other Credit Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 14.1.  The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent and/or the Collateral Agent may, from time to time, (a) enter into with the relevant Credit Party or Credit Parties written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this Agreement or the other Credit Documents or changing in any manner the rights of the Lenders or of the Credit Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent and/or the Collateral Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Credit Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall directly:

(i)                                     forgive or reduce any portion of any Loan or extend the final scheduled maturity date of any Loan or reduce the stated rate (it being understood that any change to the definition of Consolidated Total Debt to Consolidated EBITDA Ratio or in the component definitions thereof shall not constitute a reduction in the rate and only the consent of the Required Lenders shall be necessary to waive any obligation of the Borrower to pay interest at the “default rate” or amend Section 2.8(c)), or forgive any portion, or extend the date for the payment, of any interest or fee payable hereunder (other than as a result of waiving the applicability of any post-default increase in interest rates), or extend the final expiration date of any Lender’s Commitment or extend the final expiration date of any Letter of Credit beyond the L/C Maturity Date, or increase the aggregate amount of the Commitments of any Lender, or amend or modify any provisions of Sections 5.3(a) (with respect to the ratable allocation of any payments only) and 14.8(a) and 14.20, or make any Loan, interest, Fee or other amount payable in any currency other than expressly provided herein, in each case without the written consent of each Lender directly and adversely affected thereby, or

(ii)                                  amend, modify or waive any provision of this Section 14.1 or reduce the percentages specified in the definitions of the terms “Required Lenders”, “Required Revolving Lenders”, “Required Tranche A Term Loan Lenders”, “Required Tranche B Term Loan Lenders” or “Required Tranche C Term Loan Lenders” or consent to the assignment or transfer by the Borrower of its rights and obligations under any Credit Document to which it is a party (except as permitted pursuant to Section 10.3) or alter the order of application set forth in the final paragraph of Section 11, in each case without the written consent of each Lender directly and adversely affected thereby, or

(iii)                               amend, modify or waive any provision of Section 13 in a manner that adversely affects the Administrative Agent or the Collateral Agent without the written consent of the then-current Administrative Agent and Collateral Agent, as the case may be, or impose any duties or remove any rights of any Agent without the consent of each Agent affected thereby, or

(iv)                              amend, modify or waive any provision of Section 3 with respect to any Letter of Credit in a manner that adversely affects any Letter of Credit Issuer without the written consent of such Letter of Credit Issuer, or

(v)                                 amend, modify or waive any provisions hereof relating to Swingline Loans in a manner that adversely affects the Swingline Lender without the written consent of the Swingline Lender, or

(vi)                              change any Revolving Credit Commitment to a Term Loan Commitment, or change any Term Loan Commitment to a Revolving Credit Commitment, in each case without the prior written consent of each Lender directly and adversely affected thereby, or

(vii)                           release all or substantially all of the Guarantors under the Guarantees (except as expressly permitted by the Guarantees or this Agreement) or release all or substantially all of the Collateral under the Security Documents (except as expressly permitted by the Security Documents or this Agreement), in each case without the prior written consent of each Lender, or

(viii)                        amend Section 2.9 (or any related definitions) so as to permit Interest Periods with greater intervals without regard to availability to Lenders, without the written consent of each Lender directly and adversely affected thereby, or

(ix)                              decrease any Tranche A Repayment Amount, extend any scheduled Tranche A Repayment Date or decrease the amount or allocation of any mandatory prepayment to be received by any Lender holding any Tranche A Term Loans, in each case without the written consent of the Required Tranche A Term Loan Lenders, or

(x)                                 decrease any Tranche B Repayment Amount, extend any scheduled Tranche B Repayment Date or decrease the amount or allocation of any mandatory prepayment to be received by any Lender holding any Tranche B Term Loans, in each case without the written consent of the Required Tranche B Term Loan Lenders, or

(xi)                              extend the Tranche C Term Loan Maturity Date or decrease the amount or allocation of any mandatory prepayment to be received by any Lender holding any Tranche C Term Loans without the written consent of the Required Tranche C Term Loan Lenders.

Any such waiver and any such amendment, supplement or modification shall apply equally to each of the affected Lenders and shall be binding upon the Borrower, such Lenders, the Administrative Agent and all future holders of the affected Loans.

In the case of any waiver, the Borrower, the Lenders and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Credit Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing (unless otherwise specified in such waiver), it being understood that no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender (it being understood that any Commitments or Loans held or deemed held by any Defaulting Lender shall be excluded for a vote of the Lenders hereunder requiring any consent of the Lenders, except as expressly provided for herein).

Notwithstanding the foregoing, in addition to any credit extensions and related New Loan Increase Joinder(s) effectuated without the consent of Lenders in accordance with Section 2.14, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Credit Documents with the Term Loans and the Revolving Credit Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and other definitions related to such new Term Loans.

In addition, notwithstanding the foregoing, (i) this Agreement may be amended with the written consent of the Administrative Agent, the Borrower and the Lenders providing the relevant Replacement Term Loans (as defined below) to permit the refinancing of all outstanding Term Loans of any Class (“Refinanced Term Loans”) with a replacement term loan tranche (“Replacement Term Loans”) hereunder; provided that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans, (b) the Applicable Margin for such Replacement Term Loans shall not be higher than the Applicable Margin for such Refinanced Term Loans, (c) the weighted average life to maturity of such Replacement Term Loans shall not be shorter than the weighted average life to maturity of such Refinanced Term Loans at the time of such refinancing (except to the extent of nominal amortization for periods where amortization has been eliminated as a result of prepayment of the applicable Term Loans) and (d) all other terms applicable to such Replacement Term Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Term Loans than, those applicable to such Refinanced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the Term Loans of such Class in effect immediately prior to such refinancing and (ii) the Administrative Agent and the Borrower may amend, modify or supplement any provision of this Agreement or any other Credit Document (with, to the extent applicable, the consent of the Collateral Agent) to cure any ambiguity, omission, defect or inconsistency so long as such amendment, modification or supplement does not adversely affect the rights or obligations of any Lender.

The Lenders hereby irrevocably agree that the Liens granted to the Collateral Agent by the Credit Parties on any Collateral shall be automatically released (i) in full, upon the termination of this Agreement, (ii) upon the sale or other disposition of such Collateral (including as part of or in connection with any other sale or other disposition permitted hereunder) to any Person other than another Credit Party, to the extent such sale or other disposition is made in compliance with the terms of this Agreement (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Credit Party upon its reasonable request without further inquiry), (iii) to the extent such Collateral is comprised of property leased to a Credit Party, upon termination or expiration of such lease, (iv) if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders (or such other percentage of the Lenders whose consent may be required in accordance with this Section 14.1), (v) to the extent the property constituting such Collateral is owned by any Guarantor, upon the release of such Guarantor from its obligations under the applicable Guarantee (in accordance with the second following sentence) and (vi) as required to effect any sale or other disposition of Collateral in connection with any exercise of remedies of the Collateral Agent pursuant to the Collateral Documents.  Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those being released) upon (or obligations (other than those being released) of the Credit Parties in respect of) all interests retained by the Credit Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral except to the extent otherwise released in accordance with the provisions of the Credit Documents.  Additionally, the Lenders hereby irrevocably agree that the Guarantors shall be released from the Guarantees upon consummation of any transaction resulting in such Subsidiary ceasing to constitute a Restricted Subsidiary.  The Lenders hereby authorize the Administrative Agent and the Collateral Agent, as applicable, to execute and deliver any instruments, documents, and agreements necessary or desirable to evidence and confirm the release of any Guarantor or Collateral pursuant to the foregoing provisions of this paragraph, all without the further consent or joinder of any Lender.  Any release of Collateral permitted by this Agreement or any of the Security Documents will be deemed not to impair the Liens created by the Security Documents in contravention thereof and any person that is required to deliver an officer’s certificate or opinion of counsel pursuant to Section 314(d) of the Trust Indenture Act shall be entitled to rely upon the foregoing as a basis for delivery of such certificate or opinion.

14.2.                     Notices.  Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Credit Document shall be in writing (including by facsimile transmission).  All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(a)                                 if to the Borrower, the Administrative Agent, the Collateral Agent, the Letter of Credit Issuer or the Swingline Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 14.2 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

(b)                                 if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower, the Administrative Agent, the Collateral Agent, the Letter of Credit Issuer and the Swingline Lender.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, three (3) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail, when delivered; provided that notices and other communications to the Administrative Agent or the Lenders pursuant to Sections 2.3, 2.6, 2.9, 4.2 and 5.1 shall not be effective until received.

14.3.                     No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of the Administrative Agent, the Collateral Agent, any other Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Credit Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

14.4.                     Survival of Representations and Warranties.  All representations and warranties made hereunder, in the other Credit Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

14.5.                     Payment of Expenses.  The Borrower agrees (a) to pay or reimburse the Agents and the Letter of Credit Issuers for all their reasonable and documented out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Credit Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees, disbursements and other charges of Cahill Gordon & Reindel LLP and one counsel in each local jurisdiction, (b) to pay or reimburse each Agent and Letter of Credit Issuer for all its reasonable and documented costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Credit Documents and any such other documents, including the reasonable fees, disbursements and other charges of counsel to the Agents, (c) to pay, indemnify, and hold harmless each Lender, Agent and Letter of Credit Issuer from, any and all recording and filing fees and (d) to pay, indemnify, and hold harmless each Lender, Agent and Letter of Credit Issuer and their respective directors, officers, employees, trustees, investment advisors and agents from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including reasonable and documented fees, disbursements and other charges of counsel, with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Credit

Documents and any such other documents, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law (other than by such indemnified person or any of its Related Parties) or to any actual or alleged presence, release or threatened release of Hazardous Materials involving or attributable to the operations of the Borrower or any of its Subsidiaries or relating to any of the Real Estate (all the foregoing in this clause (d), collectively, the “indemnified liabilities”), provided that the Borrower shall have no obligation hereunder to any Administrative Agent, any Lender or any Letter of Credit Issuer nor any of their respective Related Parties with respect to indemnified liabilities to the extent attributable to (i) the gross negligence or willful misconduct of or any material breach of the Credit Documents by the party to be indemnified or any of its Related Parties or (ii) disputes solely among the Administrative Agent, the Lenders, the Letter of Credit Issuers and/or their transferees (and not arising out of any act or omission by the Borrower or any of its Affiliates).  All amounts payable under this Section 14.5 shall be paid within ten Business Days of receipt by the Borrower of an invoice relating thereto setting forth such expense in reasonable retail.  The agreements in this Section 14.5 shall survive repayment of the Loans and all other amounts payable hereunder.

14.6.                     Successors and Assigns; Participations and Assignments.

(a)                                 The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Letter of Credit Issuer that issues any Letter of Credit), except that (i) except as expressly permitted by Section 10.3, the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by the Borrower or without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 14.6.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Letter of Credit Issuer that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section 14.6) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent, the Letter of Credit Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                                 (i)  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans (including participations in L/C Obligations or Swingline Loans) at the time owing to it) with the prior written consent (such consent not be unreasonably withheld or delayed; it being understood that, without limitation, the Borrower shall have the right to withhold or delay its consent to any assignment if, in order for such assignment to comply with applicable law, the Borrower would be required to obtain the consent of, or make any filing or registration with, any Governmental Authority) of:

(A)                               the Borrower, provided that no consent of the Borrower shall be required (x) for an assignment to a Lender, an Affiliate of a Lender (unless increased costs would result therefrom except if any Event of Default under Section 11.1 or Section 11.5 has occurred and is continuing) , an Approved Fund or, if an Event of Default under Section 11.1 or Section 11.5 has occurred and is continuing, any other assignee or (y) in connection with the initial syndication of the Commitments and the Loans; and

(B)                               the Administrative Agent, and, in the case of Revolving Credit Commitments or Revolving Credit Loans only, the Swingline Lender and the Letter of Credit Issuer, provided that no consent of the Administrative Agent, the Swingline Lender or the Letter of Credit Issuer, as applicable, shall be required for an assignment of (1) any Commitment to an assignee that is a

Lender with a Commitment of the same Class immediately prior to giving effect to such assignment or (2) any Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund.

Notwithstanding the foregoing, no such assignment shall be made to a natural person.

(ii)                                  Assignments shall be subject to the following additional conditions:

(A)                               except (i) in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, (ii) an assignment to a Federal Reserve Bank or (iii) in connection with the initial syndication of the Commitments and Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall (x) in the case of Revolving Credit Loans and Revolving Credit Commitments, not be less than $5,000,000 and increments of $1,000,000 in excess thereof, and (y) in the case of Term Loans and Term Loan Commitments, not be less than $1,000,000 and increments of $1,000,000 in excess thereof, in each case unless each of the Borrower and the Administrative Agent otherwise consents (which consents shall not be unreasonably withheld or delayed), provided that no such consent of the Borrower shall be required if an Event of Default under Section 11.1 or Section 11.5 has occurred and is continuing; provided, further, that contemporaneous assignments to a single assignee made by Affiliates of Lenders and related Approved Funds shall be aggregated for purposes of meeting the minimum assignment amount requirements stated above;

(B)                               each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(C)                               the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500; provided that only one such fee shall be payable in the event of contemporaneous assignments to two or more Lender Affiliates by a Lender or by two or more Lender Affiliates to a Lender;

(D)                               the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire in a form approved by the Administrative Agent (the “Administrative Questionnaire”); and

(E)                                notwithstanding the foregoing, unless an Event of Default under Section 11.1 or Section 11.5 has occurred and is continuing, no assignment by any Lender of all or any portion of its rights and obligations under this Agreement shall be permitted without the consent of the Borrower if, after giving effect to such assignment, the assignee in respect thereof, taken together with its Affiliates and Approved Funds, would hold in the aggregate more than 25% of the Total Credit Exposure.

(iii)                               Subject to acceptance and recording thereof pursuant to paragraph (b)(v) of this Section 14.6, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.10, 2.11, 3.5, 5.4 and 14.5).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 14.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section 14.6.

(iv)                              The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and any payment made by the Letter of Credit Issuer under any Letter of Credit owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  Further, the Register shall contain the name and address of the Administrative Agent and the lending office through which each such Person acts under this Agreement.  The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Collateral Agent, the Letter of Credit Issuer and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower, the Collateral Agent, the Letter of Credit Issuer and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)                                 Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 14.6 and any written consent to such assignment required by paragraph (b) of this Section 14.6, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register.

(c)                                  (i)  Any Lender may, without the consent of the Borrower, the Administrative Agent, the Letter of Credit Issuer or the Swingline Lender, sell participations to one or more banks or other entities (each, a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it), provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Letter of Credit Issuer and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Credit Document, provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 14.1 that affects such Participant.  Subject to paragraph (c)(ii) of this Section 14.6, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.10, 2.11 and 5.4 to the same extent as if it were a Lender (subject to the requirements of those Sections as though it were a Lender) and had acquired its interest by assignment pursuant to paragraph (b) of this Section 14.6.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section  14.8(b) as though it were a Lender, provided such Participant agrees to be subject to Section 14.8(a) as though it were a Lender.

(ii)                                  A Participant shall not be entitled to receive any greater payment under Section 2.10, 2.11 or 5.4 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent (which consent shall not be unreasonably withheld).

(iii)                               Each Lender that sells a participation shall, acting for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts of each participant’s interest in the Loans (or other rights or obligations) held by it (the “Participant Register”).  The entries in the Participant Register shall be conclusive, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement notwithstanding any notice to the contrary.  Any such Participant Register shall be available for inspection by the Administrative Agent and the Borrower at any reasonable time and from time to time upon reasonable prior notice.

(d)                                 Any Lender may, without the consent of the Borrower or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 14.6 shall not apply to any such pledge or assignment of a security interest, provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.  In order to facilitate such pledge or assignment, the Borrower hereby agrees that, upon request of any Lender at any time and from time to time after the Borrower has made its initial borrowing hereunder, the Borrower shall provide to such Lender, at the Borrower’s own expense, a promissory note, substantially in the form of Exhibit L-1, L-2, L-3 or L-4, as applicable, owing to such Lender.

(e)                                  Subject to Section 14.17, the Borrower authorizes each Lender to disclose to any Participant, secured creditor of such Lender or assignee (each, a “Transferee”) and any prospective Transferee any and all financial information in such Lender’s possession concerning the Borrower and its Affiliates that has been delivered to such Lender by or on behalf of the Borrower and its Affiliates pursuant to this Agreement or that has been delivered to such Lender by or on behalf of the Borrower and its Affiliates in connection with such Lender’s credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

(f)                                   By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:  (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment, and the outstanding balances of its Loans and participations in Swingline Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Credit Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of its obligations under this Agreement, any other Credit Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements, if any, delivered pursuant to Section 9.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon any Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such Agent by the terms hereof, together with such powers as are reasonably incidental thereto; (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender; and (viii) Schedule 1.1(c) shall be deemed to be amended to reflect the assigning Lender thereunder and the assignee thereunder after giving effect thereto.

14.7.                     Replacements of Lenders Under Certain Circumstances.

(a)                                 The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 2.10, 3.5 or 5.4, (b) is affected in the manner described in Section 2.10(a)(iii) and as a result thereof any of the actions described in such Section is required to be taken or (c) becomes a Defaulting Lender, with a replacement bank or other financial institution, provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) the Borrower shall repay (or the replacement bank or institution shall purchase, at par) all Loans and other amounts (other than any disputed amounts), pursuant to Section 2.10, 2.11, 3.5 or 5.4, as the case may be) owing to such replaced Lender prior to the date of replacement, (iv) the replacement bank or institution, if not already a Lender, and the terms and conditions of such replacement, shall be reasonably satisfactory to the Administrative Agent, (v) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 14.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein) and (vi) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

(b)                                 If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, discharge or termination that pursuant to the terms of Section 14.1 requires the consent of all of the Lenders affected and with respect to which the Required Lenders shall have granted their consent, then provided no Event of Default then exists, the Borrower shall have the right (unless such Non-Consenting Lender grants such consent) to replace such Non-Consenting Lender by requiring such Non-Consenting Lender to assign its Loans, and its Commitments hereunder to one or more assignees reasonably acceptable to the Administrative Agent, provided that (a) all Obligations of the Borrower owing to such Non-Consenting Lender being replaced shall be paid in full to such Non-Consenting Lender concurrently with such assignment, and (b) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon.  In connection with any such assignment, the Borrower, Administrative Agent, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 14.6.

14.8.                     Adjustments; Set-off.

(a)                                 If any Lender (a “benefited Lender”) shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 11.5, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Loans, or interest thereon, such benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender’s Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

(b)                                 After the occurrence and during the continuance of an Event of Default, in addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower.  Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

14.9.                     Resignation of Swingline Lender.  The Swingline Lender may resign as Swingline Lender upon 60 days’ prior written notice to the Administrative Agent, the Lenders and the Borrower.  If the Swingline Lender shall resign, then the Borrower may appoint from among the Lenders a successor Swingline Lender, whereupon such successor Swingline Lender shall succeed to the rights, powers and duties of the replaced or resigning Swingline Lender under this Agreement and the other Credit Documents, and the term “Swingline Lender” shall mean such successor or such new Swingline Lender effective upon such appointment.  The acceptance of any appointment as a Swingline Lender hereunder shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrower and the Administrative Agent.  If the Swingline Lender resigns as Swingline Lender, it shall retain all rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Loans and fund risk participations in outstanding Swingline Loans.

14.10.              Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

14.11.              Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

14.12.              Integration.  This Agreement and the other Credit Documents represent the agreement of the Borrower, the Collateral Agent, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Borrower, the Administrative Agent, the Collateral Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.

14.13.              GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

14.14.              Submission to Jurisdiction; Waivers.  The Borrower hereby irrevocably and unconditionally:

(a)                                 submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b)                                 consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)                                  agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address set forth on Schedule 14.2 at such other address of which the Administrative Agent shall have been notified pursuant to Section 14.2;

(d)                                 agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)                                  waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 14.14 any special, exemplary, punitive or consequential damages.

14.15.              Acknowledgments.  The Borrower hereby acknowledges that:

(a)                                 it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents;

(b)                                 (i) the credit facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document) are an arm’s-length commercial transaction between the Borrower, on the one hand, and the Administrative Agent, the Lenders and the other Agents on the other hand, and the Borrower and the other Credit Parties are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, each of the Administrative Agent and the other Agents, is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary for the Borrower, any other Credit Parties or any of their respective Affiliates, stockholders, creditors or employees or any other Person; (iii) neither the Administrative Agent nor any other Agent has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower or any other Credit Party with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Credit Document (irrespective of whether the Administrative Agent or other Agent has advised or is currently advising the Borrower, the other Credit Parties or their respective Affiliates on other matters) and neither the Administrative Agent or other Agent has any obligation to the Borrower, the other Credit Parties or their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents; (iv)

the Administrative Agent, the Lenders or the other Agents and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its respective Affiliates, and none of the Administrative Agent, the Lenders or the other Agents has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) neither the Administrative Agent nor any other Agent has provided and none will provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Credit Document) and the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate.  The Borrower hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent or any other Agent with respect to any breach or alleged breach of agency or fiduciary duty; and

(c)                                  no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among any of the Agents, the Lenders or the Credit Parties.

14.16.              WAIVERS OF JURY TRIAL.  THE BORROWER, EACH AGENT AND EACH LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

14.17.              Confidentiality.  The Administrative Agent and each Lender shall hold all non-public information furnished by or on behalf of the Borrower or any of its Subsidiaries in connection with such Lender’s evaluation of whether to become a Lender hereunder or obtained by such Lender or the Administrative Agent pursuant to the requirements of this Agreement (“Confidential Information”), confidential in accordance with its customary procedure for handling confidential information of this nature and (in the case of a Lender that is a bank) in accordance with safe and sound banking practices and in any event may make disclosure as required or requested by any governmental agency or representative thereof or pursuant to legal process or to such Lender’s or the Administrative Agent’s attorneys, professional advisors or independent auditors or Affiliates, provided that unless specifically prohibited by applicable law or court order, each Lender and the Administrative Agent shall notify the Borrower of any request made to such Lender or the Administrative Agent by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information, and provided, further, that in no event shall any Lender or the Administrative Agent be obligated or required to return any materials furnished by the Borrower or any Subsidiary.  Each Lender and the Administrative Agent agrees that it will not provide to prospective Transferees or to any pledgee referred to in Section 14.6 (other than a Federal Reserve Bank) or to prospective direct or indirect contractual counterparties in swap agreements to be entered into in connection with Loans made hereunder any of the Confidential Information unless such Person is advised of and agrees to be bound by the provisions of this Section 14.17.

14.18.              Direct Website Communications.

(a)                                 (i)  The Borrower may, at its option, provide to the Administrative Agent any information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Credit Documents, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (A) relates to a request for a new, or a conversion of an existing, borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (B) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (C) provides notice of any default or event of default under this Agreement or (D) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit thereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium in a format reasonably acceptable to the Administrative Agent to oploanswebadmin@citigroup.com.  Nothing in this Section 14.18 shall prejudice the right of the Borrower, any Agent or any Lender to give any notice or other communication pursuant to any Credit Document in any other manner specified in such Credit Document.

(ii)                                  The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Credit Documents.  Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Credit Documents.  Each Lender agrees (A) to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and (B) that the foregoing notice may be sent to such e-mail address.

(b)                                 The Borrower further agrees that the Administrative Agent may make the Communications available to the Lenders by posting the Communications on Intralinks or a substantially similar electronic transmission system (the “Platform”), so long as the access to such Platform is limited (i) to the Agents and the Lenders and (ii) remains subject the confidentiality requirements set forth in Section 14.17.

(c)                                  The Platform is provided “as is” and “as available”.  The Agent Parties do not warrant the accuracy or completeness of the Communications, or the adequacy of the platform and expressly disclaim liability for errors or omissions in the Communications.  No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Agent Parties in connection with the Communications or the platform.  In no event shall the Administrative Agent, the Collateral Agent or any of its affiliates or any of their respective officers, directors, employees, agents, advisors or representatives (collectively, “Agent Parties”) have any liability to the Borrower, any Lender or any other person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Credit Party’s or the Administrative Agent’s transmission of Communications through the internet, except to the extent the liability of any Agent Party resulted from such Agent Party’s (or any of its Related Parties) gross negligence, bad faith or willful misconduct or material breach of the Credit Documents.

(d)                                 The Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders materials and/or information (including Communications) provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on the Platform and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities).  The Borrower hereby agrees that so long as the Borrower or any of its Affiliates thereof is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities (i) the Borrower shall act in good faith to ensure that all

Borrower Materials that contain only publicly available information regarding the Borrower and its business are clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (ii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor”; and (iii) the Administrative Agent shall be responsible for keeping any Borrower Materials that are not marked “PUBLIC” outside the portion of the Platform designated “Public Investor”.  Notwithstanding the foregoing, (y) the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC” and (z) neither the Borrower nor any of its Related Parties shall be liable, or responsible in any manner, for the use by any Agent or any Lender or any of their respective Related Parties of any Borrower Materials.

14.19.              USA Patriot Act.  Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act.

14.20.              Judgment Currency.  If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Credit Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given.  The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Credit Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency.  If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss.  If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable law).

14.21.              Effectiveness of the Merger.  The Company shall have no rights or obligations hereunder until the consummation of the Merger and any representations and warranties of the Company hereunder shall not become effective until such time. Upon consummation of the Merger, the Company shall succeed to all the rights and obligations of MergerCo under this Agreement and all representations and warranties of the Company shall become effective as of the date hereof, without any further action by such Person.

[Signature page follows]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

KINDER MORGAN, INC.

By:	/S/ JOSEPH LISTENGART
Name: Joseph Listengart
Title: Vice President

KNIGHT ACQUISITION CO.

By:	/S/ KENNETH PONTARELLI
Name: Kenneth Pontarelli
Title: Secretary

CITIBANK, N.A., as Administrative Agent, as Collateral Agent, as Letter of Credit Issuer, as Swingline Lender and as a Lender

By:	/S/ ROSS A. MACINTYRE
Name: Ross A. MacIntyre
Title: Vice President

2

CITIGROUP GLOBAL MARKETS INC., as Tranche A Co-Lead Arranger, Tranche B Co-Lead Arranger and as Joint Bookrunner

By:	/S/ ROSS A. MACINTYRE
Name: Ross A. MacIntyre
Title: Vice President

3

GOLDMAN SACHS CREDIT PARTNERS L.P., as Tranche A Co-Lead Arranger, Tranche B Co-Lead Arranger, Tranche C Co-Lead Arranger, Revolving Credit Facility Co-Lead Arranger, Joint Bookrunner and Co-Syndication Agent

By:	/S/ WALTER JACKSON
Name: Walter Jackson
Title: Managing Director

4

DEUTSCHE BANK SECURITIES INC., as a Tranche C Co-Lead Arranger, Joint Bookrunner and Co-Syndication Agent

By:	/S/ STEVE CUNNINGHAM
Name: Steve Cunningham
Title: Managing Director

By:	/S/ KEVIN SHERLOCK
Name: Kevin Sherlock
Title: Managing Director

5

DEUTSCHE BANK TRUST COMPANY OF AMERICAS, as a Lender

By:	/S/ STEVE CUNNINGHAM
Name: Stephen Cunningham
Title: Managing Director

By:	/S/ KEVIN SHERLOCK
Name: Kevin Sherlock
Title: Managing Director

6

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as Joint Bookrunner and Co-Documentation Agent

By:	/S/ CAROL J. E. FEELEY
Name: Carol J. E. Feeley
Title: Director

7

MERRILL LYNCH CAPITAL CORPORATION, as a Lender

By:	/S/ CAROL J. E. FEELEY
Name: Carol J. E. Feeley
Title: Vice President

8

WACHOVIA BANK, NATIONAL ASSOCIATION, as Co-Documentation Agent and a Lender

By:	/S/ SHANNAN TOWNSEND
Name: Shannan Townsend
Title: Director

9

WACHOVIA CAPITAL MARKETS, LLC, as Revolving Credit Facility Co-Lead Arranger and Joint Bookrunner

By:	/S/ ROBERT H. JOHNSON, JR.
Name: Robert H. Johnson, Jr.
Title: Managing Director

10

THE BANK OF NOVA SCOTIA, as a Lender

By:	/S/ ANDREW OSTROV
Name: Andrew Ostrov
Title: Director

11

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender

By:	/S/ KELTON GLASSCOCK
Name: Kelton Glasscock
Title: Vice President and Manager

12

BAYERISCHE HYPO-UND VEREINSBANK AG, NEW YORK BRANCH, as a Lender

By:	/S/ YORARN DANKNER
	Name:	Yorarn Dankner
	Title:	Managing Director

By:	/S/ SHANNON BATCHMAN
	Name:	Shannon Batchman
	Title:	Director

13

BNP PARIBAS, as a Lender

By:	/S/ MARK COX
Name: Mark Cox
Title: Managing Director

By:	/S/ LARRY ROBINSON
Name: Larry Robinson
Title: Director

14

CAISSE DE DÉPÔT ET PLACEMENT DU QUÉBEC, as a Lender

By:	/S/ CATHERINE BROSSARD
Name: Catherine Brossard
Title: Investment Manager

By:	/S/ JAMES B. MCMULLAN
Name: James B. McMullan
Title: Vice President

15

COOPERATIEVE CENTRALE RAIFFEISEN- BOERENLEENBANK, B.A. “RABOBANK NEDERLAND”, NEW YORK BRANCH, as a Lender

By:	/S/ PAMELA BEAL
Name: Pamela Beal
Title: Vice President

By:	/S/ BRETT DELFINO
Name: Brett Delfino
Title: Executive Director

16

DNB NOR BANK ASA, as a Lender

By:	/S/ SANJIV NAYAR
Name: Sanjiv Nayar
Title: Senior Vice President

By:	/S/ NIKOLAI A. NACHAMKIN
Name: Nikolai A. Nachamkin
Title: Senior Vice President

17

FORTIS CAPITAL CORP., as a Lender

By:	/S/ DARRELL HOLLEY
Name: Darrell Holley
Title: Managing Director

By:	/S/ CASEY LOWARY
Name: Casey Lowary
Title: Senior Vice President

18

ING CAPITAL LLC, as a Lender

By:	/S/ RICHARD ENNIS
Name: Richard Ennis
Title: Managing Director

19

MIZUHO CORPORATE BANK, LTD., as a Lender

By:	/S/ JAMES R. FAYEN
Name: James R. Fayen
Title: Deputy General Manager

20

NATIXIS, as a Lender

By:	/S/ RENAUD D’HERBES
Name: Renaud d’Herbes
Title: Senior Managing Director

By:	/S/ LOUIS P. LAVILLE, III
Name: Louis P. Laville, III
Title: Managing Director

21

RAYMOND JAMES BANK, FSB, as a Lender

By:	/S/ ANDREW D. HAHN
Name: Andrew D. Hahn
Title: Vice President

22

ROYAL BANK OF CANADA, as a Lender

By:	/S/ DAVID A. MCCLUSKEY
Name: David A. McCluskey
Title: Authorized Signatory

23

THE ROYAL BANK OF SCOTLAND PLC, as a Lender

By:	/S/ MATTHEW MAIN
Name: Matthew Main
Title: Managing Director

24

SKANDINAVISKA ENSKILDA BANKEN AB (PUBL), as a Lender

By:	/S/ KRISTIAN ANDERSSON
Name: Kristian Andersson
Title: Director

By:	/S/ BERND NEUERER
Name: Bernd Neuerer
Title: Vice President

25

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By:	/S/ MASAKAZU HASEGAWA
Name: Masakazu Hasegawa
Title: Joint General Manager

26

SUNTRUST BANK, as a Lender

By:	/S/ JOE MCCREERY
Name: Joe McCreery
Title: Director

27

TORONTO DOMINION (TEXAS) LLC, as a Lender

By:	/S/ DEBBI L. BRITO
Name: Debbi L. Brito
Title: Authorized Signatory

28

UBS LOAN FINANCE LLC, as a Lender

By:	/S/ IRJA R. OTSA
Name: Irja R. Otsa
Title: Associate Director

By:	/S/ MARY E. EVANS
Name: Mary E. Evans
Title: Associate Director

29

Schedule 1.1(a)

Existing Letters of Credit

		Expiration
Letter of Credit	Beneficiary	Date	Amount

Citibank, N.A.
61628503	ACE American Insurance Co.	1/23/2008	$960,532.00
61661242	Williams Power Co.	1/23/2008	$9,617,400.00
61661621	Will County Dept. of Highways	4/3/2009	$20,000.00
61663622	County of DuPage Illinois	1/23/2008	$9,614.00
61663840	ACE American Insurance Co.	1/23/2008	$17,207,000.00
61663921	Terasen Inc.	1/23/2008	$67,380,000.00
61664565	JPMorgan Chase Bank	1/23/2008	$23,038,000.00

		Total Citibank, N.A.:	$118,232,546.00

Wachovia Bank, National Association
SM225768W	NYMEX and Citigroup	5/15/2008	$29,000,000.00

		Total Wachovia Bank, National Association:	$29,000,000.00

		Total LCs to be covered under new facility:	$147,232,546.00

Schedule 1.1(b)

Mortgaged Properties

						Value for
						Title
	Property Name	Owner	Address	County	State	Insurance

1	CS 305	Natural Gas Pipeline Company of America	5121 Joey Ln., Texarkana, AR 71854	MILLER	AR	10,190,888

2	Purification Plant P370	Natural Gas Pipeline Company of America	2227 Hwy 267 S, Searcy, AR 72143- 8860	WHITE	AR	18,887,257

3	Harper CS/109	Natural Gas Pipeline Company of America	20743 285th Ave. Harper, IA 52231	KEOKUK	IA	67,202,519

4	Columbus Junction Storage Field & CS/204	Natural Gas Pipeline Company of America	21864 120th St. Columbus Junction, IA 52738	LOUISA	IA	151,056,986

5	Emerson CS/107	Natural Gas Pipeline Company of America	38605 Hutchings Ave. Emerson, IA 51533	MILLS	IA	84,698,569

6	Truro CS/108	Natural Gas Pipeline Company of America	1580 G64 Hwy Truro, IA 50257- 8605	WARREN	IA	27,246,373

7	Belvidere CS/116	Natural Gas Pipeline Company of America	1790 Stone Quarry Rd Belvidere, IL 61008	BOONE	IL	26,735,554

8	Loudon & St Elmo Storage Field & CS 206	Natural Gas Pipeline Company of America	6 mi N on Elm St St. Elmo, IL 62458	FAYETTE	IL	91,835,900

9	Geneseo CS/110	Natural Gas Pipeline Company of America	16648 IL Hwy 82 Geneseo, IL 61254	HENRY	IL	92,008,217

10	Herscher Storage Field-CS 201	Natural Gas Pipeline Company of America	5611 S 12000 W Rd Herscher, IL 60941- 6031	KANKAKEE	IL	100,016,500

11	Herscher Storage Field-CS 202	Natural Gas Pipeline Company of America	5611 S 12000 W Rd Herscher, IL 60941- 6031	KANKAKEE	IL	51,832,105

12	CS 115	Natural Gas Pipeline Company of America	431 Bell Road Minooka Il 60447	KENDALL	IL	17,260,297

13	Kinsley CS/193	Natural Gas Pipeline Company of America	450 L Road, Offerle, KS 67563	EDWARDS	KS	41,337,221

14	Wilson CS/194	Natural Gas Pipeline Company of America	155 5th St. Wilson, KS 67490	ELLSWORTH	KS	22,332,524

15	Minneola CS/103	Natural Gas Pipeline Company of America	12653 114th Rd Minneola, KS 67865	FORD	KS	23,534,823

16	CS 346	Natural Gas Pipeline Company of America	465 Harry’s Rd, Gueydan, LA 70542-9635	CAMERON	LA	22,674,030

17	Atoka CS/812	Natural Gas Pipeline Company of America	1455 E. Wesley Rd., Pittsburg, OK 74560	ATOKA	OK	37,534,678

18	Balko CS/102	Natural Gas Pipeline Company of America	Rt. 1, Box 121, Balko, OK 73931, From Hwy Jct 3 & 83, 4 mi South Then 3 mi West, Balko, OK 73931	BEAVER	OK	10,408,798

19	Sayre Storage Field & CS/184	Natural Gas Pipeline Company of America	Rt. 1, Box 227, Sayre, OK 73662; S of Jct US-283 & I- 40 go E 2 mi then 1/4 mi S, Sayre, OK 73662	BECKHAM	OK	71,549,825

20	Ratliff City CS/801	Natural Gas Pipeline Company of America	P. O. Box 300 Ratliff City, OK 73481; 1 mile N on Hwy 76, 1-1/4 mile W on Co. Rd., Ratliff City, OK 73481	CARTER	OK	76,187,550

21	Mt. View CS/156	Natural Gas Pipeline Company of America	Rt. 2, Box 102, Mountainview, OK 73062; S Hwy 115, Mountainview, OK 73062	KIOWA	OK	33,153,537

22	North Lansing Storage Field & CS/388	Natural Gas Pipeline Company of America	19935 FM 449, Longview, TX 75605	HARRISON	TX	98,076,758

23	CS 802	Natural Gas Pipeline Company of America	Rt. 5, Box 53Z150, Paris, TX 75460; 8 mi S on Hwy 19 & 24 Then 21/2mi W on FM 1184, Paris, TX 75460	LAMAR	TX	33,816,947

24	CS 343	Natural Gas Pipeline Company of America	1007 County Rd. 109, Devers, TX 77538	LIBERTY	TX	12,901,453

25	CS 302	Natural Gas Pipeline Company of America	17057 FM 1485, New Caney, TX 77357	MONTGOMERY	TX	30,798,138

26	CS 341	Natural Gas Pipeline Company of America	4526 FM 624, Robstown, TX 78380	NUECES	TX	87,113,091

27	Chico CS/155	Natural Gas Pipeline Company of America	4744 FM 1810, Chico, TX 76431	WISE	TX	91,911,447

Schedule 1.1(c)

Commitment and Addresses of Lenders

					Revolving
		Tranche A	Tranche B	Tranche C	Credit
		Facility	Facility	Facility	Facility
Lender	Address	Commitment	Commitment	Commitment	Commitment

Citibank, N.A.	One Penn’s Way New Castle, DE 19720	$60,000,000	$660,000,000	$91,000,000	$60,000,000

Goldman Sachs Credit Partners L.P.	1 New York Plaza, 42nd Floor New York, NY 10004	$60,000,000	$660,000,000	$91,000,000	$60,000,000

Deutsche Bank Trust Company of Americas	100 Plaza One, 8th floor Jersey City, NJ 07311	$60,000,000	$660,000,000	$91,000,000	$60,000,000

Wachovia Bank, National Association	One Wachovia Center 301 South College Street Charlotte, NC 28288	$60,000,000	$660,000,000	$91,000,000	$60,000,000

Merrill Lynch Capital Corporation	4 World Financial Center 22nd Fl. New York, NY 10080	$60,000,000	$660,000,000	$91,000,000	$60,000,000

The Bank of Nova Scotia	600 Peachtree Street NE Suite 2700 Atlanta, GA 30308	$47,500,000			$47,500,000

The Bank of Tokyo- Mitsubishi UFJ, Ltd. - Houston Agency	1100 Louisiana, Suite 2800 Houston, Texas 77002	$47,500,000			$47,500,000

BNP Paribas	1200 Smith Street, Suite 3100 Houston, TX 77002	$47,500,000			$47,500,000

Bayerische Hypo-und Vereinsbank AG, New York Branch	150 East 42nd Street New York, NY 10017	$47,500,000			$47,500,000

Mizhuo Corporate Bank, Ltd.	1251 Avenue of the Americas New York, NY 10020	$47,500,000			$47,500,000

Natixis	333 Clay Street, Suite 4340 Houston, TX 77002	$47,500,000			$47,500,000

The Royal Bank of Scotland	101 Park Avenue, 6th Floor New York, NY 10178	$47,500,000			$47,500,000

Sumitomo Mitsui Banking Corp.	277 Park Avenue, 6th Floor New York, NY 10172	$47,500,000			$47,500,000

Toronto Dominion (Texas) LLC	31 West 52nd Street, 22nd Fl.	$47,500,000			$47,500,000

Caisse de dépôt et placement du Québec	1000, place Jean-Paul- Riopelle Montréal/Québec/H2Z 2B3	$47,500,000			$47,500,000

DnB NOR Bank ASA	200 Park Avenue, 31st Floor New York, NY 10166	$37,500,000			$37,500,000

Royal Bank of Canada	3900 Williams Tower 2800 Post Oak Blvd. Houston, TX 77056	$37,500,000			$37,500,000

UBS Loan Finance LLC	677 Washington Boulevard Stamford, CT 06901	$37,500,000			$37,500,000

SunTrust Bank	303 Peachtree Street, 10th Fl. Atlanta, GA 30308	$25,000,000			$25,000,000

Rabobank International	13355 Noel Road, Suite 1000 Tower I Dallas, TX 75240	$25,000,000			$25,000,000

Raymond James Bank, FSB	710 Carillon Parkway St. Petersburg, FL 33716	$20,000,000			$20,000,000

Fortis Capital Corp.	15455 North Dallas Parkway Suite 1400 Addison, TX 75001	$20,000,000			$20,000,000

Skandinaviska	Ulmenstraße 30	$12,500,000			$12,500,000

Enskilda Banken AB (publ)	D-60283 Frankfurt/Germany

ING Capital LLC	1325 Avenue of the Americas New York, NY 10019	$10,000,000			$10,000,000

Total		$1,000,000,000	$3,300,000,000	$455,000,000	$1,000,000,000

Schedule 1.1(d)

Excluded Subsidiaries

Jurisdiction
Subsidiary	of Formation

FR Holdings, L.L.C.	CO

Kinder Morgan Foundation	CO

Kinder Morgan Ft. Lupton Operator LLC	DE

Kinder Morgan G.P., Inc.	DE

Kinder Morgan Michigan Contractor LLC	DE

Kinder Morgan Michigan Developer LLC	DE

Kinder Morgan Michigan, LLC	DE

Kinder Morgan Michigan Operator LLC	DE

Kinder Morgan Michigan Pipeline LLC	DE

Kinder Morgan Michigan Services LLC	DE

Kinder Morgan Operator LLC	DE

Kinder Morgan Power Company	CO

KMGP Services Company, Inc.	DE

KM Turbine Facility #6 LLC	DE

KN Cogeneration, Inc.	CO

KN Thermo Acquisition, Inc.	CO

Thermo Project Management, Inc.	CO

Valley Operating, Inc.	CO

Schedule 1.1(e)

Pari Passu Notes

Issuer/Series	Amount

Kinder Morgan, Inc.
6.50% Debentures due 2013	$35,000,000
6.67% Debentures due 2027	$150,000,000
7.25% Debentures due 2028	$493,000,000
7.45% Debentures due 2098	$150,000,000
6.50% Senior Notes due 2012	$1,000,000,000
5.15% Senior Notes due 2015	$250,000,000

Kinder Morgan Finance Company, ULC
5.35% Senior Notes due 2011	$750,000,000
5.70% Senior Notes due 2016	$850,000,000
6.40% Senior Notes due 2036	$550,000,000

Schedule 1.1(f)

Existing Notes

Issuer/Series	Amount

Kinder Morgan, Inc.
6.50% Debentures due 2013	$35,000,000
6.67% Debentures due 2027	$150,000,000
7.25% Debentures due 2028	$493,000,000
7.45% Debentures due 2098	$150,000,000
6.50% Senior Notes due 2012	$1,000,000,000
5.15% Senior Notes due 2015	$250,000,000
8.56% Junior Sub Debentures due 2027	$103,100,000
7.63% Junior Sub Debentures due 2028	$180,500,000

Kinder Morgan Finance Company, ULC
5.35% Senior Notes due 2011	$750,000,000
5.70% Senior Notes due 2016	$850,000,000
6.40% Senior Notes due 2036	$550,000,000

Terasen Pipelines (Corridor) Inc.
4.24% Series A Debentures, due 2010	$128,977,000
5.033% Series B Debentures, due 2015	$128,977,000

Schedule 1.1(g)

Non-Core Asset Sales

1.                                       The sale of the Company’s power business, consisting of interests in 5 natural gas-fired electric generation facilities.

2.                                       The sale of the Company’s Corridor Pipeline system.

3.                                       The sale of Kinder Morgan Canada Inc. to Kinder Morgan Energy Partners L.P.

4.                                       The sale of KMR shares held by Kinder Morgan, Inc.

Schedule 1.1(h)

Debt Repayment

None

Schedule 1.1(i)

Hedge Banks

Commodity ISDAs

Counter-Party	Mark-to-Market	Date of ISDA

Morgan Stanley	$(371,132)	12/30/2003
BNP Paribas	$(344,896)	3/2/2005

Schedule 6.3

Local Counsel Jurisdictions

Colorado

Kansas

Utah

Schedule 8.12

Subsidiaries

Jurisdiction
Subsidiary	of Formation	Material(1)	Owner(s)(2)

1020019 Alberta Ltd.	Canada	No	KM Canada Holdings ULC

1108437 Alberta Ltd.	Canada	No	Express GP Amalco (33.33%)

3071978 Nova Scotia Company	Canada	No	Express US Holdings LP

6043445 Canada Inc.	Canada	No	KM Canada Holdings ULC

6048935 Canada Inc.	Canada	No	Express GP Amalco (33.33%)

NS 307 Holdings Inc.	DE	No	KM Canada Holdings ULC

Agnes B Crane, LLC	LA	No	Kinder Morgan Bulk Terminals, Inc.

Arrow Terminals B.V.	Netherlands	No	Tajon Holdings, Inc.

Arrow Terminals Canada B.V.	Netherlands	No	Kinder Morgan River Terminals, LLC

Arrow Terminals Canada Company	NSULC	No	Arrow Terminals Canada B.V.

Calnev Pipe Line LLC	DE	No	Kinder Morgan Pipelines LLC

Canyon Creek Compression Company	IL	No	NGPL-Canyon Compression Co. (70%)

Carbon Exchange LLC	DE	No	Kinder Morgan Bulk Terminals, Inc.

Central Florida Pipeline LLC	DE	No	Kinder Morgan Liquids Terminals LLC

CGT Trailblazer, LLC	DE	No	Kinder Morgan Operating L.P. “A”

CIG Trailblazer Gas Company, L.L.C.	DE	No	Kinder Morgan Operating L.P. “A”

Cogeneration Holdings, LLC	DE	No	KN Thermo, LLC

Cogeneration LLC	CO	No	KN Thermo, LLC

Colton Processing Facility	CA	No	Kinder Morgan Operating L.P. “D” (50%)

Colton Processing Facility	CA	No	SFPP, L.P. (50%)

Cortez Capital Corporation	DE	No	Cortez Pipeline Company

(1) As defined in the Credit Agreement.

(2) Owner owns 100% of the applicable Subsidiary unless otherwise specified.

Jurisdiction
Subsidiary	of Formation	Material(1)	Owner(s)(2)

Cortez Pipeline Company	TX	No	Kinder Morgan CO2 Company, L.P. (50%)

Coyote Gas Treating Limited Liability Company	CO	No	Red Cedar Gathering Company

Dakota Bulk Terminal, Inc.	WI	No	Kinder Morgan Bulk Terminals, Inc.

Delta Terminal Services LLC	DE	No	KMBT LLC

Devco USA, L.L.C.	OK	No	Kinder Morgan Bulk Terminals, Inc.

Elizabeth River Terminals LLC	DE	No	Kinder Morgan Port Terminals USA LLC

Emory B Crane, LLC	LA	No	Kinder Morgan Bulk Terminals, Inc.

ExPlatte Holdings Inc.	DE	No	3071978 Nova Scotia Company

Express GP Amalco	Canada	No	KM Canada Holdings ULC

Express Holdings (USA) Inc.	DE	No	ExPlatte Holdings Inc.

Express Pipeline Limited Partnership	Canada	No	Express Pipeline Ltd. (0.1%)

Express Pipeline Limited Partnership	Canada	No	Express Holdings (Canada) Limited Partnership (99.9%)

Express Pipeline LLC	DE	No	Express Holdings (USA) Inc.

Express Pipeline Ltd.	Canada	No	1108437 Alberta Ltd.

Fernandina Marine Construction Management LLC	DE	No	Nassau Terminals LLC

FR Holdings, L.L.C.	CO	No	Kinder Morgan Power Company

Frank L Crane, LLC	LA	No	Kinder Morgan Bulk Terminals, Inc.

Front Range Energy Associates, L.L.C	DE	No	FR Holdings, L.L.C. (50%)

General Stevedores GP, LLC	TX	No	Kinder Morgan Bulk Terminals, Inc.

General Stevedores Holdings LLC	DE	No	Kinder Morgan Bulk Terminals, Inc.

Global American Terminals LLC	DE	No	Kinder Morgan River Terminals LLC

Globalplex Partners, Joint Venture	LA	No	Kinder Morgan Bulk Terminals, Inc. (50%)

Gulf Energy Gas, LLC	DE	No	Hydrocarbon Development LLC

Gulf Energy Gas & Processing, LLC	DE	No	Hydrocarbon Development LLC

Jurisdiction
Subsidiary	of Formation	Material(1)	Owner(s)(2)

Gulf Energy Marketing, LLC	DE	No	Tejas Gas, LLC

Guilford County Terminal Company, LLC	NC	No	Kinder Morgan Southeast Terminals LLC (75%)

HBM Environmental, Inc.	LA	No	KMBT LLC

Heartland Pipeline Company	TX	No	Kinder Morgan Operating L.P. “A” (50%)

Horizon Pipeline Company, L.L.C.	DE	No	Natural Gas Pipeline Company of America (50%)

Hydrocarbon Development LLC	DE	No	Tejas Gas, LLC

ICPT, L.L.C	LA	No	Kinder Morgan Operating L.P. “C”

I.M.T. Land Corp.	LA	No	International Marine Terminals

Interenergy Corporation	CO	No	Kinder Morgan, Inc.

International Marine Terminals	LA	No	Kinder Morgan Operating L.P. “C” (66.66%)

Johnston County Terminal, LLC	DE	No	Kinder Morgan Southeast Terminals LLC (50%)

Kinder Morgan 2-Mile LLC	DE	No	Kinder Morgan Liquids Terminals LLC

Kinder Morgan Amory LLC	MS	No	Kinder Morgan River Terminals LLC

Kinder Morgan Arrow Terminals, L.P.	DE	No	Kinder Morgan River Terminals LLC (1%)

Kinder Morgan Arrow Terminals, L.P.	DE	No	Tajon Holdings, Inc.(99%)

Kinder Morgan Arrow Terminals Holdings, Inc.	DE	No	Kinder Morgan River Terminals LLC

Kinder Morgan Bison ULC	Canada	No	KMEP Canada ULC

Kinder Morgan Border Pipeline, L.P.	DE	No	Kinder Morgan Tejas Pipeline GP LLC (1%)

Kinder Morgan Border Pipeline, L.P.	DE	No	Tejas Energy Partner, LLC (99%)

Kinder Morgan Bulk Terminals, Inc.	LA	No	Kinder Morgan Operating L.P. “C”

Kinder Morgan Cameron Prairie Pipeline LLC	DE	No	Kinder Morgan Operating L.P. “A”

Kinder Morgan Canada Company	Canada	No	Kinder Morgan Operating L.P. “A”

Jurisdiction
Subsidiary	of Formation	Material(1)	Owner(s)(2)

Kinder Morgan Canada Inc.	Canada	No	KM Canada Holdings ULC

Kinder Morgan Canada Terminals ULC	Canada	No	Kinder Morgan Operating L.P. “D”

Kinder Morgan Carbon Dioxide Transportation Company	DE	No	Kinder Morgan CO2 Company, L.P.

Kinder Morgan Cochin LLC	DE	No	Kinder Morgan Operating L.P. “A”

Kinder Morgan Cochin ULC	Canada	No	Kinder Morgan Canada Company

Kinder Morgan CO2 Company, L.P.	TX	No	Kinder Morgan Energy Partners, L.P. (98.9899%)

Kinder Morgan CO2 Company, L.P.	TX	No	Kinder Morgan G.P., Inc. (1.0101%)

Kinder Morgan Crude Oil Pipelines, L.P.	DE	No	KM Crude Oil Pipelines GP LLC (1%)

Kinder Morgan Crude Oil Pipelines, L.P.	DE	No	KM Crude Oil Pipelines LP LLC (99%)

Kinder Morgan (Delaware), Inc.	DE	Yes	Kinder Morgan, Inc.

Kinder Morgan Energy Partners, L.P.	DE	No	Kinder Morgan, Inc. (and certain subsidiaries hold 8.90% of the Common Units and 100% of Class B Units)

Kinder Morgan Energy Partners, L.P.	DE	No	Kinder Morgan G.P., Inc. (1.0101% GP interest and 1.06% Common Units)

Kinder Morgan Finance Company ULC	Canada	No	KM Canada Holdings ULC

Kinder Morgan Foundation	CO	No	Kinder Morgan, Inc.

Kinder Morgan Ft. Lupton Operator LLC	DE	No	KN Thermo Acquisition, Inc.

Kinder Morgan G.P., Inc.	DE	Yes	Kinder Morgan (Delaware), Inc.

Kinder Morgan Gas Natural de Mexico, S. de R.L. de C.V.	Mexico	No	Kinder Morgan Operating L.P. “A” (99.996%)

Kinder Morgan Gas Natural de Mexico, S. de R.L. de C.V.	Mexico	No	Kinder Morgan Transmix Company, LLC (0.004%)

Kinder Morgan Heartland ULC	Canada	No	KMEP Canada ULC

Kinder Morgan Illinois Pipeline, LLC	DE	No	Kinder Morgan Inc.

Kinder Morgan Interstate Gas Transmission LLC	CO	No	Kinder Morgan Operating L.P. “A”

Kinder Morgan, Inc.	KS	No	Knight Holdco LLC

Jurisdiction
Subsidiary	of Formation	Material(1)	Owner(s)(2)

Kinder Morgan Las Vegas LLC	DE	No	Kinder Morgan Pipeline LLC

Kinder Morgan Liquids Terminals LLC	DE	No	Kinder Morgan Operating L.P. “D”

Kinder Morgan Liquids Terminals St. Gabriel LLC	DE	No	Kinder Morgan Operating L.P. “C”

Kinder Morgan Louisiana Pipeline Holding LLC	DE	No	Kinder Morgan Operating L.P. “A”

Kinder Morgan Louisiana Pipeline LLC	DE	No	Kinder Morgan Louisiana Pipeline Holding LLC

Kinder Morgan Management, LLC (KMR)	DE	No	Kinder Morgan G.P., Inc. (2 voting shares; other shares are publicly traded)

Kinder Morgan Management, LLC (KMR)	DE	No	Kinder Morgan, Inc. (15.53% of the LLC shares)

Kinder Morgan Michigan Contractor LLC	DE	No	Kinder Morgan Power Company

Kinder Morgan Michigan Developer LLC	DE	No	Kinder Morgan Power Company

Kinder Morgan Michigan, LLC	DE	No	Kinder Morgan Power Company

Kinder Morgan Michigan Operator LLC	DE	No	Kinder Morgan Operator LLC

Kinder Morgan Michigan Pipeline LLC	DE	No	Kinder Morgan Michigan, LLC

Kinder Morgan Michigan Servicer LLC	DE	No	Kinder Morgan Power Company

Kinder Morgan Materials Services, LLC	PA	No	Kinder Morgan Liquids Terminals LLC

Kinder Morgan NatGas Operator LLC	DE	No	Kinder Morgan Operating L.P. “A”

Kinder Morgan North Texas Pipeline, L.P.	DE	No	Kinder Morgan Tejas Pipeline GP LLC (1%)

Kinder Morgan North Texas Pipeline, L.P.	DE	No	Tejas Energy Partner, LLC (99%)

Kinder Morgan Operating L.P. “A”	DE	No	Kinder Morgan Energy Partners, L.P. (98.9899%)

Kinder Morgan Operating L.P. “A”	DE	No	Kinder Morgan G.P., Inc. (1.0101%)

Kinder Morgan Operating L.P. “B”	DE	No	Kinder Morgan Energy Partners, L.P. (98.9899%)

Kinder Morgan Operating L.P. “B”	DE	No	Kinder Morgan G.P., Inc. (1.0101%)

Kinder Morgan Operating L.P. “C”	DE	No	Kinder Morgan Energy Partners, L.P. (98.9899%)

Jurisdiction
Subsidiary	of Formation	Material(1)	Owner(s)(2)

Kinder Morgan Operating L.P. “C”	DE	No	Kinder Morgan G.P., Inc. (1.0101%)

Kinder Morgan Operating L.P. “D”	DE	No	Kinder Morgan Energy Partners, L.P. (98.9899%)

Kinder Morgan Operating L.P. “D”	DE	No	Kinder Morgan G.P., Inc. (1.0101%)

Kinder Morgan Operator LLC	DE	No	Kinder Morgan Power Company

Kinder Morgan Pecos LLC	DE	No	Kinder Morgan CO2 Company, L.P.

Kinder Morgan Petcoke, L.P.	DE	No	Kinder Morgan Petcoke GP LLC (1%)

Kinder Morgan Petcoke, L.P.	DE	No	Kinder Morgan Petcoke LP LLC (99%)

Kinder Morgan Petcoke GP LLC	DE	No	Kinder Morgan Operating L.P. “C”

Kinder Morgan Petcoke LP LLC	DE	No	Kinder Morgan Operating L.P. “C”

Kinder Morgan Pipeline Services of Mexico S. de R.L. de C.V.	DE	No	Kinder Morgan Border Pipeline, L.P. (99.6%)

Kinder Morgan Pipeline Services of Mexico S. de R.L. de C.V.	DE	No	Tejas Gas LLC (0.4%)

Kinder Morgan Pipeline LLC	DE	No	Kinder Morgan Operating L.P. “D”

Kinder Morgan Port Manatee Terminal LLC	DE	No	Kinder Morgan Operating L.P. “C”

Kinder Morgan Port Sutton Terminal LLC	DE	No	Kinder Morgan Operating L.P. “C”

Kinder Morgan Port Terminals USA LLC	DE	No	Kinder Morgan Operating L.P. “C”

Kinder Morgan Power Company	CO	No	Kinder Morgan, Inc.

Kinder Morgan Production Company LP	DE	No	KM Production Company GP LLC (1%)

Kinder Morgan Production Company LP	DE	No	KM Production Company LP LLC (99%)

Kinder Morgan River Terminals LLC	TN	No	Kinder Morgan Bulk Terminals, Inc.

Kinder Morgan Services LLC	DE	No	Kinder Morgan Management, LLC

Kinder Morgan Southeast Terminals LLC	DE	No	Kinder Morgan Liquids Terminals LLC

Kinder Morgan Tank Storage Terminals LLC	DE	No	Kinder Morgan Liquids Terminals LLC

Kinder Morgan Tejas Pipeline GP LLC	DE	No	Tejas Natural Gas, LLC

Jurisdiction
Subsidiary	of Formation	Material(1)	Owner(s)(2)

Kinder Morgan Tejas Pipeline, L.P.	DE	No	Kinder Morgan Tejas Pipeline GP LLC (1%)

Kinder Morgan Tejas Pipeline, L.P.	DE	No	Tejas Energy Partner, LLC (99%)

Kinder Morgan Texas Gas Services LLC	DE	No	Kinder Morgan Texas Pipeline, L.P.

Kinder Morgan Texas Pipeline, L.P.	DE	No	Kinder Morgan Tejas Pipeline GP LLC (1%)

Kinder Morgan Texas Pipeline, L.P.	DE	No	Tejas Energy Partner, LLC (99%)

Kinder Morgan Texas Terminals, L.P.	DE	No	General Stevedores GP, LLC (0.2%)

Kinder Morgan Texas Terminals, L.P.	DE	No	General Stevedores Holdings LLC (99.8%)

Kinder Morgan Trailblazer, LLC	DE	No	Kinder Morgan Operating L.P. “A”

Kinder Morgan TransColorado LLC	DE	No	Kinder Morgan, Inc.

Kinder Morgan TransColorado, Inc.	UT	No	Kinder Morgan TransColorado LLC

Kinder Morgan Transmix Company, LLC	DE	No	Kinder Morgan Operating L.P. “A”

Kinder Morgan W2E Pipeline LLC	DE	No	Kinder Morgan Operating L.P. “A”

Kinder Morgan West Texas Pipeline, L.P.	DE	No	Kinder Morgan Tejas Pipeline GP LLC (1%)

Kinder Morgan West Texas Pipeline, L.P.	DE	No	Tejas Energy Partner, LLC (99%)

Kinder Morgan Wink Pipeline L.P.	DE	No	KM Crude Oil Pipelines GP LLC (1%)

Kinder Morgan Wink Pipeline L.P.	DE	No	Kinder Morgan Crude Oil Pipelines L.P. (99%)

KMBT LLC	DE	No	Kinder Morgan Bulk Terminals, Inc.

KMC Thermo, L.L.C.	CO	No	KN Cogeneration, Inc. (99%)

KMC Thermo Holdings, LLC	CO	No	KMC Thermo, LLC

KM Canada Holdings ULC	Canada	No	Kinder Morgan, Inc.

KM Crane LLC	MD	No	Kinder Morgan Bulk Terminals, Inc.

KM Crude Oil Pipelines GP LLC	DE	No	Kinder Morgan Production Company LP

KM Crude Oil Pipelines LP LLC	DE	No	Kinder Morgan Production Company LP

KM Decatur, Inc.	AL	No	Kinder Morgan River Terminals LLC

Jurisdiction
Subsidiary	of Formation	Material(1)	Owner(s)(2)

KMEP Canada ULC	Canada	No	Kinder Morgan Operating L.P. “A”

KMGP Services Company, Inc.	DE	No	Kinder Morgan G.P., Inc.

KM Insurance, Ltd.	Bermuda	No	Kinder Morgan, Inc.

KM International Services, Inc.	DE	No	Kinder Morgan, Inc.

KM Liquids Holdings LLC	DE	No	Kinder Morgan Liquids Terminals LLC

KM Liquids Partners GP LLC	DE	No	Kinder Morgan Liquids Terminals LLC

KM Liquids Terminals, L.P.	DE	No	KM Liquids Partners GP LLC (1%)

KM Liquids Terminals, L.P.	DE	No	KM Liquids Holdings LLC (99%)

KM Production Company GP LLC	DE	No	Kinder Morgan CO2 Company

KM Production Company LP LLC	DE	No	Kinder Morgan CO2 Company

KM Trailblazer, LLC	DE	No	Kinder Morgan Operating L.P. “A”

KM Turbine Facility #6 LLC	DE	No	Kinder Morgan Power Company

KM Upstream LLC	DE	No	Kinder Morgan Operating L.P. “A”

KN Cogeneration, Inc.	CO	No	Kinder Morgan, Inc.

K N Gas Gathering, Inc.	CO	No	Kinder Morgan, Inc.

K N Natural Gas, Inc.	CO	No	Kinder Morgan, Inc.

KN Telecommunications, Inc.	CO	No	Kinder Morgan, Inc.

KN Thermo Acquisition, Inc.	CO	No	Kinder Morgan, Inc.

KN Thermo, L.L.C.	CO	No	KMC Thermo, LLC

K N TransColorado, Inc.	CO	No	Kinder Morgan, Inc.

Lomita Rail Terminal LLC	DE	No	Kinder Morgan Bulk Terminals, Inc.

MidCon Corp.	DE	Yes	Kinder Morgan, Inc.

Midcontinent Express Pipeline LLC	DE	No	Kinder Morgan Operating L.P. “A”

Mid-South Port Transportation, LLC	TN	No	Kinder Morgan River Terminals LLC (50%)

Milwaukee Bulk Terminals LLC	WI	No	Kinder Morgan Bulk Terminals, Inc.

MJR Operating LLC	MD	No	Kinder Morgan Operating L.P. “C”

Jurisdiction
Subsidiary	of Formation	Material(1)	Owner(s)(2)

Nassau Terminals LLC	DE	No	Kinder Morgan Port Terminals USA LLC

Natural Gas Pipeline Company of America	DE	Yes	MidCon Corp.

NGPL-Canyon Compression Co.	DE	No	Natural Gas Pipeline Company of America

Paddy Ryan Crane, LLC	LA	No	Kinder Morgan Bulk Terminals, Inc.

Pecos Carbon Dioxide Transportation Company	TX	No	Kinder Morgan CO2 Company, L.P. (4.27%)

Pecos Carbon Dioxide Transportation Company	TX	No	Kinder Morgan Carbon Dioxide Transportation Company (15.1%)

Pecos Carbon Dioxide Transportation Company	TX	No	Kinder Morgan Pecos LLC (49.9%)

Pinney Dock & Transport LLC	DE	No	KMBT LLC

Plantation Pipe Line Company	DE and VA	No	Kinder Morgan Operating L.P. “A” (24%)

Plantation Pipe Line Company	DE and VA	No	Kinder Morgan Operating L.P. “D” (27%)

Plantation Services LLC	DE	No	Kinder Morgan Operating L.P. “D”

Platte Pipe Line Company	DE	No	Express Holdings (USA) Inc.

Queen City Terminals, Inc.	DE	No	Delta Terminal Services LLC

Rahway River Land LLC	DE	No	Kinder Morgan Liquids Terminals LLC

RCI Holdings, Inc.	LA	No	Kinder Morgan Bulk Terminals, Inc.

River Consulting LLC	LA	No	RCI Holdings, Inc.

River Terminals Properties GP LLC	DE	No	Kinder Morgan Bulk Terminals, Inc.

River Terminals Properties, L.P.	TN	No	River Terminals Properties GP LLC (2%)

River Terminals Properties, L.P.	TN	No	Kinder Morgan River Terminals LLC (98%)

Rockies Express Pipeline LLC	DE	No	West2East Pipeline LLC

SFPP, L.P.	DE	No	Kinder Morgan Operating L.P. “D” (99.5%)

SFPP, L.P.	DE	No	Santa Fe Pacific Pipelines, Inc. (0.5%)

Jurisdiction
Subsidiary	of Formation	Material(1)	Owner(s)(2)

Silver Canyon Pipeline LLC	DE	No	Kinder Morgan Operating L.P. “A”

Sonoran Pipeline LLC	DE	No	Kinder Morgan Energy Partners, L.P. (50%)

Southwest Florida Pipeline LLC	DE	No	Kinder Morgan Liquids Terminals LLC

SRT Vessels LLC	DE	No	Kinder Morgan Operating L.P. “C”

Stellman Transportation LLC	DE	No	Hydrocarbon Development LLC

Stevedore Holdings, L.P. (aka Southern Stevedoring Company, L.P.)	DE	No	Kinder Morgan Petcoke GP LLC (1%)

Stevedore Holdings, L.P. (aka Southern Stevedoring Company, L.P.)	DE	No	Kinder Morgan Petcoke LP LLC (99%)

Tajon Holdings, Inc.	PA	No	Kinder Morgan Arrow Terminals Holdings, Inc.

Tejas Energy Partner, LLC	DE	No	Tejas Natural Gas, LLC

Tejas Gas, LLC	DE	No	Kinder Morgan Operating L.P. “A”

Tejas Gas Systems, LLC	DE	No	Hydrocarbon Development LLC

Tejas-Gulf, LLC	DE	No	Hydrocarbon Development LLC

Tejas Natural Gas, LLC	DE	No	Tejas Gas, LLC

Terasen Pipelines (Corridor) Inc.	Canada	No	KM Canada Holdings ULC

Terasen Pipelines (Jet Fuel) Inc.	Canada	No	KM Canada Holdings ULC

Terasen Pipelines (USA) Inc.	DE	No	KM Canada Holdings ULC

Transload Services, LLC	IL	No	Kinder Morgan Bulk Terminals, Inc.

Trans Mountain (Jet Fuel) Inc.	Canada	No	KM Canada Holdings ULC

Trans Mountain Pipeline LP	Canada	No	Trans Mountain Pipeline Inc. (0.01% GP)

Trans Mountain Pipeline LP	Canada	No	KMEP Canada ULC (99.99% LP)

Trans Mountain Pipeline (Puget Sound) LLC	DE	No	Kinder Morgan Operating L.P. “A”

Thermo Greely, L.L.C.	CO	No	KN Thermo, LLC

Thermo Project Management, Inc.	CO	No	KN Thermo Acquisition, Inc.

Trailblazer Pipeline Company	IL	No	CGT Trailblazer, LLC (33.3%)

Jurisdiction
Subsidiary	of Formation	Material(1)	Owner(s)(2)

Trailblazer Pipeline Company	IL	No	Kinder Morgan Trailblazer, LLC (33.3%)

Trailblazer Pipeline Company	IL	No	KM Trailblazer, LLC (33.3%)

TransColorado LLC	DE	No	Kinder Morgan Operating L.P. “A”

TransColorado Gas Transmission Company	CO	No	Kinder Morgan Operating L.P. “A” (50%)

TransColorado Gas Transmission Company	CO	No	TransColorado LLC (50%)

Triton Power Company LLC	DE	No	Kinder Morgan Power Company (97% Non-Operating Preferred Units)

Triton Power Michigan LLC	DE	No	Triton Power Company LLC

Valley Gas Transmission, LLC	DE	No	Hydrocarbon Development LLC

Valley Operating, Inc.	CO	No	KN Cogeneration, Inc.

West2East Pipeline LLC	DE	No	Kinder Morgan W2E Pipeline LLC (51%)

Western Plant Services, Inc.	CA	No	Kinder Morgan Bulk Terminals, Inc.

Wildhorse Energy, LLC	DE	No	Interenergy Corporation (55%)

Schedule 9.9

Closing Date Affiliate Transactions

Kinder Morgan, Inc. (“KMI”) operates the natural gas pipeline systems owned by Kinder Morgan Interstate Gas Transmission LLC (“KMIGT”) pursuant to the Operations and Reimbursement Agreement dated January 20, 2000 by and between KMI, as operator, and KMIGT, as owner.

Kinder Morgan, Inc. (“KMI”) operates certain midstream natural gas assets owned by Kinder Morgan Operating L.P. “A” (“OLPA”) pursuant to the Operations and Reimbursement Agreement dated December 21, 2000 by and between KMI, as operator, and OLPA, as owner.

Kinder Morgan, Inc. (“KMI”) operates the natural gas pipeline systems owned by TransColorado Gas Transmission Company (“TC”) pursuant to the Operations and Reimbursement Agreement dated November 19, 2004 by and between KMI, as operator, and TC, as owner.

KMGP Services Company, Inc. provides employees and Kinder Morgan Services LLC (“KMS”) provides centralized payroll and employee benefits services to Kinder Morgan Energy Partners, L.P. (“KMP”), KMP’s operating partnerships and subsidiaries, Kinder Morgan G.P., Inc. and Kinder Morgan Management, LLC (collectively, the “Group”). The direct costs of all compensation and other employer expenses with respect to such employees are assigned or allocated by KMS to members of the Group that reimburse KMS for same. No profit margin is charged by KMS to members of the Group. The administrative support necessary to implement such payroll and benefits services is provided by the human resource department of Kinder Morgan, Inc., and the related administrative costs are allocated to members of the Group in accordance with existing expense allocation procedures. The effect of these arrangements is that each member of the Group bears the direct compensation and employer costs of its assigned employees and bears and an allocable portion of the corporate general administrative costs. KMP provides reimbursement for its share of these administrative costs and such reimbursements are accounted for as described above. The agreements that address KMP reimbursement commitments are: KMP’s Limited Partnership Agreement, the Delegation of Control Agreement among Kinder Morgan G.P., Inc., Kinder Morgan Management, LLC, KMP and the other parties thereto, and Kinder Morgan Management, LLC’s Limited Liability Company Agreement. Executive officers of Kinder Morgan G.P., Inc. and Kinder Morgan Management, LLC, other employees who provide management or services to both Kinder Morgan, Inc., and the Group, and employees who assist in the operation of KMP’s Natural Gas Pipeline assets are employed by Kinder Morgan, Inc. These Kinder Morgan, Inc. employees’ expenses are allocated without a profit component between Kinder Morgan, Inc. and the appropriate members of the Group.

Schedule 9.14(c)

Post-Closing Actions

The applicable Credit Party shall deliver to the Collateral Agent, with respect to each Mortgaged Property set forth on Schedule 1.1(b) and in the amounts set forth on Schedule 1.1(b), the following items, on or prior to May 30, 2008, unless waived or extended by the Collateral Agent: a valid, issued and binding policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each Mortgage as a valid Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 10.2 of the Credit Agreement or the Collateral Agent, together with such endorsements, coinsurance and reinsurance as the Collateral Agent may reasonably request and evidence reasonably acceptable to the Collateral Agent of payment of all title insurance premiums, search and examination charges, escrow charges and related charges, fees, costs and expenses required for the issuance of the title insurance policies referred to above.

Schedule 10.1

Closing Date Indebtedness

See Schedule 1.1(f)

$451 million outstanding under the $520 million 364-day syndicated revolving credit facility between Terasen Pipelines (Corridor) Inc. (“Borrower”), The Toronto-Dominion Bank (“Administrative Agent”) and the other lenders party to the facility, which was entered into in April 2007.

Schedule 10.2

Closing Date Liens

None

Schedule 10.5

Closing Date Investments

Kinder Morgan, Inc.’s ownership of approximately 8.90% of the Common Units and 100% of the Class B Units of Kinder Morgan Energy Partners, L.P. Kinder Morgan G.P., Inc.’s ownership of 100% of the general partnership interests in Kinder Morgan Energy Partners, L.P.

Kinder Morgan, Inc.’s ownership of approximately 15.53% of the limited liability company shares of Kinder Morgan Management, LLC. Kinder Morgan G.P., Inc.’s ownership of 2 voting shares of Kinder Morgan Management, LLC.

Express GP Amalco’s ownership of 33.33% of the shares of 6048935 Canada Inc.

Express GP Amalco’s ownership of 33.33% of the shares of 1108437 Alberta Ltd.

Cogeneration LLC’s ownership of 49% of the limited partnership interests and 1% of the general partnership interests in Thermo Cogeneration Partnership, L.P.

Schedule 14.2

Notice Addresses

Administrative Agent:

Citibank, N.A., as Administrative Agent

One Penn’s Way

New Castle, DE 19720

Attention: David Foster

Telephone: (302) 894-6142

Facsimile: (212) 994-0847

E-Mail: david.g.foster@citi.com

Collateral Agent:

Citi - Corporate Banking - Global Energy

333 Clay Street, Suite 3700

Houston, Texas 77002

Attention: Shirley Burrow

Telephone: 1-713-654-2868

Facsimile: 1-713-481-0246

Borrower:

Kinder Morgan, Inc.

500 Dallas St., Suite 1000

Houston, TX 77002

Telecopy: (713) 495-2737

Attention: Joseph Listengart

Loan Parties (Other than the Borrower)

c/o Kinder Morgan, Inc.

500 Dallas St., Suite 1000

Houston, TX 77002

Telecopy: (713) 495-2737

Attention: Joseph Listengart

EXHIBIT C

GUARANTEE

GUARANTEE dated as of May 30, 2007, by each of the signatories listed on the signature pages hereto and each of the other entities that becomes a party hereto pursuant to Section 19 (the “Guarantors” and individually, a “Guarantor”), in favor of the Administrative Agent for the benefit of the Secured Parties.

W I T N E S S E T H:

WHEREAS, the Borrower (as defined herein) are party to the Credit Agreement, dated as of May 30, 2007 (as the same may be amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”) among KINDER MORGAN, INC., a Kansas corporation (the “Company”), KNIGHT ACQUISITION CO., a Kansas corporation (“MergerCo”; as used herein, the “Borrower” refers to (i) on the Closing Date immediately prior to giving effect to the Merger, MergerCo and (ii) thereafter, the Company as the corporation surviving the Merger), the lending institutions from time to time parties thereto, (each a “Lender” and, collectively, the “Lenders”), CITIBANK, N.A., as Administrative Agent and as Collateral Agent, the other agents and entities party thereto, pursuant to which, among other things, the Lenders have severally agreed to make Loans to the Borrower and the Letter of Credit Issuers have agreed to issue Letters of Credit for the account of the Borrower (collectively, the “Extensions of Credit”) upon the terms and subject to the conditions set forth therein and Cash Management Banks or Hedge Banks may from time to time enter into Secured Cash Management Agreements and Secured Hedge Agreements;

WHEREAS, each Guarantor is a direct or indirect Domestic Subsidiary of the Borrower;

WHEREAS, the proceeds of the Extensions of Credit will be used in part to enable the Borrower to make valuable transfers to the Guarantors in connection with the operation of their respective businesses;

WHEREAS, each Guarantor acknowledges that it will derive substantial direct and indirect benefit from the making of the Extensions of Credit; and

WHEREAS, it is a condition precedent to the obligation of the Lenders and the Letter of Credit Issuers to make their respective Extensions of Credit to the Borrower under the Credit Agreement that the Guarantors shall have executed and delivered this Guarantee to the Administrative Agent for the benefit of the Secured Parties;

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent, the Collateral Agent, the Lenders and Letter of Credit Issuers to enter into the Credit Agreement and to induce the respective Lenders and the Letter of Credit Issuers to make their respective Extensions of Credit to the Borrower under the Credit Agreement and to induce one or more Cash Management Banks or Hedge Banks to enter into Secured Cash Management Agreements and Secured Hedge Agreements, the Guarantors hereby agree with the Administrative Agent, for the benefit of the Secured Parties, as follows:

1.                                       Defined Terms.

(a)                                  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

(b)                                 The following terms have the following meanings:

“Guarantee Termination Date” has the meaning set forth in Section 2(e).

“Limited Guarantors” shall mean each of Natural Gas Pipeline Company of America, a Colorado corporation, Kinder Morgan Illinois Pipeline, LLC, a Delaware limited liability company and NGPL Canyon Compression Co., a Colorado corporation, in each case only for so long as such entity is regulated by the Federal Energy Regulatory Commission.

“Maximum Cap” shall mean, with respect to a Limited Guarantor at any time, a dollar amount that when added to all other long-term indebtedness of such Limited Guarantor at such time, would cause such Limited Guarantor’s “proprietary capital ratio” to be equal to 40% at such time.

(c)                                  As used herein, the terms “Credit Agreement Obligations”, “Credit Agreement Secured Parties”, “Existing Notes”, “Existing Notes Indentures”, “Existing Notes Obligations”, “Existing Notes Secured Parties”,  “Existing Notes Trustees”, “Obligations” and “Secured Parties” shall have the meanings given to such terms in the Security Agreement.

(d)                                 The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Guarantee shall refer to this Guarantee as a whole and not to any particular provision of this Guarantee, and Section references are to Sections of this Guarantee unless otherwise specified.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

(e)                                  The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

2.                                       Guarantee.

(a)                                   Subject to the provisions of Section 2(b), each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees, as primary obligor and not merely as surety, to the Administrative Agent, for the benefit of the Secured Parties, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

(b)                                  Anything herein or in any other Credit Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Credit Documents and the Existing Notes Indentures shall in no event exceed (i) the amount that can be guaranteed by such Guarantor under the Bankruptcy Code or any applicable laws relating to fraudulent conveyances, fraudulent transfers or the insolvency of debtors or (ii) in the case of the Limited Guarantors, the Maximum Cap.

(c)                                   Each Guarantor further agrees to pay any and all expenses (including all reasonable fees and disbursements of counsel) that may be paid or incurred by the Administrative Agent or the Collateral Agent or any other Secured Party in enforcing, or obtaining advice of counsel in respect

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of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, such Guarantor under this Guarantee.

(d)                                  Each Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing this Guarantee or affecting the rights and remedies of the Administrative Agent or any other Secured Party hereunder.

(e)                                   No payment or payments made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any other Secured Party from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder, which shall, notwithstanding any such payment or payments, other than payments made by such Guarantor in respect of the Obligations or payments received or collected from such Guarantor in respect of the Obligations, remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until all Credit Agreement Obligations (other than any contingent indemnity obligations not then due) are paid in full, the Commitments are terminated and no Letters of Credit shall be outstanding or all Letters of Credit shall have been fully cash collateralized or otherwise back stopped to the reasonable satisfaction of the applicable Letter of Credit Issuers (the “Guarantee Termination Date”).

(f)                                     Each Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or any other Secured Party on account of its liability hereunder, it will notify the Administrative Agent in writing that such payment is made under this Guarantee for such purpose.

3.                                       Right of Contribution.  Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder (including by way of set-off rights being exercised against it), such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder who has not paid its proportionate share of such payment.  Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 5 hereof.  The provisions of this Section 3 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent and the other Secured Parties, and each Guarantor shall remain liable to the Administrative Agent and the other Secured Parties for the full amount guaranteed by such Guarantor hereunder.

4.                                       Right of Set-off.  In addition to any rights and remedies of the Secured Parties provided by law, each Guarantor hereby irrevocably authorizes each Credit Agreement Secured Party at any time and from time to time following the occurrence and during the continuance of an Event of Default, without notice to such Guarantor or any other Guarantor, any such notice being expressly waived by each Guarantor, upon any amount becoming due and payable by such Guarantor hereunder (whether at stated maturity, by acceleration or otherwise) to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Credit Agreement Secured Party to or for the credit or the account of such Guarantor.  Each Credit Agreement Secured Party shall notify such Guarantor promptly of any such set-off and the appropriation and application made by such Credit Agreement Secured Party, provided that the failure to give such notice shall not affect the validity of such set-off and application.

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5.                                       No Subrogation.  Notwithstanding any payment or payments made by any of the Guarantors hereunder or any set-off or appropriation and application of funds of any of the Guarantors by the Administrative Agent or any other Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights (or if subrogated by operation of law, such Guarantor hereby waives such rights to the extent permitted by applicable law) of the Administrative Agent or any other Secured Party against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any other Secured Party for the payment of any of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until the Guarantee Termination Date.  If any amount shall be paid to any Guarantor on account of such subrogation rights at any time prior to the Guarantee Termination Date, such amount shall be held by such Guarantor in trust for the Administrative Agent and the other Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Obligations, whether due or to become due, in such order as the Administrative Agent may determine.

6.                                       Amendments, etc. with Respect to the Obligations; Waiver of Rights.  Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, (a) any demand for payment of any of the Obligations made by the Administrative Agent or any other Secured Party may be rescinded by such party and any of the Obligations continued, (b) the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any other Secured Party, (c) the Credit Agreement, the other Credit Documents, the Letters of Credit and any other documents executed and delivered in connection therewith and the Secured Cash Management Agreements and Secured Hedge Agreements and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders, as the case may be, or, in the case of any Secured Cash Management Agreement or Secured Hedge Agreement, the party thereto) may deem advisable from time to time, (d) any Existing Notes Indenture and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, from time to time in accordance with their respective terms and (e) any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any other Secured Party for the payment of any of the Obligations may be sold, exchanged, waived, surrendered or released.  Neither the Administrative Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Guarantee or any property subject thereto.  When making any demand hereunder against any Guarantor, the Administrative Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on the Borrower or any Guarantor or any other person, and any failure by the Administrative Agent or any other Secured Party to make any such demand or to collect any payments from the Borrower or any Guarantor or any other person or any release of the Borrower or any Guarantor or any other person shall not relieve any Guarantor in respect of which a demand or collection is not made or any Guarantor not so released of its several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Administrative Agent or any other Secured Party against any Guarantor.  For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

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7.                                       Guarantee Absolute and Unconditional.

(a)                                   Each Guarantor waives any and all notice of the creation, contraction, incurrence, renewal, extension, amendment, waiver or accrual of any of the Obligations, and notice of or proof of reliance by the Administrative Agent or any other Secured Party upon this Guarantee or acceptance of this Guarantee.  To the fullest extent permitted by applicable law, each Guarantor waives diligence, promptness, presentment, protest and notice of protest, demand for payment or performance, notice of default or nonpayment, notice of acceptance and any other notice in respect of the Obligations or any part of them, and any defense arising by reason of any disability or other defense of the Borrower or any of the Guarantors with respect to the Obligations.  Each Guarantor understands and agrees that this Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of the Credit Agreement, any other Credit Document, any Letter of Credit, any Secured Cash Management Agreement or Secured Hedge Agreement, any Existing Notes Indenture, any of the Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any other Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to or be asserted by the Borrower against the Administrative Agent or any other Secured Party or (c)  any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) that constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Obligations, or of such Guarantor under this Guarantee, in bankruptcy or in any other instance.  When pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent and any other Secured Party may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any other Secured Party to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve such Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent and the other Secured Parties against such Guarantor.

(b)                                  This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Guarantor and the successors and assigns thereof and shall inure to the benefit of the Administrative Agent and the other Secured Parties and their respective successors, indorsees, transferees and assigns until the Guarantee Termination Date, notwithstanding that from time to time during the term of the Credit Agreement and any Secured Cash Management Agreement or Secured Hedge Agreement the Credit Parties may be free from any Obligations.

(c)                                   A Guarantor shall automatically be released from its obligations hereunder and the Guarantee of such Guarantor shall be automatically released under the circumstances described in Section 14.1 of the Credit Agreement.

8.                                       Reinstatement.  This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

9.                                       Payments.  Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in U.S. Dollars.  Each Guarantor agrees

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that the provisions of Section 5.4 and 14.20 of the Credit Agreement shall apply to such Guarantor’s obligations under this Guarantee.

10.                                 Representations and Warranties; Covenants.

(a)                                   Each Guarantor hereby represents and warrants that the representations and warranties set forth in Section 8 of the Credit Agreement are true and correct in all material respects as they relate to such Guarantor as of the Closing Date and the representations and warranties set forth in the other Credit Documents to which such Guarantor is a party, all of which are hereby incorporated herein by reference, are true and correct in all material respects (and, in the case of any such representation or warranty that by its terms is qualified by materiality, by reference to a “Material Adverse Effect” or by any term of similar import, true and correct in all respects) as of the Closing Date (or, where such representations and warranties expressly relate to an earlier date, as of such earlier date), and the Administrative Agent and each other Secured Party shall be entitled to rely on each of them as if they were fully set forth herein.

(b)                                  Each Guarantor hereby covenants and agrees with the Administrative Agent and each other Secured Party that, from and after the date of this Guarantee until the Guarantee Termination Date, such Guarantor shall take, or shall refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that no violation of any provision, covenant or agreement contained in Section 9 or Section 10 of the Credit Agreement and so that no Default or Event of Default, is caused by any act or failure to act of such Guarantor or any of its Subsidiaries.

11.                                 Authority of the Administrative Agent.

(a)                                   The Administrative Agent enters into this Guarantee in its capacity as agent for the Secured Parties from time to time.  The rights and obligations of the Administrative Agent under this Guarantee at any time are the rights and obligations of the Secured Parties at that time.  Each of the Secured Parties has (subject to the terms of the Credit Documents and the Existing Notes Indenture) a several entitlement to each such right, and a several liability in respect of each such obligation, in the proportions described in the Credit Documents and the Existing Notes Indenture.  The rights, remedies and discretions of the Secured Parties, or any of them, under this Guarantee may be exercised by the Administrative Agent.  No party to this Guarantee is obliged to inquire whether an exercise by the Administrative Agent of any such right, remedy or discretion is within the Administrative Agent’s authority as agent for the Secured Parties.

(b)                                  Each party to this Guarantee acknowledges and agrees that any changes in the identity of the persons from time to time comprising the Secured Parties gives rise to an equivalent change in the Secured Parties, without any further act.  Upon such an occurrence, the persons then comprising the Secured Parties are vested with the rights, remedies and discretions and assume the obligations of the Secured Parties under this Guarantee.

12.                                 Notices.  All notices, requests and demands pursuant hereto shall be made in accordance with Section 14.2 of the Credit Agreement; provided that (i) any notice to an Existing Notes Trustee may be made to its address as set forth in the most recent copy of applicable Existing Notes Indenture provided to the Collateral Agent by the Company and (ii) notice to any Existing Notes Trustee shall be deemed sufficient notice to the holders of the applicable Existing Notes for all purposes hereunder.  All communications and notices hereunder to any Guarantor shall be given to it in care of the Borrower at the Borrower’s address set forth in Section 14.2 of the Credit Agreement.

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13.                                 Counterparts.  This Guarantee may be executed by one or more of the parties to this Guarantee on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  A set of the copies of this Guarantee signed by all the parties shall be lodged with the Administrative Agent, the Existing Notes Trustees and the Company.

14.                                 Severability.  Any provision of this Guarantee that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

15.                                 Integration.  This Guarantee together with the other Credit Documents represent the agreement of each Guarantor and the Administrative Agent with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any other Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.

16.                                 Amendments in Writing; No Waiver; Cumulative Remedies.

(a)                                  None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the affected Guarantors and the Administrative Agent in accordance with Section 14.1 of the Credit Agreement; provided, however, that the requisite written consent of the holders of the applicable Existing Notes and/or the applicable Existing Notes Trustee under the applicable Existing Notes Indenture shall be required with respect to any release, waiver, amendment or other modification of this Agreement that would materially and adversely affect the guarantee by the Guarantors of the due and punctual payment and performance of the Existing Notes Obligations.  Except as set forth in this Section 16(a), neither the holders of any of the Existing Notes nor any of the Existing Notes Trustees shall have any rights to approve any release, waiver, amendment, modification, charge, discharge or termination with respect to this Agreement.

(b)                                 Neither the Administrative Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 16(a)), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof.  No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Administrative Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Administrative Agent or any Secured Party would otherwise have on any future occasion.

(c)                                  The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

17.                                 Section Headings.  The Section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

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18.                                 Successors and Assigns.  This Guarantee shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Administrative Agent and the other Secured Parties and their respective successors and assigns except that no Guarantor may assign, transfer or delegate any of its rights or obligations under this Guarantee without the prior written consent of the Administrative Agent.

19.                                 Additional Guarantors.  Each Subsidiary of the Company that is required to become a party to this Guarantee pursuant to Section 9.11 of the Credit Agreement shall become a Guarantor, with the same force and effect as if originally named as a Guarantor herein, for all purposes of this Guarantee upon execution and delivery by such Subsidiary of a written supplement substantially in the form of Annex A hereto.  The execution and delivery of any instrument adding an additional Guarantor as a party to this Guarantee shall not require the consent of any other Guarantor hereunder.  The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Guarantee.

20.                                 WAIVER OF JURY TRIAL.  EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE, ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

21.                                 Submission to Jurisdiction; Waivers; Service of Process.  Each Guarantor hereby irrevocably and unconditionally:

(a)                                  submits for itself and its property in any legal action or proceeding relating to this Guarantee and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b)                                 consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)                                  agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Guarantor in care of the Borrower at the Borrower’s address set forth in the Credit Agreement, and such Person hereby irrevocably authorizes and directs the Borrower to accept such service on its behalf;

(d)                                 agrees that nothing herein shall affect the right of the Administrative Agent or any other Secured Party to effect service of process in any other manner permitted by law or shall limit the right of the Administrative Agent or any other Secured Party to sue in any other jurisdiction; and

(e)                                  waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 21 any special, exemplary, punitive or consequential damages.

22.                                 GOVERNING LAW.  THIS GUARANTEE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND

8

CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[Signature pages follow]

9

IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee to be duly executed and delivered by its duly authorized officer or other representative as of the day and year first above written.

INTERENERGY CORPORATION

By:
Name:
Title:

KINDER MORGAN (DELAWARE), INC.

By:
Name:
Title:

KINDER MORGAN ILLINOIS PIPELINE LLC

By:
Name:
Title:

KINDER MORGAN TRANSCOLORADO LLC

By:
Name:
Title:

KINDER MORGAN TRANSCOLORADO, INC.

By:
Name:
Title:

KM INTERNATIONAL SERVICES, INC.

By:
Name:
Title:

KN GAS GATHERING, INC.

By:
Name:
Title:

KN NATURAL GAS, INC.

By:
Name:
Title:

KN TELECOMMUNICATIONS, INC.

By:
Name:
Title:

KN TRANSCOLORADO, INC.

By:
Name:
Title:

MIDCON CORP.

By:
Name:
Title:

NATURAL GAS PIPELINE COMPANY OF AMERICA

By:
Name:
Title:

2

NGPL CANYON COMPRESSION COMPANY

By:
Name:
Title:

3

CITIBANK, N.A., as Administrative Agent

By:
Name:
Title:

4

ANNEX A TO
THE GUARANTEE

SUPPLEMENT NO. [  ] dated as of [                    ] to the GUARANTEE dated as of                      , 2007, among each of the Guarantors listed on the signature pages thereto (each such subsidiary individually, a “Guarantor” and, collectively, the “Guarantors”), and Citibank, N.A., as Administrative Agent for Lenders from time to time parties to the Credit Agreement referred to below.

A.            Reference is made to the Credit Agreement, dated as of May 30, 2007 (as the same may be amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”), among KINDER MORGAN, INC., a Kansas corporation, KNIGHT ACQUISITION CO., a Kansas corporation, the lending institutions from time to time parties thereto, (each a “Lender” and, collectively, the “Lenders”), CITIBANK, N.A., as Administrative Agent and as Collateral Agent, and the other agents and entities party thereto.

B.            Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guarantee.

C.            The Guarantors have entered into the Guarantee in order to induce the Administrative Agent, the Lenders and the Letter of Credit Issuers to enter into the Credit Agreement and to induce the Lenders and the Letter of Credit Issuers make their respective Extensions of Credit to the Borrower under the Credit Agreement and to induce one or more Cash Management Banks or Hedge Banks to enter into Secured Cash Management Agreements and Secured Hedge Agreements.

D.            Section 9.11 of the Credit Agreement and Section 19 of the Guarantee provide that additional Subsidiaries may become Guarantors under the Guarantee by execution and delivery of an instrument in the form of this Supplement.  Each undersigned Subsidiary (each a “New Guarantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guarantee in order to induce the Lenders and the Letter of Credit Issuer to make additional Extensions of Credit and as consideration for Extensions of Credit previously made.

Accordingly, the Administrative Agent and each New Guarantor agrees as follows:

SECTION 1.           In accordance with Section 19 of the Guarantee, each New Guarantor by its signature below becomes a Guarantor under the Guarantee with the same force and effect as if originally named therein as a Guarantor and each New Guarantor hereby (a) agrees to all the terms and provisions of the Guarantee applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof (or, where such representations and warranties expressly relate to an earlier date, as of such earlier date).  Each reference to a Guarantor in the Guarantee shall be deemed to include each New Guarantor.  The Guarantee is hereby incorporated herein by reference.

SECTION 2.           Each New Guarantor represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3.           This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  A set of the copies of this Supplement signed by all the parties shall be lodged with the Borrower,  the Administrative Agent and the Existing Notes Trustees.  This Supplement shall become effective as to each New Guarantor when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of such New Guarantor and the Administrative Agent.

SECTION 4.           Except as expressly supplemented hereby, the Guarantee shall remain in full force and effect.

SECTION 5.         THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 6.           Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Guarantee, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.           All notices, requests and demands pursuant hereto shall be made in accordance with Section 14.2 of the Credit Agreement.  All communications and notices hereunder to each New Guarantor shall be given to it in care of the Company at the Company’s address set forth in Section 14.2 of the Credit Agreement.

[Signature Pages Follow]

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IN WITNESS WHEREOF, each New Guarantor and the Collateral Agent have duly executed this Supplement to the Guarantee as of the day and year first above written.

as Guarantor

By:
Name:
Title:

CITIBANK, N.A., as Administrative Agent

By:
Name:
Title:

EXHIBIT D

After recording please return to:

Cahill Gordon & Reindel LLP

80 Pine Street

New York, New York 10005

Attention:  Athy A. Mobilia, Esq.

MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS,

AND FIXTURE FILING

made by

NATURAL GAS PIPELINE COMPANY OF AMERICA,

Mortgagor,

to

CITIBANK, N.A.,

as Collateral Agent, Mortgagee

Dated as of May [ ], 2007

[ ] County, [ ]

THIS INSTRUMENT IS TO BE INDEXED AS BOTH A

MORTGAGE AND A FIXTURE FILING

MORTGAGE, SECURITY AGREEMENT,

ASSIGNMENT OF LEASES AND RENTS, AND FIXTURE FILING

THIS MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS, AND FIXTURE FILING, dated as of May [ ], 2007 is made by NATURAL GAS PIPELINE COMPANY OF AMERICA, a Delaware corporation (“Mortgagor”), whose address is 500 Dallas St., Suite 1000, Houston, TX 77002 to CITIBANK, N.A., as Administrative Agent and Collateral Agent (in such capacity, “Mortgagee”) whose address is 390 Greenwich Street, New York, New York 10013.  References to this “Mortgage” shall mean this instrument and any and all renewals, modifications, amendments, supplements, extensions, consolidations, substitutions, spreaders and replacements of this instrument.

Background

A.            WHEREAS, KINDER MORGAN, INC., a Kansas corporation, as the Company, KNIGHT ACQUISITION CO., a Kansas corporation, as MergerCo, the Lenders, Beneficiary, as Administrative Agent and as Collateral Agent, GOLDMAN SACHS CREDIT PARTNERS L.P., CITIGROUP GLOBAL MARKETS INC., DEUTSCHE BANK SECURITIES INC. and WACHOVIA CAPITAL MARKETS, LLC, as Co-Lead Arrangers, GOLDMAN SACHS CREDIT PARTNERS L.P., CITIGROUP GLOBAL MARKETS INC., DEUTSCHE BANK SECURITIES INC., WACHOVIA CAPITAL MARKETS, LLC, and MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as Joint Bookrunners, GOLDMAN SACHS CREDIT PARTNERS L.P. and DEUTSCHE BANK SECURITIES INC., as Co-Syndication Agents, WACHOVIA BANK, NATIONAL ASSOCIATION and MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as Co-Documentation Agents, and CITIBANK, N.A., as Letter of Credit Issuer, are parties to that certain Credit Agreement, dated as of May [ ], 2007 (as amended, supplemented, restated, replaced, substituted, or otherwise modified from time to time, the “Credit Agreement”).  The terms of the Credit Agreement are incorporated by reference in this Mortgage as if the terms thereof were fully set forth herein.

B.            WHEREAS, pursuant to the Credit Agreement, (a) the Lenders have severally agreed to make Loans to the Company and the Letter of Credit Issuer has agreed to issue Letters of Credit for the account of the Company (collectively, the “Extensions of Credit”) upon the terms and subject to the conditions set forth therein, (b) one or more Cash Management Banks may from time to time enter into Secured Cash Management Agreements and (c) one or more Hedge Banks may from time to time enter into Secured Hedge Agreements.

C.            WHEREAS, pursuant to the Guarantee (the “Guarantee”) dated as of the date hereof, Mortgagor has unconditionally and irrevocably guaranteed, as primary obligor and not merely as surety, to the Mortgagee for the benefit of the Secured Parties the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations (as hereinafter defined).

D.            WHEREAS, Mortgagor is a Subsidiary Guarantor.

E.             WHEREAS, Mortgagor acknowledges that it will derive substantial direct and indirect benefit from the making of the Extensions of Credit.

F.             WHEREAS, it is a condition precedent to the obligation of the Lenders and the Letter of Credit Issuers to make their respective Extensions of Credit to the Company under the Credit Agreement that the Mortgagor shall have executed and delivered this Mortgage to the Mortgagee for the benefit of the Secured Parties.

G.            WHEREAS, the Company has issued the KMI Existing Notes (as defined in the Security Agreement) pursuant to the KMI Existing Notes Indentures (as defined in the Security Agreement).

H.            WHEREAS, the Company has guaranteed the KMFC Existing Notes (as defined in the Security Agreement), which KMFC issued pursuant to the KMFC Existing Notes Indenture (as defined in the Security Agreement).

I.              WHEREAS, the Existing Notes Indentures (as defined in the Security Agreement) restrict the ability of the Mortgagor to grant a security interest in the Mortgaged Property to secure the Obligations, unless the Mortgagor grants an equal and ratable security interest in the Mortgaged Property to secure the Existing Notes Obligations (as defined in the Security Agreement).

J.             WHEREAS, Mortgagor (i) is the owner of the fee simple estate in the parcel(s) of real property described on Schedule A attached hereto (the “Owned Land”); and (ii) owns, leases or otherwise has the right to use all of the buildings, improvements, structures, and fixtures now or subsequently located on the Owned Land (the “Improvements”; the Owned Land and the Improvements being collectively referred to hereinafter as the “Real Estate”).

NOW, THEREFORE, in consideration of the premises and to induce Mortgagee, the Lenders and the Letter of Credit Issuers to enter into the Credit Agreement and to induce the respective Lenders and the Letter of Credit Issuers to make their respective Extensions of Credit to the Company under the Credit Agreement, to induce each Cash Management Bank to enter into Secured Cash Management Agreements and to induce each Hedge Bank to enter into Secured Hedge Agreements with the Company, the Mortgagor hereby agrees with the Mortgagee, for the ratable benefit of the Secured Parties, as follows:

Granting Clauses

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor agrees that to secure the payment of all advances to, and debts, liabilities, obligations, covenants and duties of, any Credit Party arising under any Credit Document or otherwise with respect to any Revolving Credit Commitment, Loan or Letter of Credit or under any Secured Cash Management Agreement or Secured Hedge Agreement, in each case, entered into with the Company or any of its Domestic Subsidiaries, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Credit Party or any Affiliate thereof of any proceeding under any bankruptcy or insolvency law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding (collectively, the “Obligations”), MORTGAGOR HEREBY GRANTS TO MORTGAGEE A LIEN UPON AND A SECURITY INTEREST IN, AND HEREBY MORTGAGES AND WARRANTS,

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GRANTS, ASSIGNS, TRANSFERS AND SETS OVER TO MORTGAGEE, WITH MORTGAGE COVENANTS:

(a)           the Owned Land;

(b)           all right, title and interest Mortgagor now has or may hereafter acquire in and to the Improvements or any part thereof and all the estate, right, title, claim or demand whatsoever of Mortgagor, in possession or expectancy, in and to the Real Estate or any part thereof;

(c)           all right, title and interest of Mortgagor in, to and under all easements, rights of way, licenses, operating agreements, abutting strips and gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water and flowage rights, development rights, air rights, mineral and soil rights, plants, standing and fallen timber, and all estates, rights, titles, interests, privileges, licenses, tenements, hereditaments and appurtenances belonging, relating or appertaining to the Real Estate, and any reversions, remainders, rents, issues, profits and revenue thereof and all land lying in the bed of any street, road or avenue, in front of or adjoining the Real Estate to the center line thereof;

(d)           all of the fixtures, chattels, business machines, machinery, apparatus, equipment, furnishings, fittings, appliances and articles of personal property of every kind and nature whatsoever, and all appurtenances and additions thereto and substitutions or replacements thereof (together with, in each case, attachments, components, parts and accessories) currently owned or subsequently acquired by Mortgagor and now or subsequently attached to the Real Estate, including but without limiting the generality of the foregoing, all screens, awnings, shades, blinds, curtains, draperies, artwork, carpets, rugs, storm doors and windows, furniture and furnishings, heating, electrical, and mechanical equipment, lighting, switchboards, plumbing, ventilating, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, elevators, loading and unloading equipment and systems, stoves, ranges, laundry equipment, cleaning systems (including window cleaning apparatus), telephones, communication systems (including satellite dishes and antennae), televisions, computers, sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, appliances, fittings and fixtures of every kind and description (all of the foregoing in this paragraph (d) being referred to as the “Equipment”);

(e)           all right, title and interest of Mortgagor in and to all substitutes and replacements of, and all additions and improvements to, the Real Estate and the Equipment, subsequently acquired by or released to Mortgagor or constructed, assembled or placed by Mortgagor on the Real Estate, immediately upon such acquisition, release, construction, assembling or placement, including, without limitation, any and all building materials whether stored at the Real Estate or offsite, and, in each such case, without any further deed, conveyance, assignment or other act by Mortgagor;

(f)            to the extent not prohibited under the applicable instrument, all right, title and interest of Mortgagor in, to and under all leases, subleases, underlettings, concession agreements, management agreements, licenses and other agreements relating to the use or

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occupancy of the Real Estate or the Equipment or any part thereof, now existing or subsequently entered into by Mortgagor and whether written or oral and all guarantees of any of the foregoing (collectively, as any of the foregoing may be amended, restated, extended, renewed or modified from time to time, the “Leases”), and all rights of Mortgagor in respect of cash and securities deposited thereunder and the right to receive and collect the revenues, income, rents, issues and profits thereof, together with all other rents, royalties, issues, profits, revenue, income and other benefits arising from the use and enjoyment of the Mortgaged Property (as defined below) (collectively, the “Rents”);

(g)           all unearned premiums under insurance policies now or subsequently obtained by Mortgagor relating to the Real Estate or Equipment and Mortgagor’s interest in and to all proceeds of any such insurance policies (including title insurance policies) including the right to collect and receive such proceeds, subject to the provisions relating to insurance generally set forth below; and all awards and other compensation, including the interest payable thereon and the right to collect and receive the same, made to the present or any subsequent owner of the Real Estate or Equipment for the taking by eminent domain, condemnation or otherwise, of all or any part of the Real Estate or any easement or other right therein;

(h)           to the extent not prohibited under the applicable contract, consent, license or other item, all right, title and interest of Mortgagor in and to (i) all contracts from time to time executed by Mortgagor or any manager or agent on its behalf relating to the ownership, construction, maintenance, repair, operation, occupancy, sale or financing of the Real Estate or Equipment or any part thereof and all agreements and options relating to the purchase or lease of any portion of the Real Estate or any property which is adjacent or peripheral to the Real Estate, together with the right to exercise such options and all leases of Equipment, (ii) all consents, licenses, building permits, certificates of occupancy and other governmental approvals relating to construction, completion, occupancy, use or operation of the Real Estate or any part thereof, and (iii) all drawings, plans, specifications and similar or related items relating to the Real Estate; and

(i)            all proceeds, both cash and noncash, of the foregoing;

(All of the foregoing property and rights and interests now owned or held or subsequently acquired by Mortgagor and described in the foregoing clauses (a) through (c) are collectively referred to as the “Premises”, and those described in the foregoing clauses (a) through (i) are collectively referred to as the “Mortgaged Property”).

TO HAVE AND TO HOLD the Mortgaged Property and the rights and privileges hereby mortgaged unto Mortgagee, its successors and assigns for the uses and purposes set forth, until the Obligations are fully paid and performed, provided, however, that the condition of this Mortgage is such that if the Obligations are fully paid and performed, then the estate hereby granted shall cease, terminate and become void but shall otherwise remain in full force and effect.

This Mortgage covers present and future advances and re-advances, in the aggregate amount of the Obligations secured hereby, made by the Secured Parties for the benefit

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of Mortgagor, and the lien of such future advances and re-advances shall relate back to the date of this Mortgage.

Terms and Conditions

Mortgagor further represents, warrants, covenants and agrees with Mortgagee and the Secured Parties as follows:

1.             Defined Terms. Capitalized terms used herein (including in the “Background” and “Granting Clauses” sections above) and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.  References in this Mortgage to the “Default Rate” shall mean the interest rate applicable pursuant to Section 2.8(e) of the Credit Agreement.  References herein to the “Secured Parties” shall mean the collective reference to (i) the Mortgagee, (ii) the Letter of Credit Issuer, (iii) each Lender, (iv) each Hedge Bank that is party to any Secured Hedge Agreement, (v) each Cash Management Bank that is party to a Secured Cash Management Agreement and (vi) and each sub-agent pursuant to Section 13 of the Credit Agreement appointed by the Mortgagee with respect to the Credit Agreement or the Mortgagee with respect to any Security Document.

2.             Warranty of Title.  Mortgagor warrants that it has good record title in fee simple to, or a valid leasehold interest in, the Real Estate, and good title to, or a valid leasehold interest in, the rest of the Mortgaged Property, subject only to the matters that are set forth in Schedule B of the title insurance policy or policies, if any, being issued to Mortgagee to insure the lien of this Mortgage and Permitted Liens (collectively, the “Permitted Exceptions”).  Mortgagor shall warrant, defend and preserve such title and the lien of this Mortgage against all claims of all persons and entities (not including the holders of the Permitted Exceptions).  Mortgagor represents and warrants that it has the right to mortgage or encumber the Mortgaged Property.

3.             Payment of Obligations.  Mortgagor shall pay and perform the Obligations at the times and places and in the manner specified in the Credit Documents.

4.             Requirements.  Mortgagor shall comply with all covenants, restrictions and conditions now or later of record which may be applicable to any of the Mortgaged Property, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of any of the Mortgaged Property, except where a failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.             Payment of Taxes and Other Impositions.  (a)  Except as may be permitted by the Credit Agreement, Mortgagor shall, prior to the date on which any material fine, penalty, interest or cost may be added thereto or imposed, pay and discharge all taxes, charges and assessments of every kind and nature, all charges for any easement or agreement maintained for the benefit of any of the Real Estate, all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents and charges, all vault taxes and all other public charges, even if unforeseen or extraordinary, imposed upon or assessed against or that may become a material lien on any of the Real Estate, or arising in respect of the occupancy, use or possession thereof, together with any penalties or interest on any of the foregoing (all of the foregoing are collectively referred to herein as the “Impositions”), except where the validity or amount thereof is being contested in good faith and by proper proceedings, so long as Mortgagor maintains

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adequate reserves (in the good faith judgment of the management of the Company) with respect thereto in accordance with GAAP and the failure to pay could not reasonably be expected to result in a Material Adverse Effect.  If by law any Imposition may be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Mortgagor may elect to pay such Imposition in such installments and shall be responsible for the payment of such installments with interest, if any.

(b)           Nothing herein shall affect any right or remedy of Mortgagee, following the occurrence and during the continuance of an Event of Default, without notice or demand to Mortgagor, to pay any Imposition after the date such Imposition shall have become delinquent, and add to the Obligations the amount so paid, together with interest from the time of payment at the Default Rate.  Any sums paid by Mortgagee in discharge of any Impositions shall be (i) a lien on the Premises secured hereby prior to any right or title to, interest in, or claim upon the Premises subordinate to the lien of this Mortgage, and (ii) payable on demand by Mortgagor to Mortgagee together with interest at the Default Rate as set forth above.

6.             Insurance.  Mortgagor will keep or cause to be kept the Mortgaged Property insured against such risks and shall purchase such additional insurance to the extent that is required form time to time pursuant to Section 9.3 of the Credit Agreement.

7.             Restrictions on Liens and Encumbrances.  Except for the lien of this Mortgage and the Permitted Exceptions, and except as otherwise permitted under the terms of the Credit Agreement, Mortgagor shall not further mortgage nor otherwise encumber the Mortgaged Property nor create or suffer to exist any lien, charge or encumbrance on the Mortgaged Property, or any part thereof, whether superior or subordinate to the lien of this Mortgage and whether recourse or non-recourse.

8.             Due on Sale and Other Transfer Restrictions.  Except as expressly permitted under the Credit Agreement, Mortgagor shall not sell, transfer, convey or assign all or any portion of, or any interest in, the Mortgaged Property.

9.             Condemnation/Eminent Domain.  Promptly upon obtaining knowledge of the institution of any proceedings for the condemnation of the Mortgaged Property, or any material portion thereof, Mortgagor will notify Mortgagee of the pendency of such proceedings.  All awards and proceeds relating to such condemnation shall be deemed proceeds from a Prepayment Event and applied in the manner specified in the Credit Agreement.

10.           Leases.  Except as expressly permitted under the Credit Agreement, Mortgagor shall not (a) execute an assignment or pledge of any Lease relating to all or any portion of the Mortgaged Property other than in favor of Mortgagee, or (b) execute or permit to exist any Lease of any of the Mortgaged Property.

11.           Further Assurances.  To the extent required under the terms of the Credit Agreement, to further assure Mortgagee’s rights under this Mortgage, Mortgagor agrees promptly upon demand of Mortgagee to do any act or execute any additional documents (including, but not limited to, security agreements on any personalty included or to be included in the Mortgaged Property and a separate assignment of each Lease in recordable form) as may

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be reasonably required by Mortgagee to confirm the lien of this Mortgage and all other rights or benefits conferred on Mortgagee by this Mortgage.

12.           Mortgagee’s Right to Perform.  Upon the occurrence and during the continuance of an Event of Default, Mortgagee may, at any time upon 5 days’ notice to Mortgagor (but shall be under no obligation to) pay or perform any delinquent obligations of Mortgagor hereunder, and the amount or cost thereof, with interest at the Default Rate, shall immediately be due from Mortgagor to Mortgagee and the same shall be secured by this Mortgage and shall be a lien on the Mortgaged Property prior to any right, title to, interest in, or claim upon the Mortgaged Property attaching subsequent to the lien of this Mortgage.  No payment or advance of money by Mortgagee under this Section shall be deemed or construed to cure Mortgagor’s default or waive any right or remedy of Mortgagee.

13.           Remedies.  (a)  Upon the occurrence and during the continuance of any Event of Default, Mortgagee may immediately take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Mortgagor and in and to the Mortgaged Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such manner as Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Mortgagee:

(i)            Mortgagee may, to the extent permitted by applicable law, (A) institute and maintain an action of mortgage foreclosure against all or any part of the Mortgaged Property, (B) institute and maintain an action on the Credit Documents, (C) sell all or part of the Mortgaged Property (Mortgagor expressly granting to Mortgagee the power of sale), or (D) take such other action at law or in equity for the enforcement of this Mortgage or any of the Credit Documents as the law may allow.  Mortgagee may proceed in any such action to final judgment and execution thereon for all sums due hereunder, together with interest thereon at the Default Rate and all costs of suit, including, without limitation, reasonable attorneys’ fees and disbursements.  Interest at the Default Rate, to the extent permitted by applicable law, shall be due on any judgment obtained by Mortgagee from the date of judgment until actual payment is made of the full amount of the judgment; and

(ii)           Mortgagee may personally, or by its agents, attorneys and employees and without regard to the adequacy or inadequacy of the Mortgaged Property or any other collateral as security for the Obligations enter into and upon the Mortgaged Property and each and every part thereof and exclude Mortgagor and its agents and employees therefrom without liability for trespass, damage or otherwise (Mortgagor hereby agreeing to surrender possession of the Mortgaged Property to Mortgagee upon demand at any such time) and use, operate, manage, maintain and control the Mortgaged Property and every part thereof.  Following such entry and taking of possession, Mortgagee shall be entitled, without limitation, (x) to lease all or any part or parts of the Mortgaged Property for such periods of time and upon such conditions as Mortgagee may, in its discretion, deem proper, (y) to enforce, cancel or modify any Lease and (z) generally to execute, do and perform any other act, deed, matter or thing concerning the

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Mortgaged Property as Mortgagee shall deem appropriate as fully as Mortgagor might do.

(b)           In case of a foreclosure sale, the Real Estate may be sold, at Mortgagee’s election, in one parcel or in more than one parcel and Mortgagee is specifically empowered (without being required to do so, and in its sole and absolute discretion) to cause successive sales of portions of the Mortgaged Property to be held.

(c)           In the event of any breach of any of the covenants, agreements, terms or conditions contained in this Mortgage, and to the extent permitted by applicable law and principles of equity, Mortgagee shall be entitled to enjoin such breach and obtain specific performance of any covenant, agreement, term or condition and Mortgagee shall have the right to invoke any equitable right or remedy as though other remedies were not provided for in this Mortgage.

(d)           It is agreed that if an Event of Default shall occur and be continuing, any and all proceeds of the Mortgaged Property received by Mortgagee shall be held by Mortgagee for the benefit of the Secured Parties as collateral security for the Obligations (whether matured or unmatured), and shall be applied in payment of the Obligations in the manner set forth in Section 5.4 of the U.S. Security Agreement.

14.           Right of Mortgagee to Credit Sale.  Upon the occurrence of any sale made under this Mortgage, whether made under the power of sale or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Mortgagee may bid for and acquire the Mortgaged Property or any part thereof.  In lieu of paying cash therefor, Mortgagee may make settlement for the purchase price by crediting upon the Obligations or other sums secured by this Mortgage, the net sales price after deducting therefrom the expenses of sale and the cost of the action and any other sums which Mortgagee is authorized to deduct under this Mortgage.  In such event, this Mortgage, the Credit Agreement, the Security Agreement and all other documents evidencing expenditures secured hereby may be presented to the person or persons conducting the sale in order that the amount so used or applied may be credited upon the Obligations as having been paid.

15.           Appointment of Receiver.  If an Event of Default shall have occurred and be continuing, Mortgagee as a matter of right and without notice to Mortgagor, unless otherwise required by applicable law, and without regard to the adequacy of the Mortgaged Property or any other collateral or the interest of Mortgagor therein as security for the Obligations, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers or other manager of the Mortgaged Property, without requiring the posting of a surety bond, and without reference to the adequacy of the value of the Mortgaged Property or the solvency or insolvency of Mortgagor or any other party obligated for payment of all or any part of the Obligations, and whether or not waste has occurred with respect to the Mortgaged Property, and Mortgagor hereby irrevocably consents to such appointment and waives notice of any application therefor (except as may be required by law).  Any such receiver or receivers or manager shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of Mortgagee in case of entry as provided in this Mortgage, including, without limitation and to the extent permitted by law, the right to enter into leases of all or any part of the Mortgaged

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Property, and shall continue as such and exercise all such powers until the date of confirmation of sale of the Mortgaged Property unless such receivership is sooner terminated.

16.           Extension, Release, etc.  (a)  Without affecting the lien or charge of this Mortgage upon any portion of the Mortgaged Property not then or theretofore released as security for the full amount of the Obligations, Mortgagee may, from time to time and without notice, agree to (i) release any person liable for the indebtedness borrowed or guaranteed under the Credit Documents, (ii) extend the maturity or alter any of the terms of the indebtedness borrowed or guaranteed under the Credit Documents or any other guaranty thereof, (iii) grant other indulgences, (iv) release or reconvey, or cause to be released or reconveyed at any time at Mortgagee’s option any parcel, portion or all of the Mortgaged Property, (v) take or release any other or additional security for any obligation herein mentioned, or (vi) make compositions or other arrangements with debtors in relation thereto.

(b)           No recovery of any judgment by Mortgagee and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of Mortgagor shall affect the lien of this Mortgage or any liens, rights, powers or remedies of Mortgagee hereunder, and such liens, rights, powers and remedies shall continue unimpaired.

(c)           If Mortgagee shall have the right to foreclose this Mortgage or to direct a power of sale, Mortgagor authorizes Mortgagee at its option to foreclose the lien of this Mortgage (or direct the sale of the Mortgaged Property, as the case may be) subject to the rights of any tenants of the Mortgaged Property.  The failure to make any such tenants parties defendant to any such foreclosure proceeding and to foreclose their rights, or to provide notice to such tenants as required in any statutory procedure governing a sale of the Mortgaged Property, or to terminate such tenant’s rights in such sale will not be asserted by Mortgagor as a defense to any proceeding instituted by Mortgagee to collect the Obligations or to foreclose the lien of this Mortgage.

(d)           Unless expressly provided otherwise, in the event that ownership of this Mortgage and title to the Mortgaged Property or any estate therein shall become vested in the same person or entity, this Mortgage shall not merge in such title but shall continue as a valid lien on the Mortgaged Property for the amount secured hereby.

17.           Security Agreement under Uniform Commercial Code; Fixture Filing.  (a)  It is the intention of the parties hereto that this Mortgage shall constitute a security agreement within the meaning of the Uniform Commercial Code (the “Code”) of the State in which the Mortgaged Property is located. If an Event of Default shall occur and be continuing, then in addition to having any other right or remedy available at law or in equity, Mortgagee shall have the option of either (i) proceeding under the Code and exercising such rights and remedies as may be provided to a secured party by the Code with respect to all or any portion of the Mortgaged Property that is personal property (including, without limitation, taking possession of and selling such property) or (ii) treating such property as real property and proceeding with respect to both the real and personal property constituting the Mortgaged Property in accordance with Mortgagee’s rights, powers and remedies with respect to the Real Estate (in which event the default provisions of the Code shall not apply).  If Mortgagee shall elect to proceed under the Code, then ten (10) days’ notice of sale of the personal property shall be deemed reasonable notice and the reasonable expenses of retaking, holding, preparing for sale, selling and the like

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incurred by Mortgagee shall include, but not be limited to, attorneys’ fees and legal expenses.  At Mortgagee’s request, Mortgagor shall assemble the personal property and make it available to Mortgagee at a place designated by Mortgagee which is reasonably convenient to both parties.

(b)           Certain portions of the Mortgaged Property are or will become “fixtures” (as that term is defined in the Code) on the Owned Land, and this Mortgage, upon being filed for record in the real estate records of the city or county wherein such fixtures are situated, shall operate also as a financing statement filed as a fixture filing in accordance with the applicable provisions of said Code upon such portions of the Mortgaged Property that are or become fixtures. The real property to which the fixtures relate is described in Schedule A hereto. The record owner of the real property described in Schedule A hereto is Mortgagor. The name, type of organization and jurisdiction of organization of the debtor for purposes of this financing statement are the name, type of organization and jurisdiction of organization of the Mortgagor set forth in the first paragraph of this Mortgage, and the name of the secured party for purposes of this financing statement is the name of the Mortgagee set forth in the first paragraph of this Mortgage. The mailing address of the Mortgagor/debtor is the address of the Mortgagor set forth in the first paragraph of this Mortgage. The mailing address of the Mortgagee/secured party from which information concerning the security interest hereunder may be obtained is the address of the Mortgagee set forth in the first paragraph of this Mortgage. Mortgagor’s organizational identification number is 0281119.

18.           Assignment of Rents.  (a)  Mortgagor hereby assigns to Mortgagee the Rents as further security for the payment of and performance of the Obligations, and Mortgagor grants to Mortgagee the right to enter the Mortgaged Property for the purpose of collecting the same and to let the Mortgaged Property or any part thereof, and to apply the Rents on account of the Obligations.  The foregoing assignment and grant is present and absolute and shall continue in effect until the Obligations are fully paid and performed, but Mortgagee hereby waives the right to enter the Mortgaged Property for the purpose of collecting the Rents and Mortgagor shall be entitled to collect, receive, use and retain the Rents unless an Event of Default has occurred and for so long as such Event of Default continues; such right of Mortgagor to collect, receive, use and retain the Rents may be revoked by Mortgagee upon the occurrence and during the continuance of any Event of Default by giving not less than five days’ written notice of such revocation to Mortgagor. In the event such notice is given, Mortgagor shall pay over to Mortgagee, or to any receiver appointed to collect the Rents, any lease security deposits, and shall pay monthly in advance to Mortgagee, or to any such receiver, the fair and reasonable rental value as determined by Mortgagee for the use and occupancy of such part of the Mortgaged Property as may be in the possession of Mortgagor or any affiliate of Mortgagor, and upon default in any such payment Mortgagor and any such affiliate will vacate and surrender the possession of the Mortgaged Property to Mortgagee or to such receiver, and in default thereof may be evicted by summary proceedings or otherwise.  Mortgagor shall not accept prepayments of installments of Rent to become due for a period of more than one month in advance (except for security deposits and estimated payments of percentage rent, if any).

(b)           Mortgagor has not affirmatively done any act that would prevent Mortgagee from, or limit Mortgagee in, acting under any of the provisions of the foregoing assignment.

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(c)           Except for any matter disclosed in the Credit Agreement, no action has been brought or, so far as is known to Mortgagor, is threatened, that would interfere in any way with the right of Mortgagor to execute the foregoing assignment and perform all of Mortgagor’s obligations contained in this Section and in the Leases.

19.           Additional Rights.  The holder of any subordinate lien or subordinate mortgage on the Mortgaged Property shall have no right to terminate any Lease whether or not such Lease is subordinate to this Mortgage, nor shall Mortgagor consent to any holder of any subordinate lien or subordinate mortgage joining any tenant under any Lease in any action to foreclose such subordinate lien or mortgage or modify, interfere with, disturb or terminate the rights of any tenant under any Lease.  By recordation of this Mortgage all subordinate lienholders and the mortgagees and beneficiaries under subordinate mortgages are subject to and notified of this provision, and any action taken by any such lienholder or beneficiary contrary to this provision shall be null and void. Any such application shall not be construed to cure or waive any Default or Event of Default or invalidate any act taken by Mortgagee on account of such Default or Event of Default.

20.           Notices.  All notices, requests and demands to or upon the Mortgagee or the Mortgagor hereunder shall be effected in the manner provided for in Section 14.2 of the Credit Agreement; provided that any such notice, request or demand to or upon Mortgagor shall be addressed to Mortgagor at its address set forth above.

21.           No Oral Modification.  This Mortgage may not be amended, supplemented or otherwise modified except in accordance with the provisions of Section 14.1 of the Credit Agreement.  Any agreement made by Mortgagor and Mortgagee after the date of this Mortgage relating to this Mortgage shall be superior to the rights of the holder of any subordinate lien or encumbrance.

22.           Partial Invalidity.  In the event any one or more of the provisions contained in this Mortgage shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but each other provision hereof shall be construed as if such invalid, illegal or unenforceable provision had never been included.  Notwithstanding anything to the contrary contained in this Mortgage or in any provisions of any Credit Document, the obligations of Mortgagor and of any other obligor under any Credit Documents shall be subject to the limitation that Mortgagee shall not charge, take or receive, nor shall Mortgagor or any other obligor be obligated to pay to Mortgagee, any amounts constituting interest in excess of the maximum rate permitted by law to be charged by Mortgagee.

23.           Mortgagor’s Waiver of Rights.  (a)  Mortgagor hereby voluntarily and knowingly releases and waives any and all rights to retain possession of the Mortgaged Property upon the occurrence and during the continuance of an Event of Default and any and all rights of redemption from sale under any order or decree of foreclosure (whether full or partial), pursuant to rights, if any, therein granted, as allowed under any applicable law, on its own behalf, on behalf of all persons claiming or having an interest (direct or indirectly) by, through or under Mortgagor and on behalf of each and every person acquiring any interest in the Mortgaged Property subsequent to the date hereof, it being the intent hereof that any and all such rights of redemption of Mortgagor and all such other persons are and shall be deemed to be hereby waived

11

to the fullest extent permitted by applicable law or replacement statute.  To the fullest extent permitted by applicable law, Mortgagor shall not invoke or utilize any such law or laws or otherwise hinder, delay, or impede the execution of any right, power, or remedy herein or otherwise granted or delegated to Mortgagee, but shall permit the execution of every such right, power, and remedy as though no such law or laws had been made or enacted.

(b)           To the fullest extent permitted by law, Mortgagor waives the benefit of all laws now existing or that may subsequently be enacted providing for (i) any appraisement before sale of any portion of the Mortgaged Property, (ii) any extension of the time for the enforcement of the collection of the Obligations or the creation or extension of a period of redemption from any sale made in collecting such debt and (iii) exemption of the Mortgaged Property from attachment, levy or sale under execution or exemption from civil process.  To the full extent Mortgagor may do so, Mortgagor agrees that Mortgagor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, exemption, extension or redemption, or requiring foreclosure of this Mortgage before exercising any other remedy granted hereunder and Mortgagor, for Mortgagor and its successors and assigns, and for any and all persons ever claiming any interest in the Mortgaged Property, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature (except as expressly provided in the Credit Agreement) or declare due the whole of the secured indebtedness and marshalling in the event of exercise by Mortgagee of the foreclosure rights, power of sale, or other rights hereby created.

24.           Remedies Not Exclusive.  Mortgagee shall be entitled to enforce payment and performance of the Obligations and to exercise all rights and powers under this Mortgage or under any of the other Credit Documents or other agreement or any laws now or hereafter in force, notwithstanding some or all of the Obligations may now or hereafter be otherwise secured, whether by deed of trust, mortgage, security agreement, pledge, lien, assignment or otherwise.  Neither the acceptance of this Mortgage nor its enforcement, shall prejudice or in any manner affect Mortgagee’s rights to realize upon or enforce any other security now or hereafter held by Mortgagee, it being agreed that Mortgagee shall be entitled to enforce this Mortgage and any other security now or hereafter held by Mortgagee in such order and manner as Mortgagee may determine in its absolute discretion.  No remedy herein conferred upon or reserved to Mortgagee is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Credit Documents to Mortgagee may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Mortgagee, as the case may be.  In no event shall Mortgagee, in the exercise of the remedies provided in this Mortgage (including, without limitation, in connection with the assignment of Rents to Mortgagee, or the appointment of a receiver and the entry of such receiver on to all or any part of the Mortgaged Property), be deemed a “mortgagee in possession,” and Mortgagee shall not in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies.

25.           Multiple Security.  If (a) the Premises shall consist of one or more parcels, whether or not contiguous and whether or not located in the same city or county, or (b) in addition to this Mortgage, Mortgagee shall now or hereafter hold or be the beneficiary of one or more additional mortgages, liens, deeds of trust or other security (directly or indirectly) for the

12

Obligations upon other property in the State in which the Premises are located (whether or not such property is owned by Mortgagor or by others) or (c) both the circumstances described in clauses (a) and (b) shall be true, then to the fullest extent permitted by law, Mortgagee may, at its election, commence or consolidate in a single foreclosure action all foreclosure proceedings against all such collateral securing the Obligations (including the Mortgaged Property), which action may be brought or consolidated in the courts of, or sale conducted in, any city or county in which any of such collateral is located.  Mortgagor acknowledges that the right to maintain a consolidated foreclosure action is a specific inducement to Mortgagee to extend the indebtedness borrowed pursuant to or guaranteed by the Credit Documents, and Mortgagor expressly and irrevocably waives any objections to the commencement or consolidation of the foreclosure proceedings in a single action and any objections to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have.  Mortgagor further agrees that if Mortgagee shall be prosecuting one or more foreclosure or other proceedings against a portion of the Mortgaged Property or against any collateral other than the Mortgaged Property, which collateral directly or indirectly secures the Obligations, or if Mortgagee shall have obtained a judgment of foreclosure and sale or similar judgment against such collateral, then, whether or not such proceedings are being maintained or judgments were obtained in or outside the State in which the Premises are located, Mortgagee may commence or continue any foreclosure proceedings and exercise its other remedies granted in this Mortgage against all or any part of the Mortgaged Property and Mortgagor waives any objections to the commencement or continuation of a foreclosure of this Mortgage or exercise of any other remedies hereunder based on such other proceedings or judgments, and waives any right to seek to dismiss, stay, remove, transfer or consolidate either any action under this Mortgage or such other proceedings on such basis.  Neither the commencement nor continuation of proceedings to foreclose this Mortgage, nor the exercise of any other rights hereunder nor the recovery of any judgment by Mortgagee in any such proceedings or the occurrence of any sale in any such proceedings shall prejudice, limit or preclude Mortgagee’s right to commence or continue one or more foreclosure or other proceedings or obtain a judgment against any other collateral (either in or outside the State in which the Premises are located) which directly or indirectly secures the Obligations, and Mortgagor expressly waives any objections to the commencement of, continuation of, or entry of a judgment in such other sales or proceedings or exercise of any remedies in such sales or proceedings based upon any action or judgment connected to this Mortgage, and Mortgagor also waives any right to seek to dismiss, stay, remove, transfer or consolidate either such other sales or proceedings or any sale or action under this Mortgage on such basis. It is expressly understood and agreed that to the fullest extent permitted by law, Mortgagee may, at its election, cause the sale of all collateral that is the subject of a single foreclosure action at either a single sale or at multiple sales conducted simultaneously and take such other measures as are appropriate in order to effect the agreement of the parties to dispose of and administer all collateral securing the Obligations (directly or indirectly) in the most economical and least time-consuming manner.

26.           Successors and Assigns.  All covenants of Mortgagor contained in this Mortgage are imposed solely and exclusively for the benefit of Mortgagee, and its successors and assigns, and no other person or entity shall have standing to require compliance with such covenants or be deemed, under any circumstances, to be a beneficiary of such covenants, any or all of which may be freely waived in whole or in part by Mortgagee at any time if in the sole discretion of either of them such a waiver is deemed advisable.  All such covenants of Mortgagor shall run with the land and bind Mortgagor, the successors and assigns of Mortgagor (and each of them)

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and all subsequent owners, encumbrancers and tenants of the Mortgaged Property, and shall inure to the benefit of Mortgagee and its successors and assigns.  The word “Mortgagor” shall be construed as if it read “Mortgagors” whenever the sense of this Mortgage so requires and if there shall be more than one Mortgagor, the obligations of the Mortgagors shall be joint and several.

27.           No Waivers, etc.  Any failure by Mortgagee to insist upon the strict performance by Mortgagor of any of the terms and provisions of this Mortgage shall not be deemed to be a waiver of any of the terms and provisions hereof, and Mortgagee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Mortgagor of any and all of the terms and provisions of this Mortgage to be performed by Mortgagor.  Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the security held for the obligations secured by this Mortgage without, as to the remainder of the security, in any way impairing or affecting the lien of this Mortgage or the priority of such lien over any subordinate lien or deed of trust.

28.           Governing Law, etc.  This Mortgage shall be governed by and construed and interpreted in accordance with the laws of the State in which the Mortgaged Property is located, except that Mortgagor expressly acknowledges that by their respective terms the Credit Agreement and the Security Agreement shall be governed and construed in accordance with the laws of the State of New York, and for purposes of consistency, Mortgagor agrees that in any in personam proceeding related to this Mortgage the rights of the parties to this Mortgage shall also be governed by and construed in accordance with the laws of the State of New York governing contracts made and to be performed in that State.

29.           Certain Definitions.  Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Mortgage shall be used interchangeably in singular or plural form and the word “Mortgagor” shall mean “each Mortgagor or any subsequent owner or owners of the Mortgaged Property or any part thereof or interest therein,” the word “Mortgagee” shall mean “Mortgagee or any successor agent for the Lenders,” the word “person” shall include any individual, corporation, partnership, limited liability company, trust, unincorporated association, government, governmental authority, or other entity, and the words “Mortgaged Property” shall include any portion of the Mortgaged Property or interest therein. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.  The captions in this Mortgage are for convenience of reference only and in no way limit or amplify the provisions hereof.

30.           Duty of Mortgagee; Authority of Mortgagee.  (a)  The Mortgagee’s sole duty with respect to the custody, safekeeping and physical preservation of the Mortgaged Property that is in its possession, or otherwise, shall be to deal with it in the same manner as the Mortgagee deals with similar property for its own account. Neither the Mortgagee, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Mortgaged Property or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Mortgaged Property upon the request of Mortgagor or any other Person or to take any other action whatsoever with regard to the Mortgaged Property or any part thereof.  The powers conferred on the Mortgagee and the Secured Parties hereunder are solely to protect the Mortgagee’s and the Secured Parties’ interests

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in the Mortgaged Property and shall not impose any duty upon the Mortgagee or any Secured Party to exercise any such powers.  The Mortgagee and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to Mortgagor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

(b)           Mortgagor acknowledges that the rights and responsibilities of the Mortgagee under this Mortgage with respect to any action taken by the Mortgagee or the exercise or non-exercise by the Mortgagee of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Mortgage shall, as between the Mortgagee and the Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Mortgagee and Mortgagor, the Mortgagee shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and Mortgagor shall be under no obligation, or entitlement, to make any inquiry respecting such authority.

31.           Last Dollars Secured; Priority.  To the extent that this Mortgage secures only a portion of the indebtedness owing or that may be owing by Mortgagor to the Secured Parties, the parties agree that any payments or repayments of such indebtedness shall be and be deemed to be applied first to the portion of the indebtedness that is not secured hereby, it being the parties’ intent that the portion of the indebtedness last remaining unpaid shall be secured hereby.  If at any time this Mortgage shall secure less than all of the principal amount of the Obligations, it is expressly agreed that any repayments of the principal amount of the Obligations shall not reduce the amount of the lien of this Mortgage until the lien amount shall equal the principal amount of the Obligations outstanding.

32.           Enforcement Expenses; Indemnification. (a)  Mortgagor agrees to pay, or reimburse each Secured Party and the Mortgagee for, all its costs and expenses incurred in collecting against Mortgagor or otherwise enforcing or preserving any rights under this Mortgage, including, without limitation, the reasonable fees and disbursements of counsel to each Secured Party and of counsel to the Mortgagee.

(b)   Mortgagor agrees to pay, and to save the Mortgagee and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes that may be payable or determined to be payable with respect to any of the Mortgaged Property or in connection with any of the transactions contemplated by this Mortgage.

(c)   Mortgagor agrees to pay, and to save the Mortgagee and the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Mortgage to the extent the Company would be required to do so pursuant to Section 14.5 of the Credit Agreement.

(d)  The agreements in this Section shall survive repayment of the Obligations and all other amounts payable.

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33.           Release.  If any of the Mortgaged Property shall be sold, transferred or otherwise disposed of by any Mortgagor in a transaction permitted by the Credit Agreement and the Net Cash Proceeds are applied in accordance with any applicable requirement of the Credit Agreement, then the Mortgagee, at the request and sole expense of such Mortgagor, shall execute and deliver to such Mortgagor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Mortgaged Property.  The Mortgagor shall deliver to the Mortgagee, at least five Business Days prior to the date of the proposed release, a written request for release identifying the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Mortgagor stating that such transaction is in compliance with, and permitted by, the Credit Agreement and the other Credit Documents.

34.           Limitation on Collateral Agent’s Responsibilities with Respect to Existing Senior Notes Holders.  (a)   The obligations of the Mortgagee to the Existing Notes Secured Parties (as defined in the Security Agreement) hereunder shall be limited solely to (i) holding the Mortgaged Property for the benefit of the Existing Notes Secured Parties for so long as (A) any Existing Notes Obligations (as defined in the Security Agreement) remain outstanding and (B) any Existing Notes Obligations are secured by such Mortgaged Property and (ii) distributing any proceeds received by the Mortgagee from the sale, collection or realization of the Mortgaged Property to the Existing Notes Secured Parties in respect of the Existing Notes Obligations in accordance with the terms of this Mortgage.  Neither the holders of the Existing Notes (as defined in the Security Agreement) nor any Existing Notes Trustee (as defined in the Security Agreement) shall be entitled to exercise (or direct the Mortgagee to exercise) any rights or remedies hereunder with respect to the Existing Notes Obligations, including without limitation the right to enforce the security interest in the Mortgaged Property, request any action, institute proceedings, give any instructions, make any election, give any notice to account debtors, make collections, sell or otherwise foreclose on any portion of the Mortgaged Property or execute any amendment, supplement, or acknowledgment hereof.  This Mortgage shall not create any liability of the Mortgagee or the Secured Parties to any of the Existing Notes Secured Parties by reason of actions taken with respect to the creation, perfection or continuation of the security interest on the Mortgaged Property, actions with respect to the occurrence of an Event of Default, actions with respect to the foreclosure upon, sale, release, or depreciation of, or failure to realize upon, any of the Mortgaged Property or action with respect to the collection of any claim for all or any part of the Obligations from any account debtor, guarantor or any other party or the valuation, use or protection of the Mortgaged Property.  By acceptance of the benefits under this Mortgage and the other Security Documents, the Existing Notes Secured Parties and the Existing Notes Trustees will be deemed to have acknowledged and agreed that the provisions of the preceding sentence are intended to induce the Lenders to permit such Persons to be Secured Parties under this Mortgage and certain of the other Security Documents and are being relied upon by the Lenders as consideration therefor.

(b)   The Mortgagee shall not be required to ascertain or inquire as to the performance by the Borrower or any other obligor of the Existing Notes Obligations.

(c)   The Mortgagee may execute any of the powers granted under this Mortgage and perform any duty hereunder either directly or by or through agents or attorneys-in-fact, and shall not be responsible for the gross negligence or willful misconduct of any agents or

16

attorneys-in-fact selected by it with reasonable care and without gross negligence or willful misconduct.

(d)  The Collateral Agent shall not be deemed to have actual, constructive, direct or indirect notice or knowledge of the occurrence of any Event of Default unless and until the Collateral Agent shall have received a notice of Event of Default or a notice from the Administrative Agent, the Mortgagor or any Secured Parties to the Collateral Agent in its capacity as Collateral Agent indicating that an Event of Default has occurred. The Collateral Agent shall have no obligation either prior to or after receiving such notice to inquire whether an Event of Default has, in fact, occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying, on any notice so furnished to it.

(e)  Notwithstanding anything to the contrary herein, nothing in this Mortgage shall or shall be construed to (i) result in the security interest in the Mortgaged Property securing the Existing Notes Obligations less than equally and ratably with the Obligations pursuant to the Existing Notes Indentures to the extent required or (ii) modify or affect the rights of the Existing Notes Secured Parties to receive the pro rata share specified in Section 5.4(a)(ii) of the Security Agreement of any proceeds of any collection or sale of Mortgaged Property.

(f)  The parties hereto agree that the Existing Notes Obligations and the Obligations are, and will be, equally and ratably secured with each other by the Liens on the Mortgaged Property, and that it is their intention to give full effect to the equal and ratable provisions of the Existing Notes Indentures, as in effect on the date hereof. To the extent that the rights and benefits herein or in any other Security Documents conferred on the Existing Notes Secured Parties shall be held to exceed the rights and benefits required so to be conferred by such provisions, such rights and benefits shall be limited so as to provide such Existing Notes Secured Parties only those rights and benefits that are required by such provisions.  Any and all rights not herein expressly given to the Existing Notes Trustees are expressly reserved to the Mortgagee and the Secured Parties other than the Existing Notes Secured Parties.

35.           FINAL AGREEMENT OF THE PARTIES.  THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES REGARDING THE MATTERS COVERED HEREBY.

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This Mortgage has been duly executed by Mortgagor as of the date first above written and is intended to be effective as of such date.

NATURAL GAS PIPELINE COMPANY OF AMERICA

By:
Name: [ ]
Title: [ ]

ACKNOWLEDGEMENT

[LOCAL COUNSEL TO PROVIDE]

Schedule A

Description of the Owned Land

[ ]

EXHIBIT E

FORM OF PERFECTION CERTIFICATE

                           , 200

Reference is hereby made to (i) that certain Security Agreement dated as of              , 2007 (the “Security Agreement”), among Kinder Morgan, Inc., a Kansas corporation (the “Company”), the Subsidiary Grantors party thereto and the Collateral Agent (as hereinafter defined) and (ii) that certain Credit Agreement dated as of                    , 2007 (the “Credit Agreement”) among the Company, certain other parties thereto and Citigroup Global Markets Inc., as administrative and collateral agent (the “Collateral Agent”).  Capitalized terms used but not defined herein have the meanings assigned in the Credit Agreement.

As used herein, the term “Perfection Entities” or “Perfection Entity” means each of the Company and each other Guarantor.

The undersigned hereby certify to the Collateral Agent as follows:

1.             Names.

(a)           The exact legal name of each Perfection Entity, as such name appears in its respective certificate of incorporation or any other organizational document, is set forth in Schedule 1(a).  Each Perfection Entity is (i) the type of entity disclosed next to its name in Schedule 1(a) and (ii) a registered organization except to the extent disclosed in Schedule 1(a).  Also set forth in Schedule 1(a) is the organizational identification number, if any, of each Perfection Entity that is a registered organization, the Federal Taxpayer Identification Number of each Perfection Entity and the jurisdiction of formation of each Perfection Entity.

(b)           Set forth in Schedule 1(b) hereto is any other corporate, trade or organizational names each Perfection Entity has had in the past five years, including any name used by any other business or organization to which any Perfection Entity became the successor by merger, consolidation, acquisition, change in form or otherwise, together with the date of relevant change, and including any name used on any filings with the Internal Revenue Service at any time in the past five years.

(c)           Except as set forth in Schedule 1(c), no Perfection Entity has changed its jurisdiction of organization at any time during the past four months.

2.             Chief Executive Office.  The chief executive office of each Perfection Entity is located at the address set forth in Schedule 2 hereto.

3.             Locations in Alabama, Arizona, Florida and Mississippi.  Set forth in Schedule 3 are all locations in Alabama, Arizona, Florida and Mississippi where each Perfection Entity maintains any Collateral.

4.             UCC Filing Offices.  Attached hereto as Schedule 4 is a schedule setting forth the proper Uniform Commercial Code filing office in the jurisdiction in which each Perfection Entity is located and, to the extent any of the Collateral is comprised of fixtures, in the proper local jurisdiction, in each case as set forth with respect to such Perfection Entity in Section 2 or Section 5 hereof.

5.             Real Property.  Attached hereto as Schedule 5 is a list of all real property with a value of at least $1,000,000 owned by each Perfection Entity noting Mortgaged Property as of the Closing Date and filing offices for Mortgages as of the Closing Date.

6.             Stock Ownership and Other Equity Interests.  Attached hereto as Schedule 6(a) is a true and correct list of all of the authorized, and the issued and outstanding, stock, partnership interests, limited liability company membership interests or other equity interest of each Perfection Entity and its Subsidiaries and the record and beneficial owners of such stock, partnership interests, membership interests or other equity interests. Also set forth on Schedule 6(b) is each equity investment of each Perfection Entity that represents 50% or less of the equity of the entity in which such investment was made.

7.             Evidence of Indebtedness.  Attached hereto as Schedule 7 is a true and correct list of all promissory notes, instruments and other evidence of Indebtedness held by each Perfection Entity and each other Credit Party having a principal amount in excess of $10,000,000, including intercompany notes between Credit Parties.

8.             Intellectual Property.  Attached hereto as Schedule 8(a) is a schedule setting forth all of each Perfection Entity’s Copyrights (each as defined in the Security Agreement) registered (or applied for) with the United States Copyright Office, including the name of the registered owner and the registration number of each Copyright owned by each Perfection Entity.  Attached hereto as Schedule 8(b) is a schedule setting forth all of each Perfection Entity’s Patents (each as defined in the Security Agreement) registered (or applied for) with the United States Patent and Trademark Office, including the name of the registered owner and the registration number of each Patent and Trademark owned by each Perfection Entity.  Attached hereto as Schedule 8(c) is a schedule setting forth all of each Perfection Entity’s Patents (each as defined in the Security Agreement) registered (or applied for) with the United States Patent and Trademark Office, including the name of the registered owner and the registration number of each Patent and Trademark owned by each Perfection Entity.

[SIGNATURE PAGE FOLLOWS]

2

IN WITNESS WHEREOF, we have hereunto signed this Perfection Certificate as of the date first written above

[COMPANY]

By:
Name:
Title:

[SIGNATURE PAGE TO PERFECTION CERTIFICATE]

Schedule 1(a)

Legal Names, Etc.

Legal Name	Type of Perfection Entity	Registered Organization (Yes/No)	Organizational Number	Federal Taxpayer Identification Number	State of Formation

1

Schedule 1(b)

Prior Organizational Names

Perfection Entity	Prior Name	Date of Change

Schedule 1(c)

Changes in Jurisdiction of Formation

3

Schedule 2

Chief Executive Offices

Perfection Entity	Address	County	State

4

Schedule 3

Location of Collateral

in Alabama, Arizona, Florida and Mississippi

Perfection Entity	Address	County	State

5

Schedule 4

UCC Filing Offices

Perfection Entity	Filing Office

6

Schedule 5

Owned Real Property

Owner of Record	Location Address	Mortgaged (Y/N)	Mortgage Filing Office

7

Schedule 6

Stock Ownership and Other Equity Interests

Record Owner	Issuer	Certificate No.	Number and Class of Shares	% of Shares Owned

8

Schedule 7

Evidence of Indebtedness

Payee	Issuer	Principal Amount	Date of Instrument	Maturity Date

9

Schedule 8(a)

Copyrights

UNITED STATES COPYRIGHTS:

Registrations:

OWNER	DESCRIPTION	REGISTRATION NUMBER

Applications:

OWNER	DESCRIPTION	APPLICATION NUMBER

10

Schedule 8(b)

Patents

UNITED STATES PATENTS:

Registrations:

OWNER	DESCRIPTION	REGISTRATION NUMBER

Applications:

OWNER	DESCRIPTION	APPLICATION NUMBER

Schedule 8(c)

Trademarks

UNITED STATES TRADEMARKS:

Registrations:

OWNER	TRADEMARK	REGISTRATION NUMBER

Applications:

OWNER	TRADEMARK	APPLICATION NUMBER

EXHIBIT F

PLEDGE AGREEMENT

PLEDGE AGREEMENT dated as of May 30, 2007, among Kinder Morgan, Inc., a Kansas corporation (the “Company”), each of the Subsidiaries of the Company listed on the signature pages hereto or that becomes a party hereto pursuant to Section 9 hereof (each such Subsidiary being a “Subsidiary Pledgor” and, collectively, the “Subsidiary Pledgors”; the Subsidiary Pledgors and the Company are referred to collectively as the “Pledgors”) and Citibank, N.A., as Collateral Agent (in such capacity, the “Collateral Agent”) under the Credit Agreement (as defined below) for the benefit of the Secured Parties (as defined below).

W I T N E S S E T H:

WHEREAS, (i) the Company is party to the Credit Agreement, dated as of May 30, 2007 (as the same may be amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”) among the Company, Knight Acquisition Co., the lending institutions from time to time parties thereto (the “Lenders”), Citibank, N.A. (“Citibank”), as Administrative Agent and as Collateral Agent and the other agents and entities party thereto; and (ii) the Pledgors are party to the Security Agreement dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”) among the Pledgors and the Collateral Agent;

WHEREAS, (a) pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans to the Borrower and the Letter of Credit Issuers have agreed to issue Letters of Credit for the account of the Borrower (collectively, the “Extensions of Credit”) upon the terms and subject to the conditions set forth therein, (b) one or more Cash Management Banks may from time to time enter into Secured Cash Management Agreements and (c) one or more Hedge Banks may from time to time enter into Secured Hedge Agreements;

WHEREAS, pursuant to the Guarantee (the “Guarantee”) dated as of the date hereof, each Subsidiary Pledgor has unconditionally and irrevocably guaranteed, as primary obligor and not merely as surety, to the Administrative Agent for the benefit of the Credit Agreement Secured Parties, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Credit Agreement Obligations;

WHEREAS, each Subsidiary Pledgor is a Subsidiary Guarantor;

WHEREAS, the proceeds of the Extensions of Credit will be used in part to enable the Borrower to make valuable transfers to the Subsidiary Pledgors in connection with the operation of their respective businesses;

WHEREAS, each Pledgor acknowledges that it will derive substantial direct and indirect benefit from the making of the Extensions of Credit;

WHEREAS, it is a condition precedent to the obligation of the Lenders and the Letter of Credit Issuers to make their respective Extensions of Credit to the Borrower under the Credit Agreement that the Company and the Subsidiary Pledgors shall have executed and delivered this Pledge Agreement to the Collateral Agent for the benefit of the Secured Parties;

WHEREAS, the Company has issued the KMI Existing Notes pursuant to the KMI Existing Notes Indentures;

WHEREAS, the Company has guaranteed the KMFC Existing Notes, which KMFC issued pursuant to the KMFC Existing Notes Indenture;

WHEREAS, the Existing Notes Indentures restrict the ability of the Grantors to grant a security interest in the Collateral to secure the Credit Agreement Obligations, unless the Grantors grant an equal and ratable security interest in the Collateral to secure the Existing Notes Obligations; and

WHEREAS, (a) the Pledgors are the legal and beneficial owners of the Equity Interests, as described under Schedule 1 hereto and issued by the entities named therein (the pledged Equity Interests are, together with any Equity Interests of the issuer of such Equity Interests or any other Subsidiary held by any Pledgor in the future (the “After-acquired Shares”), referred to collectively herein as the “Pledged Shares”) and (b) each of the Pledgors is the legal and beneficial owner of the Indebtedness as described under Schedule 1 hereto (together with any other Indebtedness owed to any Pledgor hereafter and required to be pledged pursuant to Section 9.12 of the Credit Agreement, the “Pledged Debt”);

NOW, THEREFORE, in consideration of the premises and to induce each Administrative Agent, the Collateral Agent, the Lenders and the Letter of Credit Issuers to enter into the Credit Agreement and to induce the respective Lenders and the Letter of Credit Issuers to make their respective Extensions of Credit to the Borrower under the Credit Agreement and to induce each Hedge Bank to enter into Secured Hedge Agreements and to induce each Cash Management Bank to enter into Secured Cash Management Agreements, the Pledgors hereby agree with the Collateral Agent, for the benefit of the Secured Parties, as follows:

1.             Defined Terms.

(a)           Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

(b)           “Proceeds” and any other term used herein without definition that is defined in the UCC has the meaning given to it in the UCC.

(c)           As used herein, the term “Equity Interests” shall mean, collectively, Stock and Stock Equivalents.

(d)           As used herein, the term “3-16 Reporting Subsidiaries” shall mean, collectively, Natural Gas Pipeline Company of America, Kinder Morgan (Delaware), Inc. and Kinder Morgan G.P., Inc.

(e)           As used herein, the terms “Credit Agreement Obligations”, “Credit Agreement Secured Parties”, “Existing Notes”, “Existing Notes Indentures”, “Existing Notes Obligations”, “Existing Notes Secured Parties”,  “Existing Notes Trustees”, “Obligations” and “Secured Parties” shall have the meanings given to such terms in the Security Agreement.

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(f)            As used herein, the term “UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Collateral Agent’s and the Secured Parties’ security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

(g)           References to “Lenders” in this Pledge Agreement shall be deemed to include Cash Management Banks and Hedge Banks.

(h)           The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Pledge Agreement shall refer to this Pledge Agreement as a whole and not to any particular provision of this Pledge Agreement, and Section references are to Sections of this Pledge Agreement unless otherwise specified.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

(i)            The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

2.             Grant of Security.  Each Pledgor hereby transfers, assigns and pledges to the Collateral Agent, for the benefit of the Secured Parties, and grants to the Collateral Agent, for the benefit of the Secured Parties, a lien on and a security interest in (“Security Interest”) all of such Pledgor’s right, title and interest in, to and under the following, whether now owned or existing or at any time hereafter acquired or existing (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations:

(a)           the Pledged Shares held by such Pledgor and the certificates representing such Pledged Shares and any interest of such Pledgor in the entries on the books of the issuer of the Pledged Shares or any financial intermediary pertaining to the Pledged Shares and all dividends, cash, warrants, rights, instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

(b)           the Pledged Debt and the instruments evidencing the Pledged Debt owed to such Pledgor, and all interest, cash, instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Debt; and

(c)           to the extent not covered by clauses (a) and (b) above, respectively, all Proceeds of any or all of the foregoing Collateral.  For purposes of this Pledge Agreement, the term “Proceeds” includes whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes proceeds of any indemnity or

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guarantee payable to any Pledgor or the Collateral Agent from time to time with respect to any of the Collateral;

provided that notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute a grant of a security interest in (A) any Equity Interests in any Unrestricted Subsidiary, (B) any Equity Interests in any Subsidiary acquired pursuant to a Permitted Acquisition which is financed with Indebtedness incurred pursuant to Sections 10.1(j)(i)(y) or 10.1(k)(i)(y) of the Credit Agreement as to which the provisos therein applies, (C) Equity Interests representing more than 65% of the issued and outstanding Voting Stock of any Foreign Subsidiary, (D)  Equity Interests of any Person that is not a Wholly-Owned Subsidiary of a Pledgor, (E) Equity Interests with respect to which the Administrative Agent has confirmed in writing to the Borrower its determination that the costs or other consequences (including adverse tax consequences) of providing a security interest in is excessive in view of the benefits to be obtained by the Lenders and (F) any Equity Interest to the extent that it gives rise to additional subsidiary reporting requirements under Rule 3-16 of Regulation S-X promulgated under the Exchange Act; provided further that in the case of clause (F), if any such additional subsidiary reporting requirement shall arise, then the Administrative Agent and the Borrower agree to negotiate in good faith to find and implement a mutually agreed solution to such additional subsidiary reporting requirement (it being understood that in the case of the 3-16 Reporting Subsidiaries, the Borrower shall promptly, and in any event within 90 days of the additional subsidiary reporting requirement taking effect with respect to any 3-16 Reporting Subsidiary or such longer period that the Collateral Agent may agree to, file the required financial statements of such 3-16 Reporting Subsidiary with the SEC and re-pledge the Equity Interests of such 3-16 Reporting Subsidiary  hereunder).

3.             Security for Obligations.  This Pledge Agreement secures the payment of all Obligations of each Credit Party.  Without limiting the generality of the foregoing, this Pledge Agreement secures the payment of all amounts that constitute part of the Obligations and would be owed by any of the Credit Parties to Secured Parties under the Credit Documents, the Existing Notes or the Existing Notes Indentures but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Credit Party.

4.             Delivery of the Collateral.  All certificates or instruments, if any, representing or evidencing the Collateral shall be promptly delivered to and held by or on behalf of the Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Collateral Agent.  The Collateral Agent shall have the right, at any time after the occurrence and during the continuance of an Event of Default and with notice to the relevant Pledgor, to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Pledged Shares.  Each delivery of Collateral (including any After-acquired Shares) shall be accompanied by a schedule describing the securities theretofore and then being pledged hereunder, which shall be attached hereto as Schedule 1 and made a part hereof, provided that the failure to attach any such schedule hereto shall not affect the validity of such pledge of such securities.  Each schedule so delivered shall supersede any prior schedules so delivered.

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5.             Representations and Warranties.  Each Pledgor represents and warrants as follows:

(a)           Schedule 1 hereto (i) correctly represents as of the Closing Date (A) the issuer, the certificate number, the Pledgor and the record and beneficial owner, the number and class and the percentage of the issued and outstanding Equity Interests of such class of all Pledged Shares and (B) the issuer, the initial principal amount, the Pledgor and holder, date of and maturity date of all Pledged Debt and (ii) together with the comparable schedule to each supplement hereto, includes all Equity Interests, debt securities and promissory notes required to be pledged hereunder.  Except as set forth on Schedule 1, the Pledged Shares represent all of the issued and outstanding Equity Interests of each class of Equity Interests in each such issuer on the Closing Date.

(b)           Such Pledgor is the legal and beneficial owner of the Collateral pledged or assigned by such Pledgor hereunder free and clear of any Lien, except for the Lien created by this Pledge Agreement and any non-consensual Permitted Liens arising by operation of law.

(c)           As of the Closing Date, the Pledged Shares pledged by such Pledgor hereunder have been duly authorized and validly issued and, in the case of Pledged Shares issued by a corporation, are fully paid and non-assessable.

(d)           The execution and delivery by such Pledgor of this Pledge Agreement and the pledge of the Collateral pledged by such Pledgor hereunder pursuant hereto create a legal, valid and enforceable security interest in such Collateral and, upon delivery of such Collateral to the Collateral Agent in the State of New York, shall constitute a fully perfected Lien on and security interest in the Collateral, securing the payment of the Obligations, in favor of the Collateral Agent for the benefit of the Secured Parties, except as enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and subject to general principles of equity.

(e)           Such Pledgor has full power, authority and legal right to pledge all the Collateral pledged by such Pledgor pursuant to this Pledge Agreement and this Pledge Agreement constitutes a legal, valid and binding obligation of each Pledgor, enforceable in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and subject to general principles of equity.

6.             Certification of Limited Liability Company, Limited Partnership Interests and Pledged Debt.

(a)           The Equity Interests in any Domestic Subsidiary that is organized as a limited liability company or limited partnership and pledged hereunder shall be represented by a certificate and in the organizational documents of such Domestic Subsidiary, the applicable Pledgor shall cause the issuer of such interests to elect to treat such interests as a “security” within the meaning of Article 8 of the Uniform Commercial Code of its jurisdiction of organization or formation, as applicable, by including in its organizational documents language

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substantially similar to the following and, accordingly, such interests shall be governed by Article 8 of the Uniform Commercial Code:

“The Partnership/Company hereby irrevocably elects that all membership interests in the Partnership/Company shall be securities governed by Article 8 of the Uniform Commercial Code of [jurisdiction of organization or formation, as applicable].  Each certificate evidencing partnership/membership interests in the Partnership/Company shall bear the following legend:  “This certificate evidences an interest in [name of Partnership/LLC] and shall be a security for purposes of Article 8 of the Uniform Commercial Code.”  No change to this provision shall be effective until all outstanding certificates have been surrendered for cancellation and any new certificates thereafter issued shall not bear the foregoing legend.”

(b)           Each Pledgor will comply with Section 9.12 of the Credit Agreement.

7.             Further Assurances.  Each Pledgor agrees that at any time and from time to time, at the expense of such Pledgor, it will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, or which the Collateral Agent or the Required Lenders may reasonably request, in order (x) to perfect and protect any pledge, assignment or security interest granted or purported to be granted hereby  (including the priority thereof) or (y) to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

8.             Voting Rights; Dividends and Distributions; Etc.

(a)           So long as no Event of Default shall have occurred and be continuing:

(i)           Each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not prohibited by the terms of this Pledge Agreement or the other Credit Documents.

(ii)          The Collateral Agent shall execute and deliver (or cause to be executed and delivered) to each Pledgor all such proxies and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above.

(b)           Subject to paragraph (c) below, each Pledgor shall be entitled to receive and retain and use, free and clear of the Lien of this Pledge Agreement, any and all dividends, distributions, principal and interest made or paid in respect of the Collateral to the extent permitted by the Credit Agreement; provided, however, that any and all noncash dividends, interest, principal or other distributions that would constitute Pledged Shares or Pledged Debt, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Shares or received in exchange for Pledged Shares or Pledged Debt or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be, and shall be forthwith delivered to the Collateral Agent to hold as, Collateral

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and shall, if received by such Pledgor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Pledgor and be forthwith delivered to the Collateral Agent as Collateral in the same form as so received (with any necessary indorsement).

(c)           Upon written notice to a Pledgor by the Collateral Agent following the occurrence and during the continuance of an Event of Default:

(i)           all rights of such Pledgor to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 8(a)(i) shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights during the continuance of such Event of Default, provided that, unless otherwise directed by the Required Lenders, the Collateral Agent shall have the right from time to time following the occurrence and during the continuance of an Event of Default to permit the Pledgors to exercise such rights.  After all Events of Default have been cured or waived, each Pledgor will have the right to exercise the voting and consensual rights that such Pledgor would otherwise be entitled to exercise pursuant to the terms of Section 8(a)(i) (and the obligations of the Collateral Agent under Section 8(a)(ii) shall be reinstated);

(ii)          all rights of such Pledgor to receive the dividends, distributions and principal and interest payments that such Pledgor would otherwise be authorized to receive and retain pursuant to Section 8(b) shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to receive and hold as Collateral such dividends, distributions and principal and interest payments during the continuance of such Event of Default. After all Events of Default have been cured or waived, the Collateral Agent shall repay to each Pledgor (without interest) all dividends, distributions and principal and interest payments that such Pledgor would otherwise be permitted to receive, retain and use pursuant to the terms of Section 8(b);

(iii)         all dividends, distributions and principal and interest payments that are received by such Pledgor contrary to the provisions of Section 8(b) shall be received in trust for the benefit of the Collateral Agent shall be segregated from other property or funds of such Pledgor and shall forthwith be delivered to the Collateral Agent as Collateral in the same form as so received (with any necessary indorsements); and

(iv)        in order to permit the Collateral Agent to receive all dividends, distributions and principal and interest payments to which it may be entitled under Section 8(b) above, to exercise the voting and other consensual rights that it may be entitled to exercise pursuant to Section 8(c)(i) above, and to receive all dividends, distributions and principal and interest payments that it may be entitled to under Sections 8(c)(ii) and (c)(iii) above, such Pledgor shall, if necessary, upon written notice from the Collateral Agent, from time to time execute and deliver to the Collateral Agent, appropriate proxies, dividend payment orders and other instruments as the Collateral Agent may reasonably request.

9.             Transfers and Other Liens; Additional Collateral; Etc.  Each Pledgor shall:

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(a)           not (i) except as permitted by the Credit Agreement, sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Collateral or (ii) create or suffer to exist any consensual Lien upon or with respect to any of the Collateral, except for the Lien under this Pledge Agreement, provided that in the event such Pledgor sells or otherwise disposes of assets permitted by the Credit Agreement, and such assets are or include any of the Collateral, the Collateral Agent shall release such Collateral to such Pledgor free and clear of the Lien under this Pledge Agreement concurrently with the consummation of such sale;

(b)           pledge and, if applicable, cause each Domestic Subsidiary to pledge, to the Collateral Agent for the benefit of the Secured Parties, immediately upon acquisition thereof, all the Equity Interests and all evidence of Indebtedness held or received by such Pledgor or Domestic Subsidiary required to be pledged hereunder pursuant to Section 9.12 of the Credit Agreement, in each case pursuant to a supplement to this Pledge Agreement substantially in the form of Annex A hereto (it being understood that the execution and delivery of such a supplement shall not require the consent of any Pledgor hereunder and that the rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Pledgor as a party to this Pledge Agreement); and

(c)           defend its and the Collateral Agent’s title or interest in and to all the Collateral (and in the Proceeds thereof) against any and all Liens (other than the Lien of this Pledge Agreement), however arising, and any and all Persons whomsoever.

10.           Collateral Agent Appointed Attorney-in-Fact.  Each Pledgor hereby appoints, which appointment is irrevocable and coupled with an interest, the Collateral Agent as such Pledgor’s attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, to take any action and to execute any instrument, in each case after the occurrence and during the continuance of an Event of Default and with notice to such Pledgor, that the Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes of this Pledge Agreement, including to receive, indorse and collect all instruments made payable to such Pledgor representing any dividend, distribution or principal or interest payment in respect of the Collateral or any part thereof and to give full discharge for the same.

11.           The Collateral Agent’s Duties.

(i)                 The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account.  The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property.  Neither the Collateral Agent, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Pledgor or any other Person or to take any other action

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whatsoever with regard to the Collateral or any part thereof.  The powers conferred on the Collateral Agent and the Secured Parties hereunder are solely to protect the Collateral Agent’s and the Secured Parties’ interests in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers.  The Collateral Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Pledgor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.  By acceptance of the benefits under this Agreement and the other Security Documents, the Existing Notes Secured Parties and the Existing Notes Trustees will be deemed to have acknowledged and agreed that the provisions of the preceding sentence are intended to induce the Lenders to permit such Persons to be Secured Parties under this Agreement and certain of the other Security Documents and are being relied upon by the Lenders as consideration therefor.

(b)           The obligations of the Collateral Agent to the Existing Notes Secured Parties hereunder shall be limited solely to (i) holding the Collateral for the benefit of the Existing Notes Secured Parties for so long as (A) any Existing Notes Obligations remain outstanding and (B) any Existing Notes Obligations are secured by such Collateral and (ii) distributing any proceeds received by the Collateral Agent from the sale, collection or realization of the Collateral to the Existing Notes Secured Parties in respect of the Existing Notes Obligations in accordance with the terms of this Agreement.  Neither the holders of the Existing Notes nor any Existing Notes Trustee shall be entitled to exercise (or direct the Collateral Agent to exercise) any rights or remedies hereunder with respect to the Existing Notes Obligations, including without limitation the right to enforce the security interest in the Collateral, request any action, institute proceedings, give any instructions, make any election, give any notice to account debtors, make collections, sell or otherwise foreclose on any portion of the Collateral or execute any amendment, supplement, or acknowledgment hereof.  This Agreement shall not create any liability of the Collateral Agent or the Credit Agreement Secured Parties to any of the Existing Notes Secured Parties by reason of actions taken with respect to the creation, perfection or continuation of the security interest on the Collateral, actions with respect to the occurrence of an Event of Default, actions with respect to the foreclosure upon, sale, release, or depreciation of, or failure to realize upon, any of the Collateral or action with respect to the collection of any claim for all or any part of the Secured Obligations from any account debtor, guarantor or any other party or the valuation, use or protection of the Collateral.

(c)           The Collateral Agent shall not be required to ascertain or inquire as to the performance by the Borrower or any other obligor of the Existing Notes Obligations.

(d)           The Collateral Agent may execute any of the powers granted under this Agreement and perform any duty hereunder either directly or by or through agents or attorneys-in-fact, and shall not be responsible for the gross negligence or willful misconduct of any agents or attorneys-in-fact selected by it with reasonable care and without gross negligence or willful misconduct.

(e)           The Collateral Agent shall not be deemed to have actual, constructive, direct or indirect notice or knowledge of the occurrence of any Event of Default unless and until the Collateral Agent shall have received a notice of Event of Default or a notice from the

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Administrative Agent, a Pledgor or any Secured Party to the Collateral Agent in its capacity as Collateral Agent indicating that an Event of Default has occurred.  The Collateral Agent shall have no obligation either prior to or after receiving such notice to inquire whether an Event of Default has, in fact, occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying, on any notice so furnished to it.

(f)            Notwithstanding anything to the contrary herein, nothing in this Agreement shall or shall be construed to (i) result in the security interest in the Collateral  securing the Existing Notes Obligations less than equally and ratably with the Credit Agreement Obligations pursuant to the Existing Notes Indentures to the extent required or (ii) modify or affect the rights of the Existing Notes Secured Parties to receive the pro rata share specified in Section 12(b)(ii) of any proceeds of any collection or sale of Collateral.

(g)           The parties hereto agree that the Existing Notes Obligations and the Credit Agreement Obligations are, and will be, equally and ratably secured with each other by the Liens on the Collateral, and that it is their intention to give full effect to the equal and ratable provisions of the Existing Notes Indentures, as in effect on the date hereof.  To the extent that the rights and benefits herein or in any other Security Document conferred on the Existing Notes Secured Parties shall be held to exceed the rights and benefits required so to be conferred by such provisions, such rights and benefits shall be limited so as to provide such Existing Notes Secured Parties only those rights and benefits that are required by such provisions.  Any and all rights not herein expressly given to the Existing Notes Trustees are expressly reserved to the Collateral Agent and the Secured Parties other than the Existing Notes Secured Parties.

12.           Remedies.  If any Event of Default shall have occurred and be continuing:

(a)           The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and also may with notice to the relevant Pledgor, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange broker’s board or at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such price or prices and upon such other terms as are commercially reasonable irrespective of the impact of any such sales on the market price of the Collateral.  The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers of Collateral to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and, upon consummation of any such sale, the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold.  Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.  The Collateral Agent or any Secured Party shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, and the Collateral Agent or such Secured Party may pay the

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purchase price by crediting the amount thereof against the Obligations.  Each Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  To the extent permitted by law, each Pledgor hereby waives any claim against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree.

(b)           The Collateral Agent shall apply the Proceeds of any collection or sale of the Collateral at any time after receipt as follows:

(i)            first, to the payment of all reasonable and documented costs and expenses incurred by the Collateral Agent in connection with such collection or sale or otherwise in connection with this Pledge Agreement, the other Credit Documents or any of the Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Credit Document on behalf of any Pledgor and any other reasonable and documented costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Credit Document;

(ii)           second, to the Secured Parties, an amount equal to all Obligations owing to them on the date of any distribution, and, if such moneys shall be insufficient to pay such amounts in full, then ratably as between the Credit Agreement Secured Parties and the Existing Note Secured Parties (without priority of any one over any other) in proportion to the unpaid amounts of Credit Agreement Obligations and Existing Notes Obligations, which such proceeds applied (x) as among the Existing Notes Secured Parties, to such Secured Parties in proportion to the unpaid amounts thereof and (y) as among the Credit Agreement Secured Parties, as set forth in Section 11 of the Credit Agreement (or, if the Credit Agreement is amended such that Section 11 no longer sets forth the priorities for such application, as may be set forth elsewhere in the Credit Agreement); and

(iii)          third, any surplus then remaining shall be paid to the Pledgors or their successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

11

(c)           If at any time any moneys collected or received by the Collateral Agent pursuant to this Agreement are distributable pursuant to paragraph (a) above to any Existing Notes Trustee, and if such Existing Notes Trustee shall notify the Collateral Agent in writing that no provision is made under the applicable Existing Notes Indenture for the application by such Existing Notes Trustee of such moneys and that the applicable Existing Notes Indenture does not effectively provide for the receipt and the holding by such Existing Notes Trustee of such moneys pending the application thereof, then the Collateral Agent, after receipt of such moneys pending the application thereof, and after receipt of such notification, shall at the direction of such Existing Notes Trustee, invest such amounts in Permitted Investments maturing within 90 days after they are acquired by the Collateral Agent or, in the absence of such direction, hold such moneys uninvested and shall hold all such amounts so distributable and all such investments and the net proceeds thereof in trust solely for such Existing Notes Trustee (in its capacity as trustee) and for no other purpose until such time as such Existing Notes Trustee shall request in writing the delivery thereof by the Collateral Agent for application pursuant to the applicable Existing Notes Indenture.  The Collateral Agent shall not be responsible for any diminution in funds resulting from any such investment or any liquidation or any liquidation thereof prior to maturity.

(d)           The Collateral Agent may exercise any and all rights and remedies of each Pledgor in respect of the Collateral.

(e)           All payments received by any Pledgor in respect of the Collateral after the occurrence and during the continuance of an Event of Default shall be received in trust for the benefit of the Collateral Agent shall be segregated from other property or funds of such Pledgor and shall be forthwith delivered to the Collateral Agent as Collateral in the same form as so received (with any necessary indorsement).

(f)            In making the determination and allocations required by this Section 12, the Collateral Agent may conclusively rely upon information supplied by each Existing Notes Trustee as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Existing Notes Obligations and information supplied by the Administrative Agent as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Credit Agreement Obligations, and the Collateral Agent shall have no liability to any of the Secured Parties for actions taken in reliance on such information; provided that nothing in this sentence shall prevent any Pledgor from contesting any amounts claimed by any Secured Party in any information so supplied.  All distributions made by the Collateral Agent pursuant to this Section 12 shall be (subject to any decree of any court of competent jurisdiction) final (absent manifest error), and the Collateral Agent shall have no duty to inquire as to the application by the Administrative Agent or any Existing Notes Trustee of any amounts distributed to them.

(g)           If, despite the provisions of this Agreement, any Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the Secured Obligations to which it is then entitled in accordance with this Agreement, such Secured Party shall hold such payment or other recovery in trust for the benefit of all Secured Parties hereunder for distribution in accordance with this Section 12.

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13.           Amendments, etc. with Respect to the Obligations; Waiver of Rights.  Each Pledgor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Pledgor and without notice to or further assent by any Pledgor, (a) any demand for payment of any of the Obligations made by the Collateral Agent or any other Secured Party may be rescinded by such party and any of the Obligations continued, (b) the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Collateral Agent or any other Secured Party, (c) the Credit Agreement, the other Credit Documents, the Letters of Credit and any other documents executed and delivered in connection therewith and any Secured Cash Management Agreements and Secured Hedge Agreements may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders, as the case may be, or, in the case of any Secured Cash Management Agreement or Secured Hedge Agreement, the applicable Cash Management Bank or Hedge Bank) may deem advisable from time to time, (d) any Existing Notes Indenture and any other documents executed and delivered in connection therewith and may be amended, modified, supplemented or terminated, in whole or in part, from time to time in accordance with their respective terms, and (e) any collateral security, guarantee or right of offset at any time held by the Collateral Agent or any other Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released.  Neither the Collateral Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Pledge Agreement or any property subject thereto.  When making any demand hereunder against any Pledgor, the Collateral Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on the Borrower or any Pledgor or any other Person, and any failure by the Collateral Agent or any other Secured Party to make any such demand or to collect any payments from the Borrower or any Pledgor or any other Person or any release of the Borrower or any Pledgor or any other person shall not relieve any Pledgor in respect of which a demand or collection is not made or any Pledgor not so released of its several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Collateral Agent or any other Secured Party against any Pledgor.  For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

14.           Continuing Security Interest; Assignments Under the Credit Agreement; Release.

(a)            This Pledge Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Pledgor and the successors and assigns thereof, and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their respective successors, indorsees, transferees and assigns until all Credit Agreement  Obligations (other than any contingent indemnity obligations not then due) shall have been satisfied by payment in full, the Commitments shall be terminated and no Letters of Credit shall be outstanding (or all such Letters of Credit shall have been fully cash collateralized or otherwise back-stopped to the reasonable satisfaction of the applicable Letter of Credit Issuer), notwithstanding that from time to time during the term of the Credit Agreement and any Secured

13

Cash Management Agreement or Secured Hedge Agreement the Credit Parties may be free from any Obligations.

(b)           A Subsidiary Pledgor shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of such Subsidiary Pledgor shall be automatically released upon the consummation of any transaction permitted under the Credit Agreement, as a result of which such Subsidiary Pledgor ceases to be a Subsidiary Guarantor.

(c)           Upon any sale or other transfer by any Pledgor of any Collateral that is permitted under the Credit Agreement or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 14.1 of the Credit Agreement, the obligations of such Pledgor with respect to such Collateral shall be automatically released and such Collateral sold free and clear of the Lien and Security Interests created hereby.  Any release of Collateral permitted by this clause (c) and clause (b) above will be deemed not to impair the Liens created by the Security Documents in contravention thereof and any person that is required to deliver an officer’s certificate or opinion of counsel pursuant to Section 314(d) of the Trust Indenture Act shall be entitled to rely upon the foregoing as a basis for delivery of such certificate or opinion.

(d)           In the event that Rule 3-16 of Regulation S-X of the Exchange Act is amended, modified or interpreted by the SEC or any other relevant Governmental Authority to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other Governmental Authority) of separate financial statements of any Subsidiary of the Borrower due to the fact that the Equity Interests of such Subsidiary are pledged under this Agreement, then the Equity Interests of such Subsidiary shall automatically be deemed not to be part of the Collateral to the extent necessary not to be subject to such requirement; provided that in any such case the Administrative Agent and the Borrower agree to negotiate in good faith to find and implement a mutually agreed solution to such additional subsidiary reporting requirement (it being understood that in the case of the 3-16 Reporting Subsidiaries, the Borrower shall promptly, and in any event within 90 days of the additional subsidiary reporting requirement taking effect with respect to any 3-16 Reporting Subsidiary or such longer period that the Collateral Agent may agree to, file the required financial statements of such 3-16 Reporting Subsidiary with the SEC and re-pledge the Equity Interests of such 3-16 Reporting Subsidiary hereunder).  Notwithstanding anything to the contrary in this Agreement, if Equity Interests of any Subsidiary are not required to be pledged under this Agreement because Rule 3-16 of Regulation S-X of the Exchange Act would require the filing of separate financial statements of such Subsidiary if its Equity Interests were so pledged, in the event that Rule 3-16 of Regulation S-X of the Exchange Act is amended, modified or interpreted by the SEC or any other relevant Governmental Authority to no longer require (or is replaced with another rule or regulation that would not require) the filing of separate financial statements of such Subsidiary if some or all of its Equity Interests are pledged under this Agreement, then such Equity Interests of such Subsidiary shall automatically be deemed part of the Collateral and pledged under this Agreement.

(e)           In connection with any termination or release pursuant to the foregoing paragraph (a), (b) (c) or (d), the Collateral Agent shall execute and deliver to any Pledgor, at such Pledgor’s expense, all documents that such Pledgor shall reasonably request to evidence

14

such termination or release.  Any execution and delivery of documents pursuant to this Section 14 shall be without recourse to or warranty by the Collateral Agent.

15.           Reinstatement.  Each Pledgor further agrees that, if any payment made by any Credit Party or other Person and applied to the Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the Proceeds of Collateral are required to be returned by any Secured Party to such Credit Party, its estate, trustee, receiver or any other party, including any Pledgor, under any bankruptcy law, state, federal or foreign law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made or, if prior thereto the Lien granted hereby or other Collateral securing such liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), such Lien or other Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect any Lien or other Collateral securing the obligations of any Pledgor in respect of the amount of such payment.

16.           Notices.  All notices, requests and demands pursuant hereto shall be made in accordance with Section 14.2 of the Credit Agreement; provided that (i) any notice to an Existing Notes Trustee may be made to its address as set forth in the most recent copy of applicable Existing Notes Indenture provided to the Collateral Agent by the Company and (ii) notice to any Existing Notes Trustee shall be deemed sufficient notice to the holders of the applicable Existing Notes for all purposes hereunder.  All communications and notices hereunder to any Subsidiary Grantor shall be given to it in care of the Company at the Company’s address set forth in Section 14.2 of the Credit Agreement.

17.           Counterparts.  This Pledge Agreement may be executed by one or more of the parties to this Pledge Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  A set if copies of this Security Agreement signed by all the parties shall be lodged with the Collateral Agent, the Existing Notes Trustees and the Company.

18.           Severability.  Any provision of this Pledge Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

19.           Integration.  This Pledge Agreement together with the other Credit Documents represents the agreement of each of the Pledgors with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by the Collateral Agent or any other Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.

15

20.           Amendments in Writing; No Waiver; Cumulative Remedies.

(a)           None of the terms or provisions of this Pledge Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the affected Pledgor and the Administrative Agent in accordance with Section 14.1 of the Credit Agreement; provided, however, that the requisite written consent of the holders of the applicable Existing Notes and/or the applicable Existing Notes Trustee under the applicable Existing Notes Indenture shall be required with respect to any release, waiver, amendment or other modification of this Agreement that would materially and adversely affect the rights of the holders of one or more series of the Existing Notes to equally and ratably share in the security provided for herein with respect to the Collateral.  Except as set forth in this Section 20, neither the holders of any of the Existing Notes nor any of the Existing Notes Trustees shall have any rights to approve any release, waiver, amendment, modification, charge, discharge or termination with respect to this Agreement.

(b)           Neither the Collateral Agent nor any Secured Party shall by any act (except by a written instrument pursuant to Section 20(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof.  No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Collateral Agent or such other Secured Party would otherwise have on any future occasion.

(c)           The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

21.           Collateral Agent as Agent.  Section 7 of the Security Agreement is incorporated herein, mutatis mutandis (to apply to this Agreement rather than to the Security Agreement).

22.           Section Headings.  The Section headings used in this Pledge Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

23.           Successors and Assigns.  This Pledge Agreement shall be binding upon the successors and assigns of each Pledgor and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Pledgor may assign, transfer or delegate any of its rights or obligations under this Pledge Agreement without the prior written consent of the Collateral Agent.

24.           WAIVER OF JURY TRIAL.  EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY

16

LEGAL ACTION OR PROCEEDING RELATING TO THIS PLEDGE AGREEMENT, ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

25.           Submission to Jurisdiction; Waivers.  Each party hereto irrevocably and unconditionally:

(a)           submits for itself and its property in any legal action or proceeding relating to this Pledge Agreement and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b)           consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)           agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address referred to in Section 16 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

(d)           agrees that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any Secured Party) to sue in any other jurisdiction; and

(e)           waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 25 any special, exemplary, punitive or consequential damages.

26.           Acknowledgments.  Each party hereto hereby acknowledges that:

(i)            it has been advised by counsel in the negotiation, execution and delivery of this Pledge Agreement and the other Credit Documents to which it is a party;

(ii)           neither the Collateral Agent nor any other Secured Party has any fiduciary relationship with or duty to any Pledgor arising out of or in connection with this Pledge Agreement or any of the other Credit Documents, and the relationship between the Pledgors, on the one hand, and the Collateral Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(iii)          no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders and any other Secured Party or among the Pledgors and the Lenders and any other Secured Party.

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27.           GOVERNING LAW.  THIS PLEDGE AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[SIGNATURE PAGES FOLLOW]

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EXHIBIT F

IN WITNESS WHEREOF, each of the undersigned has caused this Pledge Agreement to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

KINDER MORGAN, INC.

By:
Name:
Title:

INTERENERGY CORPORATION

By:
Name:
Title:

KINDER MORGAN (DELAWARE), INC.

By:
Name:
Title:

KINDER MORGAN ILLINOIS PIPELINE LLC

By:
Name:
Title:

KINDER MORGAN TRANSCOLORADO LLC

By:
Name:
Title:

KINDER MORGAN TRANSCOLORADO, INC.

By:
Name:
Title:

KM INTERNATIONAL SERVICES, INC.

By:
Name:
Title:

KN GAS GATHERING, INC.

By:
Name:
Title:

2

KN NATURAL GAS, INC.

By:
Name:
Title:

KN TELECOMMUNICATIONS, INC.

By:
Name:
Title:

KN TRANSCOLORADO, INC.

By:
Name:
Title:

MIDCON CORP.

By:
Name:
Title:

NATURAL GAS PIPELINE COMPANY OF AMERICA

By:
Name:
Title:

3

NGPL CANYON COMPRESSION COMPANY

By:
Name:
Title:

4

CITIBANK, N.A., as
Collateral Agent

By:
Name:
Title:

5

ANNEX A
TO THE PLEDGE AGREEMENT

SUPPLEMENT NO. [    ] dated as of [            ] to the PLEDGE AGREEMENT dated as of May 30, 2007, among Kinder Morgan, Inc., a Kansas corporation (the “Company”), each of the Subsidiaries of the Company listed on the signature pages thereto (each such Subsidiary being a “Subsidiary Pledgor” and, collectively, the “Subsidiary Pledgors”; the Subsidiary Pledgors and the Company are referred to collectively as the “Pledgors”) and Citibank, N.A., as Collateral Agent (in such capacity, the “Collateral Agent”).

A.            Reference is made to the Credit Agreement, dated as of May 30, 2007 (as the same may be amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”) among the Company, Knight Acquisition Co., the lending institutions from time to time parties thereto (the “Lenders”), Citibank, N.A. (“Citibank”), as Administrative Agent and as Collateral Agent and the other agents and entities party thereto.

B.            Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Pledge Agreement.

C.            The Pledgors have entered into the Pledge Agreement in order to induce the Administrative Agent, the Collateral Agent, the Lenders and the Letter of Credit Issuers to enter into the Credit Agreement and to induce the respective Lenders and the Letter of Credit Issuers to make their respective Extensions of Credit to the Borrower under the Credit Agreement and to induce one or more Cash Management Banks and/or Hedge Banks to enter into Secured Cash Management Agreements or Secured Hedge Agreements.

D.            The undersigned [Pledgors][Subsidiary Guarantors] (each an “Additional Pledgor”) are (a) the legal and beneficial owners of the Equity Interests described under Schedule 1 hereto and issued by the entities named therein  (such Equity Interests, together with any Equity Interests of the issuer of such Pledged Shares or any other Subsidiary obtained in the future by any Additional Pledgor (the “After-acquired Additional Pledged Shares”), and in each case to the extent such Equity Interests are not subject to one of the exceptions set forth in the proviso to Section 2 of the Pledge Agreement, referred to collectively herein as the “Additional Pledged Shares”) and (b) the legal and beneficial owners of the Indebtedness described under Schedule 1 hereto (together with any other Indebtedness owed to any Additional Pledgor hereafter and required to be pledged pursuant to Section 9.12 of the Credit Agreement, the “Additional Pledged Debt”).

E.             Section 9.12 of the Credit Agreement and Section 9(b) of the Pledge Agreement provide that additional Subsidiaries may become Subsidiary Pledgors under the Pledge Agreement by execution and delivery of an instrument in the form of this Supplement.  Each undersigned Additional Pledgor is executing this Supplement in accordance with the requirements of Section 9(b) of the Pledge Agreement to pledge to the Collateral Agent for the benefit of the Secured Parties the Additional Pledged Shares and the Additional Pledged Debt [and to become a Subsidiary Pledgor under the Pledge Agreement] in order to induce the Lenders and the Letter of Credit Issuers to make additional Extensions of Credit and as consideration for Extensions of Credit previously made and to induce one or more Cash Management Banks and/or Hedge Banks to enter into Secured Cash Management Agreements or Secured Hedge Agreements.

Accordingly, the Collateral Agent and each undersigned Additional Pledgor agree as follows:

SECTION 1.  In accordance with Section 9(b) of the Pledge Agreement, each Additional Pledgor by its signature hereby transfers, assigns and pledges to the Collateral Agent, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in all of such Additional Pledgor’s right, title and interest in the following, whether now owned or existing or hereafter acquired or existing (collectively, the “Additional Collateral”):

(a)           the Additional Pledged Shares held by such Additional Pledgor and the certificates representing such Additional Pledged Shares and any interest of such Additional Pledgor in the entries on the books of the issuer of the Additional Pledged Shares or any financial intermediary pertaining to the Additional Pledged Shares and all dividends, cash, warrants, rights, instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Additional Pledged Shares;

(b)           the Additional Pledged Debt and the instruments evidencing the Additional Pledged Debt owed to such Additional Pledgor, and all interest, cash, instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Additional Pledged Debt; and

(c)           to the extent not covered by clauses (a) and (b) above, respectively, all Proceeds of any or all of the foregoing Additional Collateral.  For purposes of this Supplement, the term “Proceeds” includes whatever is receivable or received when Additional Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes proceeds of any indemnity or guarantee payable to any Additional Pledgor or the Collateral Agent from time to time with respect to any of the Additional Collateral.

For purposes of the Pledge Agreement, the Collateral shall be deemed to include the Additional Collateral.

[SECTION 2.  Each Additional Pledgor by its signature below becomes a Pledgor under the Pledge Agreement with the same force and effect as if originally named therein as a Pledgor and each Additional Pledgor hereby agrees to all the terms and provisions of the Pledge Agreement applicable to it as a Pledgor thereunder.  Each reference to a “Subsidiary Pledgor” or a “Pledgor” in the Pledge Agreement shall be deemed to include each Additional Pledgor.  The Pledge Agreement is hereby incorporated herein by reference.](1)

SECTION [2][3].  Each Additional Pledgor represents and warrants as follows:

(a)           Schedule 1 hereto (i) correctly represents as of the date hereof (A) the issuer, the certificate number, the Pledgor and registered owner, the number and class and the percentage of the issued and outstanding Equity Interests of such class of all Additional Pledged Shares and (B) the issuer, the initial principal amount, the Pledgor and holder, date of and maturity date of all Additional Pledged Debt and (ii) together with Schedule 1 to the Pledge Agreement, the comparable schedules to each other Supplement to the Pledge Agreement, includes all Equity Interests, debt securities and promissory notes required to be pledged by Section 9.12 of  the Credit Agreement.  Except as set forth on Schedule 1, the Pledged Shares represent all of the issued and outstanding Equity Interests of each class of Equity Interests of the issuer on the date hereof.

(b)           Such Additional Pledgor is the legal and beneficial owner of the Additional Collateral pledged or assigned by such Additional Pledgor hereunder free and clear of any Lien, except for the Lien created by this Supplement to the Pledge Agreement.

(c)           As of the date of this Supplement, the Additional Pledged Shares pledged by such Additional Pledgor hereunder have been duly authorized and validly issued and, in the case of Additional Pledged Shares issued by a corporation, are fully paid and non-assessable.

(d)           The execution and delivery by such Additional Pledgor of this Supplement and the pledge of the Additional Collateral pledged by such Additional Pledgor hereunder pursuant hereto create a legal, valid and enforceable security interest in the Additional Collateral and, upon delivery of such Additional Collateral to the Collateral Agent in the State of New York, shall constitute a fully perfected Lien on and security interest in the Additional Collateral, securing the payment of the Obligations, in favor of the Collateral Agent for the benefit of the Secured Parties, except as enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and subject to general principles of equity.

(1)           Include only for Additional Pledgors that are not already signatories to the Pledge Agreement.

(e)           Such Additional Pledgor has full power, authority and legal right to pledge all the Additional Collateral pledged by such Additional Pledgor pursuant to this Supplement and this Supplement constitutes a legal, valid and binding obligation of each Additional Pledgor, enforceable in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and subject to general principles of equity.

SECTION [3][4].  This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  A set of the copies of this Supplement signed by all the parties shall be lodged with the Collateral Agent, the Existing Notes Trustees and the Company.  This Supplement shall become effective as to each Additional Pledgor when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of such Additional Pledgor and the Collateral Agent.

SECTION [4][5].  Except as expressly supplemented hereby, the Pledge Agreement shall remain in full force and effect.

SECTION [5][6].  THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER  SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION [6][7].  Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Pledge Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION [7][8].  All notices, requests and demands pursuant hereto shall be made in accordance with Section 16 of the Pledge Agreement.  All communications and notices hereunder to each Additional Pledgor shall be given to it in care of the Company at the Company’s address set forth in Section 14.2 of the Credit Agreement.

SECTION [8][9].  Each Additional Pledgor agrees to reimburse the Collateral Agent for its respective reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

IN WITNESS WHEREOF, each Additional Pledgor and the Collateral Agent have duly executed this Supplement to the Pledge Agreement as of the day and year first above written.

, as
Additional Pledgor

By:
Name:
Title:

, as
Collateral Agent

By:
Name:
Title:

Schedule 1

Pledged Shares and Pledged Debt

Pledged Shares

Record Owner	Issuer	Certificate No.	Number and Class of Shares	% of Shares Owned

Pledged Debt

Payee	Issuer	Principal Amount	Date of Instrument	Maturity Date

EXHIBIT G

SECURITY AGREEMENT

THIS SECURITY AGREEMENT dated as of May 30, 2007, among Kinder Morgan, Inc., a Kansas corporation (the “Company”), each of the Subsidiaries of the Company listed on the signature pages hereto or that becomes a party hereto pursuant to Section 8.13 (each such entity being a “Subsidiary Grantor” and, collectively, the “Subsidiary Grantors”; the Subsidiary Grantors and the Company are referred to collectively as the “Grantors”) and Citibank, N.A., as Collateral Agent (in such capacity, the “Collateral Agent”) under the Credit Agreement (as defined below) for the benefit of the Secured Parties (as defined below).

W I T N E S S E T H:

WHEREAS, the Company is party to the Credit Agreement, dated as of May 30, 2007 (as the same may be amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”) among the Company, Knight Acquisition Co., the lending institutions from time to time parties thereto (the “Lenders”), Citibank, N.A. (“Citibank”), as Administrative Agent and as Collateral Agent, and the other agents and entities party thereto;

WHEREAS, (a) pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans to the Borrower and the Letter of Credit Issuers have agreed to issue Letters of Credit for the account of the Borrower (collectively, the “Extensions of Credit”) upon the terms and subject to the conditions set forth therein, (b) one or more Cash Management Banks may from time to time enter into Secured Cash Management Agreements and (c) one or more Hedge Banks may from time to time enter into Secured Hedge Agreements;

WHEREAS, pursuant to the Guarantee (the “Guarantee”) dated as of the date hereof, each Subsidiary Grantor party thereto has unconditionally and irrevocably guaranteed, as primary obligor and not merely as surety, to the Administrative Agent for the benefit of the Credit Agreement Secured Parties the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Credit Agreement Obligations;

WHEREAS, each Subsidiary Grantor is a Subsidiary Guarantor;

WHEREAS, the proceeds of the Extensions of Credit will be used in part to enable the Borrower to make valuable transfers to the Subsidiary Grantors in connection with the operation of their respective businesses;

WHEREAS, each Grantor acknowledges that it will derive substantial direct and indirect benefit from the making of the Extensions of Credit;

WHEREAS, it is a condition precedent to the obligation of the Lenders and the Letter of Credit Issuers to make their respective Extensions of Credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Security Agreement to the Collateral Agent for the benefit of the Secured Parties;

WHEREAS, the Company has issued the KMI Existing Notes pursuant to the KMI Existing Notes Indentures;

WHEREAS, the Company has guaranteed the KMFC Existing Notes, which KMFC issued pursuant to the KMFC Existing Notes Indenture; and

WHEREAS, the Existing Notes Indentures restrict the ability of the Grantors to grant a security interest in the Collateral to secure the Credit Agreement Obligations, unless the Grantors grant an equal and ratable security interest in the Collateral to secure the Existing Notes Obligations;

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent, the Collateral Agent, the Lenders and the Letter of Credit Issuers to enter into the Credit Agreement and to induce the respective Lenders and the Letter of Credit Issuers to make their respective Extensions of Credit to the Borrower under the Credit Agreement, to induce each Cash Management Bank to enter into Secured Cash Management Agreements and to induce each Hedge Bank to enter into Secured Hedge Agreements with the Borrower, the Grantors hereby agree with the Collateral Agent, for the benefit of the Secured Parties, as follows:

1.             Defined Terms.

(a)            Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

(b)           Terms used herein without definition that are defined in the UCC have the meanings given to them in the UCC, including the following terms (which are capitalized herein): Account, As-Extracted Collateral, Certificated Securities, Chattel Paper, Commodity Account, Commodity Contract, Documents, Fixtures, Instruments, Inventory, Letter-of-Credit Right, Securities, Securities Account, Security Entitlement, Supporting Obligations, and Tangible Chattel Paper.

(c)            The following terms shall have the following meanings:

“Collateral” shall have the meaning provided in Section 2.

“Collateral Account” shall mean any collateral account established by the Collateral Agent as provided in Section 5.1 or Section 5.3.

“Collateral Agent” shall have the meaning provided in the preamble to this Security Agreement.

“Copyright License” shall mean any written agreement, now or hereafter in effect, granting any right to any third party under any copyright now or hereafter owned by any Grantor (including all Copyrights) or that any Grantor otherwise has the right to license, or granting any right to any Grantor under any copyright now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

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“copyrights” shall mean, with respect to any Person, all of the following now owned or hereafter acquired by such Person:  (i) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (ii) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office.

“Copyrights” shall mean all copyrights now owned or hereafter acquired by any Grantor, including those referred to on Schedule 1.

“Credit Agreement Obligations” shall mean the “Obligations” as defined in the Credit Agreement.

“Credit Agreement Secured Parties” shall mean the “Secured Parties” as defined in the Credit Agreement.

“equipment” shall mean all “equipment,” as such term is defined in Article 9 of the UCC, now or hereafter owned by any Grantor or to which any Grantor has rights and, in any event, shall include all machinery, equipment, furnishings, movable trade fixtures and vehicles now or hereafter owned by any Grantor or to which any Grantor has rights and any and all Proceeds, additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto; but excluding equipment to the extent it is subject to a Lien, in each case permitted by clauses (c)(i) or (f) of Section 10.2 of the Credit Agreement and the terms of the Indebtedness secured by such Lien prohibit assignment of, or granting of a security interest in, such Grantor’s rights and interests therein (other than to the extent that any such prohibition would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law), provided, that immediately upon the repayment of all Indebtedness secured by such Lien, such Grantor shall be deemed to have granted a Security Interest in all the rights and interests with respect to such equipment.

“Existing Notes” shall mean (A) the KMI Existing Notes and the KMFC Existing Notes and (B) any Secured Refinancing Notes.

“Existing Notes Indentures” shall mean (A) the KMI Existing Notes Indentures and the KMFC Existing Notes Indenture and (B) any indenture, credit agreement or similar document governing any Secured Refinancing Notes.

“Existing Notes Obligations” shall mean the collective reference to the due and punctual payment of (i) the principal of and premium, if any, and interest at the applicable rate provided in the Existing Notes Indentures and the Existing Notes (including interest at the contract rate applicable upon default accrued or accruing after the commencement of any proceeding, under the Bankruptcy Code or any applicable provision of comparable state or foreign law, whether or not such interest is an allowed claim in such proceeding), when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary,

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secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any proceeding under the Bankruptcy Code or any applicable provision of comparable state or foreign law, whether or not such interest is an allowed claim in such proceeding), of any Grantor to any of the Existing Notes Secured Parties under the Existing Notes Indentures and the Existing Notes.

“Existing Notes Secured Parties” shall mean the holders of the Existing Notes and the Existing Notes Trustees.

“Existing Notes Trustees” shall mean the trustees under the Existing Notes Indentures, and their respective successors and assigns.

“Extensions of Credit” shall have the meaning assigned to such term in the recitals hereto.

“General Intangibles” shall mean all “general intangibles” as such term is defined in Article 9 of the UCC and, in any event, including with respect to any Grantor, all contracts, agreements, instruments and indentures in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including (a) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guarantee with respect thereto, (c) all claims of such Grantor for damages arising out of any breach of or default thereunder and (d) all rights of such Grantor to terminate, amend, supplement, modify or exercise rights or options thereunder, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder, in each case to the extent the grant by such Grantor of a Security Interest pursuant to this Security Agreement in its right, title and interest in any such contract, agreement, instrument or indenture (i) is not prohibited by such contract, agreement, instrument or indenture without the consent of any other party thereto (other than a Credit Party), (ii) would not give any other party (other than a Credit Party) to any such contract, agreement, instrument or indenture the right to terminate its obligations thereunder or (iii) is permitted with consent if all necessary consents to such grant of a Security Interest have been obtained from the other parties thereto (other than to the extent that any such prohibition referred to in clauses (i), (ii) and (iii) would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law) (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consents), provided that the foregoing limitation shall not affect, limit, restrict or impair the grant by such Grantor of a Security Interest pursuant to this Security Agreement in any Account or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture.

“Grantor” shall have the meaning assigned to such term in the recitals hereto.

“Guarantors” shall mean the Subsidiary Guarantors.

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“Intellectual Property” shall mean all of the following now owned or hereafter acquired by any Grantor: (A) all Copyrights, Trademarks and Patents, and (B) all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise now owned or hereafter acquired, including (a) all information used or useful arising from the business including all goodwill, trade secrets, trade secret rights, know-how, customer lists, processes of production, ideas, confidential business information, techniques, processes, formulas and all other proprietary information, and (b) rights, priorities and privileges relating to the Copyrights, the Patents, the Trademarks and the Licenses and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom, in each case to the extent the grant by such Grantor of a Security Interest pursuant to this Security Agreement in any such rights, priorities and privileges relating to intellectual property (i) is not prohibited by any contract, agreement or other instrument governing such rights, priorities and privileges without the consent of any other party thereto (other than a Credit Party), (ii) would not give any other party (other than a Credit Party) to any such contract, agreement or other instrument the right to terminate its obligations thereunder or (iii) is permitted with consent if all necessary consents to such grant of a Security Interest have been obtained from the relevant parties (other than to the extent that any such prohibition referred to in clauses (i), (ii) and (iii) would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law) (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consents).

“Investment Property” shall mean all Securities (whether certificated or uncertificated), Security Entitlements, Securities Accounts, Commodity Contracts and Commodity Accounts of any Grantor (other than as pledged pursuant to the Pledge Agreement), whether now or hereafter acquired by any Grantor, except, in each case to the extent the grant by a Grantor of a Security Interest therein pursuant to this Security Agreement in its right, title and interest in any such Investment Property (i) is prohibited by any contract, agreement, instrument or indenture governing such Investment Property without the consent of any other party thereto (other than a Credit Party or a wholly owned Subsidiary of a Credit Party) unless such consent has been expressly obtained, or (ii) would give any other party (other than a Credit Party or a wholly owned Subsidiary of a Credit Party) to any such contract, agreement, instrument or indenture the right to terminate its obligations thereunder (other than to the extent that any such prohibition referred to in clauses (i) and (ii) would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law) (it being understood that the foregoing shall not be deemed to obligate any Grantor to obtain such consents referred to in clauses (i) and (ii)).

“KMFC” Kinder Morgan Finance Company, ULC, an Alberta unlimited liability corporation.

“KMFC Existing Notes” shall mean (i) KMFC’s 5.35% Senior Notes due 2011, (ii) KMFC’s 5.70% Senior Notes due 2016, and (iii) KMFC’s 6.40% Senior Notes due 2036, in each case issued pursuant to the KMFC Existing Notes Indenture and outstanding as of the date hereof.

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“KMFC Existing Notes Indenture” shall mean the Indenture, dated as of December 9, 2005, among KMFC, the Company and Wachovia Bank, National Association.

“KMI 1988 Indenture” shall mean the Indenture, dated as of September 1, 1988, between the Company (as successor to K N Energy, Inc.) and Continental Illinois National Bank and Trust Company of Chicago, as trustee, as the same may be amended, modified or otherwise supplemented from time to time.

“KMI 1993 Indenture” shall mean the Indenture, dated as of November 20, 1993, between the Company (as successor to K N Energy, Inc.) and Continental Bank, National Association, as trustee, as the same may be amended, modified or otherwise supplemented from time to time.

“KMI 2002 Indenture” shall mean the Indenture, dated as of August 27, 2002, between the Company and Wachovia Bank, National Association, as trustee, as the same may be amended, modified or otherwise supplemented from time to time.

“KMI 2003 Indenture” shall mean the Indenture, dated as of January 31, 2003, between the Company and Wachovia Bank, National Association, as trustee, as the same may be amended, modified or otherwise supplemented from time to time.

“KMI Existing Notes” shall mean (i) the Company’s 6.50% Debentures due 2013 issued pursuant to the KMI 1988 Indenture, (ii) the Company’s 6.67% Debentures due 2027 issued pursuant to the KMI 1993 Indenture, (iii) the Company’s 7.25% Debentures due 2028 issued pursuant to the KMI 1993 Indenture, (iv) the Company’s 7.45% Debentures due 2098 issued pursuant to the KMI 1993 Indenture, (v) the Company’s 6.50% Senior Notes due 2012 issued pursuant to the KMI 2002 Indenture, and (vi) the Company’s 5.15% Senior Notes due 2015 issued pursuant to the KMI 2003 Indenture, in each case outstanding as of the date hereof.

“KMI Existing Notes Indentures” shall mean the KMI 1988 Indenture, the KMI 1993 Indenture, the KMI 2002 Indenture and the KMI 2003 Indenture.

“License” shall mean any Patent License, Trademark License, Copyright License or other license or sublicense to which any Grantor is a party.

“Obligations” shall mean the collective reference to the Credit Agreement Obligations and the Existing Notes Obligations.

“Patent License” shall mean any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a patent, now or hereafter owned by any Grantor (including all Patents) or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement.

“patents” shall mean, with respect to any Person, all of the following now owned or hereafter acquired by such Person:  (a) all letters patent of the United States or the equivalent

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thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Patents” shall mean all patents now owned or hereafter acquired by any Grantor, including those referred to on Schedule 2.

“Proceeds” shall mean all “proceeds” as such term is defined in Article 9 of the UCC and, in any event, shall include with respect to any Grantor, any consideration received from the sale, exchange, license, lease or other disposition of any asset or property that constitutes Collateral, any value received as a consequence of the possession of any Collateral and any payment received from any insurer or other Person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property that constitutes Collateral, and shall include (a) all cash and negotiable instruments received by or held on behalf of the Collateral Agent, (b) any claim of any Grantor against any third party for (and the right to sue and recover for and the rights to damages or profits due or accrued arising out of or in connection with) (i) past, present or future infringement of any Patent now or hereafter owned by any Grantor, or licensed under a Patent License, (ii) past, present or future infringement or dilution of any Trademark now or hereafter owned by  any Grantor or licensed under a Trademark License or injury to the goodwill associated with or symbolized by any Trademark now or hereafter owned by any Grantor, (iii) past, present or future breach of any License and (iv) past, present or future infringement of any Copyright now or hereafter owned by any Grantor or licensed under a Copyright License and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Secured Parties” shall mean, collectively, the Credit Agreement Secured Parties and the Existing Notes Secured Parties.

“Secured Refinancing Notes” shall mean any Indebtedness that is a modification, replacement, refinancing, refunding, renewal or extension of all or part of the KMI Existing Notes or the KMFC Existing Notes or any other Secured Refinancing Notes (such portion, the “Reference Notes”); provided that (w) the principal amount thereof does not exceed the principal amount of Reference Notes outstanding immediately prior to such modification, replacement, refinancing, refunding, renewal or extension, except by an amount equal to the unpaid accrued interest and premium thereon plus other reasonable amounts paid and fees and expenses incurred in connection with such modification, replacement, refinancing, refunding, renewal or extension, (x) the direct and contingent obligors with respect to such Indebtedness (as compared to the Reference Notes) are not changed, (y) in the case of any Reference Note that matures after the Final Maturity Date, no portion of such Indebtedness matures prior to the Final Maturity Date and (z) if the Reference Notes being refinanced, or any guarantee thereof, constituted Subordinated Indebtedness, then such replacement or refinancing Indebtedness, or such guarantee, respectively, shall be subordinated to the Credit Agreement Obligations to substantially the same extent.  Notwithstanding the foregoing, no Indebtedness shall constitute Secured Refinancing Notes

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unless, prior to or contemporaneous with the incurrence thereof, the Borrower so designates such Indebtedness by written notice to the Administrative Agent and the Collateral Agent.

“Security Agreement” shall mean this Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Security Interest” shall have the meaning provided in Section 2.

“Trademark License” shall mean any written agreement, now or hereafter in effect, granting to any third party any right to use any trademark now or hereafter owned by any Grantor (including any Trademark) or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

“trademarks” shall mean, with respect to any Person, all of the following now owned or hereafter acquired by such Person:  (i) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof (if any), and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, (ii) all goodwill associated therewith or symbolized thereby and (iii) all other assets, rights and interests that uniquely reflect or embody such goodwill.

“Trademarks” shall mean all trademarks now owned or hereafter acquired by any Grantor, including those referred to on Schedule 3; provided that any “intent to use” Trademark applications for which a statement of use has not been filed (but only until such statement is filed) are excluded from this definition.

“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Collateral Agent’s and the Secured Parties’ security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

(d)           The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import when used in this Security Agreement shall refer to this Security Agreement as a whole and not to any particular provision of this Security Agreement, and Section, subsection, clause and Schedule references are to this Security Agreement unless otherwise specified.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

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(e)            The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(f)            Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

(g)           References to “Lenders” in this Security Agreement shall be deemed to include Cash Management Banks and Hedge Banks.

2.             Grant of Security Interest.

(a)            Each Grantor hereby bargains, sells, conveys, assigns, sets over, mortgages, pledges, hypothecates and transfers to the Collateral Agent, for the benefit of the Secured Parties, and grants to the Collateral Agent, for the benefit of the Secured Parties a lien on and security interest in (the “Security Interest”), all of its right, title and interest in, to and under all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations:

(i)            all Accounts;

(ii)           all cash;

(iii)          all Chattel Paper;

(iv)          all Documents;

(v)           all equipment and Fixtures;

(vi)          all General Intangibles;

(vii)         all Instruments;

(viii)        all Intellectual Property;

(ix)           all Inventory;

(x)            all Investment Property;

(xi)           all Letters of Credit (as defined in the UCC) and Letter-of-Credit Rights;

(xii)          all Supporting Obligations;

(xiii)         all Collateral Accounts;

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(xiv)        all minerals, oil, gas and As-Extracted Collateral;

(xv)         books and records pertaining to the Collateral; and

(xvi)        the extent not otherwise included, all Proceeds and products of any and all of the foregoing;

provided  that notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute a grant of a security interest in (A) motor vehicles the perfection of a security interest in which is excluded from the UCC in the relevant jurisdiction, (B) any Equity Interests pledged (or specifically excluded from the pledge) pursuant to the Pledge Agreement (other than publicly-traded Equity Interests in Unrestricted Subsidiaries), and (C) any asset with respect to which the Administrative Agent has confirmed in writing to the Borrower its determination that the costs or other consequences (including adverse tax consequences) of providing a security interest in is excessive in view of the benefits to be obtained by the Lenders.

(b)           Each Grantor hereby irrevocably authorizes the Collateral Agent and its Affiliates, counsel and other representatives, at any time and from time to time, to file or record financing statements, amendments to financing statements and, with notice to the Company, and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Collateral Agent reasonably determines appropriate to perfect the security interests of the Collateral Agent under this Security Agreement, and such financing statements and amendments may described the Collateral covered thereby as “all assets”, “all personal property” or words of similar effect; provided that, with respect to Fixtures and As-Extracted Collateral, the Collateral Agent shall only file or record financing statements in the jurisdiction of organization of a Grantor except in connection with a Mortgage.  Each Grantor hereby also authorizes the Collateral Agent and its Affiliates, counsel and other representatives, at any time and from time to time, to file continuation statements with respect to previously filed financing statements.  A photographic or other reproduction of this Security Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction to the Collateral Agent.

Each Grantor hereby agrees to provide to the Collateral Agent, promptly upon request, any information reasonably necessary to effectuate the filings or recordings authorized by this Section 2(b).

The Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Collateral Agent (for the benefit of the Secured Parties), as the case may be, as secured party.

The Security Interests are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

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3.             Representations and Warranties.

Each Grantor hereby represents and warrants to the Collateral Agent and each Secured Party that:

3.1.          Title; No Other Liens.  Except for (a) the Security Interest granted to the Collateral Agent for the benefit of the Secured Parties pursuant to this Security Agreement, (b) the Liens permitted by the Credit Agreement and (c) any Liens securing Indebtedness which is no longer outstanding or any Liens with respect to commitments to lend which have been termi-nated, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others.  No security agreement, financing statement or other public notice with respect to all or any part of the Collateral that evidences a Lien securing any material Indebtedness is on file or of record in any public office, except such as (i) have been filed in favor of the Collateral Agent for the benefit of the Secured Parties pursuant to this Security Agreement or (ii) are permitted by the Credit Agreement.

3.2.          Perfected First Priority Liens.

(a)            This Security Agreement is effective to create in favor of the Collateral Agent, for its benefit and for the benefit of the Secured Parties, legal, valid and enforceable Security Interests in the Collateral, subject to the effects of bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general equitable principles.

(b)           Subject to the limitations set forth in clause (c) of this Section 3.2, the Se-curity Interests granted pursuant to this Security Agreement (i) will constitute valid and perfected Security Interests in the Collateral (as to which perfection may be obtained by the filings or other actions described in clause (A), (B) or (C) of this paragraph and other than with respect to any As-Extracted Collateral that requires the filing or recording of financing statements other than in the office of the Secretary of State or other central filing office in the jurisdiction of organization of the applicable Guarantor in order to perfect) in favor of the Collateral Agent, for the benefit of the Secured Parties, as collateral security for the Obligations, upon (A) the completion of the filing in the applicable filing offices of all financing statements, in each case, naming each Grantor as “debtor” and the Collateral Agent as “secured party” and describing the Collateral, (B) delivery of all Instruments, Chattel Paper, Certificated Securities and negotiable Documents in each case, properly endorsed for transfer to the Collateral Agent or in blank and (C) completion of the filing and recording of fully executed agreements in the form hereof (or a supplement hereto) and containing a description of all Collateral constituting registered Patents and Trademarks in the United States Patent and Trademark Office (or any successor office) within a three month period (commencing as of the date hereof) or, with respect to Collateral constituting United States Patents and United States registered Trademarks acquired after the date hereof, within three months thereafter, and all Collateral constituting registered Copyrights in the United States Copyright Office (or any successor office) within a one month period (commencing as of the date hereof) or, with respect to Collateral constituting registered United States Copyrights acquired after the date hereof, within one month thereafter pursuant to 35 USC § 261, 15 USC § 1060 or 17 USC § 205 and the regulations thereunder, and otherwise as may be required pursuant to the laws of any other necessary jurisdiction to the extent that a security interest may be

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perfected by such filings and recordings, and (ii) are prior to all other Liens on the Collateral other than Liens permitted pursuant to Section 10.2 of the Credit Agreement.

(c)            Notwithstanding anything to the contrary herein, no Grantor shall be required to perfect the Security Interests granted by this Security Agreement (including Security Interests in cash, cash accounts and Investment Property) by any means other than by (i) filings pursuant to the Uniform Commercial Code of the relevant State(s), (ii) filings approved by United States government offices with respect to Intellectual Property or (iii) delivery to the Collateral Agent to be held in its possession of all Collateral consisting of Tangible Chattel Paper, Instruments, Certificated Securities or Negotiable Documents; provided that the Grantors shall not be required to deliver to the Collateral Agent any Tangible Chattel Paper, Instruments, Certificated Securities or Negotiable Documents with an individual fair market value of less than $10,000,000.

(d)           It is understood and agreed that the Security Interests in cash and Investment Property created hereunder shall not prevent the Grantors from using such assets in the ordinary course of their respective businesses.

4.             Covenants.

Each Grantor hereby covenants and agrees with the Collateral Agent and the Secured Parties that, from and after the date of this Security Agreement until the Credit Agreement Obligations are paid in full, the Commitments are terminated and no Letters of Credit thereunder remain outstanding:

4.1           Maintenance of Perfected Security Interest; Further Documentation.

(a)            Such Grantor shall maintain the Security Interest created by this Security Agreement as a perfected Security Interest having at least the priority described in Section 3.1 and shall defend such Security Interest against the claims and demands of all Persons whomsoever, in each case subject to Section 3.2(c).

(b)           Such Grantor will furnish to the Collateral Agent and the Lenders from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Collateral Agent may reasonably request.  In addition, within 30 days after the end of each calendar quarter, such Grantor will deliver to the Collateral Agent a written supplement substantially in the form of Annex A hereto with respect to any additional Copyrights, Patents and Trademarks registered or applied for with the United States Patent and Trademark Office or the United States Copyright Office and acquired by such Grantor after the date hereof, all in reasonable detail.

(c)            Subject to clause (d) below and Section 3.2(c), each Grantor agrees that at any time and from time to time, at the expense of such Grantor, it will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents, including all applicable documents required under Section 3.2(b)(i)(C)), which may be required under any applicable law, or which the Collateral Agent or the Required Lenders may reasonably request, in

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order (i) to grant, preserve, protect and perfect the validity and priority of the Security Interests created or intended to be created hereby or (ii) to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral, including the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Security Interests created hereby and all applicable documents required under Section 3.2(b)(i)(C), all at the expense of such Grantor.

(d)           Notwithstanding anything in this Section 4.1 to the contrary, (i) with respect to any assets acquired by such Grantor after the date hereof that are required by the Credit Agreement to be subject to the Lien created hereby or (ii) with respect to any Person that, subsequent to the date hereof, becomes a Domestic Subsidiary that is required by the Credit Agreement to become a party hereto, the relevant Grantor after the acquisition or creation thereof shall promptly take all actions required by the Credit Agreement or this Section 4.1.

4.2.          Changes in Locations, Name, etc.  Each Grantor will furnish to the Collat-eral Agent promptly (an in any event within 30 days of such change) a written notice of any change (i) in its legal name, (ii) in its jurisdiction of organization or location for purposes of the UCC, (iii) in its identity or type of organization or corporate structure or (iv) in its Federal Taxpayer Identification Number or organizational identification number.  Each Grantor agrees promptly to provide the Collateral Agent with certified organizational documents reflecting any of the changes described in the first sentence of this paragraph.  Each Grantor also agrees promptly to notify the Collateral Agent if any material portion of the Collateral is damaged or destroyed.

4.3.          Notices.  Each Grantor will advise the Collateral Agent and the Lenders promptly, in reasonable detail, of any Lien of which it has knowledge (other than the Security Interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would adversely affect, in any material respect, the ability of the Collateral Agent to exer-cise any of its remedies hereunder.

5.             Remedial Provisions.

5.1.          Certain Matters Relating to Accounts.

(a)            At any time after the occurrence and during the continuance of an Event of Default and after giving reasonable notice to the Company and any other relevant Grantor, the Administrative Agent shall have the right, but not the obligation, to instruct the Collateral Agent to (and upon such instruction, the Collateral Agent shall) make test verifications of the Accounts in any manner and through any medium that such Agent reasonably considers advisable, and each Grantor shall furnish all such assistance and information as such Agent may require in connection with such test verifications.  Such Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party.

(b)           The Collateral Agent hereby authorizes each Grantor to collect such Grantor’s Accounts and the Collateral Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default.  If required in writing by the Collateral Agent at any time after the occurrence and during the continuance of an Event of

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Default, any payments of Accounts, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly endorsed by such Grantor to the Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of and on terms and conditions reasonably satisfactory to the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the Secured Parties only as provided in Section 5.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Grantor.  Each such deposit of Proceeds of Accounts shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(c)            At the Collateral Agent’s request at any time after the occurrence and dur-ing the continuance of an Event of Default, each Grantor shall deliver to the Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Accounts, including all original orders, invoices and shipping receipts.

(d)           Upon the occurrence and during the continuance of an Event of Default, a Grantor shall not grant any extension of the time of payment of any of the Accounts, compro-mise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon if the Collateral Agent shall have instructed the Grantors not to grant or make any such extension, credit, discount, compromise or settlement under any circumstances during the continuance of such Event of Default.

5.2.          Communications with Credit Parties; Grantors Remain Liable.

(a)            The Collateral Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default, after giving reason-able notice to the relevant Grantor of its intent to do so, communicate with obligors under the Accounts to verify with them to the Collateral Agent’s satisfaction the existence, amount and terms of any Accounts.  The Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party.

(b)           Upon the written request of the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Accounts that the Accounts have been assigned to the Collateral Agent for the benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Collateral Agent.

(c)            Anything herein to the contrary notwithstanding, each Grantor shall re-main liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto.  Neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Security Agreement or the receipt by the Collateral Agent or any Secured Party of any payment relating thereto, nor shall the Collateral Agent or any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or

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the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

5.3.          Proceeds to be Turned Over to Collateral Agent.  In addition to the rights of the Collateral Agent and the Secured Parties specified in Section 5.1 with respect to payments of Accounts, if an Event of Default shall occur and be continuing and the Collateral Agent so requires by notice in writing to the relevant Grantor (it being understood that the exercise of remedies by the Secured Parties in connection with an Event of Default under Section 11.5 of the Credit Agreement shall be deemed to constitute a request by the Collateral Agent for the purposes of this sentence and in such circumstances, no such written notice shall be required), all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly endorsed by such Grantor to the Collateral Agent, if required).  All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its dominion and control and on terms and conditions reasonably satisfactory to the Collateral Agent.  All Pro-ceeds while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the Collateral Agent and the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 5.4.

5.4.          Application of Proceeds.  (a)  The Collateral Agent shall apply the Proceeds of any collection or sale of the Collateral as well as any Collateral consisting of cash, at any time after receipt as follows:

(i)            first, to the payment of all reasonable and documented costs and expenses incurred by the Collateral Agent in connection with such collection or sale or otherwise in connection with this Security Agreement, the other Credit Documents or any of the Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Credit Document on behalf of any Grantor and any other reasonable and documented costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Credit Document;

(ii)           second, to the Secured Parties, an amount equal to all Obligations owing to them on the date of any distribution, and, if such moneys shall be insufficient to pay such amounts in full, then ratably as between the Credit Agreement Secured Parties and the Existing Note Secured Parties (without priority of any one over any other) in proportion to the unpaid amounts of Credit Agreement Obligations and Existing Notes Obligations, which such proceeds applied (x) as among the Existing Notes Secured Parties, to such Secured Parties in proportion to the unpaid amounts thereof and (y) as among the Credit Agreement Secured Parties, as set forth in Section 11 of the Credit Agreement (or,

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if the Credit Agreement is amended such that Section 11 no longer sets forth the priorities for such application, as may be set forth elsewhere in the Credit Agreement); and

(iii)          third, any surplus then remaining shall be paid to the Grantors or their successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

(b)           If at any time any moneys collected or received by the Collateral Agent pursuant to this Agreement are distributable pursuant to paragraph (a) above to any Existing Notes Trustee, and if any Existing Notes Trustee shall notify the Collateral Agent in writing that no provision is made under the applicable Existing Notes Indenture for the application by such Existing Notes Trustee of such moneys and that the applicable Existing Notes Indenture does not effectively provide for the receipt and the holding by such Existing Notes Trustee of such moneys pending the application thereof, then the Collateral Agent, after receipt of such moneys pending the application thereof, and after receipt of such notification, shall at the direction of such Existing Notes Trustee, invest such amounts in Permitted Investments maturing within 90 days after they are acquired by the Collateral Agent or, in the absence of such direction, hold such moneys uninvested and shall hold all such amounts so distributable and all such investments and the net proceeds thereof in trust solely for such Existing Notes Trustee (in its capacity as trustee) and for no other purpose until such time as such Existing Notes Trustee shall request in writing the delivery thereof by the Collateral Agent for application pursuant to the applicable Existing Notes Indenture.  The Collateral Agent shall not be responsible for any diminution in funds resulting from any such investment or any liquidation or any liquidation thereof prior to maturity.

(c)           In making the determination and allocations required by this Section 5.4, the Collateral Agent may conclusively rely upon information supplied by each Existing Notes Trustee as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Existing Notes Obligations and information supplied by the Administrative Agent as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Credit Agreement Obligations, and the Collateral Agent shall have no liability to any of the Secured Parties for actions taken in reliance on such information; provided that nothing in this sentence shall prevent any Grantor from contesting any amounts claimed by any Secured Party in any information so supplied.  All distributions made by the Collateral Agent pursuant to this Section 5.4 shall be (subject to any decree of any court of competent jurisdiction) final (absent manifest error), and the Collateral Agent shall have no duty to inquire as to the application by the Administrative Agent or any Existing Notes Trustee of any amounts distributed to them.

(d)           If, despite the provisions of this Agreement, any Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the Secured Obligations to which it is then entitled in accordance with this Agreement, such Secured

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Party shall hold such payment or other recovery in trust for the benefit of all Secured Parties hereunder for distribution in accordance with this Section 5.4.

5.5.          Code and Other Remedies.  If an Event of Default shall occur and be con-tinuing, the Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC or any other applicable law and also may, with no-tice to the relevant Grantor, sell the Collateral or any part thereof in one or more parcels at one or more public or private sales, at any exchange, broker’s board or office of the Collateral Agent or any Lender or elsewhere for cash or on credit or for future delivery at such price or prices and upon such other terms as are commercially reasonable irrespective of the impact of any such sales on the market price of the Collateral.  The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers of Collateral to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and, upon consummation of any such sale, the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold.  Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.  The Collateral Agent and any Secured Party shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, and the Collateral Agent or such Secured Party may pay the purchase price by crediting the amount thereof against the Obligations.  Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  To the extent permitted by law, each Grantor hereby waives any claim against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree.  Each Grantor further agrees, at the Collateral Agent’s request to assemble the Collateral and make it available to the Collateral Agent, at places which the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere.  The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 5.5 in accordance with the provisions of Section 5.4.

5.6.          Deficiency.  Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Collateral Agent or any Se-cured Party to collect such deficiency.

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5.7.          Amendments, etc. with Respect to the Obligations; Waiver of Rights.

Each Grantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Grantor and without notice to or further assent by any Grantor, (a) any demand for payment of any of the Obligations made by the Collateral Agent or any other Secured Party may be rescinded by such party and any of the Obligations continued, (b) the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Collateral Agent or any other Secured Party, (c) the Credit Agreement, the other Credit Documents, the Letters of Credit and any other documents executed and delivered in connection therewith and any Secured Cash Management Agreements and Secured Hedge Agreements and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders, as the case may be, or, in the case of any Secured Cash Management Agreement or Secured Hedge Agreement, the applicable Cash Management Bank or Hedge Bank) may deem advisable from time to time, (d) any Existing Notes Indenture and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, from time to time in accordance with their respective terms and (e) any collateral security, guarantee or right of offset at any time held by the Collateral Agent or any other Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released.  Neither the Collateral Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Security Agreement or any property subject thereto. When making any demand hereunder against any Grantor, the Collateral Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on the Borrower or any Grantor or any other Person, and any failure by the Collateral Agent or any other Secured Party to make any such demand or to collect any payments from the Borrower or any Grantor or any other person or any release of the Borrower or any Grantor or any other Person shall not relieve any Grantor in respect of which a demand or collection is not made or any Grantor not so released of its several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Collateral Agent or any other Secured Party against any Grantor.  For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

6.             The Collateral Agent.

6.1.          Collateral Agent’s Appointment as Attorneys-in-Fact, etc.

(a)           Each Grantor hereby appoints, which appointment is irrevocable and coupled with an interest, effective upon the occurrence and during the continuance of an Event of Default, the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement, and, without limiting the generality of the foregoing, each

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Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, either in the Collateral Agent’s name or in the name of such Grantor or otherwise, without assent by such Grantor, to do any or all of the following, in each case after the occurrence and during the continuance of an Event of Default and after written notice by the Collateral Agent of its intent to do so:

(i)            take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Account or with respect to any other Collateral whenever payable;

(ii)           in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may request to evidence the Collateral Agent’s and the Secured Parties’ Security Interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii)          pay or discharge taxes and Liens levied or placed on or threatened against the Collateral;

(iv)          execute, in connection with any sale provided for in Section 5.5, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral;

(v)           obtain and adjust insurance required to be maintained by such Grantor pursuant to Section 9.3 of the Credit Agreement;

(vi)          direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct;

(vii)         ask or demand for, collect and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral;

(viii)        sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral;

(ix)           commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral;

(x)            defend any suit, action or proceeding brought against such Grantor with respect to any Collateral (with such Grantor’s consent to the extent such action or its

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resolution could materially affect such Grantor or any of its affiliates in any manner other than with respect to its continuing rights in such Collateral);

(xi)           settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate (with such Grantor’s consent to the extent such action or its resolution could materially affect such Grantor or any of its affiliates in any manner other than with respect to its continuing rights in such Collateral);

(xii)          assign any Intellectual Property (along with the goodwill of the business to which any such Intellectual Property pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and

(xiii)         generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things that the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s and the Secured Parties’ Security Interests therein and to effect the intent of this Security Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 6.1(a) to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 6.1(a) unless an Event of Default shall have occurred and be continuing.

(b)           If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c)           The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due ABR Loans under the Credit Agreement, from the date of payment by the Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Agent on demand.

(d)           Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  All powers, authorizations and agencies contained in this Security Agreement are coupled with an interest and are irrevocable until this Security Agreement is terminated and the Security Interests created hereby are released.

6.2.          Duty of Collateral Agent.  The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account.  The Collateral Agent shall be deemed to

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have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property.  Neither the Collateral Agent, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.  The powers conferred on the Collateral Agent and the Secured Parties hereunder are solely to protect the Collateral Agent’s and the Secured Parties’ interests in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers.  The Collateral Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

6.3.          Authority of Collateral Agent.  Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Security Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Security Agreement shall, as between the Collateral Agent and the Secured Parties, be governed by the Credit Agreement, and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the applicable Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

6.4.          Security Interest Absolute.  All rights of the Collateral Agent hereunder, the security interest and all obligations of the Grantors hereunder shall be absolute and unconditional.

6.5.          Continuing Security Interest; Assignments Under the Credit Agreement; Release.

(a)           This Security Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Grantor and the successors and assigns thereof and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their respective successors, indorsees, transferees and assigns until all Credit Agreement Obligations (other than any contingent indemnity obligations not then due) and the obligations of each Grantor under this Security Agreement shall have been satisfied by payment in full, the Commitments shall be terminated and no Letters of Credit shall be outstanding (or all such Letters of Credit shall have been fully cash collateralized or otherwise back-stopped to the reasonable satisfaction of the applicable Letter of Credit Issuers), notwithstanding that from time to time during the term of the Credit Agreement and any Secured Cash Management Agreement or Secured Hedge Agreement the Credit Parties may be free from any Obligations.

(b)           A Subsidiary Grantor shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of such Subsidiary Grantor shall be

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automatically released upon the consummation of any transaction permitted under the Credit Agreement as a result of which such Subsidiary Grantor ceases to be a Subsidiary Guarantor.

(c)            Upon any sale or other transfer by any Grantor of any Collateral that is permitted under the Credit Agreement or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 14.1 of the Credit Agreement, the Security Interest in such Collateral shall be automatically released and such Collateral sold free and clear of the Lien and Security Interests created hereby.  Any release of Collateral permitted by this clause (c) and clause (b) above will be deemed not to impair the Liens created by the Security Documents in contravention thereof and any person that is required to deliver an officer’s certificate or opinion of counsel pursuant to Section 314(d) of the Trust Indenture Act shall be entitled to rely upon the foregoing as a basis for delivery of such certificate or opinion.

(d)           In connection with any termination or release pursuant to paragraph (a), (b) or (c), the Collateral Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release.  Any execution and delivery of documents pursuant to this Section 6.5 shall be without recourse to or warranty by the Collateral Agent.

6.6.          Reinstatement.  Each Grantor further agrees that, if any payment made by any Credit Party or other Person and applied to the Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the Proceeds of Collateral are required to be returned by any Secured Party to such Credit Party, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made or, if prior thereto the Lien granted hereby or other Collateral securing such liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), such Lien or other Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect any Lien or other Collateral securing the obligations of any Grantor in respect of the amount of such payment.

7.             Collateral Agent as Agent.

(a)            Citibank, N.A. has been appointed to act as the Collateral Agent under the Credit Agreement, by the Lenders under the Credit Agreement and, by their acceptance of the benefits hereof, the other Secured Parties.  The Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including the release or substitution of Collateral), solely in accordance with this Security Agreement and the Credit Agreement, provided that the Collateral Agent shall exercise, or refrain from exercising, any remedies provided for in Section 5 in accordance with the instructions of Required Lenders.  In furtherance of the foregoing provisions of this Section 7(a), each Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Secured Party that all rights and remedies here-

22

under may be exercised solely by the Collateral Agent for the benefit of the applicable Secured Parties in accordance with the terms of this Section 7(a).

(b)           The Collateral Agent shall at all times be the same Person that is the Collateral Agent under the Credit Agreement.  Written notice of resignation by the Collateral Agent pursuant to Section 13.9 of the Credit Agreement shall also constitute notice of resignation as Collateral Agent under this Security Agreement; removal of the Collateral Agent shall also constitute removal under this Security Agreement; and appointment of a Collateral Agent pursuant to Section 13.9 of the Credit Agreement shall also constitute appointment of a successor Collateral Agent under this Security Agreement.  Upon the acceptance of any appointment as Collateral Agent under Section 13.9 of the Credit Agreement by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent under this Security Agreement, and the retiring or removed Collateral Agent under this Security Agreement shall promptly (i) transfer to such successor Collateral Agent all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under this Security Agreement, and (ii) execute and deliver to such successor Collateral Agent or otherwise authorize the filing of such amendments to financing statements and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the Security Interests created hereunder, whereupon such retiring or removed Collateral Agent shall be discharged from its duties and obligations under this Security Agreement.  After any retiring or removed Collateral Agent’s resignation or removal hereunder as Collateral Agent, the provisions of this Security Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Security Agreement while it was Collateral Agent hereunder.

(c)            The Collateral Agent shall not be deemed to have any duty whatsoever with respect to any Secured Party that is a counterparty to a Secured Cash Management Agreement or Secured Hedge Agreement the obligations under which constitute Obligations, unless it shall have received written notice in form and substance satisfactory to the Collateral Agent from a Grantor or any such Secured Party as to the existence and terms of the applicable Secured Cash Management Agreement or Secured Hedge Agreement.

(d)           The obligations of the Collateral Agent to the Existing Notes Secured Parties hereunder shall be limited solely to (i) holding the Collateral for the benefit of the Existing Notes Secured Parties for so long as (A) any Existing Notes Obligations remain outstanding and (B) any Existing Notes Obligations are secured by such Collateral and (ii) distributing any proceeds received by the Collateral Agent from the sale, collection or realization of the Collateral to the Existing Notes Secured Parties in respect of the Existing Notes Obligations in accordance with the terms of this Agreement.  Neither the holders of the Existing Notes nor any Existing Notes Trustee shall be entitled to exercise (or direct the Collateral Agent to exercise) any rights or remedies hereunder with respect to the Existing Notes Obligations, including without limitation the right to enforce the security interest in the Collateral, request any action, institute proceedings, give any instructions, make any election, give any notice to account debtors, make collections, sell or otherwise foreclose on any portion of the Collateral or execute any amendment, supplement, or acknowledgment hereof.  This Agreement shall not create any liability of the

23

Collateral Agent or the Credit Agreement Secured Parties to any of the Existing Notes Secured Parties by reason of actions taken with respect to the creation, perfection or continuation of the security interest on the Collateral, actions with respect to the occurrence of an Event of Default, actions with respect to the foreclosure upon, sale, release, or depreciation of, or failure to realize upon, any of the Collateral or action with respect to the collection of any claim for all or any part of the Secured Obligations from any account debtor, guarantor or any other party or the valuation, use or protection of the Collateral.  By acceptance of the benefits under this Agreement and the other Security Documents, the Existing Notes Secured Parties and the Existing Notes Trustees will be deemed to have acknowledged and agreed that the provisions of the preceding sentence are intended to induce the Lenders to permit such Persons to be Secured Parties under this Agreement and certain of the other Security Documents and are being relied upon by the Lenders as consideration therefor.

(e)            The Collateral Agent shall not be required to ascertain or inquire as to the performance by the Borrower or any other obligor of the Existing Notes Obligations.

(f)            The Collateral Agent may execute any of the powers granted under this Agreement and perform any duty hereunder either directly or by or through agents or attorneys-in-fact, and shall not be responsible for the gross negligence or willful misconduct of any agents or attorneys-in-fact selected by it with reasonable care and without gross negligence or willful misconduct.

(g)           The Collateral Agent shall not be deemed to have actual, constructive, direct or indirect notice or knowledge of the occurrence of any Event of Default unless and until the Collateral Agent shall have received a notice of Event of Default or a notice from the Administrative Agent, a Grantor or any Secured Party to the Collateral Agent in its capacity as Collateral Agent indicating that an Event of Default has occurred.  The Collateral Agent shall have no obligation either prior to or after receiving such notice to inquire whether an Event of Default has, in fact, occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying, on any notice so furnished to it.

(h)           Notwithstanding anything to the contrary herein, nothing in this Agreement shall or shall be construed to (i) result in the security interest in the Collateral securing the Existing Notes Obligations less than equally and ratably with the Credit Agreement Obligations pursuant to the Existing Notes Indentures to the extent required or (ii) modify or affect the rights of the Existing Notes Secured Parties to receive the pro rata share specified in Section 5.4(a)(ii) of any proceeds of any collection or sale of Collateral.

(i)             The parties hereto agree that the Existing Notes Obligations and the Credit Agreement Obligations are, and will be, equally and ratably secured with each other by the Liens on the Collateral, and that it is their intention to give full effect to the equal and ratable provisions of the Existing Notes Indentures, as in effect on the date hereof.  To the extent that the rights and benefits herein or in any other Security Document conferred on the Existing Notes Secured Parties shall be held to exceed the rights and benefits required so to be conferred by such provisions, such rights and benefits shall be limited so as to provide such Existing Notes Secured Parties only those rights and benefits that are required by such provisions.  Any and all rights not

24

herein expressly given to the Existing Notes Trustees are expressly reserved to the Collateral Agent and the Secured Parties other than the Existing Notes Secured Parties.

8.             Miscellaneous.

8.1.          Amendments in Writing.  None of the terms or provisions of this Security Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the affected Grantor and the Administrative Agent in accordance with Section 14.1 of the Credit Agreement; provided, however, that the requisite written consent of the holders of the applicable Existing Notes and/or the applicable Existing Notes Trustee under the applicable Existing Notes Indenture shall be required with respect to any release, waiver, amendment or other modification of this Agreement that would materially and adversely affect the rights of the holders of one or more series of the Existing Notes to equally and ratably share in the security provided for herein with respect to the Collateral.  Except as set forth in this Section 8.1, neither the holders of any of the Existing Notes nor any of the Existing Notes Trustees shall have any rights to approve any release, waiver, amendment, modification, charge, discharge or termination with respect to this Agreement.

8.2.          Notices.  All notices, requests and demands pursuant hereto shall be made in accordance with Section 14.2 of the Credit Agreement; provided that (i) any notice to an Existing Notes Trustee may be made to its address as set forth in the most recent copy of applicable Existing Notes Indenture provided to the Collateral Agent by the Company and (ii) notice to any Existing Notes Trustee shall be deemed sufficient notice to the holders of the applicable Existing Notes for all purposes hereunder.  All communications and notices hereunder to any Subsidiary Grantor shall be given to it in care of the Company at the Company’s address set forth in Section 14.2 of the Credit Agreement.

8.3.          No Waiver by Course of Conduct; Cumulative Remedies.  Neither the Collateral Agent nor any Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof.  No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Collateral Agent or such other Secured Party would otherwise have on any future occasion.  The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.4.          Enforcement Expenses; Indemnification.

(a)            Each Grantor agrees to pay any and all expenses (including all reasonable fees and disbursements of counsel) that may be paid or incurred by any Secured Party in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or

25

all of the Obligations and/or enforcing any rights with respect to, or collecting against, such Grantor under this Security Agreement.

(b)           Each Grantor agrees to pay, and to save the Collateral Agent and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Security Agreement.

(c)            Each Grantor agrees to pay, and to save the Collateral Agent and the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Security Agreement to the extent the Borrower would be required to do so pursuant to Section 14.5 of the Credit Agreement.

(d)           The agreements in this Section 8.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement, the other Credit Documents, the Existing Notes and the Existing Notes Indentures.

8.5.          Successors and Assigns.  The provisions of this Security Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Grantor may assign, transfer or delegate any of its rights or obligations under this Security Agreement without the prior written consent of the Collateral Agent except pursuant to a transaction permitted by the Credit Agreement.

8.6.          Counterparts.  This Security Agreement may be executed by one or more of the parties to this Security Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  A set of the copies of this Security Agreement signed by all the parties shall be lodged with the Collateral Agent, the Existing Notes Trustees and the Company.

8.7.          Severability.  Any provision of this Security Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

8.8.          Section Headings.  The Section headings used in this Security Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

26

8.9.          Integration.  This Security Agreement together with the other Credit Documents represents the agreement of each of the Grantors with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by the Collateral Agent or any other Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.

8.10.        GOVERNING LAW.  THIS SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8.11.        Submission to Jurisdiction Waivers.  Each party hereto hereby irrevocably and unconditionally:

(a)           submits for itself and its property in any legal action or proceeding relating to this Security Agreement and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)           consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)           agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address referred to in Section 8.2 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

(d)           agrees that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any Secured Party) to sue in any other jurisdiction; and

(e)           waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.11 any special, exemplary, punitive or consequential damages.

8.12.        Acknowledgments.  Each party hereto hereby acknowledges that:

(a)           it has been advised by counsel in the negotiation, execution and delivery of this Security Agreement and the other Credit Documents to which it is a party;

(b)           neither the Collateral Agent nor any other Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Security

27

Agreement or any of the other Credit Documents, and the relationship between the Grantors, on the one hand, and the Collateral Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)           no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders and any other Secured Party or among the Grantors and the Lenders and any other Secured Party.

8.13.        Additional Grantors.  Each Subsidiary of the Company that is required to become a party to this Security Agreement pursuant to Section 9.11 of the Credit Agreement shall become a Grantor, with the same force and effect as if originally named as a Grantor herein, for all purposes of this Security Agreement upon execution and delivery by such Subsidiary of a written supplement substantially in the form of Annex B hereto.  The execution and delivery of any instrument adding an additional Grantor as a party to this Security Agreement shall not require the consent of any other Grantor hereunder.  The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Security Agreement.

8.14.        WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS SECURITY AGREEMENT, ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

[Signature Pages Follow]

28

IN WITNESS WHEREOF, each of the undersigned has caused this Security Agreement to be duly executed and delivered as of the date first above written.

KINDER MORGAN, INC.

By:
Name:
Title:

INTERENERGY CORPORATION

By:
Name:
Title:

KINDER MORGAN (DELAWARE), INC.

By:
Name:
Title:

KINDER MORGAN ILLINOIS PIPELINE LLC

By:
Name:
Title:

KINDER MORGAN TRANSCOLORADO LLC

By:
Name:
Title:

[SIGNATURE PAGE TO SECURITY AGREEMENT]

KINDER MORGAN TRANSCOLORADO, INC.

By:
Name:
Title:

KM INTERNATIONAL SERVICES, INC.

By:
Name:
Title:

KN GAS GATHERING, INC.

By:
Name:
Title:

KN NATURAL GAS, INC.

By:
Name:
Title:

KN TELECOMMUNICATIONS, INC.

By:
Name:
Title:

KN TRANSCOLORADO, INC.

By:
Name:
Title:

2

MIDCON CORP.

By:
Name:
Title:

NATURAL GAS PIPELINE COMPANY OF AMERICA

By:
Name:
Title:

NGPL CANYON COMPRESSION COMPANY

By:
Name:
Title:

3

CITIBANK, N.A., as Collateral Agent

By:
Name:
Title:

4

Schedule 1

Copyrights

[The copyright registrations and applications listed on Schedule 8(a) of the Perfection Certificate are incorporated by reference herein.]

Schedule 2

Patents

[The patent registrations and applications listed on Schedule 8(b) of the Perfection Certificate are incorporated by reference herein.]

Schedule 3

Trademarks

[The trademark registrations and applications listed on Schedule 8(c) of the Perfection Certificate are incorporated by reference herein.]

ANNEX A TO

THE SECURITY AGREEMENT

SUPPLEMENT NO. [  ], dated as of [                    ], to the SECURITY AGREEMENT dated as of May 30, 2007, among each of the Grantors listed on the signature pages thereto (each such subsidiary individually, a “Grantor” and, collectively, the “Grantors”), and Citibank, N.A., as Collateral Agent for the Secured Parties (as defined therein).

A.                                   Reference is made to the Credit Agreement, dated as of May 30, 2007 (as the same may be amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”) among Kinder Morgan, Inc. (the “Company”), Knight Acquisition Co., the lending institutions from time to time parties thereto (the “Lenders”), Citibank, N.A. (“Citibank”), as Administrative Agent and as Collateral Agent, and the other agents and entities party thereto.

B.                                     Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement.

C.                                     The Grantors have entered into the Security Agreement in order to induce the Administrative Agent, the Collateral Agent, the Lenders and the Letter of Credit Issuers to enter into the Credit Agreement and to induce the respective Lenders and the Letter of Credit Issuers to make their respective Extensions of Credit to the Borrower under the Credit Agreement and to induce the Cash Management Banks and Hedge Banks to enter into Secured Cash Management Agreements and Secured Hedge Agreements.

D.                                    Pursuant to Section 4.1(b) of the Security Agreement, within 30 days after the end of each calendar quarter, each Grantor has agreed to deliver to the Collateral Agent a written supplement substantially in the form of this Supplement with respect to any additional Copyrights, Patents and Trademarks acquired by such Grantor after the date of the Credit Agreement.  The Grantors have identified on Schedule I, II and III hereto the additional Copyrights, Patents and Trademarks registered or applied for with the United States Patent and Trademark Office or the United States Copyright Office acquired by such Grantors after the date of the Credit Agreement.  The undersigned Grantors are executing this Supplement in order to facilitate supplemental filings to be made by the Collateral Agent with the United States Copyright Office and the United States Patent and Trademark Office.

Accordingly, the Collateral Agent and the Grantors agree as follows:

SECTION 1.  (a) Schedule 1 of the Security Agreement is hereby supplemented, as applicable, by the information (if any) set forth in the Schedule I hereto, (b) Schedule 2 of the Security Agreement is hereby supplemented, as applicable, by the information (if any) set forth in the Schedule II hereto and (c) Schedule 3 of the Security Agreement is hereby supplemented, as applicable, by the information (if any) set forth in the Schedule III hereto.

SECTION 2.  Each Grantor hereby grants to the Collateral Agent for the benefit of the Secured Parties a security interest in the Intellectual Property set forth in Schedules I, II and III hereto.  Each Grantor hereby represents and warrants that the information set forth on Schedules I, II and III hereto is true and correct in all material respects as of the date hereof.

SECTION 3.  This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  A set of the copies of this Supplement signed by all the parties shall be lodged with the Collateral Agent, the Existing Notes Trustees and the Company.  This Supplement shall become effective as to each Grantor when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of such Grantor and the Collateral Agent.

SECTION 4.  Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

SECTION 5.  THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 6.  Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Security Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.  All notices, requests and demands pursuant hereto shall be made in accordance with Section 8.2 of the Security Agreement.

SECTION 8.  Each Grantor agrees to reimburse the Collateral Agent for its respective reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

[Signature Pages Follow]

2

IN WITNESS WHEREOF, each Grantor and the Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

, as New Grantor

By:
Name:
Title:

, as Collateral Agent

By:
Name:
Title:

[SIGNATURE PAGE TO SUPPLEMENT NO. [    ] TO SECURITY AGREEMENT]

Schedule I

Copyrights

UNITED STATES COPYRIGHTS:

Registrations:

OWNER	TITLE	REGISTRATION NUMBER

Applications:

OWNER	DESCRIPTION	APPLICATION NUMBER

Schedule II

Patents

UNITED STATES PATENTS:

Registrations:

OWNER	TITLE	REGISTRATION NUMBER

Applications:

OWNER	DESCRIPTION	APPLICATION NUMBER

Schedule III

Trademarks

UNITED STATES TRADEMARKS:

Registrations:

OWNER	TRADEMARK	REGISTRATION NUMBER

Applications:

OWNER	TRADEMARK	APPLICATION NUMBER

ANNEX B TO

THE SECURITY AGREEMENT

SUPPLEMENT NO. [  ], dated as of [                    ], to the SECURITY AGREEMENT dated as of May 30, 2007, among each of the Grantors listed on the signature pages thereto (each such subsidiary individually, a “Grantor” and, collectively, the “Grantors”), and Citibank, N.A., as Collateral Agent for the Secured Parties (as defined therein).

A.            Reference is made to the Credit Agreement, dated as of May 30, 2007 (as the same may be amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”) among Kinder Morgan, Inc. (the “Company”), Knight Acquisition Co., the lending institutions from time to time parties thereto (the “Lenders”), Citibank, N.A. (“Citibank”), as Administrative Agent and as Collateral Agent, and the other agents and entities party thereto.

B.            Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement.

C.            The Grantors have entered into the Security Agreement in order to induce the Administrative Agent, the Collateral Agent, the Lenders and the Letter of Credit Issuers to enter into the Credit Agreement and to induce the respective Lenders and the Letter of Credit Issuers to make their respective Extensions of Credit to the Borrower under the Credit Agreement and to induce the Cash Management Banks and Hedge Banks to enter into Secured Cash Management Agreements and Secured Hedge Agreements.

D.            Section 9.11 of the Credit Agreement and Section 8.13 of the Security Agreement provide that additional Subsidiaries may become Grantors under the Security Agreement by execution and delivery of this Supplement.  Each undersigned Domestic Subsidiary (each a “New Grantor”) is executing this Supplement in accordance with the requirements of the Security Agreement to become a Subsidiary Grantor under the Security Agreement in order to induce the Lenders and the Letter of Credit Issuer to make additional Extensions of Credit and as consideration for Extensions of Credit previously made.

Accordingly, the Collateral Agent and the New Grantors agree as follows:

SECTION 1.  In accordance with subsection 8.13 of the Security Agreement, each New Grantor by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and each New Grantor hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof.  In furtherance of the foregoing, each New Grantor, as security for the payment and performance in full of the Obligations, does hereby bargain, sell, convey, assign, set over, mortgage, pledge, hypothecate and transfer to the Collateral Agent, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a Security Interest in all of the Collateral of such New Grantor, in each case whether now or hereafter existing or in which now has or hereafter acquires an interest.  Each reference to a “Grantor” in the Security Agreement shall be deemed to include each New Grantor.  The Security Agreement is hereby incorporated herein by reference.

SECTION 2.  Each New Grantor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3.  This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  A set of the copies of this Supplement signed by all the parties shall be lodged with the Collateral Agent, the Existing Notes Trustees and the Company.  This Supplement shall become effective as to each New Grantor when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of such New Grantor and the Collateral Agent.

SECTION 4.  Each New Grantor hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of the location of any and all Collateral of such New Grantor, (b) set forth under its signature hereto is (i) the legal name of such New Grantor, (ii) the jurisdiction of incorporation or organization of such New Grantor, (iii) the true and correct location of the chief executive office and principal place of business and any office in which it maintains books or records relating to Collateral owned by it, (iv) the identity or type of organization or corporate structure of such New Grantor and (v) the Federal Taxpayer Identification Number and organizational number of such New Grantor and (c) as of the date hereof (i) Schedule II hereto sets forth, in proper form for filing with the United States Copyright Office, all of each New Grantor’s Copyrights registered or applied for with the United States Copyright Office, (ii) Schedule III hereto sets forth, in proper form for filing with the United States Patent and Trademark Office, all of each New Grantor’s Patents registered or applied for with the United States Patent and Trademark Office, (iii) Schedule IV hereto sets forth, in proper form for filing with the United States Patent and Trademark Office, all of each New Grantor’s Trademarks (and all applications therefor).

SECTION 5.  Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

SECTION 6.  THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7.  Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Security Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with

2

valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8.  All notices, requests and demands pursuant hereto shall be made in accordance with Section 8.2 of the Security Agreement.

SECTION 9.  Each New Grantor agrees to reimburse the Collateral Agent for its respective reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

[Signature Pages Follow]

3

IN WITNESS WHEREOF, each New Grantor and the Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

, as New Grantor

By:
Name:
Title:

[INSERT INFORMATION FROM SECTION 4(b)]

, as Collateral Agent

By:
Name:
Title:

[SIGNATURE PAGE TO SUPPLEMENT NO. [    ] TO SECURITY AGREEMENT]

Schedule I

Location of Collateral

Schedule II

Copyrights

UNITED STATES COPYRIGHTS:

Registrations:

OWNER	TITLE	REGISTRATION NUMBER

Applications:

OWNER	DESCRIPTION	APPLICATION NUMBER

Schedule III

Patents

UNITED STATES PATENTS:

Registrations:

OWNER	TITLE	REGISTRATION NUMBER

Applications:

OWNER	DESCRIPTION	APPLICATION NUMBER

Schedule IV

Trademarks

UNITED STATES TRADEMARKS:

Registrations:

OWNER	TRADEMARK	REGISTRATION NUMBER

Applications:

OWNER	TRADEMARK	APPLICATION NUMBER

EXHIBIT H

FORM OF LETTER OF CREDIT REQUEST

Dated                          (1)

To:                              Citibank, N.A., as Administrative Agent and, Citibank, N.A., any of its Affiliates or any replacement or successor pursuant to the Credit Agreement, as Letter of Credit Issuers under the Credit Agreement, dated as of [                    ], 2007 (as amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”), among KINDER MORGAN, INC., a Kansas corporation, KNIGHT ACQUISITION CO., a Kansas corporation, the lending institutions from time to time parties thereto, (each a “Lender” and, collectively, the “Lenders”), CITIBANK, N.A., as Administrative Agent and as Collateral Agent, the other Agents named therein and the Letter of Credit Issuers named therein.  Terms used but not defined herein shall have the meanings given to such terms in the Credit Agreement.

Ladies and Gentlemen:

The undersigned hereby requests that the Letter of Credit Issuer [issue] [amend(2)

] a Letter of Credit on

(3)

(the “Date of Issuance”) in the aggregate stated amount of

(4)

in Dollars.

For purposes of this Letter of Credit Request, unless otherwise defined, all capitalized terms used herein that are defined in the Credit Agreement shall have the respective meanings provided therein.

The beneficiary of the requested Letter of Credit [will be] [is] (5)

, and such Letter of Credit [will be] [is] in support of

(6)

and [will have] [has] a stated expiration date of

(7).

(1)                                  Date of standby Letter of Credit Request (at least five Business Days prior to the Date of Issuance or such lesser number of Business Days as may be agreed by the Administrative Agent and such Letter of Credit Issuer).

(2)                                  If an amendment, describe the proposed amendment.

(3)                                  Date of Issuance.

(4)                                  Aggregate initial stated amount of Letter of Credit.

(5)                                  Insert name and address of beneficiary.

(6)                                  Insert description of supported obligations and name of agreement to which it relates, if any.

The undersigned hereby certifies that:

(a)           All representations and warranties made by any Credit Party contained in the Credit Agreement or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the Date of Issuance (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date).

(b)           No Default or Event of Default has occurred and is continuing as of the date hereof nor, after giving effect to the issuance of the Letter of Credit requested hereby, would such a Default or Event of Default occur.

(c)           Attached hereto as Exhibit A is a true and correct copy of the documents to be presented by the beneficiary of the requested Letters of Credit in the case of any drawing thereunder.

(d)           Attached hereto as Exhibit B is the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder.

Copies of all documentation with respect to the supported transaction are attached hereto.

[ ]
By:
Name:
Title:

Footnote continued from previous page.

(7)                                  Insert last date upon which drafts may be presented.

2

EXHIBIT I-1

SIMPSON THACHER & BARTLETT LLP

425 LEXINGTON AVENUE

NEW YORK, N.Y. 10017-3954

(212) 455-2000

FACSIMILE (212) 455-2502

DIRECT DIAL NUMBER	E-MAIL ADDRESS

May 30, 2007

Citibank, N.A., as Administrative Agent and
Collateral Agent under the Credit Agreement,
as hereinafter defined (the “Agent”)

and

The other addressees listed on Schedule I
hereto

Re:

Credit Agreement dated as of May 30, 2007, (the “Credit Agreement”) among Kinder Morgan, Inc., (“Kinder Morgan”), Knight Acquisition Co. (“Knight”), the lending institutions from time to time party thereto (the “Lenders”), the Agent and the other agents and entities party thereto

Ladies and Gentlemen:

We have acted as counsel to Knight, Kinder Morgan and the subsidiaries of Kinder Morgan named on Schedule II and Schedule III hereto (each, a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors”; Knight, Kinder Morgan and the Subsidiary Guarantors being referred to herein collectively as, the “Credit Parties”) in connection with the preparation, execution and delivery of the following documents:

(i)                                     the Credit Agreement;

(ii)                                  the Guarantee;

(iii)                               the Security Agreement;

(iv)                              the Pledge Agreement;

(v)                                 the Grant of Security Interest in Patent Rights, dated as of May 30, 2007, made by Kinder Morgan in favor of the Agent (the “Patent Security Agreement”);

(vi)                              the Grant of Security Interest in Trademark Rights, dated as of May 30, 2007, made by Kinder Morgan in favor of the Agent (the “Trademark Security Agreement”); and

(vii)                           the Mortgages.

The documents described in the foregoing clauses (i) through (vii) are collectively referred to herein as the “Credit Documents.”  The documents described in the foregoing clauses (ii) through (vii) are collectively referred to herein as the “Security Documents.”  Unless otherwise indicated, capitalized terms used but not defined herein shall have the respective meanings set forth in the Credit Agreement.  References to the “Company” herein refer to Knight before the consummation of the merger (the “Merger”) of Knight with and into Kinder Morgan and Kinder Morgan after the consummation of the Merger.  This opinion is furnished to you pursuant to Section 6.3(a) of the Credit Agreement.

We have examined the following:

(i)                                     the Credit Agreement, signed by each Credit Party that is a party thereto and by the Agent and certain of the Lenders and the agents and other entities that are a party thereto;

(ii)                                  each other Credit Document, signed by each Credit Party that is a party thereto; and

(iii)                               unfiled copies of the financing statements listed on Schedule IV hereto (the “Financing Statements”), naming the Credit Parties indicated on such Schedule IV as debtors and the Agent as secured party, which we understand will be filed in the Office of the Secretary of State of Delaware (the “Filing Office”).

In addition, we have examined, and have relied as to matters of fact upon, the documents delivered to you at the closing, and upon originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Credit Parties, and have made such other investigations, as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.  In such examination,

2

we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.  As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Credit Parties.  In addition, we have relied as to certain matters of fact upon the representations made in the Credit Documents.

In addition, we have assumed that (1) the Credit Parties have rights in the Collateral existing on the date hereof and will have rights in property which becomes Collateral after the date hereof, (2) “value” (as defined in Section 1-201(44) of the Uniform Commercial Code as in effect on the date hereof in the State of New York (the “New York UCC”)) has been given by the Secured Parties to the Credit Parties for the security interests and other rights in the Collateral and (3) to the extent our opinion in paragraph 13 relates to securities purportedly represented by a certificate and issued by an issuer not organized under the laws of one of the States of the United States, such securities are “certificated securities” within the meaning of the New York UCC § 8-102(4).

Based upon and subject to the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

1.                               Each of the Credit Parties listed on Schedule II hereto (each a “Delaware Credit Party” and, collectively, the “Delaware Credit Parties”) (a) is validly existing and in good standing as a corporation or limited liability company, as the case may be, under the law of the State of Delaware, (b) has the corporate power and authority or limited liability company power and authority, as the case may be, to execute and deliver each of the Credit Documents to which it is a party and to perform its obligations thereunder and to grant the security interests to be granted by it pursuant to the Security Documents and (c) has duly authorized, executed and delivered each Credit Document to which it is a party.

3

2.                               Assuming that each of the Credit Parties listed on Schedule III hereto (each a “Non-Delaware Credit Party” and, collectively, the “Non-Delaware Credit Parties”) (a) is validly existing and in good standing under the laws of the jurisdiction in which it is organized, (b) has the power and authority to execute and deliver the Credit Documents to which it is a Party and to perform its obligations thereunder and (c) has duly authorized the Credit Documents to which it is a party, each of the Non-Delaware Credit Parties has duly executed and delivered the Credit Documents to which it is a party insofar as the laws of the State of New York are concerned.

3.                               The execution and delivery by any Delaware Credit Party of the Credit Documents to which it is a party, the performance of its payment obligations thereunder and granting of the security interests to be granted by it pursuant to the Security Documents and the borrowings by the Company in accordance with the terms of the Credit Agreement (a) will not result in any violation of (1) the certificate of incorporation, by-laws, limited liability company agreement or operating agreement, as applicable, of such Credit Party or (2) assuming that proceeds of borrowings will be used in accordance with the terms of the Credit Agreement, any New York or Federal statute, the Delaware General Corporation Law, the Delaware Limited Liability Company Act or any rule or regulation issued pursuant to any Federal or New York statute or the Delaware General Corporation Law or the Delaware Limited Liability Company Act Law or any order known to us issued by any court or governmental agency or body and (b) will not breach or result in a default under any agreement or instrument identified on Schedule V hereto.

4.                               The execution and delivery by any Non-Delaware Credit Party of the Credit Documents to which it is a party, the performance of its payment obligations thereunder and granting of the security interests to be granted by it pursuant to the Security Documents to which it is a party, (a) will not result in, assuming that proceeds of borrowings will be used in accordance with the terms of the Credit Agreement, any violation of any New York or Federal statute or any rule or regulation issued pursuant to any New York or Federal statute or any order known to us issued by any court or governmental agency or body and (b) will not breach or result in a default under any agreement or instrument identified on Schedule V hereto.

5.                               No consent, approval, authorization, order, filing, registration or qualification of or with any Federal or New York governmental agency or body or any Delaware governmental agency or body acting pursuant to the Delaware General Corporation Law or the Delaware Limited Liability Company Act is required for the execution and delivery by any Credit Party

4

of the Credit Documents to which it is a party, the borrowings by the Company in accordance with the terms of the Credit Documents, the performance by the Credit Parties of their respective payment obligations under the Credit Documents or the granting of any security interests under the Security Documents, except filings required for the perfection of security interests granted pursuant to the Security Documents.

6.                               Assuming that each of the Credit Documents is a valid and legally binding obligation of each of the parties thereto (other than the Credit Parties) and assuming that (a) each of the Non-Delaware Credit Parties is validly existing and in good standing under the laws of the jurisdiction in which it is organized and has duly authorized, executed and delivered the Credit Documents to which it is a party in accordance with its organizational documents, (b) execution, delivery and performance by each of the Credit Parties of the Credit Documents to which it is a party do not violate the laws of the jurisdiction in which it is organized or any other applicable laws (excepting the law of the State of New York, the Delaware General Corporation Law, the Delaware Limited Liability Company Act and the Federal laws of the United States) and (c) execution, delivery and performance by each Credit Party of the Credit Documents to which it is a party do not constitute a breach or violation of any agreement or instrument which is binding upon any Credit Party (except that we do not make the assumption in the foregoing clause (c) with respect to the instruments and agreements that are the subject of clause (b) of opinion paragraph 3 or clause (b) of opinion paragraph 4 of this letter), each Credit Document (other than the Mortgages) constitutes the valid and legally binding obligation of each Credit Party that is a party thereto, enforceable against such Credit Party in accordance with its terms.

7.                               To our knowledge having made no independent investigation there is no action, suit or proceeding now pending before or by any court, arbitrator or governmental agency, body or official to which any Credit Party is a party or to which the business, assets or property of any Credit Party is subject, and no such action, suit or proceeding is threatened to which any Credit Party would be a party or to which the business, assets or property of any Credit Party would be subject, that in either case questions the validity of the Credit Documents.

8.                               No Credit Party is an “investment company” within the meaning of, and subject to regulation under, the Investment Company Act of 1940, as amended.

5

9.                               Assuming that the Company will comply with the provisions of the Credit Agreement relating to the use of proceeds, the execution and delivery of the Credit Agreement by the Company and the making of the Loans to the Company under the Credit Agreement will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

10.                         The Security Agreement creates in favor of the Agent for the benefit of the Secured Parties a security interest in the Collateral described therein in which a security interest may be created under Article 9 of the New York UCC (the “Security Agreement Article 9 Collateral”).

11.                                 The security interest of the Agent for the benefit of the Secured Parties in that portion of the Security Agreement Article 9 Collateral constituting instruments (as defined in Section 9-102 of the New York UCC) will be a perfected security interest upon delivery of such instruments to the Agent in the State of New York.

12.                                 The Pledge Agreement creates in favor of the Agent for the benefit of the Secured Parties a security interest under the New York UCC in the Collateral described therein in which a security interest may be created under Article 9 of the New York UCC (the “Pledge Agreement Article 9 Collateral” and together with the Security Agreement Article 9 Collateral, the “Article 9 Collateral”).

13.                                 The Agent will have a perfected security interest in the investment property (as defined in Section 9-102 of the New York UCC) identified on Schedule 1 to the Pledge Agreement (the “Pledged Securities”) for the benefit of the Secured Parties under the New York UCC upon delivery to the Agent for the benefit of the Secured Parties in the State of New York of the certificates representing the applicable Pledged Securities in registered form, indorsed in blank by an effective indorsement or accompanied by undated stock powers with respect thereto duly indorsed in blank by an effective indorsement.  Assuming neither the Agent nor any of the Secured Parties has notice of any adverse claim to the Pledged Securities, the Agent will acquire the security interest in the Pledged Securities for the benefit of the Secured Parties free of any adverse claim.

14.                                 The Agent will have a perfected security interest for the benefit of the Secured Parties in that portion of the Collateral constituting the U.S. patent registrations of each Credit Party listed, and correctly identified, on Schedule 2 to the Security Agreement upon (a) the taking of

6

all actions required under the law of the jurisdiction of organization of such Credit Party with respect to the perfection of a security interest in such intangible property and (b) the timely filing and recording of the Patent Security Agreement including Schedule A thereto, in the United States Patent and Trademark Office, in the manner specified by such office and in accordance with its rules and regulations.

15.                                 The Agent will have a perfected security interest for the benefit of the Secured Parties in that portion of the Collateral constituting the U.S. trademark registrations of each Credit Party listed, and correctly identified, on Schedule 3 to the Security Agreement upon (a) the taking of all actions required under the law of the jurisdiction of organization of such Credit Party with respect to the perfection of a security interest in such intangible property and (b) the timely filing and recording of the Trademark Security Agreement including Schedule A thereto, in the United States Patent and Trademark Office, in the manner specified by such office and in accordance with its rules and regulations.

Although we express no opinion as to the law of the State of Delaware (other than the Delaware General Corporation Law and the Delaware Limited Liability Company Act), we have reviewed Article 9 of the Uniform Commercial Code in effect in the State of Delaware as set forth in the Commerce Clearing House, Inc. Secured Transactions Guide as supplemented through May 2, 2007 (the “Delaware UCC”) and, based solely on such review, we advise you that (a) the Financing Statements to be filed in the Filing Office are in appropriate form for filing in the Filing Office and (b) upon the filing of the Financing Statements in the Filing Office, the Agent will have a perfected security interest for the benefit of the Secured Parties in that portion of the Article 9 Collateral in which a security interest can be perfected by filing a financing statement in the Filing Office.

Our opinions in paragraphs 6, 10 and 12 above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing and (iv) the effects of the possible judicial application of foreign laws or foreign governmental or judicial action affecting creditors’

7

rights.  Our opinion in paragraph 6 above also is subject to the qualification that certain provisions of the Security Documents may not be enforceable in whole or in part, although the inclusion of such provisions does not render the Security Documents invalid, and the Security Documents and the law of the State of New York contain adequate remedial provisions for the practical realization of the rights and benefits afforded thereby.

Our opinions in paragraphs 10 through 12, and our advice in the second preceding paragraph above, are limited to Article 9 of the New York UCC or the Delaware UCC, as the case may be, and our opinion in paragraph 13 is limited to Articles 8 and 9 of the New York UCC, and, therefore, those opinions and advice paragraphs do not address (i) collateral of a type not subject to Article 9 or 8, as the case may be, of the New York UCC or the Delaware UCC and (ii) what law governs perfection of the security interests granted in the collateral covered by this opinion letter.

We express no opinion and render no advice with respect to:

(i)                                     perfection of any security interest in (1) any collateral of a type represented by a certificate of title, (2) any proceeds and (3) any collateral consisting of money or cash equivalents;

(ii)                                  perfection of any security interest whose priority is subject to § 9-334 of the applicable Uniform Commercial Code;

(iii)                               except as provided in paragraph 13, the priority of any security interest;

(iv)                              any matters subject to Federal and state laws and regulations relating to the sale, storage, transport or transmission of natural gas, petroleum, refined petrochemical products or electricity or the ownership and operation of related pipeline or transmission facilities (including without limitation the Federal Power Act, the Energy Policy Act of 2005, the Interstate Commerce Act, the Natural Gas Act, the Natural Gas Policy Act and the Public Utility Holding Company Act of 2005 and in each case the rules and regulations promulgated thereunder and such other rules, regulations and orders administered by the Federal Energy Regulatory Commission);

(v)                                 the effect of Section 552 of the Bankruptcy Code (11 U.S.C. 552) (relating to property acquired by a pledgor after the commencement of a case under the United

8

States Bankruptcy Code with respect to such pledgor) and Section 506(c) of the Bankruptcy Code (11 U.S.C. 506(c) (relating to certain costs and expenses of a trustee in preserving or disposing of collateral);

(vi)                              the effect of any provision of the Credit Documents which is intended to establish any standard other than a standard set forth in the New York UCC as the measure of the performance by any party thereto of such party’s obligations of good faith, diligence, reasonableness or care or of the fulfillment of the duties imposed on any secured party with respect to the maintenance, disposition or redemption of collateral, accounting for surplus proceeds of collateral or accepting collateral in discharge of liabilities;

(vii)                           the effect of any provision of the Credit Documents which is intended to permit modification thereof only by means of an agreement in writing signed by the parties thereto;

(viii)                        the effect of any provision of the Credit Documents insofar as it provides that any Person purchasing a participation from a Lender or other Person may exercise set-off or similar rights with respect to such participation or that any Lender or other Person may exercise set-off or similar rights other than in accordance with applicable law;

(ix)                                the effect of any provision of the Credit Documents imposing penalties or forfeitures;

(x)                                   the enforceability of any provision of any of the Credit Documents to the extent that such provision constitutes a waiver of illegality as a defense to performance of contract obligations; and

(xi)                                the effect of any provision of the Credit Documents relating to indemnification or exculpation in connection with violations of any securities laws or relating to indemnification, contribution or exculpation in connection with willful, reckless or criminal acts or gross negligence of the indemnified or exculpated Person or the Person receiving contribution.

In connection with the provisions of the Credit Documents whereby the parties submit to the jurisdiction of the courts of the United States of America located in the State of New York, we note the limitations of 28 U.S.C. §§ 1331 and 1332 on subject matter jurisdiction of the Federal courts.  In connection with the provisions of the Credit Documents which relate to forum selection (including, without limitation, any waiver of any objection to venue or any objection that a court is an inconvenient forum), we note that under NYCPLR § 510 a New York State court may have discretion to transfer the place of

9

trial, and under 28 U.S.C. § 1404(a) a United States District Court has discretion to transfer an action from one Federal court to another.

With respect to matters of Colorado, Kansas and Utah law, we understand that you are relying on the opinions of Welborn Sullivan Meck & Tooley, P.C., Blackwell Sanders Peper Martin LLP and Matheson, Mortensen, Olsen & Jeppson, P.C., respectively.

We do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States, the Delaware General Corporation Law and the Delaware Limited Liability Company Act.

This opinion letter is rendered to you in connection with the above described transactions.  This opinion letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without our prior written consent.

Very truly yours,

SIMPSON THACHER & BARTLETT LLP

10

SCHEDULE I

ADDRESSEES

ENTITY NAME

Citibank, N.A.

Goldman Sachs Credit Partners L.P.

Deutsche Bank Trust Company of Americas

Wachovia Bank, National Association

Merrill Lynch Capital Corporation

The Bank of Nova Scotia

The Bank of Tokyo-Mitsubishi UFJ, Ltd.—Houston Agency

BNP Paribas

Bayerische Hypo-und Vereinsbank AG, New York Branch

Mizhuo Corporate Bank, Ltd.

Natixis

The Royal Bank of Scotland

Sumitomo Mitsui Banking Corp.

Toronto Dominion (Texas) LLC

Caisse de dépôt et placement du Québec

DnB NOR Bank ASA

Royal Bank of Canada

UBS Loan Finance LLC

SunTrust Bank

Rabobank International

Raymond James Bank, FSB

Fortis Capital Corp.

Skandinaviska Enskilda Banken AB

ING Capital LLC

SCHEDULE II

DELAWARE CREDIT PARTIES

Entity Name	Jurisdiction of Organization

Kinder Morgan (Delaware), Inc.	Delaware

Kinder Morgan Illinois Pipeline LLC	Delaware

Kinder Morgan TransColorado LLC	Delaware

KM International Services, Inc.	Delaware

MidCon Corp.	Delaware

Natural Gas Pipeline Company of America	Delaware

NGPL-Canyon Compression Co.	Delaware

SCHEDULE III

NON-DELAWARE CREDIT PARTIES

Entity Name	Jurisdiction of Organization

Interenergy Corporation	Colorado

Kinder Morgan, Inc.	Kansas

Knight Acquisition Co.	Kansas

Kinder Morgan TransColorado, Inc.	Utah

K N Gas Gathering, Inc.	Colorado

K N Natural Gas, Inc.	Colorado

KN Telecommunications, Inc.	Colorado

K N TransColorado, Inc.	Colorado

SCHEDULE IV

DELAWARE FINANCING STATEMENTS

Financing statements on form UCC-1, naming the Person listed below as debtor and the Agent as secured party for the benefit of the Secured Parties, to be filed in the Filing Office:

Debtor

Kinder Morgan (Delaware), Inc.

Kinder Morgan Illinois Pipeline LLC

Kinder Morgan TransColorado LLC

KM International Services, Inc.

MidCon Corp.

Natural Gas Pipeline Company of America

NGPL-Canyon Compression Co.

SCHEDULE V

1.                                       Merger Agreement

2.                                       Existing Notes Indentures

3.                                       $520 million 364-day syndicated revolving credit facility between Terasen Pipelines (Corridor) Inc., The Toronto-Dominion Bank and the other lenders party to the facility, which was entered into in April 2007.

EXHIBIT I-2

[KINDER MORGAN, INC. LETTERHEAD]

May 30, 2007

Citibank, N.A., as Administrative Agent and Collateral
Agent under the Credit Agreement,
as hereinafter defined (the “Agent”)

and

The other addressees listed on Schedule I hereto

Re:        Credit Agreement dated as of May 30, 2007, (the “Credit Agreement”) among Kinder Morgan, Inc., (the “Kinder Morgan”), Knight Acquisition Co. (“Knight”), the lending institutions from time to time party thereto (the “Lenders”), the Agent and the other agents and entities party thereto

Ladies and Gentlemen:

I am Vice President, General Counsel and Secretary of Kinder Morgan and in that capacity have acted as counsel to Knight, Kinder Morgan and each of its subsidiaries named on Schedule II hereto (each, a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors”; Knight, Kinder Morgan and the Subsidiary Guarantors being referred to herein collectively as, the “Credit Parties”) in connection with the preparation, execution and delivery of the following documents:

(i)            the Credit Agreement;

(ii)           the Guarantee;

(iii)          the Security Agreement;

(iv)          the Pledge Agreement;

(v)           the Grant of Security Interest in Patent Rights, dated as of May 30, 2007, made by Kinder Morgan in favor of the Agent;

(vi)          the Grant of Security Interest in Trademark Rights, dated as of May 30, 2007, made by Kinder Morgan in favor of the Agent; and

(vii)         the Mortgages.

The documents described in the foregoing clauses (i) through (vii) are collectively referred to herein as the “Credit Documents.”  The documents described in the foregoing clauses (ii) through (vii) are collectively referred to herein as the “Security Documents.”  Unless otherwise indicated, capitalized terms used but not defined herein shall have the respective meanings set forth in the Credit Agreement.  Upon the consummation of the merger of Knight with and into Kinder Morgan (the “Merger”), the obligations of Knight under the Credit Documents will be the obligations of Kinder Morgan.  References to the “Company” herein refer to Knight before the consummation of the Merger and Kinder Morgan after the consummation of the Merger.  This opinion is furnished to you pursuant to Section 6.3(b) of the Credit Agreement

In connection with this opinion, I have examined:

(A)          the Credit Agreement, signed by the Company and by the Agent and certain of the Lenders; and

(B)           each other Credit Document, signed by each Credit Party party thereto.

I also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other investigations as I have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, I have relied upon certificates of public officials (including certificates of good standing and copies of the Articles of Incorporation or similar documents certified as true and correct) and of officers and representatives of the Credit Parties. In addition, I have examined, and have relied as to matters of fact upon, the representations made in the Credit Documents.

In rendering the opinions set forth below, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

Based upon and subject to the foregoing, and subject to the qualifications and limitations set forth herein, I am of the opinion that:

1.             The execution and delivery by each Credit Party of the Credit Documents to which it is a party and the performance of its respective payment obligations thereunder and granting of the security interests to be granted by it pursuant to the Security Documents and the Company’s borrowings in accordance with the terms of the Credit Agreement do not and will not result in any violation of the certificate of incorporation, formation or organization, as applicable of such Credit Party, the By-Laws of such Credit Party, the law of the State of Massachusetts or the Federal laws of the United States.

2.             The execution, delivery and performance by each Credit Party of the Credit Documents to which it is a party will not breach or result in a default under or result in the creation of any lien upon or security interest in any Credit Party’s properties pursuant to the terms of any material agreement or instrument to which the Company or any of its Subsidiaries is

2

a party except to the extent that any such breach, default or creation of a lien could not reasonably be expected to result in a Material Adverse Effect.

3.             To the best of my knowledge, there is no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official of the United States or any state of the United States, now pending, to which the Company or any of its Subsidiaries is a party or to which the business, assets or property of the Company or any of its Subsidiaries is subject and no such action, suit or proceeding is threatened to which the Company or any of its Subsidiaries or the business, assets or property of any Credit Party would be subject that could reasonably be expected to result in a Material Adverse Effect.

I express no opinion with respect to:

(A)          the effect of any provision of the Credit Documents which is intended to permit modification thereof only by means of an agreement signed in writing by the parties thereto;

(B)           the effect of any provision of the Credit Documents insofar as it provides that any Person purchasing a participation from a Lender or other Person may exercise set-off or similar rights with respect to such participation or that any Lender or other Person may exercise set-off or similar rights other than in accordance with applicable law;

(C)           the effect of any provision of the Credit Documents imposing penalties or forfeitures;

(D)          the enforceability of any provision of any of the Credit Documents to the extent that such provision constitutes a waiver of illegality as a defense to performance of contract obligations;

(E)           the effect of any provision of the Credit Documents relating to indemnification or exculpation in connection with violations of any securities laws or relating to indemnification, contribution or exculpation in connection with willful, reckless or criminal acts or gross negligence of the indemnified or exculpated Person or the Person receiving contribution;

This opinion letter is rendered to you in connection with the above-described transactions.  I am admitted in the State of Massachusetts, and the foregoing opinions are limited to the law of the State of Massachusetts and the Federal laws of the United States This opinion letter is rendered to you in connection with the above described transactions.  This opinion letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without my prior written consent.

Very truly yours,

Joseph Listengart

3

SCHEDULE I

THE LENDERS

ADDRESSEES

ENTITY NAME

Citibank, N.A.

Goldman Sachs Credit Partners L.P.

Deutsche Bank Trust Company of Americas

Wachovia Bank, National Association

Merrill Lynch Capital Corporation

The Bank of Nova Scotia

The Bank of Tokyo-Mitsubishi UFJ, Ltd.—Houston Agency

BNP Paribas

Bayerische Hypo-und Vereinsbank AG, New York Branch

Mizhuo Corporate Bank, Ltd.

Natixis

The Royal Bank of Scotland

Sumitomo Mitsui Banking Corp.

Toronto Dominion (Texas) LLC

Caisse de dépôt et placement du Québec

DnB NOR Bank ASA

Royal Bank of Canada

UBS Loan Finance LLC

SunTrust Bank

Rabobank International

Raymond James Bank, FSB

Fortis Capital Corp.

Skandinaviska Enskilda Banken AB

ING Capital LLC

SCHEDULE II

SUBSIDIARY GUARANTORS

Interenergy Corporation

Kinder Morgan (Delaware), Inc.

Kinder Morgan Illinois Pipeline LLC

Kinder Morgan TransColorado, Inc.

Kinder Morgan TransColorado LLC

KM International Services, Inc.

K N Gas Gathering, Inc.

K N Natural Gas, Inc.

KN Telecommunications, Inc.

K N TransColorado, Inc.

MidCon Corp.

Natural Gas Pipeline Company of America

NGPL-Canyon Compression Co.

EXHIBIT J

FORM OF CLOSING CERTIFICATE

                        , 2007

Reference is made to the Credit Agreement, dated as of [                ], 2007 (as amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”), among KINDER MORGAN, INC., a Kansas corporation, KNIGHT ACQUISITION CO., a Kansas corporation, the lending institutions from time to time parties thereto, (each a “Lender” and, collectively, the “Lenders”), CITIBANK, N.A., as Administrative Agent and as Collateral Agent, the other Agents named therein and the Letter of Credit Issuers named therein.  Terms used but not defined herein shall have the meanings given to such terms in the Credit Agreement.

1.             The undersigned, in the capacities set forth on Schedule II hereto (in such capacity with respect to any Certifying Credit Party (as defined herein), the “Authorized Officer”) of each Credit Party listed on Schedule II hereto (each such Credit Party being referred to as a “Certifying Credit Party” and collectively as the “Certifying Credit Parties”), hereby certifies as follows:

(a)           (i)  The representations and warranties made by each Certifying Credit Party in each of the Credit Documents, in each case as they relate to such Certifying Credit Parties on the date hereof, are true and correct in all material respects (and, in the case of any such representation or warranty that by its terms is qualified by materiality, by reference to a “Material Adverse Effect” or by any term of similar import, true and correct in all respects) on and as of the date hereof and (ii) no Default or Event of Default has occurred and is continuing as of the date hereof; and

(b)           [                    ] is the duly elected and qualified [Secretary] [Assistant Secretary] [Insert other applicable officer pursuant to local law] of the Certifying Credit Party and the signature set forth on the signature line for such officer below is such officer’s true and genuine signature, and such officer is duly authorized to execute and deliver on behalf of the Certifying Credit Party each Credit Document to which it is a party and any certificate or other document to be delivered by the Certifying Credit Party pursuant to such Credit Documents.

2.             The undersigned [Secretary] [Assistant Secretary] of each Certifying Credit Party hereby certifies as follows:

(a)           There are no liquidation or dissolution proceedings pending or to my knowledge threatened against any Certifying Credit Party, nor to my knowledge has any other event occurred affecting or threatening the corporate existence of any Certifying Credit Party;

(b)           Each Certifying Credit Party is the type of business organization identified on Schedule II and is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as set forth in Schedule II;

(c)           Attached hereto as Exhibit A is a complete and correct copy of the resolutions duly adopted by the Board of Directors, Board of Managers or General Partner (or a duly authorized committee thereof) of each Certifying Credit Party on [                      ], 2007 authorizing (i)

the execution, delivery and performance of the Credit Documents (and any agreements relating thereto) to which it is a party and (ii) the extensions of credit contemplated by the Credit Agreement; such resolutions have not in any way been amended, modified, revoked or rescinded and have been in full force and effect since their adoption to and including the date hereof such Certifying Credit Party now in force relating to or affecting the matters referred to therein;

(d)           Attached hereto as Exhibit B is a true and complete copy of the certificate of incorporation or certificate of formation of each Certifying Credit Party certified by the Secretary of State of the jurisdiction of organization of such Certifying Credit Party as of a recent date, as in effect at all times since the date shown on the attached certificate of incorporation or certificate of formation;

(e)           Attached hereto as Exhibit C is a true and complete copy of the by-laws, limited liability Company agreement or limited partnership agreement of each Certifying Credit Party as in effect at all times since the adoption thereof to and including the date hereof; and

(f)            The persons identified in Schedule I hereto are now duly elected and qualified officers of each Certifying Credit Party holding the offices for each Certifying Credit Party indicated next to their respective names on Schedule II, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of each Certifying Credit Party each Credit Document to which it is a party and any certificate or other document to be delivered by the Certifying Credit Party pursuant to such Credit Documents.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have hereto set our names as of the date first written above.

Name:	Name:
Title:	Title:

SCHEDULE I

SCHEDULE II

EXHIBIT K

FORM OF ASSIGNMENT AND ACCEPTANCE

This Assignment and Acceptance (this “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between [the][each](1) Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each](2) Assignee identified in item 2 below ([the][each, an] “Assignee”).  [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees](3) hereunder are several and not joint.](4) Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities(5) identified below [(including, without limitation, the Letters of Credit and the Swingline Loans included in such facilities, as applicable)](6) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based

(1)                                  For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language.  If the assignment is from multiple Assignors, choose the second bracketed language.

(2)                                  For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language.  If the assignment is to multiple Assignees, choose the second bracketed language.

(3)                                  Select as appropriate.

(4)                                 Include bracketed language if there are either multiple Assignors or multiple Assignees.

(5)                                  Include all applicable subfacilities.

(6)                                  Include only if assignment involves a Revolving Credit Commitment.

on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”).  Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by [the][any] Assignor.

1.             Assignor[s]:

2.             Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.             Borrower(s):

4.             Administrative Agent:  Citibank, N.A., as the administrative agent under the Credit Agreement

5.                                       Credit Agreement:         Credit Agreement, dated as of [             ], 2007, among Kinder Morgan, Inc., Knight Acquisition Co., the Lenders from time to time parties thereto, and Citibank, N.A., as Administrative Agent and as Collateral Agent, the other Agents named therein and the Letter of Credit Issuers named therein and the other parties named therein

6.             Assigned Interest:

Assignor[s](7)	Assignee[s](8)	Facility Assigned(9)	Aggregate Amount of Commitment/Loans for all Lenders(10)	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/ Loans(11)		CUSIP Number
			$	$		%
			$	$		%
			$	$		%

[7.            Trade Date:                            ](12)

(7)                                  List each Assignor, as appropriate.

(8)                                  List each Assignee, as appropriate.

(9)                                  Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Credit Commitment”, “Tranche A Term Loan Commitment”, etc.).

(10)                            Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

(11)                            Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

Footnote continued on next page.

2

Effective Date:                                      , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Acceptance are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:

Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:

Title:

Consented to and Accepted:

Citibank, N.A., as
Administrative Agent

By:
Title:

[Consented to: Kinder Morgan, Inc.

By:
Title:] (13)

Footnote continued from previous page.

(12)                            To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be deter-
mined as of the Trade Date.

(13)         Insert for the Borrower when its consent is required under the Credit Agreement.

3

ANNEX 1 TO ASSIGNMENT AND ACCEPTANCE

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ACCEPTANCE

1.             Representations and Warranties.

1.1.          Assignor.  [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

1.2.          Assignee.  [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 14.6(b)(iii) and (v) of the Credit Agreement (subject to such consents, if any, as may be required under Section 14.6(b)(i) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 9.1 of the Credit Agreement, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase [the][such] Assigned Interest, and (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase [the][such] Assigned Interest; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

2.             Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

4

3.             General Provisions.

3.1.          In accordance with Section 14.6 of the Credit Agreement, upon execution, delivery, acceptance and recording of this Assignment and Acceptance, from and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender under the Credit Agreement with a Credit Commitment as set forth herein and (b) the Assignor shall, to the extent of the Assigned Interest assigned pursuant to this Assignment and Acceptance, be released from its obligations under the Credit Agreement (and, in the case of this Assignment and Acceptance covers all of the Assignor’s rights and obligations under the Credit Agreement, the Assignor shall cease to be a party to the Credit Agreement but shall continue to be entitled to the benefits of Sections 2.10, 2.11, 3.5, 5.4, 14.5, 14.20 and 14.21 thereof).

3.2.          This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.  This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

5

EXHIBIT L-1

FORM OF TRANCHE A TERM NOTE(1)

          ,

FOR VALUE RECEIVED, the undersigned, KNIGHT ACQUISITION CO., a Kansas corporation (the “Initial Borrower”), and upon the consummation of the Merger, KINDER MORGAN, INC., a Kansas corporation (the “Company”), hereby promises to pay to                                            or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of (a) [AMOUNT] [($[              ])], or, if less, (b) the aggregate unpaid principal amount of the Tranche A Term Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of [              ], 2007 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the Initial Borrower, the Company, the Lenders party thereto from time to time, CITIBANK, N.A., as Administrative Agent and Collateral Agent, the other Agents named therein and the Letter of Credit Issuers named therein, and the other parties named therein.

The Borrower promises to pay interest on the unpaid principal amount of the Tranche A Term Loan made by the Lender from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement.  All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s office or such other place as the Administrative Agent shall have specified.  If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This promissory note (this “Promissory Note”) is one of the promissory notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein.  The Tranche A Term Loan evidenced hereby is guaranteed and secured as provided therein and in the other Credit Documents.  Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Promissory Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement.  The Tranche A Term Loan made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business.  The Lender may also attach schedules to this Promissory Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Promissory Note.

(1)           To be duped into Tranche B and Tranche C Term Loan Note once finalized.

L-1-1

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

L-1-2

[KNIGHT ACQUISITION CO.

By:
Name:
Title:](2)

KINDER MORGAN, INC.

By:
Name:
Title:

(2)           If executed on the Closing Date

L-1-3

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

L-1-4

EXHIBIT L-2

FORM OF TRANCHE B TERM NOTE

,

FOR VALUE RECEIVED, the undersigned, KNIGHT ACQUISITION CO., a Kansas corporation (the “Initial Borrower”), and upon the consummation of the Merger, KINDER MORGAN, INC., a Kansas corporation (the “Company”), hereby promises to pay to                       or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of (a) [AMOUNT] [($[              ])], or, if less, (b) the aggregate unpaid principal amount of the Tranche B Term Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of May 30, 2007 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the Initial Borrower, the Company, the Lenders party thereto from time to time, CITIBANK, N.A., as Administrative Agent and Collateral Agent, the other Agents named therein and the Letter of Credit Issuers named therein, and the other parties named therein.

The Borrower promises to pay interest on the unpaid principal amount of the Tranche B Term Loan made by the Lender from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s office or such other place as the Administrative Agent shall have specified. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This promissory note (this “Promissory Note”) is one of the promissory notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. The Tranche B Term Loan evidenced hereby is guaranteed and secured as provided therein and in the other Credit Documents. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Promissory Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. The Tranche B Term Loan made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Promissory Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Promissory Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

L-2-1

[KNIGHT ACQUISITION CO.

By:
Name:
Title:](2)

KINDER MORGAN, INC.

By:
Name:
Title:

(2)           If executed on the Closing Date

L-2-2

LOANS AND PAYMENTS WITH RESPECT THERETO

				Amount of	Outstanding
			End of	Principal or	Principal
	Type of	Amount of	Interest	Interest Paid	Balance This	Notation
Date	Loan Made	Loan Made	Period	This Date	Date	Made By

L-2-3

EXHIBIT L-3

FORM OF TRANCHE C TERM NOTE

,

FOR VALUE RECEIVED, the undersigned, KNIGHT ACQUISITION CO., a Kansas corporation (the “Initial Borrower”), and upon the consummation of the Merger, KINDER MORGAN, INC., a Kansas corporation (the “Company”), hereby promises to pay to                      or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of (a) [AMOUNT] [($[           ])], or, if less, (b) the aggregate unpaid principal amount of the Tranche C Term Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of May 30, 2007 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the Initial Borrower, the Company, the Lenders party thereto from time to time, CITIBANK, NA., as Administrative Agent and Collateral Agent, the other Agents named therein and the Letter of Credit Issuers named therein, and the other parties named therein.

The Borrower promises to pay interest on the unpaid principal amount of the Tranche C Term Loan made by the Lender from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s office or such other place as the Administrative Agent shall have specified. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This promissory note (this “Promissory Note”) is one of the promissory notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. The Tranche C Term Loan evidenced hereby is guaranteed and secured as provided therein and in the other Credit Documents. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Promissory Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. The Tranche C Term Loan made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Promissory Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Promissory Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

L-3-1

[KNIGHT ACQUISITION CO.

By:
Name:
Title:](3)

KINDER MORGAN, INC.

By:
Name:
Title:

(3)           If executed on the Closing Date

L-3-2

LOANS AND PAYMENTS WITH RESPECT THERETO

				Amount of	Outstanding
			End of	Principal or	Principal
	Type of	Amount of	Interest	Interest Paid	Balance This	Notation
Date	Loan Made	Loan Made	Period	This Date	Date	Made By

L-3-3

EXHIBIT L-4

FORM OF PROMISSORY NOTE

(REVOLVING CREDIT LOANS AND SWINGLINE LOANS)

$	New York, New York [ , 200 ]

FOR VALUE RECEIVED, KNIGHT ACQUISITION CO., a Kansas corporation (the “Initial Borrower”), and upon the consummation of the Merger, KINDER MORGAN, INC., a Kansas corporation (the “Company”), hereby unconditionally promises to pay to the order of [Revolving Credit] [Swingline] Lender or its registered assign (the “[Revolving Credit] [Swingline] Lender”), at the Administrative Agent’s office or such other place as Citibank, N.A. (the “Administrative Agent”) shall have specified, in immediately available funds, in accordance with Section 2.5 of the Credit Agreement (as defined below; capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement) on the [Revolving Credit] [Swingline] Maturity Date (a) [Amount] [($[         ])] or, (b) if less, the aggregate unpaid principal amount of all advances made by the Lender to the Company in respect of [Revolving Credit] [Swingline] Loans pursuant to the Credit Agreement.  The Company further unconditionally promises to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates per annum and on the dates specified in Section 2.8 of the Credit Agreement.

This promissory note (this “Promissory Note”) is one of the promissory notes referred to in the Credit Agreement, dated as of [                , 2007] (as amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”), among the Initial Borrower, the Company, the Lenders party thereto from time to time, Citibank, N.A., as Administrative Agent and Collateral Agent, the other Agents named therein and the Letter of Credit Issuers named therein and the other parties named therein.  This Promissory Note is subject to, and the [Revolving Credit] [Swingline] Lender is entitled to the benefits of, the provisions of the Credit Agreement, and the [Revolving Credit] [Swingline] Loans evidenced hereby are guaranteed and secured as provided therein and in the other Credit Documents.  The [Revolving Credit] [Swingline] Loans evidenced hereby are subject to prepayment prior to the [Revolving Credit] [Swingline] Maturity Date, in whole or in part, as provided in the Credit Agreement.

All parties now and hereafter liable with respect to this Promissory Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive diligence, presentment, demand, protest and notice of any kind whatsoever in connection with this Promissory Note.  No failure to exercise and no delay in exercising, on the part of any Administrative Agent or the [Revolving Credit] [Swingline] Lender, any right, remedy, power or privilege hereunder or under the Credit Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  A waiver by any Administrative Agent or the [Revolving Credit] [Swingline] Lender of any right, remedy, power or privilege hereunder or under any Credit Document on any one occasion shall not be construed as a bar to any right or remedy that any Administrative Agent or the [Revolving Credit] [Swingline] Lender would otherwise have on any future occasion.  The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights, remedies, powers and privileges provided by law.

All payments in respect of the principal of and interest on this Promissory Note shall be made to the Person recorded in the Register as the holder of this Promissory Note, as described more fully in Section 2.5(g) of the Credit Agreement, and such Person shall be treated as the [Revolving Credit] [Swingline] Lender hereunder for all purposes of the Credit Agreement.

THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Signature Page Follows]

2

KNIGHT ACQUISITION CO.(1)

By:
Name:
Title:

KINDER MORGAN, INC.

By:
Name:
Title:

(1) If executed on the Closing Date.

TRANSACTIONS ON
[REVOLVING CREDIT] [Swingline] LOAN NOTE

Date	Amount of [Revolving Credit][Swingline] Loan Made This Date	Amount of Principal Paid This Date	Outstanding Principal Balance This Date	Notation Made By

2

EXHIBIT M

FORM OF NEW LOAN INCREASE JOINDER

JOINDER AGREEMENT, dated as of [                        , 200    ] (this “Agreement”), by and among [NEW LOAN LENDERS] (each, a “New Loan Lender” and, collectively, the “New Loan Lenders”), Kinder Morgan, Inc., a Kansas corporation (the “Company”) and Citibank, N.A., as Administrative Agent.

R E C I T A L S:

WHEREAS, reference is hereby made to the Credit Agreement, dated as of [              , 2007] (as amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”), among Knight Acquisition Co., a Kansas corporation, Kinder Morgan, Inc., a Kansas corporation, the Lenders party thereto, Citibank, N.A., as Administrative Agent and the other parties thereto (capitalized terms used but not defined herein having the meaning provided in the Credit Agreement); and

WHEREAS, subject to the terms and conditions of the Credit Agreement, the Borrower may establish New Revolving Credit Commitments and/or New Term Loan Commitments by, among other things, entering into one or more Joinder Agreements with New Term Loan Lenders and/or New Revolving Loan Lenders (each a “New Loan Lender”), as applicable;

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Each New Loan Lender party hereto hereby agrees to commit to provide its respective New Revolving Credit Commitment (in the case of each New Loan Lender that is a New Revolving Loan Lender) and/or New Term Loan Commitment (in the case of each New Loan Lender that is a New Term Loan Lender), as set forth on Schedule A annexed hereto, on the terms and subject to the conditions set forth below.

Each New Loan Lender (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents and the exhibits thereto, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other New Loan Lender or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a New Term Loan Lender and/or New Revolving Loan Lender, as the case may be.

Each New Loan Lender hereby agrees to make its respective Commitment on the following terms and conditions:(1)

1.             Applicable Margin.  The Applicable ABR Margin or Applicable LIBOR Margin for each Series [_] New Term Loan shall mean, as of any date of determination, the applicable percentage per annum as set forth below based on the Consolidated Total Debt to Consolidated EBITDA Ratio in effect on such date(2):

Series [    ] New Term Loans

Consolidated Total Debt to Consolidated EBITDA	LIBOR Loans	ABR Loans
:	%	%

2.             Principal Payments.  The Borrower shall make principal payments on the Series [    ] New Term Loans in installments on the dates and in the amounts set forth below:

(A) Payment Date	(B) Scheduled Repayment of Series [ ] New Term Loans
$
$
$
$
$
$
$
$
$
$
$
$
$
$
$

(1)                        Insert completed items 1-7 as applicable, with respect to New Term Loans with such modifications as may be agreed to by the parties hereto to the extent consistent with the Credit Agreement.

(2)                        Include reserve amount if applicable.

3.             Voluntary and Mandatory Prepayments.  Scheduled installments of principal of the Series [    ] New Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Series [    ] New Term Loans in accordance with Sections 5.1 and 5.2 of the Credit Agreement respectively.

4.             Prepayment Fees.  Borrower agrees to pay to each New Term Loan Lender the following prepayment fees, if any:  [                                  ].

[Insert other additional prepayment provisions with respect to Series [    ] New Term Loans]

5.             Other Fees.  Borrower agrees to pay each [New Term Loan Lender] [New Revolving Loan Lender] its pro rata share (determined based upon each [New Term Loan Lender’s] [New Revolving Loan Lender’s] share of the [New Term Loan Commitments] [New Revolving Credit Commitments]) of an aggregate fee equal to [                          ] on [                        ,         ].

6.             Proposed Borrowing.  This Agreement represents Borrower’s request to borrow Series [    ] New Term Loans from the New Term Loan Lenders as follows (the “Proposed Borrowing”):

(a)           Business Day of Proposed Borrowing:                            ,

(b)           Amount of Proposed Borrowing:  $

(c)           Interest rate option:

ABR Loan(s)

LIBOR Loans

with an initial Interest
Period of          month(s)

7.             [New Loan Lenders.  Each New Loan Lender acknowledges and agrees that upon its execution of this Agreement and the making of New Revolving Loans and/or Series [      ] New Term Loans, as the case may be, that such New Loan Lender shall become a “Lender” under, and for all purposes of, the Credit Agreement and the other Credit Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder.](3)

8.             Credit Agreement Governs.  Except as set forth in this Agreement, the New Revolving Loans and/or Series [      ] New Term Loans shall otherwise be subject to the provisions of the Credit Agreement and the other Credit Documents.

9.             Borrower’s Certifications.  By its execution of this Agreement, each of the undersigned officer, to the best of his or her knowledge, and Borrower hereby certifies that:

i.                                          The representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof,

(3)                                  Insert bracketed language if the lending institution is not already a Lender.

except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date; and

ii.                                       No event has occurred and is continuing or would result from the consummation of the proposed Borrowing contemplated hereby that would constitute a Default or an Event of Default.

10.           Borrower Covenants.  By its execution of this Agreement, Borrower hereby covenants that:

i.                                          [Borrower shall make any payments required pursuant to Section 2.11 of the Credit Agreement in connection with the New Revolving Credit Commitments;](4)

ii.                                       Borrower shall deliver or cause to be delivered the following legal opinions and documents: [                          ], together with all other legal opinions and other documents reasonably requested by the Administrative Agent in connection with this Agreement; and

iii.                                    Set forth on the attached Officers’ Certificate are the calculations (in reasonable detail) demonstrating compliance with the financial tests described in Section 10.9 of the Credit Agreement.

11.           Notice.  For purposes of the Credit Agreement, the initial notice address of each New Loan Lender shall be as set forth below its signature below.

12.           Tax Forms.  For each relevant New Loan Lender, delivered herewith to the Administrative Agent are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such New Loan Lender may be required to deliver to the Administrative Agent pursuant to Section 5.4(d) and/or Section 5.4(e) of the Credit Agreement.

13.           Recordation of the New Loans.  Upon execution and delivery hereof, the Administrative Agent will record the Series [      ] New Term Loans and/or New Revolving Loans, as the case may be, made by each New Loan Lender in the Register.

14.           Amendment, Modification and Waiver.  This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

15.           Entire Agreement.  This Agreement, the Credit Agreement and the other Credit Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

16.           GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE

(4)           Select this provision in the circumstance where the Lender is a New Revolving Loan Lender.

3

CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

17.           Severability.  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

18.           Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Joinder Agreement as of [                              ,           ].

[NEW LENDER]

By:
Name:
Title:

Notice Address:
Attention:
Telephone:
Facsimile:

KINDER MORGAN, INC.

By:
Name:
Title:

Consented to by:

CITIBANK, N.A., as Administrative Agent

By:
Name:
Title:

SCHEDULE A
TO JOINDER AGREEMENT

Name of New Loan Lender	Type of Commitment	Amount
[ ]	[New Term Loan Commitment] [New Revolving Credit Commitment]	$
[ ]	[New Term Loan Commitment] [New Revolving Credit Commitment]	$
Total: $